As filed with the Securities and
Exchange Commission on April 30, 2003               Registration No. 333-86532
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                   ----------

                               PLIANT CORPORATION
             (Exact name of registrant as specified in its charter)

              Utah                            2673                   87-0496065
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                        PLIANT CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

              Utah                            2673                   87-0473075
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                      PLIANT FILM PRODUCTS OF MEXICO, INC.
             (Exact name of registrant as specified in its charter)

              Utah                            2673                   87-0500805
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                          PLIANT SOLUTIONS CORPORATION
             (Exact name of registrant as specified in its charter)


              Utah                            2673                   87-0563872
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                         PLIANT PACKAGING OF CANADA, LLC
             (Exact name of registrant as specified in its charter)

              Utah                            2673                   87-0580929
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                             UNIPLAST HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

            Delaware                          2673                   13-3999589
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                               UNIPLAST U.S., INC.
             (Exact name of registrant as specified in its charter)

            Delaware                          2673                   04-3199066
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                                   TUREX, INC.
             (Exact name of registrant as specified in its charter)

          Rhode Island                        2673                   05-0354901
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                            PIERSON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Massachusetts                       2673                   04-2692382
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                             UNIPLAST MIDWEST, INC.
             (Exact name of registrant as specified in its charter)

            Indiana                          2673                   98-0166923
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                                   ----------

                         1475 Woodfield Road, Suite 700
                           Schaumburg, Illinois 60173
                                 (847) 969-3300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                                JACK E. KNOTT II
                             Chief Executive Officer
                         1475 Woodfield Road, Suite 700
                           Schaumburg, Illinois 60173
                                 (847) 969-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

         Michael D. Annes, Esq.                Reed W. Topham, Esq.
           Pliant Corporation                  Paul M. Wilson, Esq.
     1475 Woodfield Road, Suite 700               Stoel Rives LLP
       Schaumburg, Illinois 60173        201 South Main Street, Suite 110
             (847) 969-3300                 Salt Lake City, Utah 84111
                                                  (801) 328-3131

                                   ----------

     Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering. [ ]

                                   ----------

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such a date as the Commission, acting pursuant to said
Section 8(a), may determine.


================================================================================

********************************************************************************
The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
********************************************************************************

Subject to completion, dated April 30, 2003

Prospectus

   [LOGO]
   PLIANT
CORPORATION

Films. Packaging.

Pliant Corporation
13% Senior Subordinated Notes due 2010
Which Are Guaranteed on a Senior Subordinated Basis by
Substantially All of Our Domestic Subsidiaries

We issued in our 2002 exchange offer $100,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2010, which have been registered under the Securities Act of 1933, in exchange for our 13% Senior Subordinated Notes due 2010.

We issued in our 2000 exchange offer $220,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2010, which have been registered under the Securities Act of 1933, in exchange for our 13% Senior Subordinated Notes due 2010.

Maturity

..    The Notes will mature on June 1, 2010.

Interest

..    Interest on the Notes is payable June 1 and December 1 of each year.

Redemption

..    We may redeem some or all of the Notes at any time on or after June 1,
     2005.

..    We may also redeem up to $112,000,000 of the Notes using the proceeds of certain equity offerings completed before June 1, 2003.

..    The redemption prices are described on page 72.

Change of Control

..    If we experience a change of control, we must offer to purchase the Notes.

Security and Ranking

..    The Notes are unsecured. The Notes are subordinated to all of our existing and future senior debt, rank equally with all of our future senior subordinated debt and rank senior to all of our future subordinated debt.

Guarantees

..    If we fail to make payments on the Notes, our guarantor subsidiaries must make them instead. These guarantees are senior subordinated obligations of our guarantor subsidiaries. Not all of our subsidiaries guarantee the Notes.


We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions of the Notes. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.

                                   ----------

You should carefully consider the risk factors beginning on page 10 of this prospectus before making an investment decision in the Notes.

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                The date of this prospectus is ________,  2003

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Market and industry data......................................................i

Important information.........................................................i

Summary.......................................................................1

Risk factors.................................................................10

Disclosure regarding forward-looking statements..............................19
Use of proceeds..............................................................20
Capitalization...............................................................21
Selected financial data......................................................22
Management's discussion and analysis of financial condition and results of operations.............................................................24
Business.....................................................................38
Management...................................................................47
Security ownership of certain beneficial owners and management and related stockholder matters....................... .......................57

Certain relationships and related transactions...............................60
Description of credit facilities and other indebtedness......................65
Description of the notes.....................................................70

Book-entry; delivery and form...............................................113
Plan of distribution........................................................116
Legal matters...............................................................116
Experts.....................................................................116

Where you can find more information.........................................117
Index to consolidated financial statements..................................F-1

                                   ----------

                            Market and industry data

All industry data presented in this prospectus are for the year ended December 31, 2002. Unless otherwise indicated, the market share and industry data used throughout this prospectus were obtained primarily from internal company surveys and management estimates based on these surveys and our management's knowledge of the industry. We have not independently verified any of the data from third-party sources. Similarly, internal company surveys and management estimates, while we believe them to be reliable, have not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Risk factors" and "Disclosure regarding forward-looking statements" in this prospectus. Some of the industry data presented in this prospectus were obtained from the Flexible Packaging Association. Jack E. Knott II, our Chief Executive Officer, is chairman of the Flexible Packaging Association.

                              Important information

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to our security holders upon written or oral request. Security holders may request this information by writing or calling us at the following address or phone number:

     Pliant Corporation
     1475 Woodfield Road, Suite 700
     Schaumburg, Illinois 60173
     (847) 969-3300
     Attention: Michael D. Annes, Secretary

--------------------------------------------------------------------------------

                                     SUMMARY

The following summary highlights all material information of this prospectus but does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus and the documents to which we refer you before making an investment decision. You should carefully consider the information set forth under "Risk factors." In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Disclosure regarding forward-looking statements."

The company

We are one of North America's leading manufacturers of value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications. We offer some of the most diverse product lines in the film industry and have achieved leading positions in many of these product lines. We operate 26 manufacturing and research and development facilities worldwide and we currently have approximately 1.0 billion pounds of annual production capacity. For the year ended December 31, 2002, we generated net sales of $879.2 million.

Our products are sold into numerous markets for a wide variety of end uses. Our operations consist of three operating segments: Pliant U.S., Pliant International and Pliant Solutions.

     . Our Pliant U.S. segment manufactures and sells films and other flexible packaging products primarily in the United States. Our Pliant U.S. segment accounted for 84.5%, 87.6% and 89.3% of our net sales in 2002, 2001 and 2000, respectively. The principal products of our Pliant U.S. segment include personal care and medical films, converter films, printed products, barrier films, agricultural films, stretch films and PVC films.

     . Our Pliant International segment manufactures and sells films and other flexible packaging products. We have manufacturing operations located in Australia, Brazil, Canada, Germany and Mexico. These operations service Australia, Southeast Asia, Latin America, Canada, Europe and Mexico. In addition, our operation in Mexico provides the film for our Pliant Solutions segment. Our Pliant International segment accounted for 12.3%, 12.4% and 10.7% of our net sales in 2002, 2001 and 2000, respectively. The principal products of our Pliant International segment vary depending on the particular country or region.

     . Our Pliant Solutions segment consists primarily of the consumer products business we acquired from Decora Industries, Inc. and its operating subsidiary, Decora Incorporated, in May 2002. Net sales of the Pliant Solutions segment since the acquisition date accounted for 3.2% of our net sales in 2002. Our Pliant Solutions segment manufactures and markets decorative and surface coverings, including self-adhesive and non-adhesive coverings, primarily in the United States and Canada. We market these consumer products primarily under the Con-Tact(R) brand name, which is considered to be the most recognized brand of consumer decorative and surface coverings.

Our principal executive offices are located at 1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173, and our telephone number is (847) 969-3300.

Industry overview

We manufacture and sell a variety of plastic films and flexible packaging products. Flexible packaging is the largest end market for plastic films. The plastic film industry serves a variety of flexible packaging markets, as well as secondary packaging and non-packaging end use markets, including pharmaceutical, medical, personal care, household, industrial and agricultural film markets. According to the Flexible Packaging Association, the North American market for flexible packaging was approximately $20.4 billion in 2002 and has grown at a compound annual growth rate, or CAGR, of approximately 3.9% from

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1992 to 2002. Many of our plastic films are flexible packaging products as defined by the Flexible Packaging Association. However, the flexible packaging market, as defined by the Flexible Packaging Association, does not include certain of the products we sell, such as agricultural films, and includes certain products we do not sell, such as wax papers and aluminum foils. We believe, however, that trends affecting the flexible packaging industry also affect the markets for many of our other products.

Flexible packaging is used to package a variety of products, particularly food, which accounts for approximately half of all flexible packaging shipments. Recent advancements in film extrusion and resin technology have produced new, sophisticated films that are thinner and stronger and have better barrier and sealant properties than other materials or predecessor films. These technological advances have facilitated the replacement of many traditional forms of rigid packaging with film-based, flexible packaging that is lighter, is lower in cost and has enhanced performance characteristics. For example, in consumer applications, stand-up pouches that use plastic films are now often used instead of paperboard boxes, glass jars and metal cans. In industrial markets, stretch and shrink films are often used instead of corrugated boxes and metal strapping to unitize, bundle and protect items during shipping and storage.

Our competitive strengths

Market positions. We have leading market positions in many of our product lines. We are North America's largest supplier of converter and frozen food films and its second largest supplier of PVC films and films for the bread and bakery goods market. We also maintain significant market shares in personal care and stretch films in North America.

Manufacturing capability. Over the past three years, excluding acquisitions, we have invested a total of $171.3 million to expand, upgrade and maintain our asset base and information systems. With 26 plants, we are often able to allocate lines to specific products.

Technology and product development capabilities. Our research and development group provides the latest resin and extrusion technology to our manufacturing facilities and allows us to test new resins and process technologies. Our technical center in Newport News, Virginia has a pilot plant that allows the technical center to run commercial "scale-ups" for new products. We are able to use our broad product offerings and technology to transfer technological innovations from one market to another.

Customer relationships. Our films are components of flexible packaging for some of the largest food companies in the world. Our customers also include many of North America's largest flexible packaging converters and the largest national distributors of industrial films. In addition, we manufacture and supply film to some of the largest non-food film consumers in North America.

Management team. We have assembled an outstanding management team at both our corporate and operating levels. At the corporate level, our senior management has extensive and varied experience in identifying, acquiring and integrating strategic businesses and in allocating capital, developing corporate strategy and bringing financial discipline to such businesses.

Strategy

In order to continue to expand our business and increase our profitability, we continue to focus on developing new products and new markets and enhancing customer relationships. We have brought innovative technological advances to the marketplace through acquisitions, internal product development and purchasing or licensing technology from other film companies. We have long-standing relationships with customers who value product innovation and reliable supply and, consequently, exercise great care in establishing and maintaining their supplier relationships. We intend to continue to focus on meeting the increasingly complex packaging needs of our customers with our wide array of film and flexible packaging products and product development capabilities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

History

We were founded in 1992. We have combined strategic acquisitions, internal growth, product innovation and operational improvements to grow our business from net sales of $310.8 million in 1996 to $879.2 million in 2002. We have acquired and integrated numerous film and flexible packaging operations since 1992, including, most recently:

     . the August 2002 acquisition of the business of Roll-O-Sheets Canada Limited, a converter and seller of PVC and polyethylene film for the food industry, with operations in Canada;

     . the May 2002 acquisition of the business of Decora Industries, Inc. and its operating subsidiary, Decora Incorporated, a manufacturer and marketer of adhesive and non-adhesive decorative surface coverings, including plastic films and other consumer products sold under the Con-Tact(R) brand name; and

     . the July 2001 acquisition of Uniplast Holdings Inc. and its operating subsidiaries, manufacturers of multi-layer packaging films, industrial films and cast-embossed films, with operations in the United States and Canada.

On May 31, 2000, we consummated a recapitalization pursuant to an agreement dated March 31, 2000 among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC, whereby the affiliate acquired majority control of our common stock. The total consideration paid in the recapitalization was approximately $1.1 billion, including transaction costs. Pursuant to the recapitalization agreement:

     . we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, then majority stockholder and then Chairman of the Board;

     . an affiliate of J.P. Morgan Partners, LLC purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durham Trust and by members of our current and former senior management;

     . an affiliate of J.P. Morgan Partners, LLC and certain other institutional investors purchased shares of common stock directly from us;

     . the trust and the management investors at that time retained or "rolled-over" approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization; and

     . we issued to an affiliate of J.P. Morgan Partners, LLC and to certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock and detachable warrants for our common stock.

J.P. Morgan Partners (BHCA), L.P. and/or affiliates own approximately 55% of our outstanding common stock, 75% of our preferred stock warrants to purchase common stock and 59% of our outstanding preferred stock, subject to certain preemptive rights with respect to 10,000 shares of preferred stock issued on March 25, 2003. J.P. Morgan Partners, LLC serves as investment advisor to J.P. Morgan Partners (BHCA), L.P. J.P. Morgan Partners, LLC is the private equity group of J.P. Morgan Chase & Co., which is one of the largest financial holding companies in the United States. J.P. Morgan Partners, LLC is a global private equity organization, with over $11 billion under management. Through its affiliates, J.P. Morgan Partners, LLC is a leading provider of equity capital for middle market buyouts, growth equity and venture capital.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Recent developments

Effective March 24, 2003, we entered into an amendment to our credit facilities to, among other things, permit us to issue up to $50 million of equity securities. The amendment also adjusted certain financial covenants, including the leverage and interest coverage ratios. As a condition to the effectiveness of the amendment, we agreed to issue 10,000 shares of our Series A preferred stock and warrants to purchase 43,962 shares of our common stock to J.P. Morgan Partners (BHCA), L.P. for $10 million. We completed this sale on March 25, 2003. All of the proceeds of this sale were used to reduce our term debt. The amendment allows us to issue up to an additional $40 million of equity securities between March 25, 2003 and March 31, 2005 in order to obtain cash to reduce the revolving borrowings and/or term borrowings under our credit facilities. J.P. Morgan Partners is required to purchase up to $25 million of such additional equity securities to the extent necessary to enable us to meet our leverage ratio or the target senior debt leverage ratio specified in the amendment at the end of any calendar quarter or fiscal year ending on or before December 31, 2004. Any such additional issuance of Series A preferred stock to J.P. Morgan Partners will also include warrants to purchase 4.3962 shares of our common stock for every $1,000 face amount of preferred stock issued. Generally, if we are required to issue any portion of such $25 million of equity securities under the amendment with respect to any fiscal quarter in 2003, we must use 50% of the net proceeds from the issuance of any such equity securities to reduce our revolving borrowings, and 50% to reduce our term borrowings. If we are required to issue any such equity securities under the amendment with respect to any fiscal quarter in 2004, we must use 100% of the net proceeds to reduce our term borrowings. The issuance of the remaining $15 million of equity securities is voluntary on our part, and neither J.P. Morgan Partners nor any other person is required to purchase such equity securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        Summary of the terms of the notes

Issuer....................   Pliant Corporation.

Notes.....................   $320 million aggregate principal amount of 13%
                             Senior Subordinated Notes due 2010.

Maturity..................   June 1, 2010.

Interest Payment Dates....   June 1 and December 1 of each year.

Optional Redemption.......   On or after June 1, 2005, we may redeem some or
                             all of the Notes at the redemption prices listed in the section entitled "Description of the notes -
                             Optional redemption." Prior to such date, we may not redeem the Notes, except as described in the following paragraph.

                             At any time prior to June 1, 2003, we may redeem up to 35% of the original aggregate principal amount of the Notes issued under the applicable indenture with the net cash proceeds of certain equity offerings at a redemption price equal to 113% of the principal amount thereof, plus accrued interest, so long as (a) at least 65% of the original aggregate amount of the Notes remains outstanding after each such redemption and (b) any such redemption by us is made within 120 days of such equity offering.

Guarantees................   Each of our existing domestic restricted
                             subsidiaries has, and each of our future domestic restricted subsidiaries will, fully and unconditionally guarantee the Notes on an unsecured senior subordinated basis. Also, if any of our existing or future restricted foreign subsidiaries guarantees any senior debt (other than a foreign subsidiary that guarantees senior debt of another foreign subsidiary), such foreign subsidiary will be required to fully and unconditionally guarantee the Notes on an unsecured senior subordinated basis. If we fail to make payments on the Notes, our subsidiaries that are guarantors must make them instead.

                             Guarantees of the Notes are subordinated to the guarantees of our senior debt under our credit facilities.

Ranking...................   The Notes will be unsecured and:

                             . are subordinated to all of our existing and any future senior debt;

                             . rank equally with all of our existing and any future senior subordinated debt;

                             .    rank senior to any future subordinated debt;

                             . are effectively subordinated to our secured debt to the extent of the value of the assets securing such indebtedness; and

                             .    are effectively subordinated to all
                                  liabilities of our subsidiaries that do not guarantee the Notes.

                             Similarly, the guarantees of the Notes by our subsidiaries that also guarantee our credit facilities are unsecured and;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             . are subordinated to all of the applicable guarantors' existing and any future senior debt;

                             .    rank equally with all of the applicable
                                  guarantors' existing and any future senior subordinated debt;

                             .    rank senior to any of the applicable
                                  guarantors' future subordinated debt; and

                             . are effectively subordinated to any secured debt of such guarantor to the extent of the value of the assets securing such debt.

                             As of December 31, 2002:

                             . we had approximately $424.7 million of senior debt to which the Notes were subordinated (which amount does not include the remaining availability of $67.6 million under our revolving credit facility after giving effect to outstanding letters of credit);

                             . we did not have any senior subordinated debt other than the Notes;

                             .    we did not have any subordinated debt; and

                             . our subsidiaries that are not guarantors of the Notes had $57.1 million of liabilities, excluding liabilities owed to us.

                             The indentures relating to the Notes permit us to incur a significant amount of additional senior debt.

Certain Covenants.........   The indentures relating to the Notes limit our
                             ability and the ability of our subsidiaries to:

                             .    borrow money;

                             . make distributions, redeem equity interests or redeem subordinated debt;

                             .    make investments;

                             .    use assets as security in other transactions;

                             .    sell assets;

                             .    guarantee other debt;

                             . enter into agreements that restrict dividends from subsidiaries;

                             .    sell capital stock of subsidiaries;

                             .    merge or consolidate; and

                             .    enter into transactions with affiliates.

                             These covenants are subject to a number of important exceptions. For more details, see "Description of the notes - Certain covenants."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change of Control.........   Upon the occurrence of a change of control, unless
                             we have exercised our right to redeem all of the Notes as described above, you will have the right to require us to repurchase all or a portion of your Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. See
                             "Description of the notes - Change of control" and "Risk factors."

Risk factors

You should carefully consider all the information contained in this prospectus and, in particular, should consider carefully the factors set forth under the caption "Risk factors" before making an investment in the Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        Summary historical financial data

The following selected financial data for the years ended December 31, 2000, 2001 and 2002 have been summarized from our consolidated financial statements and are qualified in their entirety by reference to our consolidated financial statements. You should read the following summary historical financial data together with "Capitalization," "Selected financial data," "Management's discussion and analysis of financial condition and results of operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                               Years Ended December 31,
                                               ------------------------
                                                2000     2001     2002
                                               ------   ------   ------
                                                 (Dollars in Millions)
Statement of operations data:
Net sales...................................   $843.8   $840.4   $879.2
Cost of sales...............................    696.7    665.1    714.5
                                               ------   ------   ------
Gross profit................................    147.1    175.3    164.7
Total operating expenses(1).................    132.7    101.1    136.6
                                               ------   ------   ------
Operating income............................     14.4     74.2     28.1
Interest expense............................    (68.5)   (76.0)   (75.3)
Other income (expense), net.................      0.3      6.5      2.3
                                               ------   ------   ------
Income (loss) before income taxes and
   extraordinary item.......................    (53.8)     4.7    (44.9)
Income tax expense (benefit)................    (14.3)     6.8     (1.5)
                                               ------   ------   ------
Income (loss) before extraordinary item.....    (39.5)    (2.1)   (43.4)
Extraordinary item(2).......................    (11.3)
                                               ------   ------
Net income (loss)...........................   $(50.8)  $ (2.1)  $(43.4)
                                               ======   ======   ======

Other financial data:
EBITDA(3)...................................   $ 42.9   $127.7   $ 77.3
Net cash provided by operating activities...     60.3     30.3     43.6
Net cash used in investing activities.......    (65.6)   (87.3)   (55.2)
Net cash provided by financing activities...      0.3     55.0     12.4
Depreciation and amortization...............     39.5     47.0     46.9
Restructing and other costs(1)..............     19.4     (4.6)    43.1
Non-cash stock-based compensation expense...      2.6      7.0
Capital expenditures........................     65.6     56.4     49.2
Ratio of earnings to fixed charges(4)                      1.1x

                                               December 31,
                                                   2002
                                               ------------
Balance Sheet Data:
Cash and cash equivalents...................      $   1.6
Working capital.............................         45.8
Total assets................................        853.2
Total debt..................................        736.4
Total liabilities...........................        960.1
Redeemable preferred stock(5)...............        150.8
Redeemable common stock.....................         13.0
Stockholders' equity (deficit)..............       (270.9)

----------
(1) Total operating expenses for 2002 include $43.1 million of restructuring and other costs, including $19.2 million related to the closure of our plant in Merced, California, a portion of our plant in Shelbyville, Indiana, a part of our plant in Toronto, Canada, one of our plants in Mexico, and our Fort Edward, New York facility (acquired as part of the Decora acquisition). In addition, these costs reflect $7.9 million for the costs of relocating several of our production lines related to plant closures and costs associated with production rationalizations at several plants. Total operating expenses for 2002 also include $7.4 million related to severance costs, including benefits for several company-wide workforce reduction programs that were completed in 2002. A $8.6 million charge for the impairment of goodwill on our Pliant International segment is also reflected in total operating expenses for 2002.

     Total operating expenses for 2001 include $7.0 million of non-cash stock-based compensation expense, $3.0 million of restructuring and other costs, $4.0 million for expenses related to the relocation of our corporate headquarters, $6.0 million of fees and expenses relating to our supply chain cost initiative, and a $3.0 million increase in depreciation expenses relating primarily to the purchase of a new computer system. In addition, total operating expenses for 2001 includes a credit for $7.6 million related to the reversal of the previously accrued charge for the closure of our Harrington plant. In 2001, we decided not to proceed with our previously announced closure of our Harrington plant. Total operating expenses for 2000 include $10.8 million of costs related to the recapitalization and related transactions, $10.8 million of fees and expenses relating to our supply chain cost initiative, $19.4 million of restructuring and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     other costs, $7.1 million of costs related to the relocation of our corporate headquarters and a reduction in force, and $2.6 million of non-cash stock-based compensation expense.

(2) In 2000, we refinanced most of our long-term debt and recorded an extraordinary loss to write-off unamortized deferred debt issuance costs. In addition, during 2000, we recorded an extraordinary loss related to our tender offer for our 9 1/8% senior subordinated notes due 2007.

(3) EBITDA reflects income before interest expense, income taxes, depreciation and amortization. We believe that EBITDA information enhances an investor's understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in our indentures and credit agreement in determining our compliance with certain covenants. However, the EBITDA as defined in the indentures for debt incurrence purposes and consolidated EBITDA as defined in the credit agreement for covenant compliance purposes are computed with additional adjustments not reflected in the EBITDA presented in the table. These adjustments include income and gain/loss from discontinued operations, extraordinary items, restructuring and other costs and all non-cash charges. In addition to these adjustments, consolidated EBITDA as defined in the credit agreement is computed with further adjustments for pre-acquisition earnings of acquisitions and related synergistic cost savings. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies. In addition, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. A reconciliation of EBITDA to net income as set forth in our consolidated statements of operations is as follows (dollars in millions):

                                       2000     2001     2002
                                      ------   ------   ------

Net income (loss)..................   $(50.8)  $ (2.1)  $(43.4)

Adjustments:

   Income tax expense (benefit)....    (14.3)     6.8     (1.5)

   Interest expense................     68.5     76.0     75.3

   Depreciation and amortization...     39.5     47.0     46.9
                                      ------   ------   ------

EBITDA.............................   $ 42.9   $127.7   $ 77.3
                                      ======   ======   ======

(4) For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and (iii) an allocation of one-third of the rental expense from operating leases, which we consider to be a reasonable approximation of the interest factor of operating lease payments. In 2002 and 2000, earnings were insufficient to cover fixed charges by approximately $44.9 million and $53.8 million, respectively.

(5) The amount presented for 2002 includes proceeds of $131.0 million from the issuance of preferred stock in 2000 and 2001, plus the accrued and unpaid dividends of $49.6 million, less the unamortized discount due to detachable preferred stock warrants and unamortized issuance costs totaling $29.8 million.

--------------------------------------------------------------------------------

                                  Risk factors


You should carefully consider the risks described below as well as other information and data included in this prospectus before making an investment decision with respect to the Notes.

Risks related to the notes

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the Notes.

We are highly leveraged, which means that we have a large amount of indebtedness relative to our stockholders' deficit. We are highly leveraged particularly in comparison to some of our competitors.

The following chart shows certain important credit statistics as of December 31, 2002:

                                          As of
(Dollars in Millions)               December 31, 2002
                                    -----------------

Total debt.......................        $ 736.4
Redeemable preferred stock.......          150.8
Redeemable common stock..........           13.0
Stockholders' equity (deficit)...         (270.9)

Our earnings for the year ended December 31, 2002 were insufficient to cover fixed charges by approximately $44.9 million.

Our high degree of leverage could have important consequences for you, including the following:

     . it may limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

     . a substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness and is not available for other purposes, including our operations, capital expenditures and future business opportunities;

     . the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the Notes;

     . certain of our borrowings, including borrowings under our credit facilities, are at variable rates of interest, exposing us to the risk of increased interest rates;

     . it may limit our ability to adjust to changing market conditions and to withstand competitive pressures, putting us at a competitive disadvantage; and

     . we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth and productivity improvement programs.


We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.


Our estimated annual debt service in 2003 is approximately $90.2 million, consisting of $3.9 million of scheduled mandatory principal payments, $10.0 million of voluntary principal payments as required by our March 24, 2003 amendment to our credit facilities and approximately $76.3 million of interest payments.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. These factors include:

     .    fluctuations in interest rates;

     .    unscheduled plant shutdowns;

     .    increased operating costs;

     .    prices and supply of raw materials; and

     .    product prices and regulatory developments.

We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See "Disclosure regarding forward-looking statements" and "Management's discussion and analysis of financial condition and results of operations--Liquidity and capital resources."

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities and indentures restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of credit facilities and other indebtedness" and "Description of the notes."

Our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

Certain of our borrowings, including borrowings under our credit facilities, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. An increase of 1.0% in the interest rates payable on our variable rate indebtedness would increase our 2003 estimated debt service requirements by approximately $2.2 million, after accounting for the effect of our interest rate hedge agreements.


Accordingly, an increase in interest rates from current levels could cause our annual debt service obligations to increase significantly.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the Notes.


Any default under the agreements governing our indebtedness, including a default under our credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indentures and our credit facilities), we could be in default under the terms of the agreements governing such indebtedness, including our credit facilities and our indentures. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. For the third quarter ended September 30, 2000, we entered into an amendment to our credit facilities to avoid being in default under our leverage ratio financial covenant. Effective April 2, 2002, we entered into an amendment to our credit facilities which, among other changes, further revised our leverage ratio financial covenant. Effective September 30, 2002, we entered into an amendment to our credit facilities which, among other changes, further revised our leverage ratio financial covenant. Effective March 24, 2003, we entered into an amendment to our credit facilities which, among other changes, further adjusted the leverage and interest coverage ratios, required us to issue $10 million of equity securities and use the proceeds to reduce our term debt and required us to obtain a commitment for the purchase of up to $25 million of additional equity securities to the extent necessary to enable us to comply with our leverage ratio or the target senior debt leverage ratio specified in the amendment at the end of any calendar quarter or fiscal year ending on or before December 31, 2004. If our operating performance declines we may in the future need to obtain waivers from the required lenders under our credit facilities to avoid being in default. If we breach our covenants under the credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the credit facilities and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of credit facilities and other indebtedness" and "Description of the notes."


We may not be able to repurchase the Notes upon a change of control.


We may not be able to repurchase the Notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our senior indebtedness from repurchasing all of the Notes tendered by holders upon a change of control. Upon a change of control, we must offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase. This change of control provision may not necessarily protect holders of the Notes if we engage in a highly leveraged transaction or certain other transactions involving us or our subsidiaries. See "Description of credit facilities and other indebtedness" and "Description of the notes--Change of control."


We will rely significantly on the funds received from our subsidiaries to meet our debt service obligations on the Notes, but our subsidiaries may not be able to distribute sufficient funds to us.


Although we are an operating company, a significant amount of our revenue is generated by our subsidiaries. For the year ended December 31, 2002, 21% of our net sales was generated by our subsidiaries. As a result, our ability to pay interest on the Notes and to satisfy our other debt service obligations will depend significantly on our receipt of dividends or other intercompany transfers of funds from our operating subsidiaries. The payment of dividends to us by our subsidiaries is contingent upon the earnings of those subsidiaries and subject to various business considerations as well as certain contractual provisions which may restrict the payment of dividends and distributions and the transfer of assets to us. See "Description of credit facilities and other indebtedness" and "Description of the notes--Certain covenants--Limitation on Restrictions on Distributions from Restricted Subsidiaries." In the event of bankruptcy, liquidation or reorganization of our subsidiaries, claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims as the holder of the equity of our subsidiaries.

Your right to receive payments on the Notes is subordinated in right of payment to the prior payment in full of our and our subsidiaries' senior indebtedness, including the credit facilities, which means that if we become insolvent, our remaining assets may not be sufficient to pay amounts due on the Notes.


The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness, including all amounts owing under our credit facilities. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the Notes only after all of our senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of the Notes. As of December 31, 2002, the aggregate principal amount of our senior indebtedness was $424.7 million (which amount does not include the remaining availability of $67.6 million under our revolving credit facility after giving effect to outstanding letters of credit). The guarantees by our subsidiaries are unsecured senior subordinated obligations of theirs and subordinated in right of payment to all of their existing and future senior indebtedness, including all amounts owing under the credit facilities. As of December 31, 2002, there was no senior indebtedness of our subsidiary guarantors other than the guarantees under the credit facilities.


Because each guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.


The holders of the Notes have the benefit of the full and unconditional guarantees of the guarantors. However, the guarantees by our subsidiary guarantors are limited to the maximum amount which the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of the guarantors. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under the guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular subsidiary guarantee if it is released under certain circumstances described under "Description of the notes--The Note guarantees."


The Notes are structurally subordinated in right of payment to the indebtedness of those of our subsidiaries that are not guaranteeing the Notes and, if the guarantees are deemed unenforceable, to those of our guarantor subsidiaries, and the remaining assets of such subsidiaries may not be sufficient to make any payments on the Notes.

The Notes are effectively subordinated to all liabilities of our subsidiaries which are not guarantors. In addition, although the guarantees provide the holders of the Notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail below. If the guarantees by the subsidiary guarantors are not enforceable, the Notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the Notes would not receive any amounts with respect to the Notes until after the payment in full of the claims of creditors of such subsidiary.


Our subsidiaries that are not guarantors generated 15.4% of our net sales for the year ended December 31, 2002. As of December 31, 2002, our subsidiaries that are not guarantors accounted for 12.2% of our total assets and had total liabilities (excluding liabilities owed to us) of $57.1 million. As of December 31, 2002, our subsidiaries that are guarantors had total liabilities (excluding liabilities owed to us and guarantees of the credit facilities and the Notes) of $15.2 million.

If we default under our senior secured credit facilities, the lenders could foreclose on the assets we have pledged to them, to the exclusion of you as the holders of the Notes.


Our obligations under the Notes are unsecured, but our obligations under the credit facilities and each guarantor's obligations under their guarantees are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under the credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under our indentures at such time. Furthermore, if the lenders foreclose and sell the equity interests in any subsidiary of ours that is a guarantor under the Notes, then that guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. See "Description of credit facilities and other indebtedness."


An active trading market may not develop for the Notes, which may make the Notes illiquid and adversely affect the market price quoted for the Notes.


You cannot be sure that an active trading market will develop for the Notes. We do not intend to apply for a listing of the Notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that J.P. Morgan Securities Inc. currently intends to continue to make a market in the Notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market-making activities with respect to the Notes may be discontinued at any time without notice. In addition, such market-making activity is subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the Notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the Notes may, in part, depend on our ability to maintain a current market-making prospectus. If a trading market does not develop for the Notes or is not maintained, you may experience difficulty in reselling the Notes or you may be unable to sell them at all. If a market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition and results of operations, and the market for similar notes. Depending on these and other factors, the Notes may trade for less than what you paid for them.


Risks related to our business

A sudden increase in resin prices or the loss of a key resin supplier could lead to increased costs and lower profit margins.


We use large quantities of polyethylene, PVC, polypropylene and other resins in manufacturing our products. For the year ended December 31, 2002, resin costs comprised approximately 62% of our total manufacturing costs. Significant increases in the price of resins would increase our costs, reduce our operating margins and impair our ability to service our debt unless we were able to pass all of the increase on to our customers. The price of resins is a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas feedstocks. Since the resins used by us are derived from petroleum and natural gas, the instability in the world markets for petroleum and natural gas could adversely affect the prices of our raw materials and their general availability. We may not be able to pass such increased costs on to customers. In addition, we rely on certain key suppliers of resin for most of our resin supply. Some of this resin has characteristics proprietary to the supplier. The loss of a key source of supply, our inability to obtain resin with desired proprietary characteristics, or a delay in shipments could adversely affect our revenues and profitability and force us to purchase resin in the open market at higher prices. We may not be able to make such open market purchases at prices that would allow us to remain competitive. See "Management's discussion and analysis of financial condition and results of operations" and "Business--Raw materials."

Over the past several months, we have experienced a period of extreme uncertainty with respect to resin supplies and prices. High crude oil and natural gas pricing, resulting in part from harsh winter weather conditions in the eastern United States and uncertainties regarding the situation with Iraq, have had a significant impact on the price and supply of resins. During the same period, many major suppliers of resin have announced price increases to cover their increases in feedstock costs. While the prices of our products generally fluctuate with the price of resins, certain of our customers have contracts that limit our ability to pass the full cost of higher resin pricing through to our customers immediately. Further, competitive conditions in our industry may make it difficult for us to sufficiently increase our selling prices for all customers to reflect the full impact of increases in raw material costs. If this period of high resin pricing continues, we may be unable to pass on the entire effect of these price increases to our customers, which would adversely affect our profitability and working capital. In addition, further increases in crude oil and natural gas prices could make it difficult for us to obtain an adequate supply of resin from manufacturers affected by these factors.


We operate in highly competitive markets and our customers may not continue to purchase our products, which could lead to our having reduced revenues and loss of market share.


The markets in which we operate are highly competitive on the basis of service, product quality, product innovation and price. Small and medium-sized manufacturers that compete primarily in regional markets service a large portion of the film and flexible packaging market, and there are relatively few large national manufacturers. In addition to competition from many smaller competitors, we face strong competition from a number of large film and flexible packaging companies. Some of our competitors are substantially larger, are more diversified, and have greater resources than we have, and, therefore, may have certain competitive advantages.


If we lose one or more of our major customers, our results of operations and our ability to service our indebtedness could be adversely affected.


Although no single customer accounted for more than 10% of our net sales for the year ended December 31, 2002, we are dependent upon a limited number of large customers with substantial purchasing power for a significant percentage of our sales. Several of our largest customers satisfy some of their film requirements by manufacturing film themselves. The loss of one or more major customers, or a material reduction in sales to these customers as a result of competition from other film manufacturers, insourcing of film requirements or other factors, would have a material adverse effect on our results of operations and on our ability to service our indebtedness. See "Management's discussion and analysis of financial condition and results of operations" and "Business - Products, markets and customers."

Our ongoing efforts to achieve cost savings may not improve our operating results.

We regularly evaluate our operations in order to identify potential cost savings. From time to time, we implement plant restructurings or other initiatives designed to improve the efficiency of our operations and reduce our costs. These initiatives may not result in cost savings, however, particularly if our estimates and assumptions relating to the anticipated cost savings prove to be incorrect. Further, even if a cost savings initiative is successful, we may not be able to improve our operating results as a result of other factors discussed in the prospectus, many of which are beyond our control, such as a reduction in the demand for our products or increases in raw material costs.


We may not be able to adequately protect our intellectual property, which could cause our revenues to decrease.


We rely on patents, trademarks and licenses to protect our intellectual property, which is significant to our business. We also rely on unpatented proprietary know-how, continuing technological innovation and other trade secrets to develop and maintain our competitive position. We routinely seek to protect our patents, trademarks and other intellectual property, but our precautions may not provide meaningful protection against competitors or protect the value of our trademarks. In addition to our own patents, trade secrets and proprietary know-how, we license from third parties the right to use some of their intellectual property. We routinely enter into confidentiality agreements to protect our trade secrets and proprietary know-how. However, these agreements may be breached, may not provide meaningful protection or may not contain adequate remedies for us if they are breached.


Future acquisitions may not be successfully integrated with our business and could cause our revenues to decrease, operating costs to increase or reduce cash flows, which in turn could adversely affect our ability to service our indebtedness.


We expect to continue to make acquisitions as opportunities arise within the constraints of our credit facilities, as amended. However, without the consent of the lenders under our credit facilities, we cannot make an acquisition under the terms of our amended credit facilities unless our leverage ratio will be equal to or less than 4.0 to 1.0 after the acquisition is completed. Our efforts to integrate businesses acquired in the future may not result in increased profits. Difficulties encountered in any transition and integration process for newly acquired companies could cause revenues to decrease, operating costs to increase or reduce cash flows, which in turn could adversely affect our ability to service our indebtedness.


Our operations outside of the United States are subject to additional currency exchange, political, investment and other risks that could hinder us from making our debt service payments, increase our operating costs and adversely affect our results of operations.


We operate facilities and sell products in several countries outside the United States. Our operations outside the United States include plants and sales offices in Mexico, Canada, Germany, Australia and Brazil. As a result, we are subject to risks associated with selling and operating in foreign countries which could have an adverse affect on our financial condition and results of operations, our operating costs and our ability to make payments on our debt obligations, including our ability to make payments on the Notes and certain borrowings under the credit facilities. These risks include devaluations and fluctuations in currency exchange rates, unstable political conditions, imposition of limitations on conversion of foreign currencies into U.S. dollars and remittance of dividends and other payments by foreign subsidiaries. The imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, and restrictions on investments and other restrictions by foreign governments could also have a negative effect on our business and profitability.


We are controlled by J.P. Morgan Partners, LLC and its interests as an equity holder may conflict with yours as a creditor.


At March 31, 2003, affiliates of J.P. Morgan Partners, LLC beneficially owned approximately 55% of our outstanding common stock, 75% of our preferred stock warrants to purchase common stock and 59% of our outstanding preferred stock, subject to certain preemptive rights with respect to 10,000 shares of preferred stock issued on March 25, 2003. Subject to certain limitations contained in the stockholders' agreement among us, an affiliate of J.P. Morgan Partners, LLC, our other stockholders, and holders of our preferred stock warrants, J.P. Morgan Partners, LLC, through its affiliate, controls us. The interests of J.P. Morgan Partners, LLC may not in all cases be aligned with your interests as a holder of the Notes.


If we do not maintain good relationships with our employees, our business could be adversely affected by a loss of revenues, increased costs or reduced profitability.


Although we consider our current relations with our employees to be good, if major work disruptions were to occur, our business could be adversely affected by, for instance, a loss of revenues, increased costs or reduced profitability. As of February 28, 2003, we had approximately 3,250 employees, of which approximately 1,000 employees were subject to a total of 12 collective bargaining agreements that expire on various dates between February 19, 2004 and March 7, 2007. We have had one labor strike in the United States in our history, which occurred at our Chippewa Falls, Wisconsin plant in March 2000 and lasted approximately two weeks. In October 2001, we entered into a five year agreement with the union representing the approximately 150 employees at our Chippewa Falls, Wisconsin manufacturing plant. We also had a temporary work stoppage at our Australia facility in 2001 that lasted approximately 30 days.


Federal and state fraudulent transfer laws permit a court to void the Notes and the guarantees, and if that occurs, you may not receive any payments on the Notes.


Our issuance of the Notes may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Notes or a Guarantee, and, in the case of (2) only, one of the following is also true:

     . we or any of our subsidiary guarantors were or was insolvent, or rendered insolvent, by reason of such transactions;

     . paying the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

     . we or any of our subsidiary guarantors intended to, or believed that we or it would, be unable to pay debts as they matured.


If a court were to find that the issuance of the Notes or a Guarantee was a fraudulent conveyance, the court could avoid the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or of such guarantor, or require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our other debt and that of our subsidiaries, which could result in acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:


     . the sum of its debts was greater than the fair value of all its assets;

     . the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due; or

     .    it can not pay its debts as they become due.


The cost of complying with federal and state environmental laws could be significant and increase our operating costs.


Complying with existing and future environmental laws and regulations that affect our business could impose material costs and liabilities on us. Our manufacturing operations are subject to certain federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to periodic environmental inspections and monitoring by governmental enforcement authorities. We could incur substantial costs, including fines and civil or criminal sanctions, as a result of actual or alleged violations of environmental laws. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal. Violations of environmental permits can also result in substantial fines and civil or criminal sanctions. We believe we are in substantial compliance with applicable environmental laws and environmental permits, and we perform periodic audits to monitor compliance. The ultimate costs under environmental laws and the timing of such costs, however, are difficult to predict and potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future.

Risks related to our prior auditors

Your ability to assert claims against Arthur Andersen LLP is limited.

We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the inclusion in this prospectus of their report with respect to the consolidated financial statements and financial statement schedule of Pliant Corporation included in this prospectus as of December 31, 2001 and for the two years then ended, as required by Section 7 of the Securities Act of 1933. Accordingly, we have dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, you may have no effective remedy against Arthur Andersen under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

                 Disclosure regarding forward-looking statements


This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under the headings "Summary," "Management's discussion and analysis of financial condition and results of operations" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, there can be no assurance that management's expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk factors." As stated elsewhere in this prospectus, such risks, uncertainties and other important factors include, among others:

     . general economic and business conditions, particularly an economic downturn;

     .    industry trends;

     .    increases in our leverage;

     .    interest rate increases;

     .    changes in our ownership structure;

     .    raw material costs and availability, particularly resin;

     .    competition;

     .    the loss of any of our major customers;

     .    changes in demand for our products;

     .    new technologies;

     . changes in distribution channels or competitive conditions in the markets or countries where we operate;

     .    costs of integrating any future acquisitions;

     .    loss of our intellectual property rights;

     . foreign currency fluctuations and devaluations and political instability in our foreign markets;

     .    changes in our business strategy or development plans;

     .    availability, terms and deployment of capital;

     .    availability of qualified personnel; and

     . increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

                                 Use of proceeds

This prospectus is delivered in connection with the sale of the Notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.

                                 Capitalization


The following table sets forth our capitalization as of December 31, 2002.

(Unaudited)
(Dollars in Millions)                              December 31, 2002
                                                   -----------------

Cash and cash equivalents.......................            1.6
                                                        -------
Total debt:
   Credit Facilities
      Revolving Credit Facility(1) .............        $  28.4
      Tranche A Facility and Mexico Facility(2).          142.7
      Tranche B Facility(2).....................          251.9
   13% Senior Subordinated Notes due 2010.......          311.7
   Insurance premium financing..................            0.7
   Obligations under capital leases and other...            1.0
                                                        -------
         Total debt.............................          736.4
   Redeemable Preferred Stock...................          150.8
   Redeemable Common Stock......................           13.0
   Stockholders' deficit........................         (270.9)
                                                        -------
         Total capitalization...................        $ 629.3
                                                        =======

----------
(1) As of April 14, 2003, the outstanding borrowings under the revolving credit facility were $71.3 million. Amounts outstanding under the revolving credit facility vary on a daily basis. The amount shown does not include $6.6 million of outstanding letters of credit that reduce available borrowings under our revolving credit facility.

(2) On March 25, 2003, we sold 10,000 shares of our Series A preferred stock and warrants to purchase 43,962 shares of our common stock for $10 million. All of the proceeds of this sale were used to reduce our term debt. As of April 14, 2003, the outstanding borrowings under the Tranche A Facility and Mexico Facility were $139.1 million, and the outstanding borrowings under the Tranche B Facility were $245.5 million.

                             Selected financial data


     The following selected financial data have been summarized from our consolidated financial statements and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and "Management's discussion and analysis of financial condition and results of operations."

                                                                            Years Ended December 31,
                                                                 ----------------------------------------------
                                                                   1998     1999      2000      2001      2002
                                                                 -------   ------   -------   -------   -------
                                                                              (Dollars in Millions)
Statement of Operations Data:
Net sales.....................................................   $ 681.1   $813.7   $ 843.8   $ 840.4   $ 879.2
Cost of sales.................................................     561.6    655.7     696.7     665.1     714.5
                                                                 -------   ------   -------   -------   -------
Gross profit..................................................     119.5    158.0     147.1     175.3     164.7
Total operating expenses/(1)/ ................................      70.1     82.0     132.7     101.1     136.6
                                                                 -------   ------   -------   -------   -------
Operating income..............................................      49.4     76.0      14.4      74.2      28.1

Interest expense..............................................     (37.5)   (44.0)    (68.5)    (76.0)    (75.3)

Other income (expense), net...................................      (0.8)     0.4       0.3       6.5       2.3
                                                                 -------   ------   -------   -------   -------

Income (loss) before income taxes, discontinued operations and
   extraordinary item.........................................      11.1     32.4     (53.8)      4.7     (44.9)
Income tax expense (benefit)..................................       8.6     14.1     (14.3)      6.8      (1.5)
                                                                 -------   ------   -------   -------   -------

Income (loss) before discontinued operations and extraordinary
   item.......................................................       2.5     18.3     (39.5)     (2.1)    (43.4)

Income from discontinued operations/(2)/......................       0.6       --        --        --        --

Gain on sale of discontinued operations/(2)/..................       5.2       --        --        --        --
Extraordinary item/(3)/.......................................        --       --     (11.3)       --        --
                                                                 -------   ------   -------   -------   -------
Net income (loss).............................................   $   8.3   $ 18.3   $ (50.8)  $  (2.1)  $ (43.4)
                                                                 =======   ======   =======   =======   =======

Other Financial Data:
EBITDA/(4)/...................................................   $  81.5   $111.4   $  42.9   $ 127.7   $  77.3
Net cash provided by operating activities.....................      45.5     51.4      60.3      30.3      43.6
Net cash used in investing activities.........................    (314.8)   (46.0)    (65.6)    (87.3)    (55.2)
Net cash provided by financing activities.....................     275.9    (16.7)      0.3      55.0      12.4
Depreciation and amortization.................................      27.1     35.0      39.5      47.0      46.9
Restructuring and other costs/(1)/............................       4.9      2.5      19.4      (4.6)     43.1
Non-cash stock-based compensation expense.....................        --      0.8       2.6       7.0        --
Capital expenditures..........................................      52.1     35.7      65.6      56.4      49.2
Ratio of earnings to fixed charges/(5)/.......................       1.3x     1.7x       --       1.1x       --

Balance Sheet Data (at period end):
Cash and cash equivalents.....................................   $  19.2   $  9.1   $   3.1   $   4.8   $   1.6
Working capital...............................................      93.4    103.8      57.6      58.4      45.8
Total assets..................................................     734.3    769.0     785.0     851.7     853.2
Total debt....................................................     524.9    510.4     687.4     713.3     736.4
Total liabilities.............................................     662.5    675.4     885.9     903.0     960.1
Redeemable preferred stock/(6)/...............................        --       --      88.7     126.1     150.8
Redeemable common stock.......................................       1.2      2.9      16.5      16.8      13.0
Stockholders' equity (deficit)................................      70.6     90.7    (206.0)   (194.5)   (270.9)

/(1)/ Total operating expenses for 2002 include $43.1 million of restructuring and other costs, including $19.2 million related to the closure of our plant in Merced, California, a portion of our plant in Shelbyville, Indiana, a part of our plant in Toronto, Canada, one of our plants in Mexico, and our Fort Edward, New York facility (acquired as part of the Decora acquisition). In addition, these costs reflect $7.9 million for the costs of relocating several of our production lines related to plant closures and costs associated with production rationalizations at several plants. Total operating expenses for 2002 also include $7.4 million related to severance costs, including benefits for several company-wide workforce reduction programs that were completed in 2002. A $8.6 million charge for the impairment of goodwill on our Pliant International segment is also reflected in total operating expenses for 2002.

     Total operating expenses for 2001 include $7.0 million of non-cash stock-based compensation expense, $3.0 million of restructuring and other costs, $4.0 million for expenses related to the relocation of our corporate headquarters, $6.0 million of fees and expenses relating to our supply chain cost initiative, and a $3.0 million increase in depreciation expenses relating primarily to the purchase of a new computer system. In addition, total operating expenses for 2001 includes a credit for $7.6 million related to the reversal of the previously accrued charge for the closure of our Harrington plant. In 2001, we decided not to proceed with our previously announced closure of our Harrington plant. Total operating expenses for 2000 include $10.8 million of costs related to the recapitalization and related transactions, $10.8 million of fees and expenses relating to our supply chain cost initiative, $19.4 million of restructuring and other costs, $7.1 million of costs related to the relocation of our corporate headquarters and a reduction in force, and $2.6 million of non-cash stock-based compensation expense.

/(2)/ In 1998, we sold our entire interest in our foam products operations, which were operated exclusively in Europe. The financial position and results of operations of this separate business segment are reflected as discontinued operations for the applicable years presented.

/(3)/ In 2000, we refinanced most of our long-term debt and recorded an extraordinary loss to write-off unamortized deferred debt issuance costs. In addition, during 2000, we recorded an extraordinary loss related to our tender offer for our 9 1/8% senior subordinated notes due 2007.

/(4)/ EBITDA reflects income before interest expense, income taxes, depreciation and amortization. We believe that EBITDA information enhances an investor's understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in our indentures and credit agreement in determining our compliance with certain covenants. However, the EBITDA as defined in the indentures for debt incurrence purposes and consolidated EBITDA as defined in the credit agreement for covenant compliance purposes are computed with additional adjustments not reflected in the EBITDA presented in the table. These adjustments include income and gain/loss from discontinued operations, extraordinary items, restructuring and other costs and all non-cash charges. In addition to these adjustments, consolidated EBITDA as defined in the credit agreement is computed with further adjustments for pre-acquisition earnings of acquisitions and related synergistic cost savings. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies. In addition, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. A reconciliation of EBITDA to net income as set forth in our consolidated statements of operations is as follows (dollars in millions):

                                       1998    1999     2000     2001     2002
                                      -----   ------   ------   ------   ------

Net income (loss)..................   $ 8.3   $ 18.3   $(50.8)  $ (2.1)  $(43.4)

Adjustments:

   Income tax expense (benefit)         8.6     14.1    (14.3)     6.8     (1.5)

   Interest expense................    37.5     44.0     68.5     76.0     75.3

   Depreciation and amortization       27.1     35.0     39.5     47.0     46.9
                                      -----   ------   ------   ------   ------

EBITDA.............................   $81.5   $111.4   $ 42.9   $127.7   $ 77.3
                                      =====   ======   ======   ======   ======

/(5)/ For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and (iii) an allocation of one-third of the rental expense from operating leases, which we consider to be a reasonable approximation of the interest factor of operating lease payments. In 2002 and 2000, earnings were insufficient to cover fixed charges by approximately $44.9 million and $53.8 million, respectively.

/(6)/ The amount presented for 2002 includes proceeds of $131.0 million from the issuance of preferred stock in 2000 and 2001, plus the accrued and unpaid dividends of $49.6 million, less the unamortized discount due to detachable preferred stock warrants and unamortized issuance costs totaling $29.8 million.

                     Management's discussion and analysis of
                  financial condition and results of operations

The purpose of this section is to discuss and analyze our consolidated financial condition, liquidity and capital resources and results of operations. This analysis should be read in conjunction with the consolidated financial statements and notes which appear elsewhere in this prospectus. This section contains certain "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors set forth under "Disclosure regarding forward-looking statements" and "Risk factors" and elsewhere in this prospectus.

General

We derive our revenues, earnings and cash flows from the sale of film and flexible packaging products throughout the world. We manufacture these products at 26 facilities located in North America, Latin America, Europe and Australia. Our net sales have grown primarily as a result of strategic acquisitions made over the past several years, increased levels of production at acquired facilities, return on capital expenditures and the overall growth in the market for film and flexible packaging products. In addition, as discussed below under "Acquisitions in 2002 and 2001," we recently acquired a consumer products business that manufactures and sells products under the Con-Tact(R) brand name.

Acquisitions in 2002 and 2001

In August 2002, we purchased substantially all of the assets and assumed certain liabilities of the business of Roll-O-Sheets Canada Limited ("Roll-O-Sheets"). The Roll-O-Sheets business consists of one plant in Barrie, Canada engaged in the conversion and sale of PVC and polyethylene film for the food industry. In addition, the business includes the distribution of purchased polyester film, polypropylene food trays and other food service products.

In May 2002, we acquired substantially all of the assets and assumed certain liabilities of Decora Industries, Inc. and its operating subsidiary, Decora Incorporated (collectively, "Decora"), a New York based manufacturer and reseller of printed, plastic films, including plastic films and other consumer products sold under the Con-Tact(R) brand name. Our purchase of Decora's assets was approved by the United States Bankruptcy Court. The initial purchase price was approximately $18 million. The purchase price was negotiated with the creditors committee and was paid in cash using borrowings from our existing revolving credit facility. The assets purchased consisted of one plant in Fort Edward, New York, and related equipment used by Decora primarily to print, laminate and convert films into adhesive shelf liner. We have commenced the process of closing the Decora plant in Fort Edward, New York and have moved the production to our facilities in Mexico and Danville, Kentucky. The final purchase price after adjustments totaled $23.2 million.

In July 2001, we acquired 100% of the outstanding stock of Uniplast Holdings, Inc. ("Uniplast"), a manufacturer of multi-layer packaging films, industrial films and cast-embossed films, with operations in the United States and Canada, for an initial purchase price of approximately $56.0 million in cash and equity. In connection with the acquisition of Uniplast, we announced a plan to close three of Uniplast's six plants, move certain purchased assets to other locations and terminate certain of the sales, administration and technical employees of Uniplast. All three of these plants were closed in 2001 and sold in the first six months of 2002. The final purchase price after adjustments totaled $59.3 million.

We expect to continue to make acquisitions as opportunities arise within the constraints of our credit facilities, as amended. However, without the consent of the lenders under our credit facilities, we cannot make an acquisition under the terms of our amended credit facilities unless our leverage ratio will be equal to or less than 4.0 to 1.0 after the acquisition is completed.

Critical Accounting Policies

In the ordinary course of business, we make a number of estimates and assumptions relating to the reporting of results of operations and financial position in the preparation of financial statements in conformity with generally accepted accounting principles. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe the following discussion addresses our most critical accounting policies. These policies require management to exercise judgments that are often difficult, subjective and complex due to the necessity of estimating the effect of matters that are inherently uncertain.

Revenue Recognition. Sales revenue is recognized when title transfers, the risks and rewards of ownership have been transferred to the customer, the price is fixed and determinable and collection of the related receivable is probable, which is generally at the time of shipment.

We have several rebate programs with certain of our customers and a cash discount program on accounts receivable. These costs are estimated at the time of sale and are reported as a reduction to sales revenue. Periodic adjustments are made as a part of our ongoing evaluation of all receivable related allowances.

Accounts Receivable. We evaluate accounts receivable on a quarterly basis and review any significant customers with delinquent balances to determine future collectibility. We base our determinations on legal issues (such as bankruptcy status), past history, current financial and credit agency reports, and the experience of the credit representatives. We reserve accounts that we deem to be uncollectible in the quarter in which we make the determination. We maintain additional reserves based on our historical bad debt experience. Although there is a greater risk of uncollectibility in an economic downturn, we believe, based on past history and proven credit policies, that the net accounts receivable as of December 31, 2002 are of good quality.

Goodwill and Other Identifiable Intangible Assets. Goodwill associated with the excess purchase price over the fair value of assets acquired is currently not amortized. We have determined that certain of our trademarks have indefinite lives, and thus they are not amortized. This is in accordance with Statements of Financial Accounting Standards No. 142 effective for fiscal years beginning after December 15, 2001. Goodwill and trademarks are currently tested annually for impairment or more frequently if circumstances indicate that they may be impaired. Other identifiable intangible assets, such as customer lists, and other intangible assets are currently amortized on the straight-line method over their estimated useful lives. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be less than the undiscounted cash flows.

Retirement Plans. We value retirement plan assets and liabilities based on assumptions and actuarial valuations. Assumptions for the retirement plans are subject to the occurrence of future events, which are out of our control and could differ materially from the amounts currently reported.

Insurance. Our insurance for worker's compensation and employee-related health care benefits are covered using high deductible insurance policies. A third-party administrator is used to process such claims. We require all worker's compensation claims to be reported within 24 hours. As a result, we accrue our worker's compensation liability based upon the claim reserves established by the third-party administrator each month. Our employee health insurance benefit liability is based on our historical claims experience rate. Our earnings would be impacted to the extent actual claims vary from historical experience. We review our accruals associated with the exposure to these liabilities for adequacy at the end of each reporting period.

Deferred Taxes. We record deferred tax assets and liabilities for the differences in the carrying amounts of assets and liabilities for financial and tax reporting purposes. Deferred tax assets include amounts for net operating loss, foreign tax credit and alternative minimum tax credit carryforwards. Valuation allowances are recorded for amounts that management believes are not recoverable in future periods.

Results of Operations

The following table sets forth net sales, expenses, and operating income, and such amounts as a percentage of net sales, for the years ended December 31, 2002, 2001 and 2000.

                                                   Year Ended December 31,
                                      ------------------------------------------------
                                           2002             2001             2000
                                      --------------   --------------   --------------
                                                    (dollars in millions)
Net sales .........................   $879.2   100.0%  $840.4   100.0%  $843.8   100.0%
Cost of sales .....................    714.5    81.3    665.1    79.2    696.7    82.6
                                      ------   -----   ------   -----   ------   -----
Gross profit ......................    164.7    18.7    175.3    20.8    147.1    17.4
Operating expenses before
   restructuring and other costs ..     93.5    10.6    105.7    12.6    113.3    13.4
Restructuring and other costs .....     43.1     4.9     (4.6)   (0.6)    19.4     2.3
                                      ------   -----   ------   -----   ------   -----
Total operating expenses ..........    136.6    15.5    101.1    12.0    132.7    15.7
                                      ------   -----   ------   -----   ------   -----
Operating income ..................   $ 28.1     3.2%  $ 74.2     8.8%  $ 14.4     1.7%
                                      ======   =====   ======   =====   ======   =====

Year Ended December 31, 2002 Compared with the Year Ended December 31, 2001

Net sales. Net sales increased by $38.8 million, or 4.6%, to $879.2 million for 2002 from $840.4 million for 2001. An increase in sales volume of 7.2% was partially offset by a decrease in selling prices of 2.4 cents per pound, or 2.4%. See "Operating Segment Review" below for a detailed discussion of sales volumes and selling prices by segment and division.

Gross profit. Gross profit decreased by $10.6 million, or 6.0%, to $164.7 million for 2002 from $175.3 million for 2001. This decrease was primarily due to lower margins, partially offset by the effect of higher sales volumes. See "Operating Segment Review" below for a detailed discussion of the margin variances by segment.

Operating expenses before restructuring and other costs. Operating expenses before restructuring and other costs decreased $12.2 million, or 11.5%, to $93.5 million for 2002 from $105.7 million for 2001. This decrease was due primarily to stock based compensation expenses of $7.0 million in 2001, and reductions in operating expenses due to cost reduction programs implemented in 2002. In addition, expenses for 2001 included $6.0 million related to fees and expenses incurred in connection with a company-wide supply chain cost initiative. These decreases were partially offset by additional selling and general expenses of $5.9 million related to the Decora acquisition (the Pliant Solutions segment) and a $2.6 million charge for bad debts in 2002.

Restructuring and other costs. Restructuring and other costs increased to $43.1 million for 2002 from a credit of $4.6 million in 2001. Restructuring and other costs for 2002 reflect approximately $13.2 million related to the partial closure of our Shelbyville, Indiana facility (including non-cash charges of $12.2 million related to impaired assets), $3.7 million related to the closure of our Merced, California facility (including non-cash charges of $0.7 million related to impaired assets), $3.9 million related to costs associated with moving production lines purchased in the Uniplast acquisition, approximately $7.4 million related to severance costs related to several company-wide workforce reduction programs implemented in 2002, approximately $2.3 million related to costs associated with moving production equipment from our Fort Edward, New York facility to our Mexico facility (including the costs associated with the closure of the Fort Edward plant acquired in the Decora acquisition), a non-cash charge of $1.0 million related to the impairment of certain manufacturing assets in our U.S. plants, a non-cash charge of $8.6 million related to the impairment of goodwill in our International segment and approximately $3.0 million related to other costs associated with re-alignment of production resources at several other plants. See Note 4 to the consolidated financial statements included elsewhere in this prospectus.

Due to our decision not to proceed with the previously announced closure of our Harrington plant, approximately $7.6 million of the costs accrued for plant closures in 2000 was credited to plant closing costs in 2001. This credit was partially offset by $3.0 million of plant closing costs incurred during the fourth quarter of 2001, related primarily to the relocation of production lines as a result of the Uniplast acquisition.

Operating income. Operating income decreased $46.1 million, or 62.1%, to $28.1 million for 2002 from $74.2 million for 2001 for the reasons discussed above.

Interest expense. Interest expense decreased $0.7 million, or 1%, to $75.3 million for 2002 from $76.0 million for 2001. The decrease in interest expense, which resulted from lower outstanding term loans, due to repayments, and lower interest rates applicable to our term debt and revolving credit facilities, due to a decrease in LIBOR, was partially offset by higher interest costs from the issuance of an additional $100 million of subordinated debt in April 2002.

Other income (expense). Other income decreased $4.2 million to $2.3 million in 2002 from $6.5 million for 2001. The decrease reflects an amount of other income for the 2001 period that was primarily due to the proceeds and assets received from a settlement with a potential customer in the second quarter of 2001.

Income tax expense (benefit). In 2002 our income tax benefit was $1.5 million, compared to an income tax expense of $6.8 million in 2001. These amounts represent effective tax rates of 3.3% and 143.8% for the years ended December 31, 2002 and 2001, respectively. The fluctuation in income tax expense (benefit) relates primarily to the fluctuation in our income (loss) before income taxes for the years presented. The fluctuation in the effective tax rate is principally the result of foreign tax rate differences, the provision for valuation allowances and the amortization of goodwill in 2001. These differences increase the effective tax rate in years in which we have pretax profit and decrease our effective tax rate in years in which we have pretax loss. Pretax loss in 2002 was $44.9 million as compared to pretax income of $4.7 million in 2001. As of December 31, 2002, our deferred tax assets totaled approximately $79.1 million, of which $46.2 million related to net operating loss carryforwards. Our deferred tax liabilities totaled approximately $84.0 million. Due to uncertainty regarding the timing of the future reversals of existing deferred tax liabilities we have recorded a valuation allowance of approximately $3.8 million to offset the deferred tax asset relating to the net operating loss carryforwards. Due to uncertainty regarding the realization of our foreign tax credit carryforwards, we have recorded a valuation allowance of approximately $7.0 million to offset all of our foreign tax credit carryforwards.

Year Ended December 31, 2001 Compared with the Year Ended December 31, 2000

Net sales. Net sales decreased by $3.4 million, or 0.4%, to $840.4 million for 2001 from $843.8 million for 2000. A decrease in selling prices of 6.0 cents per pound, or 5.9%, was partially offset by an increase in sales volume of 5.8%. See "Operating Segment Review" below for a detailed discussion of sales volumes and selling prices by segment and division.

Gross profit. Gross profit increased by $28.2 million, or 19.2%, to $175.3 million for 2001 from $147.1 million for 2000. This increase was primarily due to the effect of higher sales volumes and improved margins. See "Operating Segment Review" below for a detailed discussion of the margin variances by segment.

Operating expenses before restructuring and other costs. Operating expenses before restructuring and other costs decreased $7.6 million, or 6.7%, to $105.7 million for 2001 from $113.3 million for 2000. As a percentage of sales, our operating expenses were relatively high in both periods due to several unusual items in 2001 and 2000.

The unusual items in 2001 included:

     .    $7.0 million of non-cash stock compensation costs;

     . $4.0 million related to the relocation of our corporate offices from Salt Lake City, Utah to Schaumburg, Illinois;

     . $6.0 million related to fees and expenses incurred in connection with a company-wide supply chain cost initiative; and

     . $3.0 million increase in depreciation expenses due primarily to new computer systems.

The unusual items in 2000 included:

     .    $10.8 million of costs related to the recapitalization;

     . $10.8 million related to fees and expenses incurred in connection with a company-wide supply chain cost initiative;

     .    $7.1 million related to a company-wide work force reduction program;
          and

     .    $2.6 million of non-cash stock compensation costs.

Restructuring and other costs. Restructuring and other costs for 2001 consisted of a credit of $4.6 million as compared to restructuring and other expenses of $19.4 million in 2000. Due to our decision not to proceed with the previously announced closure of our Harrington plant, approximately $7.6 million of the costs accrued for plant closures in 2000 were credited to plant closing costs in 2001. This credit was partially offset by $3.0 million of plant closing costs incurred during the fourth quarter of 2001, related primarily to the relocation of production lines as a result of the Uniplast acquisition. The restructuring and other costs for 2000 included costs related to the closure of our facilities in Birmingham, Alabama and Dallas, Texas. In addition, the restructuring and other costs for 2000 included costs for the expected closure of our Harrington facility.

Operating income. Operating income increased $59.8 million to $74.2 million for 2001 from $14.4 million for 2000 for the reasons discussed above.

Interest expense. Interest expense increased by $7.5 million, or 11%, to $76.0 million for 2001 from $68.5 million for 2000. This increase was principally a result of the recapitalization in May 2000. The increased interest expense attributable to increased borrowings was partially offset by a reduction in LIBOR, which decreased the variable interest rate on our term debt.

Income tax expense (benefit). In 2001, our income tax expense was $6.8 million, compared to an income tax benefit of $14.2 million in 2000. These amounts represent effective tax rates of 143.8% and 26.5% for the years ended December 31, 2001 and 2000, respectively. The fluctuation in income tax expense (benefit) relates primarily to the fluctuation in our income (loss) before income taxes for the years presented. The fluctuation in the effective tax rate is principally the result of foreign tax rate differences and amortization of goodwill, which are relatively fixed and therefore have a greater impact on the effective rate in years in which our pre-tax income or loss is relatively low. Pretax income in 2001 was $4.7 million as compared to a pre-tax loss of $53.8 million in 2000. As of December 31, 2001, our deferred tax assets totaled approximately $46.0 million of which $30.6 million related to net operating loss carryforwards. Our deferred tax liabilities totaled $69.6 million. Due to uncertainty regarding the realization of our foreign tax credit carryforwards, we have recorded a valuation allowance of approximately $1.9 million to offset all of our foreign tax credit carryforwards.

Operating Segment Review


General

Operating segments are our components for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. We evaluate the performance of our operating segments based on net sales (excluding intercompany sales) and segment profit. The segment profit reflects income before discontinued operations, extraordinary items, interest expense, income taxes, depreciation, amortization, restructuring and other costs, all non-cash charges and certain other adjustments defined by our credit agreement. For more information on our operating segments, including a reconciliation of segment profit to net income, see Note 14 to the consolidated financial statements included elsewhere in this prospectus. The total of the segment profit amounts presented in this section for our three operating segments and unallocated corporate expenses differs from the amount of EBITDA disclosed in "Summary historical financial data" and "Selected financial data" due to additional adjustments applied in computing the segment profit amounts.

In previous reporting periods we had three reporting segments classified by product types: Specialty Films, Design Products and Industrial Films. During the third quarter of 2002, we reorganized our operations under three new operating segments: Pliant U.S., Pliant International and Pliant Solutions. Segment information below with respect to 2001 and 2000 has been restated for comparative purposes.

Summary of segment information (in millions of dollars):

                                                                      Unallocated
                                 Pliant       Pliant        Pliant     Corporate
                                  U.S.    International   Solutions     Expenses     Total
                                 ------   -------------   ---------   -----------   ------
Year ended December 31, 2002
Net sales ....................   $742.6       $108.3        $28.3        $   --     $879.2
                                 ------       ------        -----        ------     ------
Segment profit ...............    118.0         15.6          2.7         (14.7)     121.6
                                 ------       ------        -----        ------     ------
Total assets .................    659.8        104.0         27.6          61.8      853.2
                                 ------       ------        -----        ------     ------

Year ended December 31, 2001
Net sales ....................   $736.1       $104.3           --        $   --     $840.4
                                 ------       ------        -----        ------     ------
Segment profit ...............    136.5         19.4           --         (14.1)     141.8
                                 ------       ------        -----        ------     ------
Total assets .................    685.0        113.4           --          53.3      851.7
                                 ------       ------        -----        ------     ------

Year ended December 31, 2000
Net sales ....................   $753.2       $ 90.6           --        $   --     $843.8
                                 ------       ------        -----        ------     ------
Segment profit ...............    110.4         17.1           --         (19.9)     107.6
                                 ------       ------        -----        ------     ------
Total assets .................    626.6         90.6           --          67.8      785.0
                                 ------       ------        -----        ------     ------

Year Ended December 31, 2002 Compared with the Year Ended December 31, 2001

Pliant U.S.

Net sales. The net sales of our Pliant U.S. segment increased $6.5 million, or 0.9%, to $742.6 million for 2002 from $736.1 million for 2001. This increase was primarily due to a 4.9% increase in our sales volumes, partially offset by a decrease in our average selling prices of 3.9 cents per pound, or 3.8%. The increase in sales volumes is discussed for each Pliant U.S. division, below, and the decrease in our average selling prices is discussed under "Segment profit," below.

Net sales in our Industrial Films division decreased $2.8 million, or 1.8%, to $158.7 million for 2002 from $161.5 million for 2001. This decrease was principally due to a decrease in our average selling prices of 5.2 cents per pound, or 6.8%, partially offset by a 5.4% increase in sales volumes. The increase in sales volume was primarily the result of incremental sales from new stretch film production lines at our Lewisburg plant. Net sales in our Specialty Films division decreased $2.8 million, or 1.7%, to $155.9 million for 2002 from $158.7 million for 2001. This decrease was principally due to a decrease in our average selling prices of 4.3 cents per pound, or 4.0%, partially offset by a 0.3% increase in sales volumes. Net sales in our Converter Films division increased $10.4 million, or 4.9%, to $221.0 million for 2002 from $210.6 million for 2001. This increase was principally due to an increase in our sales volumes of 6.0%, primarily as a result of the Uniplast acquisition in July 2001, partially offset by a decrease in our average selling prices of 1.4 cents per pound, or 1.5%. Net sales in our Printed and Barrier Films division increased $1.7 million, or 0.8%, to $207.0 million for 2002 from $205.3 million for 2001. This increase was principally due to an increase in our sales volumes of 7.1%, primarily due to incremental sales from a new printing press, partially offset by a decrease in our average selling prices of 8.9 cents per pound, or 5.9%.

Segment profit. The Pliant U.S. segment profit decreased $18.5 million, or 13.6%, to $118.0 million for 2002 from $136.5 million for 2001, primarily due to a decrease in gross margins. The decrease in gross margins was principally a result of lower selling prices, partially offset by the effect of the increase in sales volumes discussed above.

Our average raw material costs for 2002 as a whole were comparable to average raw material costs in 2001. However, there was a significant fluctuation in raw material costs during the two year period. Raw material costs were relatively high at the beginning of 2001 and declined throughout 2001 and the first quarter of 2002. Raw material costs sharply increased throughout the second and third quarters of 2002. As raw material costs declined in 2001, our average selling prices also declined to reflect lower raw material costs partially offset by a lag of contractual selling prices. As raw material costs began to sharply increase, lagging contractual prices and a competitive pricing environment resulted in a compression between our average selling prices and average raw material costs. The lagging contractual prices were the result of specific agreements with certain customers that in some cases delayed the implementation of price increases and decreases as raw material costs changed. As a result of these factors, our average selling prices continued to remain low during the second half of 2002 while our average raw material costs increased. A change in our sales mix toward lower margin products, in part resulting from the slowdown in the economy, also contributed to a decrease in our average selling prices. Segment profit was also adversely affected by a $2.6 million charge related to bad debts.

Segment total assets. The Pliant U.S. segment total assets decreased $25.2 million, or 3.7%, to $659.8 million as of December 31, 2002 from $685.0 million as of December 31, 2001. The decrease was due primarily to decreases in accounts receivable and property, plant and equipment of $8.2 million and $18.4 million, respectively, and a $2.0 million writedown of intangible assets, partially offset by an increase in inventory levels of $3.6 million. Property plant and equipment decreased primarily due to a sale and leaseback transaction of $17.1 million, and $26.4 million of depreciation expense, partially offset by capital expenditures of $28.5 million.

Pliant International

Net sales. The net sales of our Pliant International segment increased $4.0 million, or 3.8%, to $108.3 million for 2002 from $104.3 million for 2001. This increase was principally due to a 13.9% increase in our sales volume, primarily due to the Uniplast acquisition in July 2001, partially offset by a decrease in our average selling prices of 9 cents per pound, or 8.9%. Among other factors, our average selling prices were adversely affected by a reduction in sales of our higher value personal care film sold in Mexico and Argentina, each of which has experienced economic turmoil.

Segment profit. The Pliant International segment profit decreased $3.8 million, or 19.6%, to $15.6 million for 2002 from $19.4 million for 2001. The decrease was due principally to lower gross margins as a result of lower selling prices as discussed above.

Segment total assets. The Pliant International segment total assets decreased $9.4 million, or 8.3%, to $104.0 million as of December 31, 2002, from $113.4 million as of December 31, 2001. This decrease was due principally to a goodwill writedown of $8.6 million. Capital expenditures of $9.0 million were partially offset by depreciation expense of $6.2 million.


Pliant Solutions

Our Pliant Solutions segment was created in 2002 following the Decora acquisition. Therefore, a discussion of results of operations or total assets for this segment as compared to 2001 is not presented.

Pliant Solutions had net sales of $28.3 million and segment profit of $2.7 million from the date of acquisition in May 2002 to December 31, 2002. Pliant Solutions had segment total assets of $27.6 million as of December 31, 2002.

Unallocated Corporate Expenses

Unallocated corporate expenses increased $0.6 million, or 4.3%, to $14.7 million for 2002 from $14.1 million for 2001.

Year Ended December 31, 2001 Compared with the Year Ended December 31, 2000

Pliant U.S.

Net sales. The net sales of our Pliant U.S. segment decreased $17.1 million, or 2.3%, to $736.1 million for 2001 from $753.2 million for 2000. This decrease was primarily due to a decrease in our average selling prices of 5.5 cents per pound, or 5.1%, partially offset by an increase in our sales volumes of 3%. The increase in sales volumes is discussed for each Pliant U.S. division, below, and the decrease in our average selling prices is discussed under "Segment profit," below.

Net sales in our Industrial Films division increased $15.6 million, or 10.7%, to $161.5 million for 2001 from $145.9 million for 2000. This increase was principally due to a 16.9% increase in sales volumes partially offset by a decrease in our average selling prices of 4.2 cents per pound, or 5.3%. The increase in sales volume was primarily the result of increased sales of stretch film. Net sales in our Specialty Films division decreased $30.0 million, or 15.9%, to $158.7 million for 2001 from $188.7 million for 2000. This decrease was principally due to a decrease in sales volumes of 14.7% and a decrease in our average selling prices of 2.5 cents per pound, or 2.3%. The sales volumes decreased due to a significant reduction in sales at our Harrington plant, which was downsized in 2001, and a reduction in sales volume at our Washington plant due to a decrease in sales of our personal care films. Net sales in our Converter Films division increased $12.8 million, or 6.4%, to $210.6 million for 2001 from $197.8 million for 2000. This increase was principally due to an increase in our sales volumes of 10.6%, primarily as a result of the Uniplast acquisition in July 2001, partially offset by a decrease in our average selling prices of 3.7 cents per pound, or 3.7%. Net sales in our Printed and Barrier Films division decreased $15.5 million, or 7.0%, to $205.3 million for 2001 from $220.8 million for 2000. This decrease was principally due to a decrease in sales volumes of 5.7% due to the closure of our Birmingham, Alabama plant, substantial downsizing of our Shelbyville, Indiana plant and a decrease in our average selling prices of 2.2 cents per pound, or 1.4%.

Segment profit. The Pliant U.S. segment profit increased $26.1 million, or 23.6%, to $136.5 million for 2001 from $110.4 million for 2000. The increase was primarily due to the increase in sales volumes, discussed above, and an increase in gross margins. The increase in gross margins was principally a result of lower raw material prices that were only partially offset by lower selling prices during 2001.

Segment total assets. The Pliant U.S. segment total assets increased $58.4 million, or 9.3%, to $685.0 million as of December 31, 2001 from $626.6 million as of December 31, 2000. The increase was primarily due to an increase in property plant and equipment as a result of the Uniplast acquisition of $19.9 million, capital expenses of $48.5 million, and increase in goodwill of $14.2 million, principally due to the Uniplast acquisition. The increase in segment total assets was partially offset by depreciation and amortization expense of $26.0 million.

Pliant International

Net sales. The net sales of our Pliant International segment increased $13.7 million, or 15.1%, to $104.3 million for 2001 from $90.6 million for 2000. This increase was principally due to a 31.2% increase in our sales volume, primarily due to the Uniplast acquisition in July 2001, partially offset by a decrease in our average selling prices of 14.2 cents per pound, or 12.2%. Our average selling prices decreased due to a change in sales mix.

Segment profit. The Pliant International segment profit increased $2.3 million, or 13.5%, to $19.4 million for 2001 from $17.1 million for 2000. The increase was due principally to the effect of higher sales volume discussed above, partially offset by lower gross margins as a result of lower selling prices discussed above.

Segment total assets. The Pliant International segment total assets increased $22.8 million, or 25.2%, to $113.4 million as of December 31, 2001, from $90.6 million as of December 31, 2000, primarily due to the acquisition of Uniplast, partially offset by depreciation expenses.

Pliant Solutions

Our Pliant Solutions segment was created in 2002 following the Decora acquisition. Therefore, a discussion of results of operations or total assets for this segment is not presented.

Unallocated Corporate Expenses

Unallocated corporate expenses decreased $5.8 million, or 29.1%, to $14.1 million for 2001 from $19.9 million for 2000. Unallocated corporate expenses were relatively high in both periods due to several unusual items in 2001 and 2000. For a discussion of these items see "Year Ended December 31, 2001 Compared with the Year Ended December 31, 2000 - Operating expenses before restructuring and other costs."

Liquidity and Capital Resources

Our principal sources of funds are cash generated by our operations and borrowings under our credit facilities. In addition, we have raised funds through the issuance of our senior subordinated notes and the sale of shares of our preferred stock.

Credit facilities

As amended, our credit facilities consist of:

     . tranche A term loans in an aggregate principal amount of $117.9 million outstanding as of December 31, 2002;

     . Mexico term loans in an aggregate principal amount of $24.8 million outstanding as of December 31, 2002;

     . tranche B term loans in an aggregate principal amount of $251.9 million outstanding as of December 31, 2002; and

     . revolving credit facility in an aggregate principal amount of up to $100 million.

          . Up to $30.0 million (plus an additional amount up to $40.0 million to support certain borrowings by our principal Mexican subsidiary) of the revolving credit facility is available in the form of letters of credit.

The interest rates under the revolving credit facility, the tranche A facility and the Mexico facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. In accordance with the March 24, 2003 amendment to our credit facilities described below, the spread will not exceed 4.0% for Adjusted LIBOR or 3.0% for ABR. Adjusted LIBOR is the London inter-bank offered rate adjusted for statutory reserves. ABR is the alternate base rate, which is the higher of the lender's prime rate or the federal funds effective rate plus 1/2 of 1%. The interest rates under the tranche B facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. As amended, our credit facilities provide that the spread will not exceed 4.75% for Adjusted LIBOR or 3.75% for ABR. We may elect interest periods of one, two, three or six months for

Adjusted LIBOR borrowings. The calculation of interest is on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months.

Compliance with financial covenants

Our credit facilities require us to maintain certain key financial ratios on a quarterly basis. These key ratios include a leverage ratio and an interest coverage ratio. Effective March 24, 2003, we entered into an amendment (the "Amendment") of our credit facilities to, among other things, permit us to issue up to $50 million of our common stock, qualified preferred stock, warrants to acquire our common stock or qualified preferred stock, or any combination of our common stock, qualified preferred stock or warrants, or other capital contributions with respect to our common stock or qualified preferred stock. The Amendment also adjusted certain financial covenants, including the leverage and interest coverage ratios. As a condition to the effectiveness of the Amendment, we agreed to issue 10,000 shares of our Series A preferred stock and warrants to purchase 43,962 shares of our common stock to J.P. Morgan Partners (BHCA), L.P. ("J.P. Morgan Partners"), and J.P. Morgan Partners agreed to purchase such shares and warrants for $10 million. We completed this sale on March 25, 2003. All of the proceeds of this sale were used to reduce our term debt. In addition, the Amendment allows us to issue an additional $40 million of equity securities between March 25, 2003 and March 31, 2005 in order to obtain cash to reduce the revolving borrowings and/or term borrowings under our credit facilities. J.P. Morgan Partners is required to purchase up to $25 million of such additional equity securities to the extent necessary to enable us to meet our leverage ratio or the target senior debt leverage ratio specified in the Amendment at the end of any calendar quarter or fiscal year ending on or before December 31, 2004. Any such additional issuance of Series A preferred stock to J.P. Morgan Partners will also include warrants to purchase 4.3962 shares of our common stock for every $1,000 face amount of preferred stock issued. Our obligations to issue, and J.P. Morgan Partners' obligation to purchase such equity securities are set forth in a Securities Purchase Agreement dated as of March 25, 2003. Generally, if we are required to issue any portion of such $25 million of equity securities under the Amendment with respect to any fiscal quarter in 2003, we must use 50% of the net proceeds from the issuance of any such equity securities to reduce our revolving borrowings, and 50% to reduce our term borrowings. If we are required to issue any such equity securities under the Amendment with respect to any fiscal quarter in 2004, we must use 100% of the net proceeds to reduce our term borrowings. The issuance of the remaining $15 million of equity securities is voluntary on our part, and neither J.P. Morgan Partners nor any other person is required to purchase such equity securities. We incurred an amendment fee of $2.2 million in connection with the amendment. We also incurred approximately $0.5 million of legal and administrative expenses in connection with negotiating the Amendment and the issuance of 10,000 shares of Series A preferred stock.

Based on our current earnings forecast, our cash flow forecast and the proceeds received from the sale of $10 million of Series A preferred stock, as described above, we believe that we will comply with the covenants contained in our credit facilities, as amended, during 2003. Further, J.P. Morgan Partners' commitment to purchase additional equity securities will allow us to raise up to $25 million of additional funds to the extent necessary to enable us to comply with the financial covenants if we do not meet our earnings and cash flow forecast. However, if our actual earnings and cash flow are significantly below expectations and we are unable to raise enough funds to maintain compliance with the financial covenants through the sale of equity securities to J.P. Morgan Partners, we may not be able to comply with our financial covenants. Absent a waiver or further amendment of our credit facilities, the failure to comply with our financial covenants would cause us to be in default under our credit facilities. Any such default would have a material adverse effect on our liquidity and financial condition.

We are required to make annual mandatory prepayments of the term loans under the credit facilities within 90 days following the end of each year in an amount equal to the amount by which 100% of excess cash flow for such year (or 50% of excess cash flow if our leverage ratio at the end of such year is less than or equal to 4.0 to 1.0) exceeds the aggregate amount of voluntary prepayments made since the last excess cash flow payment, subject to certain adjustments. In addition, the term loan facilities are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of equity and debt issuances by us or any of our subsidiaries, and (b) 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, in each case subject to certain exceptions. See "Description of credit facilities and other indebtedness."

Senior subordinated notes

In 2000, we issued $220 million aggregate principal amount of 13% Senior Subordinated Notes due 2010. In 2002, we issued an additional $100 million of 13% Senior Subordinated Notes due 2010. The Notes mature on June 1, 2010, and interest on the Notes is payable on June 1 and December 1 of each year. The Notes are subordinated to all of our existing and future senior debt, rank equally with any future senior subordinated debt, and rank senior to any future subordinated debt. The Notes are guaranteed by some of our subsidiaries. The Notes are unsecured. Prior to June 1, 2003, we may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings by us at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest. Otherwise, we may not redeem the Notes prior to June 1, 2005. On or after that date, we may redeem the Notes, in whole or in part, at a redemption price (expressed as percentages of principal amount), (plus accrued and unpaid interest) multiplied by the following percentages: 106.5% if redeemed prior to June 1, 2006; 104.333% if redeemed prior to June 1, 2007; 102.167% if redeemed prior to June 1, 2008. See "Description of the notes."

Preferred stock

We have approximately $141 million of Series A Cumulative Exchangeable Redeemable Preferred Stock outstanding. The Series A preferred stock accrues dividends at the rate of 14% per annum; however, our board of directors has never declared or paid any dividends on the Series A preferred stock. Unpaid dividends accumulate and are added to the liquidation amount of the Series A preferred stock. After May 31, 2005 the annual dividend rate increases to 16% unless we pay dividends in cash. The dividend rate also increases to 16% if we fail to comply with certain of our obligations or upon certain events of bankruptcy. The Series A Preferred Stock is mandatorily redeemable on May 31, 2011. See Note 10 to the consolidated financial statements included elsewhere in this prospectus.


Net cash provided by operating activities


Net cash provided by operating activities was $43.6 million for the year ended December 31, 2002, an increase of $13.3 million, or 43.9%, from $30.3 million in 2001. The increase was primarily due to changes in working capital items, changes in restructuring and other costs and changes in operating earnings.


Net cash used in investing activities


Net cash used in investing activities was $55.2 million for the year ended December 31, 2002, compared to $87.3 million for the same period in 2001. Capital expenditures were $49.2 million and $56.4 million for the years ended December 31, 2002 and 2001, respectively. Capital expenditures in both periods were primarily for major expansion projects in all of our product lines, costs for upgrading our information systems, and for company-wide maintenance projects. We received $17.1 million and $7.9 million as part of sale-leaseback transactions of newly-acquired machinery and equipment in 2002 and 2001, respectively. In addition, we invested $23.2 million in the Decora acquisition and made additional adjustments to the Uniplast acquisition in 2002 and invested $38.8 million in cash in the Uniplast acquisition in 2001.


Net cash provided by financing activities


Net cash provided by financing activities was $12.4 million in 2002, as compared with $55.0 million in 2001. The 2002 activity represents principally the net proceeds from the issuance of $100 million of 13%

Senior Subordinated Notes due 2010, partially offset by repayments of term debt and revolving debt under our credit facilities. The activity in 2001 represents the proceeds of $31.0 million from the issuance of shares of preferred stock and preferred stock warrants used to fund the Uniplast acquisition and scheduled repayments of term debt, net of borrowings and repayments under our revolving credit facility.

Liquidity

As of December 31, 2002, we had approximately $45.8 million of working capital. As of December 31, 2002, we had approximately $67.6 million available for borrowings under our $100.0 million revolving credit facility, with outstanding borrowings of approximately $28.4 million and approximately $4.0 million of letters of credit issued under our revolving credit facility. Our outstanding borrowings under our revolving credit facility fluctuate significantly during each quarter as a result of the timing of payments for raw materials, capital and interest, as well as the timing of customer collections. The outstanding balance of our revolving credit facility had a peak balance of $78.7 million during the year ended December 31, 2002. As of December 31, 2002, the debt under our credit facilities and our senior subordinated notes bore interest at a weighted average rate of 9.5%, including the effect of interest rate derivative agreements.

As of December 31, 2002, we had approximately $1.6 million in cash and cash equivalents, of which the majority was held by our foreign subsidiaries. High effective repatriation tax rates may limit our ability to access cash and cash equivalents generated by our foreign operations for use in our U.S. operations, including to pay principal, premium, if any, and interest on the Notes and the credit facilities.

We expect that our total capital expenditures will be approximately $20 to $30 million in each of 2003 and 2004. These expenditures will consist primarily of ongoing maintenance capital expenditures.

The following table sets forth our total contractual cash obligations as of December 31, 2002 after giving effect to the Amendment and the issuance of 10,000 shares of Series A preferred stock on March 25, 2003 (in thousands):

                                                                             Payments Due by Period
                                                                  ------------------------------------------
                                                                    Less
                                                                    than                             After 5
          Contractual Cash Obligations                   Total     1 year   1-3 years   4-5 years     years
----------------------------------------------------   --------   -------   ---------   ---------   --------
Long-term debt (including capital lease obligations)   $744,693   $14,745    $104,202    $177,338   $448,408
Operating leases ...................................     69,307    13,595      23,146      17,404     15,162
Redeemable preferred stock .........................    160,816        --          --          --    160,816
                                                       --------   -------    --------    --------   --------
Total contractual cash obligations .................   $974,816   $28,340    $127,348    $194,742   $624,386

The credit facilities and the indentures relating to the Notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the credit facilities require us to maintain certain financial ratios.

The interest expense and scheduled principal payments on our borrowings affect our future liquidity requirements. We expect that cash flows from operating activities and available borrowings under our revolving credit facility of $100 million will provide sufficient cash flow to operate our business, to make expected capital expenditures and to meet foreseeable liquidity requirements. In addition, we have a commitment from J.P. Morgan Partners to purchase up to an additional $25 million of equity securities if necessary to maintain our financial covenants under our credit facilities. However, any proceeds from the issuance of any such equity securities must be used to repay amounts outstanding under our credit facilities as described above.

Changes in raw material costs can significantly affect the amount of cash provided by our operating activities, which can affect our liquidity requirements. Over the past several months, we have experienced a period of extreme uncertainty with respect to resin supplies and prices. High crude oil and natural gas pricing, resulting in part from harsh winter weather conditions in the eastern United States and uncertainties regarding the situation with Iraq have had a significant impact on the price and supply of resins. During the same period, many major suppliers of resin have announced price increases to cover their increases in feedstock costs. While the prices of our products generally fluctuate with the prices of resins, certain of our customers have contracts that limit our ability to pass the full cost of higher resin pricing through to our customers immediately. Further, competitive conditions in our industry may make it difficult for us to sufficiently increase our selling prices for all customers to reflect the full impact of increases in raw material costs. If this period of high resin pricing continues, we may be unable to pass on the entire effect of the price increases to our customers, which would adversely affect our profitability and working capital. In addition, further increases in crude oil and natural gas prices could make it difficult for us to obtain an adequate supply of resin from manufacturers affected by these factors.

If (a) we are not able to increase prices to cover historical and future raw materials cost increases, (b) we are unable to obtain adequate supply of resin,
(c) volume growth does not continue as expected, or (d) we experience any significant negative effects to our business, we may not have sufficient cash flow to operate our business, make expected capital expenditures or meet foreseeable liquidity requirements. Any such event would have a material adverse effect on our liquidity and financial condition.

Other Developments

On June 10, 2002, we entered into a separation agreement with Richard P. Durham, our former Chairman and Chief Executive Officer. As of the date of the separation agreement, Mr. Durham owned 28,289 shares of common stock, 12,083 performance vested shares, 2,417 time vested shares, warrants to purchase 1,250.48 shares of common stock and 1,232 shares of preferred stock of Pliant. All of Mr. Durham's time vested shares and 2,416 of Mr. Durham's performance vested shares had vested as of the date of the separation agreement. Pursuant to the separation agreement, Mr. Durham agreed to convert an outstanding promissory note issued as payment for a portion of his shares into two promissory notes. The first note (the "Vested Secured Note"), in the principal amount of $2,430,798, relates to Mr. Durham's time vested shares and the vested portion of his performance vested shares. The second note (the "Non-Vested Secured Note"), in the principal amount of $4,862,099, related to the 9,667 performance vested shares which had not vested as of the date of the separation agreement. In addition to these notes, Mr. Durham had an additional outstanding promissory note (the "Additional Note"), with a principal amount of $1,637,974, relating to a portion of the shares of common stock held by Mr. Durham. In accordance with the separation agreement, we repurchased and canceled Mr. Durham's 9,667 unvested shares in exchange for cancellation of the Non-Vested Secured Note on October 3, 2002.

The separation agreement preserved a put option established by Mr. Durham's employment agreement with respect to his shares. For purposes of this put option, the separation agreement provides that the price per share to be paid by us is $483.13 with respect to common stock, $483.13 less any exercise price with respect to warrants, and the liquidation preference with respect to preferred stock. On July 9, 2002, Mr. Durham exercised his put option with respect to 28,289 shares of common stock, 1,232 shares of preferred stock and warrants to purchase 1,250.48 shares of common stock. Mr. Durham's put option is subject to any financing or other restrictive covenants to which we are subject at the time of the proposed repurchase. Restrictive covenants under our credit facilities limit the number of shares we can currently repurchase from Mr. Durham. On October 3, 2002, as permitted by the covenants contained in our credit facilities, we purchased 8,204 shares from Mr. Durham for a purchase price of $3,963,599 less the outstanding amount of the Additional Note, which was cancelled. In December 2002 we purchased an additional 1,885 shares of common stock from Mr. Durham for an aggregate purchase price of approximately $910,700. As of December 31, 2002, our total remaining purchase obligation to Mr. Durham was approximately $10,623,097, excluding accrued preferred dividends. We are limited to a maximum purchase from Mr. Durham of $5,000,000 of shares in 2003, which purchase may only be made if we meet certain leverage ratios. In connection with Mr. Durham's resignation as Chairman and Chief Executive Officer, Jack E. Knott II was appointed our Chief Executive Officer. Mr. Timothy J. Walsh, a director since May 31, 2000, and a Partner of J.P. Morgan Partners, LLC, was appointed as the non-executive Chairman of the Board of Directors. Mr. Durham continues to serve as a member of our Board of Directors as a designee of The Christena Karen
H. Durham Trust, which holds 158,917 shares, or approximately 27.5%, of our outstanding common stock.

During 2001, we completed the transition of our corporate headquarters from Salt Lake City, Utah to Schaumburg, Illinois, and we made certain changes in our management. During the first quarter of 2001, we incurred non-cash stock-based compensation expense of approximately $7.0 million as a result of certain modifications to our senior management employment arrangements with two executive officers.


Quantitative and qualitative disclosures about market risk

We are exposed to various interest rate and resin price risks that arise in the normal course of business. We enter into interest rate collar and swap agreements to manage interest rate market risks and commodity collar agreements to manage resin market risks. However, significant increases in interest rates or the price of resins could adversely affect our operating margins, results of operations and ability to service our indebtedness.


We finance our operations with borrowings comprised primarily of variable rate indebtedness. Market risk arises from changes in interest rates. An increase of 1% in interest rates payable on our variable rate indebtedness would increase our annual interest expense by approximately $2.2 million. We have six interest rate derivative agreements with financial institutions that would reduce the impact of changes in interest rates on our floating-rate, long-term debt. These agreements include interest rate cap agreements, interest rate swap agreements and an interest rate collar agreement. These agreements have a notional amount of $358.0 million and expire from December 31, 2003 through January 18, 2005. See Note 6 to the consolidated financial statements included elsewhere in this prospectus.

Our raw material costs are comprised primarily of resins. Our resin costs comprised approximately 62% of our total manufacturing costs in 2002. Market risk arises from changes in resin costs. Although the average selling prices of our products generally increase or decrease as the cost of resins increases or decreases, the impact of a change in resin prices is more immediately reflected in our raw material costs than in our selling prices. From time to time we enter into commodity collar agreements to manage resin market risks. At December 31, 2002, we did not have any commodity collar agreements outstanding.


Fluctuations in exchange rates may also adversely affect our financial results. The functional currencies for our foreign subsidiaries are the local currency. As a result, certain of our assets and liabilities, including certain bank accounts, accounts receivable and accounts payable, exist in non U.S. dollar-denominated currencies, which are sensitive to foreign currency exchange rate fluctuations.


We enter into certain transactions denominated in foreign currencies but, because of the relatively small size of each individual currency exposure, we do not employ hedging techniques designed to mitigate foreign currency exposures. Gains and losses from these transactions as of December 31, 2002 have been immaterial and are reflected in the results of operations.


We are exposed to credit losses in the event of nonperformance by the counterparty to a financial instrument to which we are a party. We anticipate, however, that each of the counterparties to the financial instruments to which we are a party will be able to fully satisfy its obligations under the contract.

                                    Business

General


Pliant Corporation, with 2002 revenues of approximately $879 million, is one of North America's leading manufacturers of value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications. We offer some of the most diverse product lines in the film industry and have achieved leading positions in many of these product lines. We operate 26 manufacturing and research and development facilities worldwide and we currently have approximately 1.0 billion pounds of annual production capacity.

We were founded in 1992. We have combined strategic acquisitions, internal growth, product innovation and operational improvements to grow our business from net sales of $310.8 million in 1996 to $879.2 million in 2002. We have acquired and integrated numerous strategic film and flexible packaging operations since 1992.


Recapitalization


On May 31, 2000, we consummated a recapitalization pursuant to an agreement dated March 31, 2000 among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC, whereby the affiliate acquired majority control of our common stock. The total consideration paid in the recapitalization was approximately $1.1 billion, including transaction costs. Pursuant to the recapitalization agreement:

     . we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, then majority stockholder and then Chairman of the Board;

     . an affiliate of J.P. Morgan Partners, LLC purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durham Trust and by members of our current and former senior management;

     . an affiliate of J.P. Morgan Partners, LLC and certain other institutional investors purchased shares of common stock directly from us;

     . the trust and the management investors at that time retained or "rolled-over" approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization; and

     . we issued to an affiliate of J.P. Morgan Partners, LLC and to certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock and detachable warrants for our common stock.

In connection with the recapitalization, we restructured our indebtedness. We refinanced all amounts outstanding under our then existing credit facility and replaced it with amended and restated secured credit facilities.

Controlling Shareholders

J.P. Morgan Partners (BHCA), L.P. and/or affiliates own approximately 55% of our outstanding common stock, 75% of our preferred stock warrants to purchase common stock and 59% of our outstanding preferred stock, subject to certain preemptive rights with respect to 10,000 shares of preferred stock issued on March 25, 2003. J.P. Morgan Partners, LLC serves as investment advisor to J.P. Morgan Partners (BHCA), L.P. J.P. Morgan Partners, LLC is the private equity group of J.P. Morgan Chase & Co., which is one of the largest financial holding companies in the United States. J.P. Morgan Partners, LLC is a global private equity organization, with over $11 billion under management. Through its affiliates, J.P. Morgan Partners, LLC is a leading provider of equity capital for middle market buyouts, growth equity and venture capital.

Recent Acquisitions

In August 2002, we purchased substantially all of the assets and assumed certain liabilities of the business of Roll-O-Sheets Canada Limited. The Roll-O-Sheets business consists of one plant in Barrie, Canada engaged in the conversion and sale of PVC and polyethylene film for the food industry. In addition, the business includes the distribution of purchased polyester film and polypropylene food trays and other food service products.

In May 2002, we acquired substantially all of the assets and assumed certain liabilities of Decora Industries, Inc. and its operating subsidiary, Decora Incorporated (collectively, "Decora"), a New York based manufacturer and marketer of adhesive and non-adhesive decorative and surface coverings, including plastic films and other consumer products sold under the Con-Tact(R) brand name. The initial purchase price was approximately $18 million. The assets purchased consisted of one plant in Fort Edward, New York, and related equipment used by Decora primarily to print, laminate and convert films into adhesive shelf liner. In addition, we accrued certain liabilities related to acquisition costs and expenses related to the relocation of the production facility, including severance payments to terminated employees. The final purchase price after adjustments totaled $23.2 million.

In July 2001, we acquired 100% of the outstanding stock of Uniplast Holdings, Inc., a manufacturer of multi-layer packaging films, industrial films and cast-embossed films, with operations in the United States and Canada, for an initial purchase price of approximately $56.0 million in cash and equity. In addition, we accrued certain liabilities related to acquisition costs and expenses related to the relocation of the production facility including severance payments to terminated employees. The final purchase price after adjustments totaled $59.3 million.

Products, Markets and Customers

Our products are sold into numerous markets for a variety of end uses. Our operations consist of three operating segments: Pliant U.S., Pliant International and Pliant Solutions. Operating segments are components of our business for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. In previous reporting periods, we had three operating segments classified by our primary product types. During the third quarter of 2002, we reorganized our operations under our three current operating segments. Segment information in this prospectus with respect to 2001 and 2000 has been restated for comparative purposes. For more information on our operating segments and geographic information, see Note 14 to the consolidated financial statements included elsewhere in this prospectus.

Pliant U.S.

Our Pliant U.S. segment manufactures and sells films and other flexible packaging products primarily in the United States. Our Pliant U.S. segment accounted for 84.5%, 87.6% and 89.3% of our net sales in 2002, 2001 and 2000, respectively. The principal products of our Pliant U.S. segment include personal care and medical films, converter films, printed products, barrier films, agricultural films, stretch films and PVC films.

Personal Care and Medical Films. We are a leading producer of personal care films used in disposable diapers, feminine care products and adult incontinence products. Personal care films must meet diverse and highly technical specifications. We are also a specialized manufacturer of medical films. Our medical films are used in disposable surgical drapes and gowns. We also produce protective packaging for medical supplies, such as disposable syringes and intravenous fluid bags. In addition, our products include packaging for disposable medical devices.

Converter Films. We are North America's largest producer of converter films. Converter films are sold to converters of flexible packaging who laminate them to foil, paper or other films, and/or print them, and ultimately fabricate them into the final flexible packaging product. Our converter films are a key component in a wide variety of flexible packaging products. Generally, our converter films add value by providing the final packaging product with specific performance characteristics.

Printed Products. Our printed products include printed rollstock, bags and sheets used to package food and consumer goods. Printed bags or rollstock are sold to bakeries, fresh and frozen food processors, manufacturers of personal care products, textile manufacturers and other dry goods processors. We are the leading manufacturer of films used for frozen foods packaging in North America. In addition, we are the second largest manufacturer of films for the bread and bakery goods market in North America.

Barrier Films. We manufacture a variety of barrier films, primarily for food packaging. We are North America's second largest producer of films for cookie, cracker and cereal box liners. We are also a leading manufacturer of barrier films for liners in multi-wall pet food bags, frozen baked goods and dry mix packaging.

Agricultural Films. We are a leading manufacturer of polyethylene mulch films that are sold to fruit and vegetable growers and to nursery operators. Our mulch films are used extensively in North America and Latin America. Commercial growers of crops like peppers, tomatoes, cucumbers and strawberries are the primary consumers of our mulch films. We are one of North America's two largest producers of mulch films.

Stretch Films. Our stretch films are used to bundle, unitize and protect palletized loads during shipping and storage. Stretch films continue to replace more traditional packaging, such as corrugated boxes and metal strapping, because of stretch films' lower cost, higher strength, and ease of use. We are North America's fourth largest producer of stretch films.

PVC Films. Our PVC films are used by supermarkets, delicatessens and restaurants to wrap meat, cheese and produce. PVC films are preferred in these applications because of their clarity, elasticity and cling. We also produce PVC films for laundry and dry cleaning bags. Finally, we produce PVC films that are repackaged by us and other companies in smaller cutterbox rolls for sale in retail markets in North America, Latin America and Asia. We are the second largest producer of PVC films in North America.

The following table presents the net sales, excluding intercompany sales, contributed by the primary divisions in our Pliant U.S. segment. The Industrial Films division includes our stretch films and PVC films product categories. The Specialty Films division includes the majority of the sales from our personal care and medical films categories, as well as the sales from our agricultural films category and sales from our facility in Newport News, Virginia, which conducts a majority of our research and development. The Converter Films division consists of our converter films product category and some sales from our personal care and medical films product categories. The Printed and Barrier Films division includes our barrier films as well as our printed products categories.

Net sales, excluding intercompany sales (dollars in millions):

                                 2002     2001     2000
                                ------   ------   ------
Industrial Films ............   $158.7   $161.5   $145.9
Specialty Films .............    156.0    158.7    188.7
Converter Films .............    220.9    210.6    197.8
Printed and Barrier Films ...    207.0    205.3    220.8
                                ------   ------   ------
   Total Pliant U.S.            $742.6   $736.1   $753.2
                                ======   ======   ======

Pliant International

Our Pliant International segment manufactures and sells films and other flexible packaging products. We have manufacturing operations located in Australia, Brazil, Canada, Germany and Mexico. These operations service Australia, Southeast Asia, Latin America, Canada, Europe and Mexico. In addition, our operation in Mexico provides the film for our Pliant Solutions segment. Our Pliant International segment accounted for 12.3%, 12.4% and 10.7% of our net sales in 2002, 2001 and 2000, respectively. The principal products of our Pliant International segment vary depending on the particular country or region.

Mexico

Our facility in Mexico produces a variety of films and flexible packaging products. These products are sold primarily in Mexico, although we have a few customers in other Latin American countries. Our facility in Mexico manufactures personal care films, printed products and barrier films. We also sell stretch films and PVC films manufactured by our U.S. plants in Mexico and the Latin America region.

Personal Care Films. We are a leading supplier of personal care films in Mexico. We produce both printed and unprinted films for use in disposable diapers, feminine care products and adult incontinence products.

Printed Products. Our facility in Mexico produces printed rollstock, bags and sheets used to package food and consumer products.

Barrier Films. We manufacture co-extruded barrier films in our Mexico facility. These films are used for cookie, cracker and cereal box liners.

Stretch and Shrink Films. We are a leading supplier of stretch and shrink films in Mexico. Stretch films are used to bundle, unitize and protect palletized loads during shipment and storage. These stretch films are manufactured by our U.S. plants. Shrink film is produced in our Mexican operations as well as our U.S. plants for sale into this region.

PVC Films. We also sell PVC films in Mexico. Like our stretch films, our PVC films are manufactured by our U.S. plants and shipped to customers in Mexico.

Germany

Our facility in Germany produces PVC films primarily for sale throughout Europe. We are a leading producer of PVC films in Europe, where our films are sold primarily to supermarkets and processors of red meat and poultry. In Southern Europe, we also sell our PVC films to produce suppliers.

Australia

Our facility in Australia produces PVC films primarily for sale in Australia, New Zealand and Southeast Asia. In this region, we sell our PVC films primarily to supermarkets, delicatessens and restaurants to wrap meat, cheese and produce. We also sell PVC films to converters that rewind and slit the PVC films for use in retail cutter boxes.

Canada

We are a leading supplier of converter films in Canada. We manufacture converter films at both our Canadian facilities and our U.S. facilities for sale in Canada. In Canada, we sell our converter films primarily to converters of flexible packaging, distributors and end users.

Pliant Solutions

Our Pliant Solutions segment consists primarily of the consumer products business we acquired from Decora in May 2002. Net sales of the Pliant Solutions segment since the acquisition date accounted for 3.2% of our net sales in 2002. Our Pliant Solutions segment manufactures and markets decorative and surface coverings, including self-adhesive and non-adhesive coverings, primarily in the United States and Canada. We market these consumer products primarily under the Con-Tact(R) brand name, which is considered to be the most recognized brand of consumer decorative and surface coverings.

Decorative and surface coverings are manufactured through the conversion of various films into consumer packaged goods. These products are sold by retailers to consumers for a wide range of applications, including shelf-lining, decorative accenting, glass covering, surface repair, resurfacing and arts and crafts projects. Product lines currently marketed by our Pliant Solutions segment under the Con-Tact(R) brand name include multipurpose decorative coverings, Shelf Liner(TM), Grip Liner(TM) and glass coverings. Consumers purchase these products based upon their ease of application, design, durability and price.

We believe we are the largest provider of decorative and surface coverings in the United States, which we attribute to the strength of our Con-Tact(R) brand name. In North America, we sell our Con-Tact(R) brand products primarily to retailers, including mass merchants, home centers, specialty stores, grocery stores, and drug stores.

Sales and Marketing

Because of our broad range of product offerings and customers, our sales and marketing efforts are generally specific to a particular product, customer or geographic region. We market in various ways, depending on both the customer and the product. However, most of our salespeople are dedicated to a specific product line and sometimes to specific customers.

The majority of our films are sold by our own direct sales force. These salespeople are supported by customer service and technical specialists assigned to each salesperson, and in some cases, to specific customers. In addition, certain of our personal care and barrier films, and all of our agricultural films are sold through brokers in the United States. Most of our printed products are sold domestically through brokers. National grocery chains and some smaller customer accounts are serviced by our own direct sales force.

Our stretch films and PVC films are generally sold to distributors, although we also sell stretch films directly to large national accounts. We have an independent contract sales force that sells our stretch films to national and regional distributors. Our PVC films are sold by our own sales force to regional and national distributors, directly to national grocery chains, and directly to converters, who repackage the film into cutterbox rolls for sale in retail markets.

No single customer accounted for more than 10% of our net sales for the year ended December 31, 2002.

Manufacturing

Over the past three years, excluding acquisitions, we have invested a total of $171.3 million to expand, upgrade and maintain our asset base and information systems. With 26 plants, we are often able to allocate lines to specific products. Our multiple manufacturing sites and varied production capabilities also allow us to offer multiple plant service to our national customers. Generally, our manufacturing plants operate 24 hours a day, seven days a week.

We manufacture our film products using both blown and cast extrusion processes. In each process, thermoplastic resin pellets are combined with other resins, plasticizers or modifiers in a controlled, high-temperature, pressurized process to create films with specific performance characteristics. Blown film is produced by extruding molten resin through a circular die and chilled air ring to form a bubble. In the cast film process, molten resin is extruded through a horizontal die onto a chill roll, where the film is quickly cooled. These two basic film manufacturing processes produce films with uniquely different performance characteristics. Cast films are generally clearer, softer and more uniform in thickness. Blown films offer enhanced physical properties, such as increased tear and puncture resistance and better barrier protection.

We also produce a significant amount of printed films and bags. We employ both flexographic and rotogravure printing equipment in our printing operations.

Technology and Research and Development

We believe our technology base and research and development support provide critical support to our business and customers. Our research and development group provides the latest resin and extrusion technology to our manufacturing facilities and allows us to test new resins and process technologies. Our technical center in Newport News, Virginia has a pilot plant that allows the technical center to run commercial "scale-ups" for new products. We are able to use our broad product offerings and technology to transfer technological innovations from one market to another.

Our technical representatives often work with customers to help them develop new, more competitive products. This allows us to enhance our relationships with these customers by providing the technical service needed to support commercialization of new products and by helping them to improve operational efficiency and quality throughout a product's life cycle.

We spent $8.1 million, $9.8 million and $8.6 million on research and development in 2002, 2001 and 2000, respectively, before giving effect to revenues from pilot plant sales.

Intellectual Property Rights


Patents, trademarks and licenses are significant to our business. We have patent protection on many of our products and processes, and we regularly apply for new patents on significant product and process developments. We have registered trademarks on many of our products. We also rely on unpatented proprietary know-how, continuing technological innovation and other trade secrets to develop and maintain our competitive position. In addition to our own patents, trade secrets and proprietary know-how, we license from third parties the right to use some of their intellectual property. Although we constantly seek to protect our patents, trademarks and other intellectual property, there can be no assurance that our precautions will provide meaningful protection against competitors or that the value of our trademarks will not be diluted.


Raw Materials

Polyethylene, PVC, polypropylene and other resins and additives constitute the major raw materials for our products. We purchase most of our resin from major oil companies and petrochemical companies in North America. For the year ended December 31, 2002, resin costs comprised approximately 62% of our total manufacturing costs. The price of resins is a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas feedstocks. Resin shortages or significant increases in the price of resin could have a significant adverse effect on our business.

Over the past several months, we have experienced a period of extreme uncertainty with respect to resin supplies and prices. High crude oil and natural gas pricing, resulting in part from harsh winter weather conditions in the eastern United States and uncertainties regarding the situation with Iraq, have had a significant impact on the price and supply of resins. During the same period, many major suppliers of resin have announced price increases to cover their increases in feedstock costs. While the prices of our products generally fluctuate with the price of resins, certain of our customers have contracts that limit our ability to pass the full cost of higher resin pricing through to our customers immediately. Further, competitive conditions in our industry may make it difficult for us to sufficiently increase our selling prices for all customers to reflect the full impact of increases in raw material costs. If this period of high resin pricing continues, we may be unable to pass on the entire effect of the price increases to our customers, which would adversely affect our profitability and working capital. In addition, further increases in crude oil and natural gas prices could make it difficult for us to obtain an adequate supply of resin from manufacturers affected by these factors.

Employees

As of February 28, 2003, we had approximately 3,250 employees, of which approximately 1,000 employees were subject to a total of 12 collective bargaining agreements that expire on various dates between February 19, 2004 and March 7, 2007. We consider our current relations with our employees to be good. However, if major work disruptions were to occur, our business could be adversely affected.

Properties

Our principal executive offices are located at 1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173. We own most of the improved real property and other assets used in our operations. We lease all or part of seven of the sites at which we have manufacturing operations. We also lease warehouse and office space at various locations. We consider the condition of our plants, warehouses and other properties and the other assets owned or leased by us to be generally good.

In an effort to maximize the efficiency of our facilities, we closed and disposed of a number of facilities in 2000, 2001 and 2002, including certain facilities acquired in connection with recent acquisitions. Production from these facilities was moved in large part to plants that were not operating at capacity. During 2000, we closed a facility in Dallas, Texas. In 2001, we closed a facility in Birmingham, Alabama, two facilities in Palmer, Massachusetts, a facility in Columbus, Indiana and a part of our facility in Toronto, Canada. During 2002, we commenced a process to consolidate our two plants in Mexico. In addition, during the fourth quarter of 2002 we substantially completed the closure of our facility in Merced, California and a portion of our plant in Shelbyville, Indiana. The remaining portion of the Shelbyville, Indiana plant continues to operate as part of the Alliant joint venture. Alliant is a joint venture between us and Supreme Plastics Ltd., a company based in the United Kingdom. Alliant manufactures and sells recloseable zipper products. We have also commenced the process of closing a facility in Fort Edward, New York, which was acquired as part of the Decora acquisition, and have moved the production to our facilities in Mexico and Danville, Kentucky.

We have an annual film production capacity of approximately one billion pounds. Our principal manufacturing plants are listed below. Unless otherwise indicated, we own each of these properties.

         Location                                  Products
         --------                                  --------
Pliant U.S.

Barrie, Canada*                 PVC and polyethylene films
Bloomington, Indiana*           Barrier and custom films
Burrillville, Rhode Island      Converter films
Calhoun, Georgia                PVC films
Chippewa Falls, Wisconsin       Converter and personal care films
Dalton, Georgia                 Converter, barrier and custom films
Danville, Kentucky              Stretch and converter films
Deerfield, Massachusetts        Converter films
Harrington, Delaware            Personal care, medical and converter films
Kent, Washington                Printed bags and rollstock
Langley, British Columbia*      Printed bags and rollstock
Lewisburg, Tennessee            Stretch films
Macedon, New York+              Personal care films, printed bags and rollstock
McAlester, Oklahoma             Personal care, medical and converter films
Newport News, Virginia          Research facility and pilot plant
Odon, Indiana*                  Barrier and custom films
Shelbyville, Indiana            Reclosable zipper products
Toronto, Canada                 PVC films
Washington, Georgia             Personal care, medical and agricultural films

Pliant International

Mexico City, Mexico*            Barrier and personal care films, printed bags
                                and rollstock
Orillia, Canada (two plants)    Converter films
Phillipsburg, Germany           PVC films
Porte Allegra, Brazil           Personal care bags
Preston, Australia*             PVC films

Pliant Solutions

Danville, Kentucky*             Packaging and distribution

----------
*    Indicates a leased building.

+    Indicates a building that is approximately 95% owned and 5% leased.

Environmental Matters


Our operations are subject to environmental laws in the United States and abroad, including those described below. Our capital and operating budgets include costs and expenses associated with complying with these laws, including the acquisition, maintenance and repair of pollution control equipment, and routine measures to prevent, contain and clean up spills of materials that occur in the ordinary course of our business. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal. We believe that we are in substantial compliance with environmental laws and our environmental permit requirements, and that the costs and expenses associated with such compliance are not material to our business. However, additional operating costs and capital expenditures could be incurred if, for example, additional or more stringent requirements relevant to our operations are promulgated.



From time to time, contaminants from current or historical operations have been detected at some of our present and former sites, principally in connection with the removal or closure of underground storage tanks. The cost to remediate these sites has not been material, and we are not currently aware that any of our facility locations have material outstanding claims or obligations relating to contamination issues.

Competition


The markets in which we operate are highly competitive on the basis of service, product quality, product innovation and price. Small and medium-sized manufacturers that compete primarily in regional markets service a large portion of the film and flexible packaging market, and there are relatively few large national manufacturers. In addition to competition from many smaller competitors, we face strong competition from a number of large film and flexible packaging companies. Some of our competitors are substantially larger, are more diversified, and have greater resources than we have, and, therefore, may have certain competitive advantages.

Legal proceedings

On November 19, 2001, S.C. Johnson & Son, Inc. and S.C. Johnson Home Storage, Inc. (collectively, "S.C. Johnson") filed a complaint against us in the U.S. District Court for the District of Michigan, Northern Division (Case No. 01-CV-10343-BC). The complaint alleges misappropriation of proprietary trade secret information relating to certain componentry used in the manufacture of reclosable "slider" bags. We counterclaimed alleging that S.C. Johnson misappropriated certain of our trade secrets relating to the extrusion of flange zipper and unitizing robotics. Both the S.C. Johnson complaint and our counterclaim seek damages and injunctive and declaratory relief. Discovery in this proceeding is currently expected to conclude on July 31, 2003. We intend to resist S.C. Johnson's claims and to pursue our counterclaim vigorously. We do not believe this proceeding will have a material adverse affect on our financial condition or results of operations.

On February 26, 2003, former employees of our Fort Edward, New York manufacturing facility, which we acquired as part of the Decora acquisition, named us as defendants in a complaint filed in the Supreme Court of the State of New York, County of Washington (Index No. 4417E). We received service of this complaint on April 2, 2003. The complaint alleges claims against us for conspiracy to defraud and breach of contract arising out of our court-approved purchase of the assets of Decora Industries, Inc. and Decora, Incorporated. Plaintiffs' complaint seeks compensatory and punitive damages and a declaratory judgment nullifying severance agreements for lack of consideration and economic duress. Our response to the complaint is due on May 2, 2003, and we intend to resist the plaintiffs' claims vigorously. We do not believe this proceeding will have a material adverse affect on our financial condition or results of operations.

We are involved in other litigation matters from time to time in the ordinary course of our business. In our opinion, none of such litigation is material to our financial condition or results of operations.

                                   Management


     Certain information about our executive officers and directors is presented in the table below. Pursuant to the stockholders' agreement among us, the holders of our common stock and the holders of warrants to purchase our common stock, our board of directors currently consists of seven members, four of whom are designated by our institutional common stockholders and warrantholders, two of whom are designated by the The Christena Karen H. Durham Trust, or the Trust, and one of whom is appointed by our board of directors and must be a member of our senior management.

Name                        Age                        Position
----                        ---                        --------
Jack E. Knott II.........    48   Chief Executive Officer and Director

Brian E. Johnson.........    47   Executive Vice President and Chief Financial Officer

Stanley B. Bikulege......    39   Executive Vice President and President, Pliant U.S.

Elise H. Scroggs.........    41   Executive Vice President and President, Pliant International

Len Azzaro...............    53   Executive Vice President and President, Flexible Packaging

Douglas W. Bengtson......    55   Executive Vice President, Procurement and Strategic Sourcing

Timothy J. Walsh ........    39   Chairman of the Board and Director

Richard P. Durham........    38   Director

Donald J. Hofmann, Jr. ..    45   Director

John M. B. O'Connor......    48   Director

Edward A. Lapekas........    59   Director

Albert (Pat) MacMillan...    59   Director

Jack E. Knott II became our Chief Executive Officer in June 2002 and was our President from March 2001 through June 2002. Mr. Knott also served as our Chief Operating Officer from September 1, 1997 through June 2002. From September 1997 through March 2001, Mr. Knott also served as an Executive Vice President. Prior to joining us, Mr. Knott was a member of the board of directors of Rexene Corporation and held the position of Executive Vice President of Rexene Corporation and President of Rexene Products. Mr. Knott served in various capacities at Rexene from 1985 to 1997, including Executive Vice President and President, Rexene Products, and Executive Vice President and President of CT Film, a division of Rexene Corporation. Prior to joining Rexene Corporation, Mr. Knott worked for American National Can. Mr. Knott received a B.S. degree in Chemical Engineering and an M.B.A. degree from the University of Wisconsin. Mr. Knott is currently chairman of the Flexible Packaging Association. Pursuant to the stockholders' agreement, Mr. Knott is the board of directors' appointee to the board from our senior management.

Brian E. Johnson became our Executive Vice President and Chief Financial Officer on July 17, 2001. Mr. Johnson joined Pliant in April 2001 as Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Johnson was Vice President and Chief Financial Officer of Geneer Corporation. His former positions include Executive Vice President at Lawson Mardon Packaging and Vice President and General Manager of Sengewald USA Inc. Mr. Johnson received a B.S. degree in Finance from the University of Illinois, and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

Stanley B. Bikulege became Executive Vice President and President, Pliant U.S. in June 2002. Mr. Bikulege served as Executive Vice President Operations from July 2001 through June 2002. Mr.

Bikulege's prior positions with Pliant include Senior Vice President and General Manager, Industrial Films Division; Vice President, Stretch Films; General Manager-Castflex; Managing Director-Europe; Managing Director PVC Films-Europe; Director of Manufacturing; and Plant Manager. Prior to joining us in 1992, Mr. Bikulege held numerous positions in Goodyear Tire and Rubber Company's Films Division. Mr. Bikulege received a B.S. degree in Chemical Engineering from Youngstown State University and an M.B.A. degree from Georgia State University.

Elise H. Scroggs became Executive Vice President and President, Pliant International in June 2002. Ms. Scroggs served as Senior Vice President of International Operations from December 2001 through June 2002. Ms. Scroggs' prior positions with Pliant include numerous management positions overseeing transportation, customer service, purchasing, operations and administration. Prior to joining us in 1997, Ms. Scroggs held sales management positions with Rexene Corporation. Ms. Scroggs received a B.Sc. degree in Textile Chemistry from Auburn University.

Len Azzaro became Executive Vice President and President, Flexible Packaging on February 3, 2003. Prior to joining Pliant, Mr. Azzaro spent 30 years in global sales, marketing and general management at Dow Chemical. Most recently he served as leader of Dow's global polyethylene business. Mr. Azzaro holds a B.S. degree from Youngstown State and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

Douglas W. Bengtson became our Executive Vice President, Procurement and Strategic Sourcing in June 2002. Mr. Bengtson served as Executive Vice President of Sales from July 2001 through June 2002. Mr. Bengtson joined Pliant in September 1997 as Senior Vice President and General Manager, Performance Films Division. Prior to joining us, Mr. Bengtson was Vice President of Sales and Marketing for Food Packaging at American National Can. His former positions include Vice President, Sales and Marketing at CT Film, a division of Rexene Corporation, and Vice President, Sales and Marketing, of the Polymer division of Rexene Corporation. Mr. Bengtson received a B.S. degree in Business/Marketing from Colorado State University.

Timothy J. Walsh became one of our directors on May 31, 2000 and the chairman of the board of directors in June 2002. Mr. Walsh is an executive officer of JPMP Capital Corp., which is the general partner of JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners (BHCA), L.P., which is a principal stockholder of the Company. Since 1999, Mr. Walsh has been a Partner of J.P. Morgan Partners, LLC (formerly, Chase Capital Partners), a global private equity organization with approximately $11.7 billion of direct private equity under management. J.P. Morgan Partners, LLC provides equity capital for middle market buyouts, growth equity and venture capital. From 1993 to 1999, Mr. Walsh held various positions with J.P. Morgan Partners, LLC in Europe and North America. Prior to 1993, he was a Vice President of J.P. Morgan Chase & Co. (formerly, The Chase Manhattan Corporation). Mr. Walsh is also a director of Better Minerals & Aggregates Company, Klockner Pentaplast S.A. and Metokote Corporation. Mr. Walsh received a B.S. degree from Trinity College and an M.B.A. degree from the University of Chicago. Pursuant to the stockholders' agreement, Mr. Walsh is one of the designees to the board by our institutional common stockholders and warrantholders.

Richard P. Durham became one of our directors on May 31, 2000. Mr. Durham also served as our President, from March 1997 through March 2001, and as our Chief Executive Officer, from March 1997 through June 2002. He was also the chairman of our board of directors from May 31, 2000 to June 2002. Mr. Durham has been with various Huntsman Corporation affiliates since 1987. Prior to becoming our President, Mr. Durham served as Co-President and Chief Financial Officer of Huntsman Corporation. Mr. Durham is also a director of Huntsman Corporation. Mr. Durham is a graduate of The Wharton School of Business at the University of Pennsylvania. Pursuant to the stockholders' agreement, Mr. Durham is one of the Trust's designees to the board.

Donald J. Hofmann, Jr. became one of our directors on May 31, 2000. Since January 2003, Mr. Hofmann has been a Senior Advisor of J.P. Morgan Partners, LLC (formerly, Chase Capital Partners), a global private equity organization with approximately $11.7 billion of direct private equity under management. J.P. Morgan Partners, LLC provides equity capital for middle market buyouts, growth equity and venture capital. From 1992 until January 2003, Mr. Hofmann was a partner of J.P. Morgan Partners, LLC. Mr. Hofmann is also a director of Advanced Accessory Systems, LLC. Mr. Hofmann received a B.A. degree from Hofstra University and an M.B.A. degree from the Harvard Business School. Pursuant to the stockholders' agreement, Mr. Hofmann is one of the designees to the board by our institutional common stockholders and warrantholders.

John M. B. O'Connor became one of our directors on May 31, 2000. Mr. O'Connor is an executive officer of JPMP Capital Corp., which is the general partner of JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners
(BHCA), L.P., which is a principal stockholder of the Company. Mr. O'Connor joined J.P. Morgan Partners, LLC (formerly, Chase Capital Partners) in 1995 and is an Executive Partner. J.P. Morgan Partners, LLC is a global private equity organization with approximately $11.7 billion of direct private equity under management. J.P. Morgan Partners, LLC provides equity capital for middle market buyouts, growth equity and venture capital. From 1993 to 1999, Mr. O'Connor held various positions with J.P. Morgan Partners, LLC in Europe and North America. Mr. O'Connor is also on the Board of TK Aluminum Ltd., AdvisorTech Corporation, FHC Value Options. Mr. O'Connor is an appointee of New York City's Mayor Bloomberg to the Board of the Center for Animal Care and Control, a Director of The Fund for the City of New York and a Director of the American Society for the Prevention of Cruelty to Animals ("ASPCA"). Mr. O'Connor received his B.A. degree from Tulane University and an M.B.A. degree from the Columbia University Graduate School of Business. Pursuant to the stockholders' agreement, Mr. O'Connor is one of the designees to the board by our institutional common stockholders and warrantholders.

Edward A. Lapekas became one of our directors on December 19, 2001. Since November 2002, Mr. Lapekas has served as Chairman and Chief Executive Officer of NEXPAK, a media packaging company. Prior to that, Mr. Lapekas was Executive Chairman of Packtion Corporation, an e-commerce venture, from October 2000 until June 2001. From May 1996 until July 2000, Mr. Lapekas was employed by American National Can Group, Inc., last serving as Chairman and Chief Executive officer. Prior to that, Mr. Lapekas served as Deputy Chairman and Chief Operating Officer of Schmalbach-Lubeca AG. From 1971 until 1991, Mr. Lapekas was employed by Continental Can Company, where he served in various strategy, planning, operating and marketing capacities. Mr. Lapekas is also a director of Silgan Corp. He received a B.A. degree from Albion College and an M.B.A. degree from Wayne State University. Pursuant to the stockholders' agreement, Mr. Lapekas is one of the Trust's designees to the board.

Albert (Pat) MacMillan became one of our directors on December 19, 2001. Mr. MacMillan is the founder and CEO of Team Resources, a consulting firm with offices in the United States, Venezuela, Peru, Chile, and Mexico. Founded in 1980, Team Resources provides client services in the areas of strategy, building team-based organizations, and designing leadership development strategies. He also serves on the Board of Directors for Unum/Provident and the Metokote Corporation, as well as several foundations and non-profit organizations. He received a B.A. degree in Business and an M.B.A. degree from the University of Washington. Pursuant to the stockholders' agreement, Mr. MacMillan is one of the designees to the board by our institutional common stockholders and warrantholders.

Executive Compensation

     The following summary compensation table sets forth information about compensation earned in the fiscal years ended December 31, 2002, 2001 and 2000 by each person serving as chief executive officer during 2002 and the five other most highly compensated executive officers of Pliant (as of the end of the last fiscal year) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term Compensation(2)
                                                                 Annual         -------------------------
                                                             Compensation(1)      Securities                All Other
                                                            -----------------     Underlying      LTIP       Compen-
                                                             Salary    Bonus     Options/SARs   Payouts       sation
Name And Principal Position                          Year     ($)       ($)          (#)          ($)          ($)
---------------------------                          ----   -------   -------    ------------   -------     ---------
Jack E. Knott II..................................   2002   375,000   163,659           --           --         5,700(3)
   Chief Executive Officer                           2001   337,500   163,428           --           --         5,100(4)
                                                     2000   316,667   104,274           --           --     1,037,271(5)

Richard P. Durham.................................   2002   250,000   185,800           --           --       270,708(6)
   Chairman and Chief Executive Officer              2001   500,000   381,024           --           --         5,100(4)
   Until June 10, 2002(12)                           2000   500,000   245,568           --           --       136,350(7)

Brian E. Johnson..................................   2002   265,200    41,928           --           --         5,700(3)
   Executive Vice President                          2001   179,333    44,370        5,000           --         5,100(4)
   And Chief Financial Officer(13)                   2000        --        --           --           --            --

Stanley B. Bikulege...............................   2002   247,083    47,093        2,720           --         5,700(3)
   Executive Vice President, President, Pliant USA   2001   203,125    66,245          250           --        56,931(8)
                                                     2000   182,250    60,304        1,030      298,521        52,600(9)

Elise H. Scroggs..................................   2002   205,417    32,972        2,200           --         5,700(3)
   Executive Vice President, President,              2001   151,917    46,207          425           --         3,184(10)
   Pliant International                              2000   115,916    15,984          375       62,394        35,100(11)

Douglas W. Bengtson...............................   2002   222,500    35,147          720           --         5,700(3)
   Executive Vice President,                         2001   204,583    66,245          250           --         5,100(4)
   Procurement and Strategic Sourcing                2000   190,000   121,293        1,030      517,122        52,600(9)

Ronald A. Artzer..................................   2002   223,846    39,216        1,500           --         5,700(3)
   Senior Vice President, President,                 2001        --        --           --           --            --
   Pliant Solutions Corporation(14)                  2000        --        --           --           --            --

----------
(1) Perquisites and other personal benefits, securities or property, in the aggregate, are less than either $50,000 or 10% of the total annual salary and bonus reported for the applicable Named Executive Officer.

(2) At December 31, 2002, the number of shares of restricted stock held by Messrs. Durham and Knott were 4,833 and 7,750, respectively. The value of such shares of restricted stock at December 31, 2002 has not been reported as compensation because it did not exceed the consideration paid by the applicable Named Executive Officer.

(3)  Consists of $5,700 for employer's 401(k) contributions.

(4)  Consists of $5,100 for employer's 401(k) contributions.

(5) Consists of (a) $836,785 gross-up payment of taxes payable for the exercise of options in connection with the recapitalization, (b) relocation expense reimbursement of $114,136, (c) a $81,250 retention bonus and (d) employer's 401(k) contributions of $5,100.

(6) Consists of (a) a $250,008 severance payment, (b) a $15,000 director's fee for the period subsequent to Mr. Durham's resignation as Chief Executive Officer and (c) $5,700 for employer's 401(k) contributions.

(7) Consists of (a) a $125,000 retention bonus, (b) employer's 401(k) contributions of $5,100 and (c) a $6,250 director's fee.

(8) Consists of employer's 401(k) contributions of $5,100 and relocation expense reimbursement of $51,831.

(9) Consists of a $47,500 retention bonus and employer's 401(k) contributions of $5,100.

(10) Consists of $3,184 for employer's 401(k) contributions.

(11) Consists of (a) a $30,000 retention bonus and (b) employer's 401(k) contributions of $5,100.

(12) Mr. Durham resigned as Chairman and Chief Executive Officer on June 10, 2002 and Jack E. Knott II was appointed Chief Executive Officer.

(13) Mr. Johnson joined Pliant in April 2001.

(14) Mr. Artzer joined Pliant in May 2002 and left his position as Senior Vice President and President, Pliant Solutions Corporation on April 21, 2003.

Stock Options and Restricted Stock

Pursuant to the recapitalization, options covering a total of 8,902 common shares were rolled over from a previous plan. In addition, we adopted our 2000 Stock Incentive Plan. The 2000 plan became effective as of the consummation of the recapitalization and authorizes grants of nonqualified stock options or restricted stock to employees, officers, directors, managers or advisors of Pliant or any of its subsidiaries. As amended, a total of 65,600 shares are authorized for issuance under the 2000 plan. As of December 31, 2002, we had outstanding grants of restricted stock covering 13,208 shares of common stock and options to acquire 42,440 shares of common stock under the 2000 plan. Shares of restricted stock that are forfeited, and unissued shares reserved for issuance pursuant to options that terminate, expire or are canceled without having been fully exercised, become available to be issued pursuant to new grants under the 2000 Plan.

In August 2002, we adopted our 2002 Stock Incentive Plan. The 2002 plan authorizes grants of incentive stock options, nonqualified stock options and stock bonuses, as well as the sale of shares of common stock, to our employees, officers, directors and consultants of Pliant or any of its subsidiaries. A total of 4,793 shares are authorized for issuance under the 2002 plan. As of December 31, 2002, no options or shares had been granted or sold under the 2002 plan.


The following table provides information related to options to purchase shares of our common stock granted to the Named Executive Officers during the last fiscal year pursuant to the 2000 Plan. We have never granted any freestanding stock appreciation rights.


                      Option/SAR Grants in Last Fiscal Year

                                 Individual Grants                                  Potential Realizable
-------------------------------------------------------------------------------       Value at Assumed
                         Number of     % of Total                                  Annual Rates of Stock
                        Securities    Options/SARs                                Price Appreciation for
                        Underlying     Granted to    Excercise or                  Option Terms(1)(3)(4)
                       Options/SARs   Employees in   Base Price(1)   Expiration   ----------------------
Name                    Granted (#)    Fiscal Year      ($/Sh)         Date(2)        5%($)     10%($)
----                   ------------   ------------   -------------   ----------      -------   --------
Stanley B. Bikulege        1,720           8%           $483.13        5/31/12       522,601   1,324,37

                           1,000           5%           $483.13       11/25/12       303,838    769,985

Elise H. Scroggs           1,200           6%           $483.13        5/31/12       364,605    923,982

                           1,000           5%           $483.13       11/25/12       303,838    769,985

Ronald A. Artzer             500           2%           $483.13        5/31/12       151,919    384,992

                           1,000           5%           $483.13        11/1/12       303,838    769,985

Douglas W. Bengtson          720           4%           $483.13        5/31/12       218,763    554,389


----------

(1) The exercise price was greater than or equal to fair market value on date of grant. There is no established trading market for our common stock and, therefore, the aggregate market value of our shares cannot be determined by reference to recent sales or bid and asked prices. The fair market value was assumed to be equal to the price per share paid in the recapitalization.

(2)  Subject to earlier termination under certain circumstances.

(3) Potential realizable value is calculated based on an assumption that the price of our common stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock values. Actual gains, if any, upon future exercise of any of these options will depend upon the actual value of our common stock.

(4) All of the options granted to the Named Executive Officers during 2002 are subject to vesting requirements. All of the options granted to each Named Executive Officer vest in increments upon the achievement of a specified market value of equity applicable to such increment. Such market value of equity is determined pursuant to a formula based upon our adjusted earnings.

The following table provides information as to the options held by each of the Named Executive Officers at the end of 2002. There is no established trading market for our common stock and, therefore, the aggregate market value of our shares cannot be determined by reference to recent sales or bid and asked prices. The value of unexercised in-the-money options was assumed to be equal to the price per share paid in the recapitalization ($483.13 per share). None of the Named Executive Officers exercised any options during the last fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                                            Value Of Unexercised In-
                                                       Number Of Securities Underlying      The-Money Options/SARs At
                      Shares Acquired     Value    Unexercised Options/SARs At FY-End (#)           FY-End ($)
      Name             On Exercised     Realized        Exercisable/Unexercisable           Exercisable/Unexercisable
      ----            ---------------   --------   --------------------------------------   -------------------------
Jack E. Knott II            --             --                    8,902/0                         $3,410,623/0

Brian E. Johnson            --             --                  1,000/4,000                            0/0

Stanley B. Bikulege         --             --                   393/3,607                             0/0

Elise H. Scroggs            --             --                   210/2,790                             0/0

Ronald A. Artzer            --             --                    0/1,500                              0/0

Douglas W. Bengtson         --             --                   393/1,607                             0/0

The options or restricted common stock granted prior to January 1, 2001 pursuant to the 2000 plan, as amended, provide for vesting as follows: (1) one-sixth are "time-vested" options or shares, which vested on January 1, 2001, so long as the recipient was still our employee on such date, and (2) the remainder are "performance vested" options or shares, which vest in increments upon the achievement of performance targets as follows: (a) vesting in full, if 100% or more of the applicable performance target is achieved as of the end of any calendar quarter during the option term and (b) partial vesting if more than 90% of the applicable performance target is achieved as of the end of any calendar quarter during the option term. Moreover, all performance vested options or shares not previously vested in accordance with the preceding sentence will vest automatically in full on December 31, 2009 so long as the recipient is still our employee on such date. Options granted pursuant to the 2000 plan subsequent to January 1, 2001 vest similarly, except that all of the options are "performance vested" options, which vest in increments upon the achievement of performance targets.

Pension Plans

The following table shows the estimated annual benefits payable under our tax-qualified defined benefit pension plan in specified final average earnings and years of service classifications.

                      Pliant Corporation Pension Plan Table


                                           Years of Benefit Service at Retirement
                             -------------------------------------------------------------------
Final Average Compensation      10        15        20        25        30        35        40
--------------------------   -------   -------   -------   -------   -------   -------   -------
        $100,000             $16,000   $24,000   $32,000   $40,000   $48,000   $56,000   $64,000
         125,000              20,000    30,000    40,000    50,000    60,000    70,000    80,000
         150,000              24,000    36,000    48,000    60,000    72,000    84,000    96,000
         175,000              28,000    42,000    56,000    70,000    84,000    98,000   112,000
         200,000              32,000    48,000    64,000    80,000    96,000   112,000   128,000

Our current pension plan benefit is based on the following formula: 1.6% of final average compensation multiplied by years of credited service, minus 1.5% of estimated Social Security benefits multiplied by years of credited service (with a maximum of 50% of Social Security benefits). Final average compensation is based on the highest average of three consecutive years of compensation. In certain circumstances, covered compensation for purposes of the pension plan includes compensation earned with our former affiliates. The Named Executive Officers (excluding Ronald A. Artzer) were participants in the pension plan in 2002. The final average compensation for purposes of the pension plan in 2002 for each of the Named Executive Officers is $200,000, which is the maximum that can be considered for the 2002 plan year under federal regulations. Federal regulations also provide that the maximum annual benefit paid from a qualified defined benefit plan cannot exceed $160,000 as of January 1, 2002. Benefits are calculated on a straight life annuity basis. The benefit amounts under the pension plan are offset for Social Security as described above.

     The number of completed years of credited service as of December 31, 2002 under our pension plan for the Named Executive Officers participating in the plan were as follows:

Name                             Years of Credited Service
----                             -------------------------

Richard P. Durham/(1)/........              17
Jack E. Knott II/(1)/.........              17
Brian E. Johnson..............               1
Stanley B. Bikulege...........              10
Douglas W. Bengtson/(2)/......               5
Elise H. Scroggs..............               9

----------
/(1)/ The years of credited service under the pension plan include 12 years of service credited with the predecessor to Pliant for Mr. Durham and 12 years of service credited with affiliates of Pliant for Mr. Knott. The benefit calculation upon retirement under our pension plan is calculated by multiplying years of credited service by a fraction representing that part of total credited service for which services were provided to us.

/(2)/ In addition to the 5 years of credited service with Pliant, Mr. Bengtson has a frozen benefit as a result of his service with Rexene Corporation, which was purchased by the predecessor to Huntsman Packaging and Pliant. By agreement, Mr. Bengtson will be provided a pay update on the calculation of the Rexene formula. This payment is a non-qualified payment which will be paid out of our general assets as a lump sum.

Employment Agreements

On May 31, 2000, we entered into a five-year employment agreement with Jack E. Knott II, our Chief Executive Officer. The employment agreement provides for the payment of a base salary, plus a bonus, at least four weeks paid vacation per year, participation in our leased car program and participation in our other employee benefit programs, including our management incentive program, and include non-disclosure of confidential information provisions and a non-compete provision for one year following termination of employment with us (unless termination is due to the term expiring). Mr. Knott agreed in his employment agreement that any inventions, improvements, technical or software developments, trademarks, patents and similar information relating to us or our business, products or services conceived, developed or made by him while employed by us belong to us. In addition, if Mr. Knott's employment with us terminates for any reason, we will have the right under the employment agreement to repurchase the shares of our common stock owned by him at a purchase price equal to their fair market value. Similarly, we will also be required to repurchase all of the shares of common stock owned by Mr. Knott at his option if his employment is terminated because of death, disability, retirement or resignation for good reason, so long as we are permitted to do so at the time under the covenants contained in our financing agreements.

We also entered into a five-year employment agreement with Richard P. Durham, our former Chief Executive Officer, on May 31, 2000. The terms of Mr. Durham's employment agreement were substantially similar to Mr. Knott's employment agreement. On February 1, 2001, however, we amended the employment agreement with Mr. Durham to, among other things, specify the duties he would perform as our Chairman and Chief Executive Officer and eliminate our right to repurchase his shares upon termination of employment. We also agreed to repurchase all of the shares of common stock owned by Mr. Durham at his option if Mr. Durham's employment with us was terminated without cause. In addition, pursuant to the employment agreement amendment, we agreed to modify the terms of Mr. Durham's secured and unsecured notes with us.

On June 10, 2002, we entered into a separation agreement with Richard P. Durham. As of the date of the separation agreement, Mr. Durham owned 28,289 shares of common stock, 12,083 performance vested shares, 2,417 time vested shares, warrants to purchase 1,250.48 shares of common stock and 1,232 shares of preferred stock of Pliant. All of Mr. Durham's time vested shares and 2,416 of Mr. Durham's performance vested shares had vested as of the date of the separation agreement. Pursuant to the separation agreement, Mr. Durham agreed to convert an outstanding promissory note issued as payment for a portion of his shares into two promissory notes. The first note (the "Vested Secured Note"), in the principal amount of $2,430,798, relates to Mr. Durham's time vested shares and the vested portion of his performance vested shares. The second note (the "Non-Vested Secured Note"), in the principal amount of $4,862,099, related to the 9,667 performance vested shares which had not vested as of the date of the separation agreement. In addition to these notes, Mr. Durham had an additional outstanding promissory note (the "Additional Note"), with a principal amount of $1,637,974, relating to a portion of the shares of common stock held by Mr. Durham. In accordance with the separation agreement, we repurchased and canceled Mr. Durham's 9,667 unvested shares in exchange for cancellation of the Non-Vested Secured Note on October 3, 2002.

The separation agreement preserved a put option established by Mr. Durham's employment agreement with respect to his shares. For purposes of this put option, the separation agreement provides that the price per share to be paid by us is $483.13 with respect to common stock, $483.13 less any exercise price with respect to warrants, and the liquidation preference with respect to preferred stock. On July 9, 2002, Mr. Durham exercised his put option with respect to 28,289 shares of common stock, 1,232 shares of preferred stock and warrants to purchase 1,250.48 shares of common stock. Mr. Durham's put option is subject to any financing or other restrictive covenants to which we are subject at the time of the proposed repurchase. Restrictive covenants under our credit facilities limit the number of shares we can currently repurchase from Mr. Durham. On October 3, 2002, as permitted by the covenants contained in our credit facilities, we purchased 8,204 shares from Mr. Durham for a purchase price of $3,963,599 less the outstanding amount of the Additional Note, which was cancelled. In December 2002 we purchased an additional 1,885 shares of common stock from Mr. Durham for an aggregate purchase price of approximately $910,700. As of December 31, 2002, our total remaining purchase obligation to Mr. Durham was approximately $10,623,097, excluding accrued preferred dividends. We are limited to a maximum purchase from Mr. Durham of $5,000,000 of shares in 2003, which purchase may only be made if we meet certain leverage ratios. In connection with Mr. Durham's resignation as Chairman and Chief Executive Officer, Jack E. Knott II was appointed our Chief Executive Officer. Mr. Timothy J. Walsh, a director since May 31, 2000, and a Partner of J.P. Morgan Partners, LLC, was appointed as the non-executive Chairman of the Board of Directors. Mr. Durham continues to serve as a member of our Board of Directors as a designee of The Christena Karen H. Durham Trust, which holds 158,917 shares, or approximately 27.5%, of our outstanding common stock.

On March 30, 2001, we entered into a five year employment agreement with Brian
E. Johnson, our Executive Vice President and Chief Financial Officer. The employment agreement provides for the payment of a base salary, a grant of a stock option to purchase 5,000 shares of our common stock, at least three weeks paid vacation per year, participation in our leased car program, payment of Mr. Johnson's present country club membership dues and participation in our other employee benefit programs, including our management incentive program, and includes non-disclosure of confidential information provisions and a non-compete provision for one year following termination of employment with us (unless termination is due to the term expiring). Mr. Johnson has agreed in his employment agreement that any inventions, improvements, technical or software developments, trademarks, patents and similar information relating to us or our business, products or services conceived, developed or made by such executive officer while employed by us belong to us. If Mr. Johnson's employment is terminated without cause or he resigns for good reason, he will be entitled to receive severance payments and continue to participate in our medical and dental plans for one year. In addition, if Mr. Johnson's employment with us terminates for any reason, we will have the right under the employment agreement to repurchase the shares of our common stock owned by him at a purchase price equal to their fair market value. Similarly, we will also be required to repurchase all of the shares of common stock owned by Mr. Johnson at his option if his employment is terminated because of death, disability, retirement or resignation for good reason, so long as we are permitted to do so at the time under the covenants contained in our financing agreements.

Committees of the Board of Directors

Our board of directors has an executive committee, a compensation committee, an audit committee and an environmental health and safety committee. The executive committee is able to exercise all of the authority of the board of directors to the maximum extent permitted by Utah law and our charter and bylaws. The members of the executive committee are Richard P. Durham, Jack E. Knott II and Timothy
J. Walsh. The compensation committee evaluates our compensation policies, determines compensation for our executive officers and administers our stock option plans. The members of the compensation committee are Richard P. Durham, Albert (Pat) MacMillan and Timothy J. Walsh. The audit committee maintains oversight responsibilities with respect to our accounting, auditing, financial reporting and internal control processes generally. The members of the audit committee are John M. B. O'Connor and Edward A. Lapekas. The environmental health and safety committee maintains oversight responsibilities with respect to environmental health and safety matters, including environmental internal controls and legal and regulatory compliance. The members of the environmental health and safety committee are Jack E. Knott II, Donald J. Hofmann, Jr. and Edward A. Lapekas.

Compensation Committee Interlocks and Insider Participation

During 2002, Richard P. Durham, Albert (Pat) MacMillan and Timothy J. Walsh served as members of our compensation committee. Mr. Walsh is an executive officer of JPMP Capital Corp., which is the general partner of JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners (BHCA), L.P., which is a principal stockholder of the Company. Mr. Walsh is also a partner of J.P. Morgan Partners, LLC, which serves as investment advisor to J.P. Morgan Partners (BHCA), L.P., and a limited partner of JPMP Master Fund Manager, L.P. During 2002, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served as a member of our compensation committee or as one of our directors.

Compensation of Directors

Each director who is not an employee of Pliant or a partner or senior advisor of J.P. Morgan Partners, LLC is entitled to receive an annual fee of $30,000, plus $10,000 per year per committee. Currently there are three directors of Pliant who receive director fees.

                 Security ownership of certain beneficial owners and management and related stockholder matters

Security Ownership of certain beneficial owners and management

The following table sets forth information with respect to the ownership of our common stock as of March 28, 2003 by

     . each person known to own beneficially more than 5% of our common stock,

     .    each of our directors,

     .    each of our Named Executive Officers, and

     .    all of our executive officers and directors as a group.

The amounts set forth in the table and footnotes below do not include shares of restricted common stock issued under the 2000 plan that remain subject to performance vesting requirements that have not been met as of March 28, 2003.

Notwithstanding the beneficial ownership of common stock presented below, the stockholders' agreement governs the stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders' agreement have agreed to vote their shares to elect the board of directors as set forth therein. See "Certain Relationships and Related Transactions."

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.


Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.


                                                                   Number of Shares
                                                                   of Common Stock      Percent
Name Of Beneficial Owner                                          Beneficially Owned   of Class
------------------------                                          ------------------   --------
J.P. Morgan Partners (BHCA), L.P.(1)...........................        406,191           61.0%
The Christena Karen H. Durham Trust(2).........................        158,917           27.6%
Perry Acquisition Partners L.P.(3).............................         34,527            5.9%
Richard P. Durham (4)..........................................         24,283            4.2%
Jack E. Knott II(5)............................................         11,717            2.0%
Donald J. Hofmann, Jr.(6)......................................             --              *
Timothy J. Walsh(6)............................................             --              *
John M. B. O'Connor(6).........................................             --              *
Edward A. Lapekas..............................................            207              *
Albert (Pat) MacMillan.........................................             --              *
Brian E. Johnson...............................................          1,018              *
Stanley B. Bikulege............................................            609              *
Elise H. Scroggs...............................................            318              *
Ronald A. Artzer...............................................             --              *
Douglas W. Bengtson............................................            646              *
All directors and executive officers as a group (13 persons)...         38,798            6.6%

----------
*    Less than 1%.

(1) The address of J.P. Morgan Partners (BHCA), L.P. is 1221 Avenue of the Americas, New York, New York 10020. Includes (i) 317,306 shares of common stock held by Southwest Industrial Films, LLC, which is controlled by J.P. Morgan Partners (BHCA), L.P., as managing member, (ii) 43,962 shares of common stock which are issuable upon exercise of preferred stock warrants held by J.P. Morgan (BHCA), L.P., (iii) 44,816 shares of common stock which are issuable upon exercise of preferred stock warrants held by Flexible Films, LLC, which is controlled by J.P. Morgan Partners (BHCA) L.P. and
     (iv) 107 shares of common stock which are issuable upon exercise of the 1,264 note warrants held by Southwest Industrial Films, LLC, which is controlled by J.P. Morgan Partners (BHCA), L.P., as managing member.

(2) The address of The Christena Karen H. Durham Trust is c/o Wells Fargo Bank, Private Client Services, MAC S4733-025, 3800 Howard Hughes Parkway, Second Floor, Las Vegas, Nevada 89109. The Trust was established for the benefit of Christena H. Durham and her children. Christena H. Durham is the wife of Richard P. Durham. Richard P. Durham disclaims beneficial ownership of the shares of common stock owned by the Trust.

(3) The address of Perry Acquisition Partners-2, L.P. is 599 Lexington Avenue , New York, New York 10022. Includes 4,060 shares of common stock which are issuable upon exercise of preferred stock warrants held by an affiliate.

(4) Includes 1,250 shares of common stock issuable upon exercise of preferred stock warrants.

(5) Includes 8,902 shares of common stock issuable upon exercise of 1998 options that are immediately exercisable. Does not include 5,167 shares of restricted common stock issued under the 2000 plan that do not vest until the performance conditions discussed in "Executive Compensation--Stock Options and Restricted Stock" are met.

(6) Each of Messrs. Hofmann, Walsh and O'Connor may be deemed the beneficial owner of the shares of common stock and preferred stock warrants owned by Southwest Industrial Films, LLC and Flexible Films, LLC, respectively, due to their positions with affiliates of J.P. Morgan Partners (BHCA), L.P., which controls both Southwest Industrial Films, LLC and Flexible Films, LLC, as their managing member.

Securities authorized for issuance under equity compensation plans

The following table sets forth information relating to our equity compensation plans as of December 31, 2002. Our equity securities are closely held and are not publicly traded. In addition, as required by our stockholders' agreement, a majority of our board of directors has been appointed by our institutional common stockholders and warrant holders, including our controlling shareholder. Therefore, our board of directors approves our equity compensation plans without obtaining approval directly from our shareholders.

                      Equity Compensation Plan Information

------------------------------------------------------------------------------------------------------------------
                                                                                           Number of securities
                                Number of securities to be                                remaining available for
                                        issued upon          Weighted-average exercise     future issuance under
                                  exercise of outstanding      price of outstanding      equity compensation plans
                                   options, warrants and       options, warrants and       (excluding securities
        Plan category                     rights                      rights             reflected in column (a))
------------------------------------------------------------------------------------------------------------------
                                            (a)                         (b)                         (c)
------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                 --                            --                         --
------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders             64,550(1)                    $430.29                      9,952
------------------------------------------------------------------------------------------------------------------
   Total                                 64,550                       $430.29                      9,952
------------------------------------------------------------------------------------------------------------------

(1) Includes 13,208 shares of restricted stock issued under the 2000 Stock Incentive Plan.

The equity compensation plans not approved by security holders include our 2000 Stock Incentive Plan and 2002 Stock Incentive Plan. The material features of these plans are described under "Executive compensation--Stock options and restricted stock" and in Note 11 to our consolidated financial statements.

                 Certain relationships and related transactions

Transactions with Huntsman Corporation

Prior to the recapitalization and related transactions, we were party to a services agreement with Huntsman Corporation, our former affiliate, pursuant to which Huntsman Corporation provided us with most of our insurance coverage, administered our employee benefit plans, rented to us corporate headquarters space and provided other services to us. Under that services agreement, we paid Huntsman Corporation $1.2 million in 2000. In addition to the amount paid for services provided under the services agreement, we also reimbursed Huntsman Corporation for insurance premiums and certain other expenses incurred on our behalf. Following the recapitalization and related transactions, all of the services provided under the services agreement were discontinued.

Transactions with Management

Prior to the recapitalization, we sold shares of Class C common stock to certain members of management for cash. We also issued shares of Class C common stock to certain members of our senior management in exchange for promissory notes. Approximately one-half of these shares were purchased and approximately one-half were "rolled over" as common stock in the recapitalization. In connection with the recapitalization, we issued additional shares of restricted stock to each of our executive officers serving at that time in exchange for promissory notes. The original promissory notes of our executive officers were amended during 2000 and 2001 in connection with the recapitalization, certain severance arrangements and other events relating to the transition to a new management team. The terms of these promissory notes and the related transactions are described below for each person who served as an executive officer during 2000, 2001 or 2002.

Jack E. Knott II

In connection with our May 31, 2000 recapitalization, we issued 1,292 time-vested shares and 6,458 performance-vested shares to Mr. Knott in exchange for a promissory note of $3,744,260. Interest on Mr. Knott's promissory note accrued at the rate of 7% per annum through December 31, 2000. On April 21, 2001, we amended the terms of Mr. Knott's promissory note so that no interest would accrue after December 31, 2000 and our sole recourse against Mr. Knott with respect to his obligations under the promissory note would be the 7,750 shares of restricted stock pledged as collateral. Unless satisfied by returning the restricted stock to us, the interest accrued on Mr. Knott's promissory note through December 31, 2000, in the amount of $216,140, is payable in three annual installments of $72,047, beginning May 31, 2006, and the principal balance of $3,744,260 is payable on May 31, 2008.

Richard P. Durham

Mr. Durham served as our Chairman and Chief Executive Officer until June 2002. Prior to his resignation, we issued common stock to Mr. Durham in exchange for promissory notes on three separate occasions. In connection with our split-off from Huntsman Corporation in 1997, we issued 5,000 shares of our Class A common stock and 2,000 shares of our Class B common stock to Mr. Durham in exchange for a $700,000 promissory note which bore interest at the rate of 7% per annum. This note was repaid in full by Mr. Durham during 2001. On February 22, 1999, we sold 15,734 shares of Class C common stock to Mr. Durham in exchange for a $1,573,400 promissory note. On May 31, 2000, we also issued 2,417 time-vested shares and 12,083 performance-vested shares in exchange for a $7,005,389 promissory note. In connection with an amendment to Mr. Durham's employment agreement in February 2001, we amended the $1,573,400 promissory note and the $7,005,389 promissory note, which originally bore interest at the rate of 7% per annum, to provide that no interest would accrue on these notes after December 31, 2000. We also amended the $1,573,400 promissory note to provide that our sole recourse against Mr. Durham with respect to the obligation under this promissory note would be the 14,500 shares of restricted stock pledged as collateral. At the time of Mr. Durham's resignation, the balances of his two outstanding promissory notes, including accrued interest, were $7,292,897 and $1,637,974.

On June 10, 2002, we entered into a separation agreement with Mr. Durham. As of the date of the separation agreement, Mr. Durham owned 28,289 shares of common stock, 12,083 performance vested shares, 2,417 time vested shares, warrants to purchase 1,250.48 shares of common stock and 1,232 shares of preferred stock of Pliant. All of Mr. Durham's time vested shares and 2,416 of Mr. Durham's performance vested shares had vested as of the date of the separation agreement. Pursuant to the separation agreement, Mr. Durham agreed to convert the outstanding promissory note issued as payment for his time-vested and performance vested shares into two promissory notes. The first note (the "Vested Secured Note"), in the principal amount of $2,430,798, related to Mr. Durham's time vested shares and the vested portion of his performance vested shares. The second note (the "Non-Vested Secured Note"), in the principal amount of $4,862,099, related to the 9,667 performance vested shares which had not vested as of the date of the separation agreement. Mr. Durham's other note (the "Additional Note") with an outstanding balance of $1,637,974 was not amended by the separation agreement. In accordance with the separation agreement, we repurchased and canceled Mr. Durham's 9,667 unvested shares in exchange for cancellation of the Non-Vested Secured Note on October 3, 2002.

The separation agreement preserved a put option established by Mr. Durham's employment agreement with respect to his shares. For purposes of this put option, the separation agreement provides that the price per share to be paid by Pliant is $483.13 with respect to common stock, $483.13 less any exercise price with respect to warrants, and the liquidation preference with respect to preferred stock. On July 9, 2002, Mr. Durham exercised his put option with respect to 28,289 shares of common stock, 1,232 shares of preferred stock and warrants to purchase 1,250.48 shares of common stock. Mr. Durham's put option is subject to any financing or other restrictive covenants to which we are subject at the time of the proposed repurchase. Restrictive covenants under our credit facilities limit the number of shares we can currently repurchase from Mr. Durham. On October 3, 2002, as permitted by the covenants contained in our credit facilities, we purchased 8,204 shares from Mr. Durham for a purchase price of $3,963,599 less the outstanding amount of the Additional Note, which was cancelled. In December 2002, we purchased an additional 1,885 shares of common stock from Mr. Durham for an aggregate purchase price of approximately $910,700. As of December 31, 2002, our total remaining purchase obligation to Mr. Durham was approximately $10,623,097, excluding accrued preferred dividends. We are limited to a maximum purchase from Mr. Durham $5,000,000 for shares in 2003, which purchase may only be made if we meet certain leverage ratios. The principal balance of Mr. Durham's Vested Secured Note, which is still outstanding, is payable on May 31, 2008.

Scott K. Sorensen

Mr. Sorensen served as our Executive Vice President and Chief Financial Officer until February 2001. Prior to his resignation, we issued common stock to Mr. Sorensen in exchange for promissory notes on two separate occasions. On February 22, 1999, we sold 7,867 shares of Class C common stock to Mr. Sorensen in exchange for a $786,700 promissory note. On May 31, 2000, we also issued 1,125 time-vested shares and 5,625 performance-vested shares in exchange for a $3,261,129 promissory note. Each of Mr. Sorensen's promissory notes originally bore interest at the rate of 7% per annum. As part of our severance arrangements with Mr. Sorensen in February 2001, we cancelled all interest, in the amount of approximately $132,000, accrued under Mr. Sorensen's $3,261,129 promissory note. We also redeemed all 6,750 of Mr. Sorensen's time-vested and performance-vested shares in exchange for cancellation of this promissory note. In addition, we amended Mr. Sorensen's $786,700 promissory note to provide that no interest would accrue after February 28, 2001. As of December 31, 2002, the amount outstanding under Mr. Sorensen's remaining promissory note, including accrued interest, was $896,838. This amount is payable in three annual installments beginning on May 31, 2006.

Ronald G. Moffitt

Mr. Moffitt served as our Senior Vice President and General Counsel until February 2001. Prior to his resignation, we issued common stock to Mr. Moffitt in exchange for promissory notes on two separate occasions. On February 22, 1999, we sold 2,622 shares of Class C common stock to Mr. Moffitt in exchange for a $262,200 promissory note. On May 31, 2000, we also issued 625 time-vested shares and 3,125 performance-vested shares in exchange for a $1,811,739 promissory note. Each of Mr. Moffitt's promissory notes originally bore interest at the rate of 7% per annum. As part of our severance arrangements with Mr. Moffitt in February 2001, we cancelled all interest, in the amount of approximately $85,500, accrued under Mr. Moffitt's $1,811,739 promissory note. We also redeemed all 3,125 of Mr. Moffitt's performance-vested shares for an aggregate purchase price of $1,509,781, which was set-off against this promissory note. In addition, we amended Mr. Moffitt's $262,200 promissory note to provide that no interest would accrue after February 28, 2001. As of December 31, 2002, the amounts outstanding under Mr. Moffitt's two promissory notes, including accrued interest, were $301,956 and $275,877. Pursuant to the terms of the notes, each of these amounts is payable in three annual installments beginning on May 31, 2006. Mr. Moffitt's severance agreement preserved a put option established by his employment agreement with respect to his shares. On March 28, 2003, Mr. Moffitt exercised his put option with respect to all 3,457 shares of common stock beneficially owned by him. We are currently evaluting our obligations with respect to the exercise of this put option.

Transactions Between Pliant and New Stockholders

Common Stock Registration Rights Agreement

Pursuant to a registration rights agreement entered into on May 31, 2000, as amended, we granted to our institutional common stockholders and warrantholders certain "demand" and "piggyback" registration rights for the registration under the Securities Act of the shares of common stock owned by them. Under the registration rights agreement, upon request of holders holding in excess of 50% of the shares of common stock held by our institutional investors and their transferees and affiliates (the "Requisite Investor Stockholders"), we are required to use our best efforts to register the shares. The Requisite Investor Stockholders will be entitled to request two demand registrations. Also, if we are not a public company or sold to a third party prior to May 31, 2005, the Trust and its transferees and affiliates will be entitled to request one demand registration. Further, at any time 60 days after our initial public offering, holders holding in excess of 60% of the shares of common stock underlying the preferred stock warrants and holders holding in excess of 60% of the shares of common stock underlying the note warrants will each be entitled to exercise one demand registration. At any time after we have qualified for use of Form S-3, all parties to the registration rights agreement will have the right to request that we effect a registration under the Securities Act of their shares of common stock, subject to customary "blackout" and "cutback" provisions. The stockholders and holders of the preferred stock warrants and note warrants party to the registration rights agreement also may request that we use our best efforts to register shares of common stock held by them in other registrations initiated by us on our own behalf or on behalf of any other stockholder. We must pay all reasonable out-of-pocket costs and expenses, other than underwriting discounts and commissions, of any registration under the registration rights agreement. The registration rights agreement also contains customary provisions with respect to registration procedures, underwritten offerings and indemnification and contribution rights in connection with the registration of common stock on behalf of the stockholders, holders of the preferred stock warrants and holders of the note warrants party to the registration rights agreement.

The Stockholders' Agreement

The stockholders' agreement entered into on May 31, 2000, as amended, governs the exercise of voting rights by our stockholders, including holders of our preferred stock warrants who exercise their warrants for common stock, with respect to the election of directors and certain other material events. The parties to the stockholders' agreement agreed initially to vote their shares of common stock to elect (i) four directors designated by the Requisite Investor Stockholders, (ii) two directors designated by the Trust and (iii) one director appointed by our board of directors, who must be a member of our senior management. At the request of the Requisite Investor Stockholders, the size of our board of directors may be increased from seven to nine. If so increased, one of the two additional directors will be designated by the Requisite Investor Stockholders and the other will be our chief executive officer.

The provisions of the stockholders' agreement also govern:

     . restrictions on the transfer of shares of common stock and the preferred stock warrants;

     . preemptive rights for holders of our common stock and preferred stock warrants to purchase certain equity securities to be issued by us in the amounts required to maintain their percentage ownership;

     . stockholder or company rights of first refusal to purchase certain shares of our common stock to be sold by other stockholders;

     . agreement by stockholders and holders of the preferred stock warrants to consent to the sale of all of, or a controlling interest in, us to a third party, if such sale is approved by our board of directors, and to sell their shares of common stock and preferred stock warrants if so required;

     . rights of stockholders and holders of the preferred stock warrants to participate in certain sales of the shares of our common stock by other stockholders; and

     . rights of holders of our common stock and preferred stock warrants to receive certain financial and other information.

Credit Facilities and Note Offerings

JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the syndication agent, and its affiliate, J.P. Morgan Chase & Co. (formerly The Chase Manhattan Corporation), is a lender under our credit facilities. JPMorgan Chase Bank and J.P. Morgan Chase & Co. receive customary fees under the credit facilities for acting in such capacities. As part of the recapitalization and related transactions in 2000, we paid fees of approximately $6.5 million to The Chase Manhattan Bank and J.P. Morgan Chase & Co. pursuant to our credit facilities.

J.P. Morgan Securities Inc. was one of the initial purchasers in our May 2000 offering of 13% Senior Subordinated Notes due 2010 and was also the dealer manager for the debt tender offer and consent solicitation relating to our 9 1/8% senior subordinated notes due 2007. J.P. Morgan Securities Inc. received fees of approximately $8.7 million for acting in such capacities. J.P. Morgan Securities Inc. was also one of the initial purchasers in our April 2002 offering of 13% Senior Subordinated Notes due 2010 and received fees of approximately $1.9 million for acting in such capacity. We used approximately $93.3 million of the net proceeds from the April 2002 offering to repay indebtedness under our credit facilities. In addition, when we amended our credit facilities, we paid fees of approximately $0.6 million in September 2000, approximately $0.5 million in July 2001, approximately $0.6 million in April 2002, approximately $0.6 million in October 2002 and approximately $0.5 million in March 2003, to JPMorgan Chase Bank and J.P. Morgan Chase & Co.

Each of JPMorgan Chase Bank, J.P. Morgan Chase & Co. and J.P. Morgan Securities Inc. are affiliates of Southwest Industrial Films, LLC, which owns approximately 55% of our outstanding common stock and currently has the right under the stockholders' agreement to appoint four of our directors, and of Flexible Films, LLC, which, together with affiliates, owns approximately 59% of our outstanding preferred stock, subject to certain preemptive rights with respect to 10,000 shares of preferred stock issued on March 25, 2003. Southwest Industrial Films, LLC and Flexible Films, LLC are subsidiaries of J.P. Morgan Partners (BHCA), L.P. During 2002, Donald J. Hofmann, Jr., Timothy J. Walsh and John M.B. O'Connor, who serve as our directors, were partners of J.P. Morgan Partners, LLC, which serves as investment advisor to

J.P. Morgan Partners (BHCA), L.P. and JPMP Capital Corp. JPMP Capital Corp. is a subsidiary of J.P. Morgan Chase & Co. and is the general partner JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners (BHCA), L.P. Messrs. Walsh and O'Connor are executive officers of JPMP Capital Corp. and limited partners of JPMP Master Fund Manager, L.P.

             Description of credit facilities and other indebtedness

The following is a summary of the material terms of our credit facilities, as amended, with J.P. Morgan Securities Inc., as sole and exclusive advisor, lead arranger and lead book manager, JPMorgan Chase Bank, as sole and exclusive syndication agent, Bankers Trust Company, as administrative agent and collateral agent, The Bank of Nova Scotia, as documentation agent, and a syndicate of banking and financial institutions who became parties thereto. The following summary of all of the material provisions is less complete than the actual documentation for the credit facilities and is qualified in its entirety by reference to all of the provisions of the definitive documentation for the credit facilities, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The facilities

Structure

The credit facilities consist of:

     . tranche A term loans in an aggregate principal amount of $114.9 million outstanding as of April 14, 2003;

     . Mexico term loans in an aggregate principal amount of $24.2 million outstanding as of April 14, 2003;

     . tranche B term loans in an aggregate principal amount of $245.5 million outstanding as of April 14, 2003; and

     . revolving credit facility in an aggregate principal amount of up to $100.0 million.

          . Up to $30.0 million (plus an additional amount up to $40.0 million to support certain borrowings by our principal Mexican subsidiary) of the revolving credit facility is available in the form of letters of credit.

Availability

Amounts borrowed under the term loan facilities that are repaid or prepaid may not be reborrowed. Loans and letters of credit under the revolving credit facility are available on and after May 31, 2000 and at any time prior to the final maturity of the revolving credit facility in specified minimum principal amounts. Amounts repaid under the revolving credit facility may be reborrowed.

Interest

The interest rates under the revolving credit facility, the tranche A facility and the Mexico facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. The spread will not exceed 4.00% for Adjusted LIBOR or 3.00% for ABR. Adjusted LIBOR is the London inter-bank offered rate adjusted for statutory reserves. ABR is the alternate base rate, which is the higher of the lender's prime rate or the federal funds effective rate plus 1/2 of 1%. The interest rates under the tranche B facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. The spread will not exceed 4.75% for Adjusted LIBOR or 3.75% for ABR. We may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. The calculation of interest is on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months.

Fees

We pay certain fees with respect to the credit facilities, including (a) 0.750% per annum on the undrawn portion of the revolving credit facility commitments in respect of the credit facilities, which began to accrue on May 31, 2000 and is payable quarterly in arrears after May 31, 2000, subject to certain adjustments, and (b) a fee at a per annum rate equal to the spread over Adjusted LIBOR under the revolving credit facility accruing on the aggregate face amount of outstanding letters of credit under the revolving credit facility, which is payable in arrears at the end of each quarter and upon the termination of the revolving credit facility, in each case for the actual number of days elapsed over a 360-day year. The fees referred to in (b) are distributed to the lenders participating in the revolving credit facility pro rata in accordance with the amount of each such lender's revolving credit facility commitment. In addition, we pay to the issuing bank, for its own account, (i) a per annum fronting fee on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the revolving credit facility, in each case for the actual number of days elapsed over a 360-day year, and (ii) customary issuance and administration fees. We also pay the administrative agent a customary annual administration fee.

Guarantees; security

Our obligations under the credit facilities, under the related security documentation and under any interest protection or other hedging arrangements entered into by us with a lender (or any affiliate thereof) are unconditionally guaranteed by each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result therefrom, foreign) restricted subsidiaries.

These obligations are secured by substantially all of our assets (subject to customary exceptions) and by the assets of each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result therefrom, foreign) restricted subsidiaries, including but not limited to:

     . a first-priority pledge of all capital stock held by us or any other of our domestic (and, subject to the foregoing limitation, foreign) restricted subsidiaries and held by subsequently acquired or organized restricted subsidiaries of ours (which pledge, in the case of any foreign subsidiaries, is limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to us); and

     . a perfected first-priority security interest in and, in some cases, mortgage on, substantially all of our tangible and intangible assets and on those of each of our existing or subsequently acquired or organized domestic (and, subject to the foregoing limitation, foreign) restricted subsidiaries (subject to certain exceptions, including for accounts receivable sold in certain qualified receivables financings), including but not limited to accounts receivable, inventory, real property, equipment, trademarks, other intellectual property, licensing agreements, cash and proceeds of the foregoing.

Commitment reductions and repayments

The tranche A facility and the Mexico facility mature on May 31, 2006, and amortize on a quarterly basis, commencing with the quarter ended September 30, 2001. The tranche B facility matures on May 31, 2008, and amortizes on an annual basis in nominal amounts for the period from June 30, 2001 to June 30, 2006 and amortizes on a quarterly basis for the period beginning June 30, 2007 and ending on the final maturity date. The revolving credit facility matures on May 31, 2006.

In addition, we are required to make the following mandatory prepayments of the loans under the credit facilities:

     . Within ninety days following the end of each year, we are required to prepay the term loan facilities in an amount equal to the amount by which 100% of excess cash flow for such year (or 50% of excess cash flow if our leverage ratio at the end of such year is less than or equal to 4.0:1.0) exceeds the aggregate amount of voluntary prepayments made since the last excess cash flow payment, subject to certain adjustments.

     . We are required to prepay the term loan facilities in an amount equal to 100% of the net cash proceeds of equity (other than as described below) and debt issuances (other than debt permitted under the credit facilities) by us or any of our subsidiaries, subject to certain exceptions.

     . We are required to prepay the term loan facilities in an amount equal to 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, subject to certain exceptions.

     . We are required to issue, and J.P. Morgan Partners (BHCA), L.P. is required to purchase (the "Equity Commitment"), up to $25.0 million (subject to adjustment for purchases by third parties) of our equity securities to the extent necessary to enable us to meet our leverage ratio or the target senior debt leverage ratio specified in the credit facilities for any fiscal quarter ending on or prior to December 31, 2004. Generally, if we are required to issue any portion of such $25 million of equity securities with respect to any fiscal quarter in 2003, we must use 50% of the net proceeds to prepay the term loan facilities and 50% to prepay the revolving credit facility. If we are required to issue any such equity securities with respect to any fiscal quarter in 2004, we must use 100% of the net proceeds to prepay the term loan facilities.

Affirmative covenants

The credit facilities contain a number of affirmative covenants including, among others, covenants relating to:

     .    delivery of financial statements and other information;

     .    notices of material events;

     .    information regarding collateral;

     .    existence;

     .    conduct of business;

     .    payment of obligations;

     .    maintenance of properties;

     .    insurance;

     .    casualty and condemnation;

     .    maintenance of books and records;

     .    inspection and audit rights;

     .    compliance with laws;

     .    use of proceeds and letters of credit;

     .    additional subsidiaries;

     .    further assurances; and

     .    interest rate hedging.

Negative covenants

The credit facilities contain a number of negative covenants including, among others, prohibitions or limitations on:

     .    indebtedness;

     .    liens;

     .    fundamental changes;

     . investments, loans, advances, guarantees and acquisitions, subject to exceptions for certain permitted acquisitions;

     .    certain equity securities;

     .    asset sales;

     .    sale and lease-back transactions;

     .    hedging agreements;

     .    restricted payments;

     .    certain payments of indebtedness;

     .    transactions with affiliates;

     . agreements that restrict the ability of our subsidiaries to pay dividends or make loans to us or to guarantee our debt;

     .    capital expenditures;

     .    amendment of material documents; and

     .    designated senior debt.

Financial covenants

The credit facilities contain the following financial covenants:

     . We must maintain a ratio of period-end consolidated debt to Consolidated EBITDA for the period of no more than 6.60:1.0 for the three month period ending on March 31, 2003, 6.85:1.0 for the three month period ending on June 30, 2003, 6.50:1.0 for the three month period ending September 30, 2003, 6.15:1.0 for the three month period ending December 31, 2003, 5.80:1.0 for the three month period ending March 31, 2004, 5.65:1.0 for the three month period ending June 30, 2004, 5.40:1.0 for the three month period ending September 30, 2004 and 5.15:1.0 for the three month period ending December 31, 2004. Thereafter, the maximum ratio we are allowed becomes 4.00:1.00 for all subsequent periods.

     . We must maintain a ratio of Consolidated EBITDA to consolidated cash interest expense of at least 1.4:1.0 for the three month period ending on March 31, 2003, 1.4:1.0 for the three month period ending on June 30, 2003, 1.4:1.0 for the three month period ending September 30, 2003, 1.45:1.0 for the three month period ending December 31, 2003, 1.5:1.0 for the three month period ending March 31, 2004, 1.6:1.0 for the three month period ending June 30, 2004, 1.7:1.0 for the three month period ending September 30, 2004 and 1.8:1.0 for the three month period ending December 31, 2004. Thereafter, the minimum ratio we are required to maintain is 2.25:1.00 for all subsequent periods.

Under the credit facilities, our Consolidated EBITDA is calculated as follows, after giving pro forma effect to any permitted acquisitions or asset sales outside of the ordinary course of business:

     . our consolidated net income before consolidated interest expense and provision for taxes, plus

     .    the amount of letter of credit fees paid, plus

     . the amount of all amortization and depreciation and other non-cash charges and losses, plus

     .    the amount of all extraordinary charges and losses, plus

     . the amount of all nonrecurring charges incurred relating to restructurings, plant closings or similar actions in connection with our facilities in Birmingham, AL; Dalton, GA; Harrington, DE; Shelbyville, IN; and Toronto, Canada and other similar charges, the cash portion of which may not exceed $8,000,000 in connection with similar actions occurring prior to November 30, 2001, plus

     . the amount of all non recurring charges incurred pursuant to the agreement with A.T. Kearney for a company-wide supply chain cost initiative, plus

     . the amount of all compensation expense relating to long-term incentive plans, bonuses and severance payments incurred as a result of the recapitalization and related transactions, plus

     . the amount of all nonrecurring transaction and finance expenses incurred as a result of the recapitalization and related transactions and permitted acquisitions, minus

     .    the amount of all extraordinary gains.

In addition, for purposes of calculating financial covenants (but not the leverage ratio used to determine the interest rate applicable to the tranche A term loans, the tranche B term loans, the Mexico term loans and/or the revolving loans), Consolidated EBITDA also excludes the effect of a limited amount of certain other nonrecurring charges relating to restructurings, plant closings, early termination and modification of leases and similar actions. The definition of Consolidated EBITDA contained in our credit facilities is different from the definition of EBITDA contained in our indentures. Further, the definitions of EBITDA contained in our credit facilities and our indentures are significantly different from the presentation of EBITDA for all other purposes in this prospectus, including under "Summary historical financial data" and "Selected financial data."

Events of default

The credit facilities contain customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other indebtedness, bankruptcy events, ERISA events, material judgments and liabilities, actual or asserted invalidity of security interests and change of control. In addition, the invalidity or unenforceability of the Equity Commitment and the failure of any party thereto to comply with the provisions of the Equity Commitment are events of default under the credit facilities.

                            Description of the notes

Definitions of certain terms used in this Description of the Notes may be found under the heading "--Certain definitions." For the purposes of this section, the term "Company" refers only to Pliant Corporation and not any of its subsidiaries. Certain of the Company's Subsidiaries guarantee the Notes. In addition, certain of the Company's Subsidiaries formed or acquired in the future, if any, will be required to guarantee the Notes and therefore will be subject to many of the provisions contained in this Description of the Notes. Each company which guarantees the Notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."

The Company issued $320 million aggregate principal amount of its 13% Senior Subordinated Notes due 2010 under two separate indentures. The Company issued $100 million aggregate principal amount of the 2002 Notes under the 2002 Indenture, and issued $220 million aggregate principal amount of the 2000 Notes under the 2000 Indenture. In this section, the 2002 Notes and the 2000 Notes are referred to collectively as the "Notes," and the 2002 Indenture and the 2000 Indenture are referred to collectively as the "Indentures." We have combined the discussion of the Indentures in this section because the covenants and other material provisions of the Indentures are substantially identical. However, the 2000 Notes are governed by the 2000 Indenture and the 2002 Notes are governed by the 2002 Indenture. The Indentures are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The Indentures contain provisions which define your rights under the Notes. In addition, the Indentures govern the obligations of the Company and of each Note Guarantor under the Notes. The terms of the Notes include those stated in the Indentures and those made a part of the Indentures by reference to the TIA.

The following description is meant to be only a summary of certain provisions of the Indentures. It does not restate the terms of the Indentures in their entirety. We urge that you carefully read the Indentures as they, and not this description, govern your rights as Holders.

Overview of the notes and the note guarantees

The notes

The Notes are:

     .    general unsecured obligations of the Company;

     . subordinated in right of payment to all existing and any future Senior Indebtedness of the Company;

     . pari passu in right of payment with all existing and any future Senior Subordinated Indebtedness of the Company;

     . senior in right of payment to any future Subordinated Obligations of the Company;

     . effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

     . effectively subordinated to all liabilities (including trade payables) and Preferred Stock of each Subsidiary of the Company which is not guaranteeing the Notes, and any other future Subsidiaries which do not guarantee the Notes.

The note guarantors

The Notes are guaranteed by each of the following domestic Restricted Subsidiaries of the Company:

     .    Pliant Corporation International;

     .    Pliant Film Products of Mexico, Inc.;

     .    Pliant Solutions Corporation;

     .    Pliant Packaging of Canada, LLC;

     .    Uniplast Holdings, Inc.;

     .    Uniplast U.S., Inc.;

     .    Turex, Inc.;

     .    Pierson Industries, Inc.; and

     .    Uniplast Midwest, Inc.

The Notes are not guaranteed by Restricted Subsidiaries which also do not guarantee any Senior Indebtedness, currently consisting of the following:

     .    Aspen Industrial S.A. de C.V.;

     .    Pliant Corporation of Canada Ltd.;

     .    Pliant Film Products GmbH;

     .    Pliant Corporation Pty, Ltd.;

     .    Pliant Film Products, UK, Limited;

     .    Pliant Corporation Asia & Pacific Rim Pte Ltd.;

     .    Jacinto Mexico, S.A. de C.V.;

     .    Nepsa de Mexico S.A. de C.V.;

     .    Uniplast Industries Co.;

     .    Uniplast Films, Inc.; and

     .    1292789 Ontario Inc.

The Notes are not guaranteed by Pliant Investment Inc., which is an Unrestricted Subsidiary. Pliant Investment Inc. has a 50% interest in Alliant Company LLC, a joint venture with a European plastics manufacturer.

The Restricted Subsidiaries that are not Note Guarantors generated 15.4% of the Company's net sales for the year ended December 31, 2002, and accounted for 12.2% of the assets of the Company and its Subsidiaries on a consolidated basis as of December 31, 2002.

The note guarantees

The Note Guarantee of each Note Guarantor and all Note Guarantees, if any, made by future Restricted Subsidiaries of the Company are:

     .    general unsecured obligations of the applicable Note Guarantor;

     . subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor;

     . pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor;

     . senior in right of payment to any future Subordinated Obligations of such Note Guarantor; and

     . effectively subordinated to any Secured Indebtedness of such Note Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

Principal, maturity and interest

We issued the Notes in an aggregate principal amount of $320 million under two separate indentures, relating to $220 million aggregate principal amount of 2000 Notes and $100 million aggregate principal amount of 2002 Notes, respectively. The Notes will mature on June 1, 2010. The Notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. Each Note bears interest at a rate of 13% per annum from the most recent date to which interest has been paid or provided for. We pay interest semiannually on June 1 and December 1 of each year to Holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date. We will pay interest on overdue principal at the rate borne by the Notes and, to the extent lawful, overdue installments of interest at such rate.

Paying agent and registrar

We will pay the principal of, premium, if any, interest and liquidated damages, if any, on the Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 15 Broad Street, New York, New York 10007. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses. Holders may exchange or transfer their Notes at the same location given above. No service charge will be made for any registration of transfer or exchange of Notes.

We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional redemption

Except as set forth in the following paragraph, the Company may not redeem the Notes prior to June 1, 2005. On or after that date, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Year                                                    Redemption Price
----                                                    ----------------

2005........................................................106.500%

2006........................................................104.333%

2007........................................................102.167%

2008 and thereafter.........................................100.000%

Prior to June 1, 2003, the Company may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Notes issued under the applicable Indenture with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

     (1) at least 65% of the original aggregate principal amount of the Notes issued under the applicable Indenture remains outstanding; and

     (2) any such redemption by the Company must be made within 120 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indentures.

Selection

If we partially redeem Notes under the applicable Indenture, the Trustee will select the Notes to be redeemed under that Indenture on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount will be redeemed in part. If we redeem any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Notes to be redeemed.

Ranking

The Notes are unsecured Senior Subordinated Indebtedness of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and senior in right of payment to all future Subordinated Obligations of the Company. The Notes also are effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption "--Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Company currently conducts certain of its operations through its Subsidiaries. To the extent any existing or future Subsidiary does not Guarantee the Notes, creditors of such Subsidiaries, including trade creditors and preferred stockholders (if any), generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Company's creditors, including Holders. The Notes, therefore, are effectively subordinated to claims of creditors, including trade creditors, and preferred stockholders (if any) of Subsidiaries of the Company, including those formed or acquired in the future, that do not Guarantee the Notes. As of December 31, 2002, the Subsidiaries of the Company, other than those Subsidiaries that are Note Guarantors, had total liabilities, including trade payables, of approximately $57.1 million (excluding liabilities owed to the Company). As of December 31, 2002, there were outstanding:

     (1) approximately $424.7 million of Senior Indebtedness of the Company, all of which was Secured Indebtedness (exclusive of unused commitments of $67.6 million under the Revolving Credit Facility);

     (2) in addition to the Senior Subordinated Indebtedness of the Company represented by the Notes, no indebtedness of the Company that is subordinate or junior in right of payment to the Notes;

     (3) no Senior Indebtedness of the Note Guarantors (other than the guarantees of Indebtedness under the Credit Agreement); and

     (4) in addition to the Senior Subordinated Indebtedness of the Note Guarantors represented by the Note Guarantees, no Indebtedness of the Note Guarantors that is subordinate or junior in right of payment to the Note Guarantees.

Subject to certain conditions, the Indentures permit us to incur substantial amounts of additional Indebtedness. Such Indebtedness may be Senior Indebtedness. See "--Certain covenants--Limitation on Indebtedness" below.

"Senior Indebtedness" of the Company or any Note Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the 2000 Notes Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Note Guarantor's Note Guarantee; provided, however, that Senior Indebtedness shall not include:

     (1) any obligation of the Company to any Subsidiary of the Company or of any Note Guarantor to the Company or any other Subsidiary of the Company;

     (2) any liability for Federal, state, local or other taxes owed or owing by the Company or any Note Guarantor;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or obligation of the Company or any Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

     (5) any obligations with respect to any Capital Stock; or

     (6) any Indebtedness Incurred in violation of the Indentures, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of the Indentures.

Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes. The Notes will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indentures that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

The Company may not pay principal of, premium (if any) or interest on the Notes, or make any deposit pursuant to the provisions described under "-- Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

     (1) any principal of, interest on, unpaid drawings for letters of credit in respect of, or regularly accruing fees with respect to any, Designated Senior Indebtedness of the Company is not paid when due, or

     (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

          (x) the default has been cured or waived and any such acceleration has been rescinded, or

          (y) such amounts due under Designated Senior Indebtedness have been paid in full;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

During the continuance of any default (other than a default described in clause
(1) or (2) above) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice, specified as a "Notice of Default" and describing with particularity the default under such Designated Senior Indebtedness (a "Blockage Notice"), of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

     (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

     (2) by repayment in full of such Designated Senior Indebtedness, or

     (3) because the default giving rise to such Blockage Notice is no longer continuing).

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the second preceding sentence and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments.

Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

     (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment of principal of or interest on the Notes; and

     (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Indentures will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive:

          (i) Capital Stock; and

          (ii) debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

If a payment or distribution is made to Holders of the Notes that due to the subordination provisions of the Indentures should not have been made to them, such Holders will be required to hold it in trust for the benefit of the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any such Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indentures otherwise permit payment at that time.

By reason of the subordination provisions of the Indentures, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness of the Company or Senior Subordinated Indebtedness of the Company (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

Note guarantees

The Note Guarantors and certain future Subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, have jointly and severally unconditionally Guaranteed, or, in the case of future Subsidiaries, will jointly and severally unconditionally Guarantee, on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indentures (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or liquidated damages in respect of the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors have agreed, or, in the case of future Subsidiaries, will agree, to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee is, or, in the case of future Subsidiaries, will be, limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Domestic Subsidiary and any other Restricted Subsidiary that guarantees any Senior Indebtedness (other than a Foreign Subsidiary that guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "--Certain covenants--Future Note Guarantors" below.

The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations or such Note Guarantee is released upon the merger or the sale of all the Capital Stock or assets of the Note Guarantor in compliance with the conditions set forth in the Indentures under "--Merger and consolidation" or "--Certain covenants--Limitation on Sales of Assets and Subsidiary Stock," (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

Change of control

Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes under the applicable Indenture pursuant to this section in the event that it has exercised its right to redeem all the Notes outstanding under that Indenture under the terms of the section titled "Optional redemption:"

     (1) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

     (2) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) a person (including a Permitted Holder) shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately, only after the passage of time, upon the happening of any event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

     (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (A) selected in accordance with the Stockholders Agreement so long as such agreement is in effect or otherwise nominated by the Permitted Holders or (B) whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the Board of Directors or in accordance with the Stockholders Agreement or otherwise by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

     (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

     (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

In the event that at the time of such Change of Control the terms of any agreement governing Bank Indebtedness of the Company or its Subsidiaries restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

     (1) repay in full all such Bank Indebtedness or offer to repay in full all such Bank Indebtedness and repay the Indebtedness of each lender who has accepted such offer, or

     (2) obtain the requisite consent of the lenders under such agreements to permit the repurchase of the Notes as provided for below.

If the Company does not obtain such consents or repay such Bank Indebtedness, the Company will remain prohibited from repurchasing the Notes pursuant to this covenant. In such event the Company's failure to make an offer to purchase Notes pursuant to this covenant would constitute an Event of Default under the Indentures which in turn would constitute a default under the Credit Agreement. In such circumstances, the subordination provisions of the Indentures would likely prohibit payments to Holders of the Notes.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (in integral multiples of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

     (2) the circumstances and relevant facts and financial information regarding such Change of Control;

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "--Certain covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indentures do not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that the Company will have sufficient funds available when necessary to make any required repurchases. The provisions under the applicable Indenture relative to the Company's obligation to make an offer to repurchase the Notes outstanding under that Indenture as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes outstanding under that Indenture.

Certain covenants

The Indentures contain covenants including, among others, the following:

Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 31, 2002 and 2.25:1.00 if such Indebtedness is Incurred thereafter.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $580.0 million at any one time outstanding less the aggregate amount of all repayments of principal of such Indebtedness pursuant to the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

     (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, (C) if a Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is made pursuant to an intercompany note and (D) if a Note Guarantor is the obligor on such Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

     (3) Indebtedness (A) represented by the Notes and the Note Guarantees, (B) outstanding on the 2000 Notes Closing Date (other than the Indebtedness described in clauses (1) and (2) above) or Incurred pursuant to Section 4.03(a) of the 2000 Notes Indenture prior to the Closing Date, (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Refinancing Indebtedness) or the foregoing paragraph
(a) and (D) consisting of Guarantees of any Indebtedness otherwise permitted by the terms of the Indentures;

     (4) (A) Indebtedness Incurred pursuant to Section 4.03(b)(iv) of the 2000 Notes Indenture, (B) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company) and (C) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

     (5) Indebtedness of the Company or a Restricted Subsidiary (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business, and (B) under Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that such Interest Rate Agreements or Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (6) (A) Indebtedness Incurred pursuant to Section 4.03(b)(vi) of the 2000 Notes Indenture and (B) Indebtedness (including Capitalized Lease Obligations and Attributable Debt) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that the aggregate principal amount of all Indebtedness Incurred pursuant to subclauses (A) and (B) of this clause (6) and all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to subclauses (A) and (B) of this clause (6), at any time outstanding, does not exceed the greater of (x) 5.0% of Tangible Assets and (y) $30.0 million;

     (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

     (8) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indentures, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (9) the Incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings);

     (10) (A) Indebtedness incurred pursuant to Section 4.03(b)(x) of the 2000 Notes Indenture and (B) Indebtedness of Foreign Subsidiaries; provided that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under subclauses (A) and (B) of this clause (10) does not exceed at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

     (11) Indebtedness under any Domestic Overdraft Facility; or

     (12) (A) Indebtedness incurred pursuant to Section 4.03(b)(xii) of the 2000 Notes Indenture and (B) Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)); provided that the aggregate principal amount on the date of Incurrence, when added to all other Indebtedness Incurred pursuant to subclauses (A) and (B) of this clause
(12) and then outstanding, will not exceed $20.0 million.

(c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness pursuant to paragraphs (a) or (b) above if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations secured by Liens on the assets of any entity existing at the time such entity is acquired by, and becomes a Restricted Subsidiary of, the Company, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens
(x) are not created, incurred or assumed in connection with, or in contemplation of such entity being acquired by the Company and (y) do not extend to any other assets of the Company or any of its other Subsidiaries. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations of such Note Guarantor secured by Liens on the assets of any entity existing at the time such entity is acquired by such Note Guarantor, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens (x) are not created, incurred or assumed in connection with or in contemplation of such assets being acquired by such Note Guarantor and (y) do not extend to any other assets of the Company or any of its other Subsidiaries.

(d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

     (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the 2000 Notes Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

     (2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

     (3) If obligations in respect of letters of credit are Incurred pursuant to the Credit Agreement and are being treated as Incurred pursuant to clause (1) of paragraph (b) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

     (4) The principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the maximum liquidation preference,

     (5) The principal amount of Indebtedness, Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor issued at a price less than the principal amount thereof, the maximum fixed redemption or repurchase price thereof or liquidation preference thereof, as applicable, will be equal to the amount of the liability or obligation in respect thereof determined in accordance with GAAP,

     (6) If such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was Incurred,

     (7) The accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends or distributions in the form of additional Capital Stock will not be deemed an Incurrence of Indebtedness for purposes of this covenant,

     (8) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

     (9) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant (including references to Indebtedness incurred pursuant to certain sections of the 2000 Notes Indenture), the Company, in its sole discretion, will classify (or later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

     (1) declare or pay any dividend or make any distribution of any kind on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the holders (solely in their capacities as such) of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

     (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,

     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (A) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and
(B) Indebtedness described in clause (2) of paragraph (b) of the covenant described under "--Limitation on Indebtedness"), or

     (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default will have occurred and be continuing (or would result therefrom);

          (B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the 2000 Notes Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the 2000 Notes Closing Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are publicly available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

               (ii) 100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company (x) as capital contributions to the Company after the 2000 Notes Closing Date or (y) from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the 2000 Notes Closing Date (other than a capital contribution from or an issuance or sale to (a) a Subsidiary of the Company or (b) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries);

               (iii) 100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company or any Restricted Subsidiary issued after the 2000 Notes Closing Date to acquire assets from a third party;

               (iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the 2000 Notes Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the 2000 Notes Closing which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash from the sale or other disposition (other than to (x) the Company or a Subsidiary of the

Company or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries) of Restricted Investments made by the Company or any Restricted Subsidiary after the 2000 Notes Closing Date and from repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary by any Person (other than (x) the Company or any of its Subsidiaries or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments;

               (vi) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries since the 2000 Notes Closing Date, resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

               (vii) $5.0 million.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any purchase, repurchase, retirement or other acquisition or retirement for value of, or other distribution in respect of, Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or capital contributions to the Company after the 2000 Notes Closing Date (other than Disqualified Stock and other than Capital Stock issued or sold to, or capital contributions from, a Subsidiary of the Company or an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

          (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments, and

          (B) the Net Cash Proceeds from such sale or capital contribution applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, (x) Capital Stock of the Company or a Restricted Subsidiary or (y) Subordinated Obligations of the Company or a Restricted Subsidiary that are permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

     (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

     (4) Investments that are made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

     (5) dividends or other distributions paid to holders of, or redemptions from holders of, Capital Stock within 60 days after the date of declaration thereof, or the giving of formal notice of redemption, if at such date of declaration such dividends or other distributions or redemptions would have complied with this covenant; provided, however, that such dividends, distributions or redemptions will be included in the calculation of the amount of Restricted Payments;

     (6) any repurchase of Capital Stock owned by former officers, directors, consultants or employees of the Company or its Subsidiaries or their assigns, estates and heirs or entities controlled by them, provided, however, that the amount of such repurchases since the 2000 Notes Closing Date shall not, in the aggregate, exceed the sum of (A) $10.0 million (which amount shall be increased by the amount of any Net Cash Proceeds to the Company from (i) sales of Capital Stock of the Company to management, other employees or Permitted Holders subsequent to the 2000 Notes Closing Date to the extent such amounts are not included under clause 4(C)(ii) of paragraph (a) above and (ii) any "key-man" life insurance policies which are used to make such repurchases) and (B) $2.0 million per fiscal year of the Company commencing with fiscal year 2000 (which amount may be used in a subsequent fiscal year to the extent not used during a fiscal year); provided further, however, that the cancelation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indentures, provided further, however, that such repurchase will be included in the calculation of the amount of Restricted Payments;

     (7) any of the transactions pursuant to the Recapitalization Agreement; provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

     (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded in the calculation of the amount of Restricted Payments; or

     (9) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate since the 2000 Notes Closing Date to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

     (2) make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company to other Indebtedness Incurred by the Company shall not be deemed a restriction on the ability to make loans or advances); or

     (3) transfer any of its property or assets to the Company, except:

          (A) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order, or an agreement in effect at or entered into on the 2000 Notes Closing Date (including the Credit Agreement);

          (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness of such Restricted Subsidiary, in each case Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreements;

          (D) in the case of clause (3), any encumbrance or restriction

               (i) that restricts in a customary manner the assignment of any lease, license or similar contract or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,

               (ii) that is or was created by virtue of any transfer of, agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indentures,

               (iii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, or

               (iv) encumbrances or restrictions relating to Indebtedness permitted to be Incurred pursuant to clause (b)(6) of the covenant described under "--Limitation on Indebtedness" for property acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired (it being agreed that any such encumbrance or restriction may also secure other Indebtedness permitted to be Incurred by the Company and provided by the same financing source providing the Indebtedness Incurred pursuant to such clause (b)(6));

          (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (F) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (G) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions apply only to such Securitization Entity;

          (H) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

          (I) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries of the Company permitted to be Incurred pursuant to clause (a) or (b)(10) under the caption "--Limitation on Indebtedness."

Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Capital Stock and assets subject to such Asset Disposition,

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or Temporary Cash Investments, (B) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business or (C) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (A) first, (i) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (x) Bank Indebtedness or (y) other Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in the case of clause (y), other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor) or (ii) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or the application by the Company of the Net Available Cash received by a Restricted Subsidiary of the Company), in each case within 365 days (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days) from the later of such Asset Disposition or the receipt of such Net Available Cash, provided that pending the final application of any such Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indentures;

          (B) second, within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days), to the extent of the balance of such Net Available Cash after such application in accordance with clause (A), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) (other than the proviso thereof) and (B), for any general corporate purpose not restricted by the terms of the Indentures;

provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions since the 2000 Notes Closing Date that is not applied in accordance with this covenant or Section 4.06 of the 2000 Notes Indenture exceeds $10.0 million since the 2000 Notes Closing Date.

For the purposes of this covenant, the following are deemed to be cash:

     . the assumption of any liabilities of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Disposition, and

     . securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(B) of this covenant, the Company will be required to purchase Notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indentures. If the aggregate purchase price of Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any general corporate purpose not restricted by the terms of the Indentures. The Company will not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (a)(3)(A)) is less than $10.0 million for any particular Asset Disposition since the 2000 Notes Closing Date (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of the Offer, the amount of Net Available Cash shall be reduced to zero.


(c) The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof. The provisions under the applicable Indenture relative to the Company's obligation to make an offer to repurchase the Notes outstanding under that Indenture as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes outstanding under that Indenture.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

     (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

     (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

          (A) are set forth in writing, and

          (B) except as provided in clause (a)(3) below, have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (if any such members exist), and

     (3) that, in the event (i) such Affiliate Transaction involves an amount in excess of $10.0 million, or (ii) if there are no members of the Board of Directors having no personal stake in such Affiliate Transaction and such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments,"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors,

     (3) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

     (4) loans or advances to officers, directors or employees in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the 2000 Notes Closing Date,

     (5) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of the Company and its Restricted Subsidiaries,

     (6) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

     (7) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the 2000 Notes Closing Date,

     (8) sales of Capital Stock to Permitted Holders approved by a majority of the members of the Board of Directors who do not have a material direct or indirect financial interest in or with respect to the transaction being considered, or

     (9) the existence or performance by the Company or any Restricted Subsidiary under any agreement as in effect as of the 2000 Notes Closing Date (including the Recapitalization Agreement and the agreements to be entered into pursuant thereto or any amendment thereto) or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the 2000 Notes Closing Date.

SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if permitted by SEC practice and applicable law and regulations) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC (or if not permitted, within 15 days after it would have otherwise been required to file them with the
SEC), copies of the Company's annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following the existence of a Public Market, the Company will furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

Future Note Guarantors. The Company will cause each Domestic Subsidiary and any other Restricted Subsidiary that guarantees any Senior Indebtedness (other than a Foreign Subsidiary that guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indentures pursuant to which such Domestic or other Restricted Subsidiary will Guarantee payment of the Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Domestic or other Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Domestic or other Restricted Subsidiary, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business, except that the Company and any of its Restricted Subsidiaries may engage in a new business so long as the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in a Permitted Business.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:


     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indentures;


     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;


     (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Certain covenants--Limitation on Indebtedness;" and


     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indentures.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

In addition, the Company will not permit any Note Guarantor to consolidate with or merge with or into any Person unless either

     (1) (A) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (B) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (C) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indentures; or

     (2) such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with the covenant described under "--Certain covenants-- Limitation on Sales of Assets and Subsidiary Stock."


Notwithstanding any of the foregoing:


     (1) any Restricted Subsidiary may consolidate with, merge into or transfer or lease all or part of its properties and assets to the Company or a Subsidiary that is a Note Guarantor, and

     (2) the Company may merge with an Affiliate incorporated solely for (i) the purpose of incorporating the Company or (ii) organizing the Company in another jurisdiction to realize tax or other benefits.


Defaults

Each of the following is an Event of Default:


     (1) a default in any payment of interest or liquidated damages on any Note when due and payable, whether or not prohibited by the provisions described under "--Ranking" above, continued for 30 days,

     (2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above,

     (3) the failure by the Company or any Note Guarantor to comply with its obligations under the covenant described under "--Merger and consolidation" above,

     (4) the failure by the Company or any Restricted Subsidiary to comply for 45 days after written notice (specifying the default and demanding that the same be remedied) with any of its obligations under the covenants described under "--Change of control" or "--Certain covenants" above (in each case, other than a failure to purchase Notes),


     (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the Notes or the Indentures,


     (6) the failure by the Company or any Restricted Subsidiary of the Company to pay the principal amount of any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the aggregate principal amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 30 days after receipt of the notice specified in the Indentures,

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

     (8) the rendering of any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company, or a Restricted Subsidiary of the Company if such judgment or decree becomes final and nonappealable and remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or


     (9) any Note Guarantee of a Material Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the Indentures or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indentures.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4), (5), (6) or (9) will not constitute an Event of Default under the applicable Indenture until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes under that Indenture notify the Company of the default and the Company or the Note Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6) or (9) hereof after receipt of such notice.


If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing under the applicable Indenture, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes under that Indenture by written notice to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" may declare the principal of and accrued but unpaid interest and liquidated damages on all the Notes to be due and payable. Upon such a declaration, such principal and interest and liquidated damages will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs under the applicable Indenture, the principal of and interest and liquidated damages on all the Notes outstanding under that Indenture will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes under the applicable Indenture may rescind any such acceleration with respect to the Notes outstanding under that Indenture and its consequences.


Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the applicable Indenture or the Notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

     (2) Holders of at least 25% in principal amount of the outstanding Notes under the applicable Indenture have requested the Trustee in writing to pursue the remedy,


     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,


     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

     (5) the Holders of a majority in principal amount of the outstanding Notes under the applicable Indenture have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes under the applicable Indenture will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indentures or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indentures, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing under the applicable Indenture and is known to the Trustee, the Trustee must mail to each Holder of Notes outstanding under that Indenture notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders under that Indenture. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the applicable Indenture or the Notes under that Indenture may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding under that Indenture and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding under that Indenture. However, without the consent of each Holder of an outstanding Note affected under the applicable Indenture, no amendment may, among other things:

     (1) reduce the amount of Notes whose Holders must consent to an amendment,

     (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Note,

     (3) reduce the principal of or extend the Stated Maturity of any Note,


     (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional redemption" above,

     (5) make any Note payable in money other than that stated in the Note,


     (6) make any change to the subordination provisions of the applicable Indenture that adversely affects the rights of any Holder,

     (7) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

     (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

     (9) modify the Note Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indentures to:


     .    cure any ambiguity, omission, defect or inconsistency,

     . provide for the assumption by a successor corporation of the obligations of the Company under the Indentures,

     . provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

     . make any change in the subordination provisions of the Indentures that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Note Guarantor (or any representative thereof) under such subordination provisions,

     .    add additional Guarantees with respect to the Notes,

     .    secure the Notes,

     . add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

     . make any change that does not materially and adversely affect the rights of any Holder, or

     . comply with any requirement of the SEC in connection with the qualification of the Indentures under the TIA.


The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and exchange


Subject to compliance with the restrictions on transfer and exchange set forth in the Indentures, a Holder will be able to transfer or exchange Notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indentures. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes.


Defeasance


The Company may at any time terminate all its obligations under the Notes and the Indentures ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Company may at any time terminate:

     (1) its obligations under the covenants described under "--Change of control" and "--Certain covenants,"

     (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "--Defaults" above and the limitations contained in clause (3) under the first paragraph of "--Merger and consolidation" above ("covenant defeasance").


In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.


The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect to Significant Subsidiaries only), (8) or (9) under "--Defaults" above or because of the failure of the Company to comply with clause (3) under the first paragraph of "--Merger and consolidation" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on and liquidated damages (if any) in respect of the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


Concerning the trustee

The Bank of New York is the Trustee under each of the Indentures and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

The Indentures and the Notes are governed by and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of `the law of another jurisdiction would be required thereby.

Certain definitions


"2000 Note Guarantee" means each Guarantee of the obligations with respect to the 2000 Notes issued by a Person pursuant to the 2000 Notes Indenture.

"2000 Notes" means the $220,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2010 issued under the 2000 Notes Indenture.

"2000 Notes Closing Date" means May 31, 2000.

"2000 Notes Indenture" means the indenture dated as of May 31, 2000, among the Company, the subsidiary guarantors party thereto and The Bank of New York, as trustee, under which the 2000 Notes were issued, as amended, modified or supplemented from time to time.

"2002 Notes" means the $100,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2010 issued under the 2002 Notes Indenture.

"2002 Notes Indenture" means the indenture dated as of April 10, 2002, among the Company, the subsidiary guarantors party thereto and The Bank of New York, as trustee, under which the 2002 Notes were issued, as amended, modified or supplemented from time to time.

"Additional Assets" means:


     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business or any improvement to any property or assets that are used by the Company or a Restricted Subsidiary in a Permitted Business;

     (2) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain covenants--Limitation on Transactions with Affiliates" and "--Certain covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

"Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:


     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

          (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,


          (B) for purposes of the provisions described under "--Certain covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to the covenant described under "--Certain covenants--Limitation on Restricted Payments,"

          (C) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof,


          (D) a disposition of obsolete or worn out property or equipment or property or equipment that is no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries,

          (E) any other disposition of assets with a fair market value, as conclusively determined by senior management of the Company in good faith, of less than $1.0 million,

          (F) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology or require the licensor to pay any fees for such use,


          (G) the disposition of all or substantially all of the assets of the Company in compliance with the covenant described under the heading "--Merger and consolidation," and


          (H) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary.


"Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:


     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (2) the sum of all such payments.


"Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

"Business Day" means each day which is not a Legal Holiday.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Closing Date" means April 10, 2002.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually at the time used in the ordinary course of business of the Company or its Subsidiaries.

"Consolidated Coverage Ratio" as of any date of determination means the ratio of:


     (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available ending prior to the date of such determination to

     (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:


          (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition in excess of $10.0 million, which constitutes all or substantially all of an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with and into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.




For purposes of this definition, whenever pro forma effect is to be given to an Investment or acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indentures.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement or Currency Agreement applicable to such Indebtedness if such Interest Rate Agreement or Currency Agreement has a remaining term as at the date of determination in excess of 12 months).


"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:


     (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to operating leases constituting part of a Sale/Leaseback Transaction,

     (2) amortization of debt discount and debt issuance costs,

     (3) capitalized interest,

     (4) non-cash interest expense,

     (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

     (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

     (7) net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited in determining Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

     (8) dividends and distributions declared in respect of all Disqualified Stock of the Company and dividends and distributions declared and paid in respect of all Preferred Stock of any of the Subsidiaries of the Company that is not a Note Guarantor, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,




     (9) interest Incurred in connection with investments in discontinued operations and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.


"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

          (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

     (2) other than for purposes of clauses (D) and (E) of the definition of Consolidated Coverage Ratio, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or loans or intercompany advances by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

     (A) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed, loaned or advanced by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, distribution, loan or advance (subject, in the case of a dividend, distribution, loan or advance made to another Restricted Subsidiary, to the limitation contained in this clause) and

          (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;


     (4) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;


     (5) any extraordinary gain or loss; and

     (6) the cumulative effect of a change in accounting principles.


Notwithstanding the foregoing, for the purpose of the covenant described under "--Certain covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(vi) thereof.

"Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

"Credit Agreement" means the credit agreement dated as of the 2000 Notes Closing Date among the Company, the lenders named therein, Bankers Trust Company, as administrative agent and collateral agent, The Bank of Nova Scotia, as documentation agent, and JPMorgan Chase Bank, as syndication agent, together with related documents thereto including any guarantee agreements and security documents, as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original credit agreement or other credit agreements or otherwise.

"Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designated Senior Indebtedness" of the Company means


     (1) the Bank Indebtedness and


     (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $15.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indentures. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:


     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided, that any such conversion or exchange shall be deemed an issuance of Indebtedness or an issuance of Disqualified Stock, as applicable) or


     (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed Disqualified Stock; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock provide that such Person may not repurchase or redeem such Capital Stock pursuant to such provisions unless such Person has first complied with the provisions described under "--Change of control" and the provisions of the covenant described under "--Certain covenants--Limitation on Sales of Assets and Subsidiary Stock," as applicable; and provided, further, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

"Domestic Overdraft Facility" means an overdraft line of credit in a maximum principal amount of $10.0 million at any time outstanding.

"Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

"EBITDA" for any period means the Consolidated Net Income for such period, excluding the following to the extent included in calculating such Consolidated Net Income:


     (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

     (2) Consolidated Interest Expense,

     (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

     (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),




     (5) other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period),

     (6) income or loss from discontinued operations,

     (7) plant closing costs (as defined by GAAP), and

     (8) noncash stock-based compensation expense.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended, loaned or advanced to the Company by such Restricted Subsidiary without prior approval of Persons other than the Board of Directors or holders of the Company's Capital Stock (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.


"Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Contribution" means net cash proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (a)(4)(C) under "--Certain covenants--Limitation on Restricted Payments."

"Existing Management Stockholders" means each of Richard P. Durham, Jack E. Knott, Scott K. Sorensen and Ronald G. Moffitt.

"Foreign Subsidiary" means any Restricted Subsidiary of the Company organized and conducting its principal operations outside the United States.

"Foreign Subsidiary Asset Disposition" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries

(including any Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of the Capital Stock of any Foreign Subsidiary or any of the property or assets of any Foreign Subsidiary.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of May 31, 2000, including those set forth in:


     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     (2) statements and pronouncements of the Financial Accounting Standards Board,

     (3) such other statements by such other entities as are approved by a significant segment of the accounting profession, and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indentures shall be computed in conformity with GAAP.


"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:


     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);


provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

"Holder" means the Person in whose name a Note is registered on the Registrar's books.

"Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):


     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;




     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued liabilities arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

     (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

     (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

          (A) the fair market value of such asset at such date of determination and

          (B) the amount of such Indebtedness of such other Persons;

     (8) to the extent not otherwise included in this definition, the net obligations under Hedging Obligations of such Person;

     (9) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

     (10) all obligations of the type referred to in clauses (1) through (9) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.


Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.


The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.


"Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

"Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property (excluding Capital Stock of the Company) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain covenants--Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less


          (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by (i) the senior management of the Company if the amount thereof is less than $2.0 million and (ii) the Board of Directors if in excess thereof; and

     (3) the amount of any Investment shall be the original cost as of the date of determination of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value or writeups, write-downs or write-offs with respect to such Investments.


"Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of 10.0% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statement of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,


     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,

     (4) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Disposition, and

     (5) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.


"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Person pursuant to the terms of the Indentures.

"Note Guarantor" means any Person that has issued a Note Guarantee.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

"Officers' Certificate" means a certificate signed by two Officers.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Permitted Business" means the design, manufacture and/or marketing of films and flexible packaging products for food, personal care, medical, retail, agricultural, industrial and other applications or any businesses that are reasonably related, ancillary or complementary thereto.

"Permitted Holders" means each of (i) JP Morgan Partners, LLC and its Affiliates, (ii) Southwest Industrial Films, LLC and its Affiliates, (iii) the Christena Karen H. Durham Trust, (iv) the Existing Management Stockholders and their Related Parties and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that after giving effect to such Investment the Company is still in compliance with the covenant under the heading "--Certain covenants--Limitation of Lines of Business;"

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that after giving effect to such Investment the Company is still in compliance with the covenant under the heading "--Certain covenants--Limitation of Lines of Business;"


     (3) Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to officers, directors, consultants or employees made
(a) in the ordinary course of business and not exceeding $3.0 million in any year or (b) to fund purchases of stock under the Company's 2000 Stock Incentive Plan and any similar plans or employment arrangements;

     (7) Capital Stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;


     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "--Certain covenants--Limitation on Sale of Assets and Subsidiary Stock;"


     (9) any Investment by the Company or a Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

     (10) Hedging Obligations entered into in the ordinary course of business;

     (11) endorsements of negotiable instruments and documents in the ordinary course of business;




     (12) assets or securities of a Person acquired by the Company or a Restricted Subsidiary to the extent the consideration for such acquisition consists of Capital Stock (other than Disqualified Stock) of the Company;

     (13) Investments in existence on the 2000 Notes Closing Date;

     (14) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indentures, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

     (15) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $30.0 million since the 2000 Notes Closing Date, plus (A) the aggregate net after-tax amount returned since the 2000 Notes Closing Date to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made since the 2000 Notes Closing Date in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (B) the net after-tax cash proceeds received since the 2000 Notes Closing Date by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (C) upon redesignation since the 2000 Notes Closing Date of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; and

     (16) additional Investments since the 2000 Notes Closing Date in an aggregate amount not to exceed $15.0 million.


"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

"Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

"Public Market" means any time after:

     (1) an Equity Offering has been consummated and

     (2) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.


"Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

"Qualified Stock" means any Capital Stock that is not Disqualified Stock.

"Recapitalization Agreement" means the Recapitalization Agreement dated as of March 31, 2000, between the Company, the selling stockholders listed therein and Chase Domestic Investments, L.L.C., as amended to and in effect at the 2000 Notes Closing Date.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the 2000 Notes Closing Date or Incurred in compliance with the 2000 Notes Indenture (if incurred prior to the Closing Date) or, if incurred on or after the Closing Date, the Indenture (including Indebtedness of the Company or a Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:


     (1) the Refinancing Indebtedness (if Refinancing any Indebtedness existing on the 2000 Notes Closing Date) has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

     (2) the Refinancing Indebtedness (if Refinancing any Indebtedness existing on the 2000 Notes Closing Date) has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) (whether in U.S. dollars or a foreign currency) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) (in U.S. dollars or such foreign currency, as applicable) then outstanding (plus, without duplication, accrued interest, premium and defeasance costs required to be paid under the terms of the Indebtedness being Refinanced and the fees, expenses, discounts, commissions and other issuance costs incurred in connection with the Refinancing Indebtedness) of the Indebtedness being Refinanced and

     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Note Guarantee of a Note Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantee at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

     (A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or

     (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.


"Related Parties" means with respect to a Person (a) that is a natural person
(1) any spouse, parent or lineal descendant (including adopted children) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of the Company for the benefit of any person referred to in clause (a)(1) and (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

"Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (a) leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary acquires or finishes construction of such fixed or capital assets.

"SEC" means the Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

"Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee, by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"Senior Subordinated Indebtedness" of the Company means the Notes, the 2000 Notes, the 2002 Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

"Stockholders Agreement" means the Stockholders Agreement among the Company and the holders of the Company's Capital Stock party thereto, as in effect at the 2000 Notes Closing Date as amended from time to time, so long as the Permitted Holders own a majority of the Capital Stock subject to such agreement.

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

"Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:


     (1) such Person,

     (2) such Person and one or more Subsidiaries of such Person or

     (3) one or more Subsidiaries of such Person.


"Tangible Assets" means Total Assets less Intangible Assets.

"Temporary Cash Investments" means any of the following:


     (1) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof,


     (2) investments in checking accounts, savings accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,


     (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"),

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc., and


     (6) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.


"TIA" means the Trust Indenture Act of 1939 (15 U.S.C.(S)(S)77aaa-77bbbb) as in effect on the Closing Date.

"Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

"Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

"Trustee" means the party named as such in the Indentures until a successor replaces it and, thereafter, means the successor.

"Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

"Unrestricted Subsidiary" means:


     (1) Pliant Investment, Inc. and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

     (2) any Subsidiary of an Unrestricted Subsidiary.


The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock in or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:


     (A) the Subsidiary to be so designated at the time of designation has total Consolidated assets of $1,000 or less or


     (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "--Certain covenants--Limitation on Restricted Payments."


The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

     (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain covenants--Limitation on Indebtedness" and


     (y) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.


"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

"Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying Capital Stock) is owned by the Company or another Wholly Owned Subsidiary.

                          Book-entry; delivery and form

The Notes are represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons, that have been deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of Notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC.

Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

All interests in the global notes may be subject to the procedures and requirements of DTC.

Certain book-entry procedures for the global notes

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We will take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is

     (1) a limited purpose trust company organized under the laws of the State of New York,


     (2) a "banking organization" within the meaning of the New York Banking
Law,


     (3) a member of the Federal Reserve System,


     (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

TC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that pursuant to procedures established by DTC ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).


The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global note for all purposes under the indentures. Except as provided below, owners of beneficial interests in a global note


     . will not be entitled to have Notes represented by such global note registered in their names,

     . will not receive or be entitled to receive physical delivery of certificated Notes, and

     . will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.


Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the indentures or such global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the Notes under the indentures. Under the terms of the indentures, we and the trustee may treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.




Certificated notes

If,


     . we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

     . we, at our option, notify the trustee in writing that we elect to cause the issuance of Notes in definitive form under the indentures or

     . upon the occurrence of certain other events as provided in the indentures,


then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

                              Plan of distribution


This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the Notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as a principal or agent in these transactions and may receive compensation in the form of discounts and commissions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales. We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, and to contribute payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.

As of March 31, 2003, affiliates of J.P. Morgan Securities Inc., beneficially owned approximately 55% of our outstanding common stock, 75% of our preferred stock warrants to purchase common stock and 59% of our outstanding preferred stock, subject to certain preemptive rights with respect to 10,000 shares of preferred stock issued on March 25, 2003. In addition, certain of our directors are employed by an affiliate of J.P. Morgan Securities Inc. See "Security ownership of certain beneficial owners and management and related stockholder matters -- Security ownership of certain beneficial owners and management" and "Certain relationships and related transactions -- Transactions between Pliant and new stockholders -- Credit facilities and offering of notes by affiliates of stockholders."

We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to continue to make a market in the Notes. However, J.P. Morgan Securities Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk factors."


                                  Legal matters


The validity of the Notes and the Note Guarantees has been passed upon for us by O'Melveny & Myers LLP (formerly, O'Sullivan LLP), New York, New York.


                                     Experts


The consolidated financial statements and financial statement schedule of Pliant Corporation as of and for the year ended December 31, 2002 and the consolidated financial statements of Decora Industries, Inc. as of and for the year ended March 31, 2002 appearing in this prospectus have been audited by Ernst & Young LLP, independent public accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Pliant Corporation included in this prospectus as of December 31, 2001 and for the two years then ended have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto appearing herein, and are included herein in reliance upon the authority of said firm as experts in giving said report.

We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to the inclusion in this prospectus of their report with respect to the consolidated financial statements and financial statement schedule of Pliant Corporation included in this prospectus as of December 31, 2001 and for the two years then ended, as required by Section 7 of the Securities Act of 1933. Accordingly, we have dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, you may have no effective remedy against Arthur Andersen under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

The consolidated financial statements of Decora Industries, Inc. as of March 31, 2001 and for the two years then ended included in this Prospectus have been so included in reliance on the reports (which contain an explanatory paragraph relating to the ability of Decora Industries, Inc. to continue as a going concern as described in Note 1 to the financial statements of Decora Industries, Inc.) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       Where you can find more information


We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the SEC's Public Reference Room at the above address. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

We provide copies to the holders of the Notes of the annual, quarterly and current reports that we file with the SEC. The annual reports contain financial information that has been examined and reported on, with an opinion expressed, by an independent public accountant.

We have filed a Registration Statement on Form S-4 to register with the Commission offers and sales of the Notes made by J.P. Morgan Securities Inc. in market-making transactions effected from time to time. This prospectus is part of that Registration Statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.


We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Commission, the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Pliant Corporation and Subsidiaries Financial Statements and Financial Statement
Schedule:

   As of December 31, 2002 and 2001 and for the three years ended December 31, 2002, 2001 and 2000:

   Report of Independent Public Accountants................................................................    F-3

   Report of Independent Public Accountants................................................................    F-4

   Consolidated Balance Sheets as of December 31, 2002 and 2001............................................    F-5

   Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000..............    F-6

   Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2002, 2001
      and 2000.............................................................................................    F-7

   Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000..............    F-9

   Notes to Consolidated Financial Statements..............................................................   F-11

   Schedule II - Valuation and Qualifying Accounts.........................................................   F-43

Decora Industries, Inc. and Subsidiaries Financial Statements:

   As of and for the year ended March 31, 2002:

   Report of Independent Auditors..........................................................................   F-44

   Consolidated Balance Sheet as of March 31, 2002.........................................................   F-45

   Consolidated Statement of Operations for the year ended March 31, 2002..................................   F-46

   Consolidated Statement of Shareholders' Deficit for the year ended March 31, 2002.......................   F-47

   Consolidated Statement of Cash Flows for the year ended March 31, 2002..................................   F-48

   Notes to Consolidated Financial Statements..............................................................   F-49

   As of and for the year ended March 31, 2001:

   Report of Independent Accountants.......................................................................   F-61

   Consolidated Balance Sheet as of March 31, 2001.........................................................   F-62

   Consolidated Statement of Operations for the year ended March 31, 2001..................................   F-63

   Consolidated Statement of Changes in Shareholders' Deficit for the year ended March 31, 2001............   F-64

   Consolidated Statement of Cash Flows for the year ended March 31, 2001..................................   F-65

   Notes to Financial Statements...........................................................................   F-66

   For the year ended March 31, 2000:

   Report of Independent Accountants.......................................................................   F-76

   Consolidated Statement of Income for the year ended March 31, 2000......................................   F-77

   Consolidated Statement of Cash Flows for the year ended March 31, 2000..................................   F-78

   Notes to Consolidated Financial Statements..............................................................   F-79

Pliant Corporation Unaudited Pro Forma Consolidated Financial Statements:

   For the year ended December 31, 2002:

   Introduction to Unaudited Pro Forma Consolidated Financial Statements...................................   F-90

   Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002..........   F-91

   Notes to Unaudited Pro Forma Consolidated Financial Statements..........................................   F-92

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Pliant Corporation

     We have audited the accompanying consolidated balance sheet of Pliant Corporation as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. Our audit also included the financial statement schedule for the year ended December 31, 2002 listed in the Index at page F-1. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audit. The financial statements and schedule of Pliant Corporation as of December 31, 2001 and for the two years then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements and schedule in their report dated January 28, 2002, before the restatement and inclusion of additional disclosures referred to in the last paragraph of this report.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements and schedule referred to above present fairly, in all material respects, the consolidated financial position of Pliant Corporation as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

     As discussed in Notes 1 and 5 to the financial statements, in the year ended December 31, 2002 the Company changed its method of accounting for goodwill.

     As discussed above, the financial statements of Pliant Corporation as of December 31, 2001 and for the two years in the period then ended were audited by other auditors who have ceased operations. As described in Note 5, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, (SFAS 142) Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. Our audit procedures with respect to the disclosures in Note 5 with respect to 2001 and 2000 included (a) agreeing the previously reported net income (loss) to the previously issued financial statements and the adjustments to reported net income (loss) representing amortization expense (including any related tax effects) recognized in those periods related to goodwill to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliation of adjusted net income (loss) to reported net income (loss). In our opinion the disclosures relating to adjusted net income (loss) for 2001 and 2000 in Note 5 are appropriate. Also, as described in Note 14, the Company changed the composition of its reportable segments in 2002, and the amounts in the 2001 and 2000 financial statements relating to reportable segments have been restated to conform to the 2002 composition of reportable segments. We audited the adjustments that were applied to restate the disclosures for reportable segments reflected in the 2001 and 2000 financial statements. Our procedures included (a) agreeing the adjusted amounts of segment net sales, segment profit (loss), segment depreciation and amortization, segment interest expense, segment capital expenditures and segment total assets to the Company's underlying records obtained from management, and
(b) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 or 2000 financial statements of the Company other than with respect to such SFAS 142 transition disclosures and segment adjustments, accordingly, we do not express an opinion or any other form of assurance on the 2001 or 2000 financial statements taken as a whole.


/s/ Ernst & Young LLP
-------------------------------------------
Chicago, Illinois
February 28, 2003, except for Note 6, as to
   which the date is March 25, 2003

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pliant Corporation:

     We have audited the accompanying consolidated balance sheets of Pliant Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pliant Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Arthur Andersen LLP
-------------------------
Chicago, Illinois
January 28, 2002

This report is a copy of the previously issued report covering 2000 and 2001. The predecessor auditor has ceased operations and has not reissued their report.

                       PLIANT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
 As of December 31, 2002 and 2001 (Dollars in Thousands, Except per Share Data)
--------------------------------------------------------------------------------

                                                                                            2002       2001
                                                                                         ---------   ---------
ASSETS
CURRENT ASSETS :

   Cash and cash equivalents..........................................................   $   1,635   $   4,818
   Receivables:
      Trade accounts, net of allowances of $5,583 and $2,438, respectively............     104,157     111,768
      Other...........................................................................      14,866      13,668
   Inventories........................................................................      98,022      83,948
   Prepaid expenses and other.........................................................       4,149       3,026
   Income taxes receivable............................................................       2,368         985
   Deferred income taxes..............................................................       8,182       2,563
                                                                                         ---------   ---------
         Total current assets.........................................................     233,379     220,776
PLANT AND EQUIPMENT, net:.............................................................     350,479     369,324
GOODWILL..............................................................................     203,997     204,426
OTHER INTANGIBLE ASSETS, net:.........................................................      27,034      26,773
OTHER ASSETS..........................................................................      38,314      30,384
                                                                                         ---------   ---------
         Total assets.................................................................   $ 853,203   $ 851,683
                                                                                         =========   =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES:
   Trade accounts payable.............................................................   $ 113,988   $ 101,508
   Accrued liabilities:
      Interest payable................................................................      16,175      10,392
      Customer rebates................................................................      10,439       7,571
      Other...........................................................................      32,263      25,134
   Current portion of long-term debt..................................................      14,745      17,767
                                                                                         ---------   ---------
         Total current liabilities....................................................     187,610     162,372
LONG-TERM DEBT, net of current portion................................................     721,636     695,556
OTHER LIABILITIES.....................................................................      26,977      18,944
DEFERRED INCOME TAXES.................................................................      23,836      26,156
                                                                                         ---------   ---------
         Total liabilities............................................................     960,059     903,028
                                                                                         ---------   ---------
MINORITY INTEREST.....................................................................         192         271
COMMITMENTS AND CONTINGENCIES (Notes 7 and 12)........................................          --          --
REDEEMABLE STOCK:
   Preferred stock - 200,000 shares authorized, 130,973 shares outstanding as of
      December 31, 2002, and 2001 and designated as Series A, no par value with a redemption and liquidation value of $1,000 per share plus accumulated
      dividends.......................................................................     150,816     126,149
   Common stock - 60,000 shares authorized, no par value; 34,240 shares outstanding as of December 31,2002 and  53,996 outstanding as of December 31,
      2001 net of related stockholders' notes receivable of $6,754 at December 31,
      2002 and  $12,720 at December 31, 2001..........................................      13,008      16,778
                                                                                         ---------   ---------
         Total redeemable stock.......................................................     163,824     142,927
                                                                                         ---------   ---------
STOCKHOLDERS' DEFICIT:
   Common stock - no par value; 10,000,000 shares authorized, 542,638 and
      542,571 shares outstanding as of December 31, 2002 and December 31, 2001,
      respectively....................................................................     103,376     103,362
   Warrants to purchase common stock..................................................      38,676      38,715
   Accumulated deficit................................................................    (394,420)   (326,356)
   Stockholders' notes receivable.....................................................        (660)       (616)
   Accumulated other comprehensive loss...............................................     (17,844)     (9,648)
                                                                                         ---------   ---------
         Total stockholders' deficit..................................................    (270,872)   (194,543)
                                                                                         ---------   ---------
         Total liabilities and stockholders' deficit..................................   $ 853,203   $ 851,683
                                                                                         =========   =========

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
   For the Years Ended December 31, 2002, 2001 and 2000 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                         2002       2001       2000
                                                                       --------   --------   --------
NET SALES...........................................................   $879,197   $840,360   $843,797
COST OF SALES.......................................................    714,463    665,092    696,716
                                                                       --------   --------   --------
      Gross profit..................................................    164,734    175,268    147,081
                                                                       --------   --------   --------
OPERATING EXPENSES:
   Selling, general and administrative..............................     85,351     88,821     93,937
   Research and development.........................................      8,124      9,821      8,596
   Stock-based compensation related to administrative employees.....         --      7,033         --
   Compensation and transaction costs related to recapitalization...         --         --     10,754
   Restructuring and other costs....................................     43,143     (4,588)    19,368
                                                                       --------   --------   --------
      Total operating expenses......................................    136,618    101,087    132,655
                                                                       --------   --------   --------
OPERATING INCOME....................................................     28,116     74,181     14,426
INTEREST EXPENSE....................................................    (75,284)   (75,988)   (68,534)
OTHER INCOME, net...................................................      2,276      6,525        332
                                                                       --------   --------   --------
INCOME (LOSS)  BEFORE
   INCOME TAXES AND EXTRAORDINARY LOSS..............................    (44,892)     4,718    (53,776)
                                                                       --------   --------   --------
INCOME TAX EXPENSE (BENEFIT):
   Current..........................................................      3,980      4,204      4,144
   Deferred.........................................................     (5,442)     2,582    (18,387)
                                                                       --------   --------   --------
      Total income tax expense (benefit)............................     (1,462)     6,786    (14,243)
                                                                       --------   --------   --------
INCOME (LOSS)  BEFORE EXTRAORDINARY LOSS............................    (43,430)    (2,068)   (39,533)
EXTRAORDINARY LOSS (net of income tax benefit of $7,500)............         --         --    (11,250)
                                                                       --------   --------   --------
NET INCOME (LOSS)...................................................   $(43,430)  $ (2,068)  $(50,783)
                                                                       ========   ========   ========

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
       For the Years Ended December 31, 2002, 2001 and 2000 (In Thousands)
--------------------------------------------------------------------------------

                                                                                                            Warrants
                                                      Class A            Class B                              to
                                                    Common Stock       Common Stock      Common Stock      Purchase
                                                 -----------------   ---------------   -----------------    Common    Accumulated
                                       Total     Shares    Amount    Shares   Amount   Shares    Amount      Stock      Deficit
                                     ---------   ------   --------   ------   ------   ------   --------   --------   -----------
Balance, December 31, 1999........   $  90,662    1,000   $ 63,161      7      $ 515                                   $  32,042

Comprehensive income:
   Net loss.......................     (50,783)                                                                          (50,783)

   Foreign currency translation
      adjustment..................      (2,504)
                                     ---------

   Comprehensive loss                  (53,287)
                                     ---------
Recapitalization   transaction....    (231,762)  (1,000)   (63,161)    (7)      (515)    508      86,932     18,550     (272,979)
Issuance of warrants to
   purchase common stock
   with senior notes..............       7,950                                                                7,950
Preferred stock dividends and
   accretion......................      (8,771)                                                                           (8,771)
Increase to redemption value
   of redeemable common
   stock..........................     (11,923)                                                                          (11,923)
Issuance of stock to
   management in exchange for
   promissory notes...............                                                         7       3,261
Discount on stockholder note
   receivable.....................         323
Issuance of stock to
   management.....................         797                                             2         797
Repurchase of common stock
   from management and
   cancellation of note...........                                                        (6)     (3,001)
                                     ---------   ------   --------    ---      -----     ---    --------    -------    ---------

Balance, December 31, 2000........    (206,011)      --         --     --         --     511      87,989     26,500     (312,414)

Comprehensive income:

   Net loss.......................      (2,068)                                                                           (2,068)
   Fair value change in interest
      rate derivatives classified
      as cash flow hedges.........      (2,944)
   Foreign currency translation
      adjustment..................         557
                                     ---------
   Comprehensive
      loss........................      (4,455)
                                     ---------
Stock-based compensation
   related to administrative
   employees......................       7,033                                                                             7,033
Preferred stock dividend and
   accretion......................     (18,907)                                                                          (18,907)
Issuance of stock as a result of
   Uniplast acquisition...........      15,735                                            33      15,735
Issuance of warrants with
   preferred stock................      12,215                                                               12,215
Repurchase of common stock
and cancellation of notes from
   management.....................        (111)                                           (1)       (362)
Amortization of discount on
   Stockholder's note receivable..         (42)
                                     ---------   ------   --------    ---      -----     ---    --------    -------    ---------

Balance, December 31, 2001........   $(194,543)      --   $     --     --      $  --     543    $103,362    $38,715    $(326,356)

                                                     Accumulated
                                     Stockholders'     Other
                                        Notes        Comprehensive
                                      Receivable     Income/(Loss)
                                     -------------   -------------
Balance, December 31, 1999........      $  (299)        $(4,757)

Comprehensive income:

   Net loss.......................
   Foreign currency translation
      adjustment..................                       (2,504)

   Comprehensive loss

Recapitalization   transaction....         (589)
Issuance of warrants to
   purchase common stock
   with senior notes..............
Preferred stock dividends and
   accretion......................
Increase to redemption value
   of redeemable common
   stock..........................
Issuance of stock to
   management in exchange for
   promissory notes...............       (3,261)
Discount on stockholder note
   receivable.....................          323
Issuance of stock to
   management.....................
Repurchase of common stock
   from management and
   cancellation of note...........        3,001
                                        -------         -------

Balance, December 31, 2000                 (825)         (7,261)

Comprehensive income:

   Net loss.......................
   Fair value change in interest
      rate derivatives classified
      as cash flow hedges.........                       (2,944)
   Foreign currency translation
      adjustment..................                          557
   Comprehensive
      loss........................
Stock-based compensation
   related to administrative
   employees......................
Preferred stock dividend and
   accretion......................
Issuance of stock as a result of
   Uniplast acquisition...........
Issuance of warrants with
   preferred stock................
Repurchase of common stock
and cancellation of notes from
   management.....................          251
Amortization of discount on
   Stockholder's note receivable..          (42)
                                        -------         -------

Balance, December 31, 2001........      $  (616)        $(9,648)

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
       For the Years Ended December 31, 2002, 2001 and 2000 (In Thousands)
--------------------------------------------------------------------------------

                                                                                                           Warrants
                                                      Class A            Class B                              to
                                                    Common Stock       Common Stock      Common Stock      Purchase
                                                 -----------------   ---------------   -----------------    Common    Accumulated
                                       Total     Shares    Amount    Shares   Amount   Shares    Amount      Stock      Deficit
                                     ---------   ------   --------   ------   ------   ------   --------   --------   -----------
Balance, December 31, 2001........   $(194,543)                                          543    $103,362    $38,715    $(326,356)

Comprehensive income:

   Net loss......................      (43,430)                                                                          (43,430)
   Minimum pension liability,
      net of taxes...............         (937)
   Fair value change in interest
      rate derivatives classified
      as cash flow hedges, net of
      taxes.......................      (2,453)
   Foreign currency translation
      adjustment..................      (4,806)
                                     ---------
   Comprehensive
      loss.......................      (51,626)
                                     ---------
Issuance of common stock to
   management for warrants........          --                                                        39        (39)
Preferred stock dividend and
   accretion......................     (24,634)                                                                          (24,634)

Purchase of stock by directors....          63                                                        63
Repurchase of stock from
   management.....................         (88)                                                      (88)
Amortization of discount on
   stockholder's note receivable..         (44)
                                     ---------     ---      ---        ---      ---      ---    --------    -------    ---------
Balance,
December 31, 2002.................   $(270,872)     --      $--         --      $--      543    $103,376    $38,676    $(394,420)
                                     =========     ===      ===        ===      ===      ===    ========    =======    =========

                                                      Accumulated
                                     Stockholders'       Other
                                         Notes       Comprehensive
                                       Receivable    Income/(Loss)
                                     -------------   -------------
Balance, December 31, 2001........       $(616)        $ (9,648)

Comprehensive income:

   Net loss.......................
   Minimum pension liability,
      net of taxes................                         (937)
   Fair value change in interest
      rate derivatives classified
      as cash flow hedges, net of
      taxes.......................                       (2,453)
   Foreign currency translation
      adjustment..................                       (4,806)
   Comprehensive
      loss........................

Issuance of common stock to
   management for warrants........
Preferred stock dividend and
   accretion......................

Purchase of stock by directors....
Repurchase of stock from
   management.....................
Amortization of discount on
   stockholder's note receivable..         (44)
                                         -----         --------
Balance,
December 31, 2002.................       $(660)        $(17,844)
                                         =====         ========

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
   For the Years Ended December 31, 2002, 2001 and 2000 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                                        2002       2001        2000
                                                                                      --------   --------   ---------
Cash flows from operating activities:
   Net income (loss)...............................................................   $(43,430)  $ (2,068)  $ (50,783)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization................................................     46,912     47,017      39,546
      Amortization of deferred financing costs.....................................      3,707         --          --
      Deferred income taxes........................................................     (5,442)     2,980     (18,387)
      Change in provision for losses on accounts receivable........................      2,635        272        (156)
      Non-cash compensation expense related to stock options.......................         --      7,033       2,641
      Discount on stockholder note receivable......................................         --         --         323
      Non-cash plant closing costs.................................................     14,204     (7,615)     14,801
      Write down of impaired goodwill..............................................      8,600         --          --
      (Gain) or loss on disposal of assets.........................................        381       (433)        514
      Extraordinary loss (net of income taxes).....................................         --         --      11,250
      Minority Interest............................................................        (79)       271          --
      Changes in operating assets and liabilities - net of effects of acquisitions:
         Trade accounts receivable.................................................     12,135       (182)      4,886
         Other receivables.........................................................     (1,565)    (2,857)      2,055
         Inventories...............................................................     (8,505)     2,249        (952)
         Prepaid expenses and other................................................       (950)      (651)        661
         Intangible assets and other assets........................................     (4,704)     1,090       1,930
         Trade accounts payable....................................................      5,180    (15,023)     48,962
         Accrued liabilities.......................................................      9,129     (2,988)      4,355
         Due to affiliates.........................................................         --         --      (4,715)
         Income taxes payable/receivable...........................................        145      1,733         (67)
         Other liabilities.........................................................      5,243       (484)      3,402
                                                                                      --------   --------   ---------
            Net cash provided by operating activities..............................     43,596     30,344      60,266
                                                                                      --------   --------   ---------
Cash flows from investing activities:
   Capital expenditures for plant and equipment....................................    (49,194)   (56,418)    (65,644)
   Acquisitions, net of cash acquired..............................................    (23,164)   (38,778)         --
   Proceeds from sale of assets....................................................     17,122      7,914          --
                                                                                      --------   --------   ---------
            Net cash used in investing activities..................................    (55,236)   (87,282)    (65,644)
                                                                                      --------   --------   ---------
Cash flows from financing activities:
   Payment of capitalized loan fees................................................     (7,439)    (1,932)    (22,303)
   Payment of fees for tender offer................................................         --         --     (10,055)
   Redemption of common stock......................................................         --         --    (314,034)
   Net proceeds (net of repurchases) from issuance of common and preferred stock...     (3,227)    30,991     161,820
   (Payments)/Borrowings on long-term debt.........................................         --     25,930    (507,002)
   Payments received from stockholder on note receivable...........................         --         --         165
   Proceeds from issuance of senior subordinated notes.............................    103,752         --     691,684
   Repayments of debt under credit facilities......................................    (80,694)        --          --
                                                                                      --------   --------   ---------
            Net cash provided by financing activities..............................   $ 12,392   $ 54,989   $     275
                                                                                      --------   --------   ---------

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

   For the Years Ended December 31, 2002, 2001 and 2000 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                                   2002      2001     2000
                                                                                 -------   -------   -------
Effect of exchange rate changes on cash and cash equivalents..................   $(3,935)  $ 3,707   $  (934)
                                                                                 -------   -------   -------
Net increase (decrease) in cash and cash equivalents..........................    (3,183)    1,758    (6,037)
Cash and cash equivalents, beginning of the year..............................     4,818     3,060     9,097
                                                                                 -------   -------   -------
Cash and cash equivalents, end of the year....................................   $ 1,635   $ 4,818   $ 3,060
                                                                                 =======   =======   =======

Supplemental disclosures of cash flow information:
   Cash paid (received) during the year for:
      Interest................................................................   $69,207   $69,503   $62,781
                                                                                 =======   =======   =======
      Income taxes............................................................   $ 4,884   $(1,594)  $(4,160)
                                                                                 =======   =======   =======

Supplemental schedule of non-cash investing and financing activities:
On July 16, 2001, certain assets were acquired and certain liabilities were assumed of Uniplast Films Corporation for an initial purchase price of approximately $56,000. The purchase price was paid through a cash payment of approximately $40,300 to discharge pre-acquisition debt and the issuance of Pliant common stock of approximately $15,700 to the shareholders of Uniplast. See Note 13 to the Consolidated Financial Statements.
In 2002 we repurchased $6.5 million of redeemable common stock in exchange for the cancellation of $6.5 million of notes receivable.

                 See notes to consolidated financial statements.

                       PLIANT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

     Nature of operations - Pliant Corporation and its subsidiaries (collectively "Pliant") produce polymer-based (plastic), value-added films for flexible packaging, personal care, medical, agricultural and industrial applications. Our manufacturing facilities are located in North America, Latin America, Germany and Australia.

     Recapitalization - On May 31, 2000, we consummated a recapitalization pursuant to an agreement dated March 31, 2000 (the "Recapitalization Agreement") among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC, whereby J.P. Morgan Partners, LLC acquired majority control of our common stock. Pursuant to the Recapitalization Agreement, we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, then majority stockholder and then Chairman of the Board (the "Equity Redemption") for approximately $314.0 million. An affiliate of J.P. Morgan Partners, LLC purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durham Trust (the "Trust") and by members of our current and former senior management (the "Management Investors") for approximately $101.8 million. An affiliate of J.P. Morgan Partners, LLC and certain other institutional investors also purchased (the "Investor Common Equity Contribution") shares of common stock directly from us for approximately $63.5 million ($62.6 million net of offering costs). The Trust and the Management Investors retained approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization. In addition, we issued to another affiliate of J.P. Morgan Partners, LLC and to certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock (the "Preferred Stock") and detachable warrants for our common stock (the "Preferred Stock Warrants") for net consideration of approximately $98.5 million. The foregoing transactions are collectively referred to as the "Recapitalization." The total consideration paid in the Recapitalization was approximately $1.1 billion, including transaction costs.

     Immediately following the Recapitalization, approximately 55.5% of our total common stock was owned by an affiliate of J.P. Morgan Partners, LLC, approximately 4.3% of our total common stock was owned by certain other institutional investors, and approximately 40.2% of our total common stock was owned collectively by the Trust and the Management Investors. J.P. Morgan Partners, LLC owns our common stock through its Southwest Industrial Films, LLC subsidiary and owns our preferred stock through Flexible Films, LLC.

     The accounting for the Recapitalization did not result in changes to the historical cost presentation of our assets and liabilities.

     Principles of Consolidation - The consolidated financial statements include the accounts of Pliant Corporation and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition - Sales revenue is recognized when title transfers, the risks and rewards of ownership have been transferred to the customer, the price is fixed and determinable and collection of the related receivable is probable, which is generally at the time of shipment. Revenue is reduced by rebates made to customers based on an estimate of the amount of the rebate at the time the sale is recorded.

     Accounts Receivable - Accounts receivable consist primarily of amounts due to us from our normal business activities. Accounts receivable amounts are determined to be past due when the amount is overdue based on contractual terms. We maintain an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified among uncollected amounts. Accounts receivable are charged off against the allowance for doubtful accounts when we have determined that the receivable will not be collected. One customer represented approximately 5% and 9% of consolidated receivables at December 31, 2002 and 2001, respectively.

     Inventories - Inventories consist principally of finished film and packaging products and the raw materials necessary to produce them. Inventories are carried at the lower of cost (on a first-in, first-out basis) or market value. Resin costs comprise the majority of our total manufacturing costs. Resin shortages or significant increases in the price of resin could have a significant adverse effect on our business.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     Plant and Equipment - Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated economic useful lives of the assets as follows:

Land improvements.................................   20 years
Buildings and improvements........................   20 years
Computer Equipment and Software...................   3-7 years
Machinery and equipment...........................   7-15 years
Furniture, fixtures and vehicles..................   3-7 years
Leasehold improvements............................   10-20 years

     Maintenance and repairs are charged to expense as incurred and costs of improvements and betterments are capitalized. Upon disposal, related costs and accumulated depreciation are removed from the accounts and resulting gains or losses are reflected in operations.

     Costs incurred in connection with the construction or major rebuild of equipment are capitalized as construction in progress. No depreciation is recognized on these assets until placed in service.

     Goodwill and Other Intangible Assets - Intangible assets are stated at cost. Generally, effective January 1, 2002, goodwill and other indefinite life intangible assets are no longer amortized but are subject to an annual impairment test. Amortization of other intangible assets is computed using the straight-line method over the estimated economic useful lives of 2-15 years.

     Impairment of Long-Lived Assets - When events or conditions indicate a potential impairment, we evaluate the carrying value of long-lived assets, including intangible assets, based upon current and expected undiscounted cash flows, and recognize an impairment when the estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between the asset's carrying value and fair value.

     Other Assets - Other assets consist primarily of deferred debt issuance costs, deposits, spare parts and the cash surrender values of key-person life insurance policies. Deferred debt issuance costs are amortized using a straight line method which approximates the effective yield method. Major spare parts are depreciated from the purchase date using the straight-line method over the useful lives of the related machinery and equipment.

     Cash and Cash Equivalents - For the purpose of the consolidated statements of cash flows, we consider short-term highly liquid investments with maturity when purchased of three months or less to be cash equivalents. Cash generated outside of the United States is generally subject to taxation if repatriated.

     Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes.

     Derivative Financial Instruments - Our borrowings under the credit facilities are at variable rates of interest and expose us to interest rate risk. The Company has entered into several interest rate derivative contracts in order to comply with the requirements of the agreements to the credit facilities and to reduce the effect of interest rate increases. (See Note 6).

     Foreign Currency Translation - The accounts of our foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each month for revenues, expenses, gains and losses. Transactions are translated using the exchange rate at each transaction date. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders' equity (deficit). Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income within current operations.

     Accounting For Stock-Based Compensation Plans - We apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock-based compensation plans as they relate to employees and directors. For the years ended December 31, 2001, and 2000, the Company recorded compensation expense of $7.0 million and $2.6 million, respectively, related to these plans. The Company did not have compensation expense for the year ended December 31, 2002. Had compensation cost for all the outstanding options been determined in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," our net loss for the years ended December 31, 2002, 2001 and 2000 would have been the following pro forma amounts (in thousands):

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                                         2002      2001       2000
                                       --------   -------   --------
As reported                            $(43,430)  $(2,068)  $(50,783)
Stock compensation expense                   --     7,033      2,641
Pro forma stock compensation expense       (707)      442       (322)
                                       --------   -------   --------
Pro forma                              $(44,137)  $ 5,407   $(48,464)
                                       ========   =======   ========

     The fair market value of each option is estimated on the date of grant using the minimum value option-pricing model based on the following assumptions for 2002, 2001 and 2000 grants, respectively: risk free rate of return of 6.02% to 6.75%; expected life of 7 years to 10 years; dividend yield of 0% and 0%; and volatility of 0% and 0%. The weighted average fair value of the options as determined by the minimum value option-pricing model was $202 per share for 2002, 2001 and 2000 grants.

     Reclassifications - Certain reclassifications have been made to the consolidated financial statements for comparative purposes.

2.   Inventories

     Inventory Balances - Inventories consisted of the following at December 31 (in thousands):

                               2002      2001
                              -------   -------
Finished goods.............   $60,758   $50,738
Raw materials and other....    28,045    27,499
Work-in-process............     9,219     5,711
                              -------   -------

Total......................   $98,022   $83,948
                              =======   =======

3.   Restructuring and Other Costs

     Restructuring and other costs include plant closing costs (including costs related to relocation of manufacturing equipment), office closing costs and other costs related to workforce reductions.

     The following table summarizes Restructuring and Other costs for the years ended December 31 (in thousands):

                                     2002      2001      2000
                                    -------   -------   -------
Plant closing costs
   Severance                        $ 3,956   $    --   $ 4,991
   Reversal of Harrington                --    (7,615)       --
   Relocation of production lines     3,000     3,027        --
   Other                              6,315        --       797
   Fixed asset impairment            13,906              13,580

Office closing costs                     --        --        --
   Severance                          7,013        --        --
   Other                                353        --        --

Goodwill impairment                   8,600        --        --
                                    -------   -------   -------
                                    $43,143   $(4,588)  $19,368
                                    =======   =======   =======

Plant Closing Costs:

     2002 -- In September 2002, we approved a plan to close our production facility in Merced, California and relocate its production lines to our plants in Toronto, Canada and Danville, Kentucky. As of December 31, 2002, we accrued $1.6 million as part of plant closing costs for the severance expenses related to the closure of the Merced facility. The cost of relocating the production lines will be expensed to plant closing costs as incurred. In October 2002, we approved a plan to close our production facility in Shelbyville, Indiana and consolidate its production lines with our Alliant joint venture. As of December 31, 2002, we accrued $0.4 million as part of plant closing costs for severance expenses. Other costs will be expensed to plant closing costs as incurred. The

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

Shelbyville closure and the Merced closure were completed in the first quarter of 2003. We expect to utilize the remaining reserves related to these closures of $1.9 million by December 2003.

     In addition, we have commenced a process to consolidate our two plants in Mexico. The cost of relocating the production lines will be expensed to plant closing costs as incurred. We also incurred $2.3 million in plant closure costs in connection with the closing of our Fort Edward, New York facility (acquired as a part of the Decora acquisition) and moving production to our facilities in Mexico and Danville, Kentucky. We also made certain production rationalizations at our Toronto, Canada plant and Calhoun, Georgia plant.

     As a part of the 2001 Uniplast acquisition the Company approved a plan to close three Uniplast production facilities and reduce the sales and administrative personnel. As of December 31, 2002 the closure of the production plants and reduction of sales and administrative personnel were complete. Severance costs associated with this plan of $3.0 million were accrued as a part of the cost of the acquisition. The cost of relocating production lines to existing Company locations was expensed to plant closing costs as incurred. The Company incurred approximately $3.9 million for these relocation costs in 2002. There is no accrual remaining at December 31, 2002.

     2000 - 2001 -- During 2000, we approved and announced a strategic initiative to cease operations at our Dallas, Texas; Birmingham, Alabama; and Harrington, Delaware facilities. These facilities represent a portion of our Pliant U.S. segment. The intent of this initiative was to maximize the capacity of other company owned facilities by moving the production from these locations to plants that were not operating at capacity. As a result of this strategic initiative, we recorded a pre-tax charge of $19.6 million which is included as part of plant closing costs in the consolidated statement of operations for the year ended December 31, 2000. Of the $19.6 million, $13.8 million represented a reserve for impaired plant and equipment, $5.0 million represented a charge for severance costs and $0.8 million represented a charge for other closure costs and inventory write-offs. The major actions relating to the exit of these facilities include closing each of the respective facilities, disposal of the related equipment of each facility and termination of the employees of the respective facilities. As of December 31, 2000, we had completed our closure of our Dallas facility. In addition, we completed the closure of our Birmingham facility during the second quarter of 2001.

     During the third quarter of 2001, we analyzed the economics of closing our Harrington facility in light of changes in customer demand and our 2001 acquisition of Uniplast. These changes together with the movement of a production line from our Birmingham plant significantly improved the profitability of the Harrington plant. As a result, we revised our plans to close that facility. During the first six months of 2001, $1.1 million was incurred to downsize the Harrington facility. The remaining balance of the plant closure costs of $7.6 million accrued in 2000 was credited to plant closing costs in the consolidated statement of operations for the year ended December 31, 2001.

     The following is a summary of the key elements of the 2000 exit plan, excluding Harrington as management revised their closure plans for that facility in 2001 (dollars in thousands):

                                          Dallas   Birmingham    Total
                                          ------   ----------   -------
Number of employees to be terminated...       68        105         173
Book value of property and equipment to
   be Disposed of......................   $1,593     $8,913     $10,506
Estimated proceeds from disposal.......    1,200      1,749       2,949
                                          ------     ------     -------
Net write-off from disposal............      393      7,164       7,557
Severance costs........................      588      2,271       2,859
Other closure costs....................      302        225         527
                                          ------     ------     -------
Total closure costs....................   $1,283     $9,660     $10,943
                                          ------     ------     -------

     Utilization of the reserves during 2002 is summarized below in thousands:

                                        Utilized                                  Utilized
                          Balance   -----------------               Balance   ----------------    Balance
                         12/31/00   Non-Cash    Cash    Reversal   12/31/01   Non-Cash    Cash   12/31/02
                         --------   --------   ------   --------   --------   --------   -----   --------
Property and equipment
   reserves...........    $13,801    $5,001    $   --    $6,244     $2,556     $2,556     $ --     $--
Severance costs.......      4,371        --     3,170     1,201         --         --       --      --
Other costs...........        585        --       182       170        233         --      233      --
                          -------    ------    ------    ------     ------     ------     ----     ---
Total.................    $18,757    $5,001    $3,352    $7,615     $2,789     $2,556     $233     $--
                          =======    ======    ======    ======     ======     ======     ====     ===

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     As of December 31, 2002, all of the expected employee terminations had been completed at our Dallas, Birmingham, and Harrington facilities. We do not anticipate loss of substantial revenue or income from the closure of the facilities due to the fact that their sales volumes were largely transferred to other facilities.

     Office Closing and Workforce Reduction Costs

     2002 --During the year ended December 31, 2002, we implemented four workforce reduction programs. During the year ended December 31, 2002, 111 employees were terminated, resulting in an estimated annual cost saving, including benefits, of $10.1 million. Total severance cost, including benefits, for these terminations was $6.9 million. The accrual remaining at December 31, 2002 was $3.5 million and the accrual is expected to be fully utilized by the end of 2003.

     Total plant closing costs and severance and related costs resulting from the 2002 workforce reductions discussed above have been included as part of restructuring and other costs in the consolidated statement of operations for the year ended December 31, 2002.

     2000 - 2001 --During the fourth quarter of 2000, we approved and announced a cost saving initiative resulting in a company-wide workforce reduction, relocation of the corporate office from Salt Lake City, Utah to the Chicago, Illinois area and closure of the Dallas, Texas divisional office. As a result of this initiative we recorded a pre-tax charge of $7.1 million, which is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2000. The major actions relating to this initiative included a reduction in workforce due to consolidation of duties, and closing the offices in Dallas, Texas and Salt Lake City, Utah.

     The following is a summary of the key elements of this plan (dollars in thousands):

                           Workforce     Relocation of      Closure of
                           Reduction   Corporate Office   Dallas Office    Total
                           ---------   ----------------   -------------   ------
Number of employees.....         52             36               2            90
Leasehold improvements..         --         $1,000               -        $1,000
Severance cost..........     $2,940          2,352            $ 21         5,313
Other costs related to
   leases...............         --            721              82           803
                             ------         ------            ----        ------
Total cost..............     $2,940         $4,073            $103        $7,116
                             ======         ======            ====        ======

     In the fourth quarter of 2001 an additional $0.9 million was accrued to revise the estimate of future non-cancelable lease costs in excess of income from subleasing. As of December 31, 2002, the remaining reserves related to severance costs and other costs related to leases expected to continue through May, 2004. These reserves are included in other accrued liabilities in the accompanying consolidated balance sheets, while the reserve for impairment related to leasehold improvements has been recorded as a reduction of the net property and equipment balance. Utilization of these reserves during the period ended December 31, 2002 is summarized below (in thousands):

                                        Utilized                                    Utilized
                          Balance   -----------------   Additional    Balance   ----------------    Balance
                         12/31/00   Non-Cash    Cash     Accrual     12/31/01   Non-Cash    Cash   12/31/02
                         --------   --------   ------   ----------   --------   --------   -----   --------
Leasehold improvements    $1,000     $1,000    $   --      $ --       $   --       $--      $ --     $ --
                          ------     ------
Severance cost........     3,254        210    $2,916        --          128        --      $ 78       50
Other costs related to
   leases.............       803         --       545       878        1,136        --       806      330
                          ------     ------    ------      ----       ------       ---      ----     ----
Total cost............    $5,057     $1,210    $3,461      $878       $1,264       $--      $884     $380
                          ======     ======    ======      ====       ======       ===      ====     ====

     As of December 31, 2002, all of the expected employee terminations had been completed in connection with the workforce reduction, closure of the Salt Lake City and the closure of the Dallas offices.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

4.   Plant and Equipment

     The cost and the related accumulated depreciation at December 31 is as follows (in thousands):

                                                             2002       2001
                                                          ---------   ---------
Land and improvements..................................   $   7,504   $   8,136
Buildings and improvements.............................      65,004      66,960
Machinery and equipment................................     396,868     378,513
Computer equipment and software........................      33,970      30,018
Furniture, fixtures and vehicles.......................       8,413       6,204
Leasehold improvements.................................       4,198       2,201
Construction in progress...............................       9,004      12,955
                                                          ---------   ---------
                                                            524,961     504,987
Less accumulated depreciation and amortization.........    (174,482)   (135,663)
                                                          ---------   ---------
Plant and equipment, net...............................   $ 350,479   $ 369,324
                                                          =========   =========

     The depreciation expense for the years ended December 31, 2002, 2001 and 2000 was $43.4 million, $37.3 million and $30.3 million, respectively.

5.   Goodwill and Intangible Assets

     In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142, which was effective for fiscal years beginning after December 15, 2001, requires that ratable amortization of goodwill be replaced with periodic tests of goodwill impairment and that intangible assets, other than goodwill, which have determinable useful lives, be amortized over their useful lives. As required by SFAS 142, the Company stopped amortizing goodwill effective January 1, 2002. The Company has evaluated any possible impairment of goodwill under SFAS 142 guidelines. The Company revised its reportable operating segments in the third quarter of 2002, and as a result completed an evaluation of the fair values of the new segments. Based on this evaluation the Company has determined that the goodwill in our international segment was impaired, and the goodwill was written down in the fourth quarter. The recorded impairment is based on methodology including prices of comparable businesses and discounted cash flows.

     We have three reporting segments, all of which have goodwill. During the third quarter of 2002, a portion of goodwill related to the Decora acquisition was allocated to intangible assets as a trademark in connection with the finalization of the purchase price allocation. The changes in the carrying value of goodwill for the year ended December 31, 2002 were as follows (in thousands):

                                                      Pliant        Pliant    Corporate/
                                    Pliant U.S.   International   Solutions     Other        Total
                                    -----------   -------------   ---------   ----------   --------
Balance as of December 31, 2001       $176,064       $28,362        $   --        $--      $204,426
Goodwill recorded in acquisitions        2,393         1,984         3,794         --         8,171

Goodwill impaired                           --        (8,600)           --         --        (8,600)
                                      --------       -------        ------        ---      --------

Balance as of December 31, 2002       $178,457       $21,746        $3,794        $--      $203,997
                                      ========       =======        ======        ===      ========

     The changes to goodwill in the year ended December 31, 2002 relate to the Decora acquisition, the Roll-O-Sheets acquisition, adjustments related to the opening balance sheet of the Uniplast acquisition, and impairment of international goodwill.

     Following is a reconciliation of net income/(loss) between the amounts reported in the 2001 and 2000 statements of operations and the pro forma adjusted amount reflecting these new accounting rules under SFAS 142 (in thousands):

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                                                 Year Ended December 31
                                                 ----------------------
                                                     2001      2000
                                                   -------   --------
Net income (loss):
   Reported net income (loss)                      $(2,068)  $(50,783)
   Goodwill amortization (net of income taxes)       7,023      6,759
                                                   -------   --------
   Adjusted net income (loss)                      $ 4,955   $(44,024)
                                                   =======   ========

     Other intangible assets that are amortized over their useful lives under SFAS 142, are as follows as of December 31 (in thousands):

                                               2002                      2001
                                     -----------------------   -----------------------
                                       Gross                     Gross
                                     Carrying    Accumulated   Carrying    Accumulated
                                       Value    Amortization     Value    Amortization
                                     --------   ------------   --------   ------------
Amortized other intangible assets:
Customer lists                        $25,500     $ (6,334)     $25,500     $ (4,264)
Trademark                               5,000           --           --           --
Other                                  19,209      (16,341)      22,332      (16,795)
                                      -------     --------      -------     --------
Total                                 $49,709     $(22,675)     $47,832     $(21,059)
                                      =======     ========      =======     ========

     The estimated amortization for each of the next five years on the other intangible assets included above is as follows (in thousands):

Year Ending December 31
-----------------------
2003...........................   $2,866
2004...........................    2,487
2005...........................    2,477
2006...........................    2,405
2007...........................    2,237

     Amortization expense for other intangible assets was approximately $3.5 million, $2.6 million, and $2.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

6.   Long-Term Debt

     Long-term debt as of December 31, consists of the following (in thousands):

                                                                   2002       2001
                                                                 --------   --------
Credit Facilities:
   Revolver, variable interest, 5.1% as of December 31,
      2002....................................................   $ 28,404   $ 39,511
   Tranche A and B term loans, variable interest at a weighted average rate of 5.4 % as of December 31,
      2002....................................................    394,575    463,800
Senior subordinated notes, interest at 13.0% (net of
   unamortized issue discount, premium and discount related to warrants  of  $8,312 and $12,747 at 2002 and 2001,
   respectively)..............................................    311,688    207,253
Obligations under capital leases (see Note 7).................      1,039      2,090
Insurance financing, interest at 3.21% as of December 31,
   2002.......................................................        675        588
Other financing...............................................         --         81
                                                                 --------   --------

         Total................................................    736,381    713,323
Less current portion..........................................    (14,745)   (17,767)
                                                                 --------   --------

Long-term portion.............................................   $721,636   $695,556
                                                                 ========   ========

     The scheduled maturities of long-term debt by year as of December 31, 2002 are as follows (in thousands):

Year Ending December 31,
------------------------
2003...........................   $ 14,745
2004...........................     46,075
2005...........................     58,127
2006...........................     31,590
2007...........................    145,748
Thereafter.....................    440,096
                                  --------

Total..........................   $736,381
                                  ========

Credit Facilities

As amended, our credit facilities consist of:

          . tranche A term loans in an aggregate principal amount of $117.9 million outstanding as of December 31, 2002;

          . Mexico term loans in an aggregate principal amount of $24.8 million outstanding as of December 31, 2002;

          . tranche B term loans in an aggregate principal amount of $251.9 million outstanding as of December 31, 2002; and

          . revolving credit facility in an aggregate principal amount of up to $100 million.

                    . Up to $30.0 million (plus an additional amount up to $40.0 million to support certain borrowings by our principal Mexican subsidiary) of the revolving credit facility is available in the form of letters of credit.

     The interest rates under the revolving credit facility, the tranche A facility and the Mexico facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. In accordance with the March 24, 2003 amendment to our credit facilities, the spread will not exceed 4.0% for Adjusted LIBOR or 3.0% for ABR. Adjusted LIBOR is the London inter-bank offered rate adjusted for statutory reserves. ABR is the alternate base rate, which is the higher of the lender's prime rate or the federal funds effective rate plus 1/2 of 1%. The interest rates under the tranche B facility are, at our option, Adjusted LIBOR or ABR, plus a spread determined by reference to our leverage ratio. As amended, our credit facilities provide that the spread will not exceed

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

4.75% for Adjusted LIBOR or 3.75% for ABR. We may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. The calculation of interest is on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months.

     Our credit facilities require us to maintain certain key financial ratios on a quarterly basis. These key ratios include a leverage ratio and an interest coverage ratio. Effective March 24, 2003, we entered into an amendment (the "Amendment") of our credit facilities to, among other things, permit us to issue up to $50 million of our common stock, qualified preferred stock, warrants to acquire our common stock or qualified preferred stock, or any combination of our common stock, qualified preferred stock or warrants, or other capital contributions with respect to our common stock or qualified preferred stock. The Amendment also adjusted certain financial covenants, including the leverage and interest coverage ratios. As a condition to the effectiveness of the Amendment, we agreed to issue 10,000 shares of our Series A preferred stock and warrants to purchase 43,962 shares of our common stock to J.P. Morgan Partners (BHCA), L.P. ("J.P. Morgan Partners") and J.P. Morgan Partners agreed to purchase such shares and warrants for $10 million. We completed this sale on March 25, 2003. All of the proceeds of this sale were used to reduce our term debt. In addition, the Amendment allows us to issue an additional $40 million of equity securities between March 25, 2003 and March 31, 2005 in order to obtain cash to reduce the revolving borrowings and/or term borrowings under our credit facilities. J.P. Morgan Partners is required to purchase up to $25 million of such additional equity securities to the extent necessary to enable us to meet our leverage ratio or the target senior debt leverage ratio specified in the Amendment at the end of any calendar quarter or fiscal year ending on or before December 31, 2004. Our obligations to issue, and J.P. Morgan Partners' obligation to purchase, such equity securities are set forth in a Securities Purchase Agreement dated as of March 25, 2003. Generally, if we are required to issue any portion of such $25 million of equity securities under the Amendment with respect to any fiscal quarter in 2003, we must use 50% of the net proceeds from the issuance of any such equity securities to reduce our revolving borrowings, and 50% to reduce our term borrowings. If we are required to issue any such equity securities under the Amendment with respect to any fiscal quarter in 2004, we must use 100% of the net proceeds to reduce our term borrowings. The issuance of the remaining $15 million of equity securities is voluntary on our part, and neither J.P. Morgan Partners nor any other person is required to purchase such equity securities. We incurred an amendment fee of $2.2 million in connection with the amendment. We also incurred approximately $0.5 million of legal and administrative expenses in connection with negotiating the Amendment.

     We are required to make annual mandatory prepayments of the term loans under the credit facilities within 90 days following the end of each year in an amount equal to the amount by which 100% of excess cash flow for such year (or 50% of excess cash flow if our leverage ratio at the end of such year is less than or equal to 4.0 to 1.0) exceeds the aggregate amount of voluntary prepayments made since the last excess cash flow payment, subject to certain adjustments. In addition, the term loan facilities are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of equity and debt issuances by us or any of our subsidiaries, and (b) 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, in each case subject to certain exceptions.

     We currently pay a quarterly commitment fee on the unused amount of the Revolver at an annual rate of 0.75%. The commitment fee is subject to reduction if we achieve certain financial ratios. As of December 31, 2002, we had outstanding letters of credit of approximately $4.0 million.

     Indebtedness under the Credit Facilities is secured by substantially all of our assets, including our real and personal property, inventory, accounts receivable, intellectual property, and other intangibles. Our obligations under the Credit Facilities are guaranteed by substantially all of our domestic subsidiaries and secured by substantially all of our domestic assets. The Credit Facilities are also secured by a pledge of 65% of the capital stock of each of our foreign subsidiaries.

Senior Subordinated Notes

     In 2000, we issued $220 million aggregate principal amount of 13% Senior Subordinated Notes due 2010 including 18,532 warrants (the "Note Warrants") to purchase common stock at an exercise price of $0.01 per share. In 2002, we issued an additional $100 million of 13% Senior Subordinated Notes due 2010. The Notes mature on June 1, 2010, and interest on the Notes is payable on June 1 and December 1 of each year. The Notes are subordinated to all of our existing and future senior debt, rank equally with any future senior subordinated debt, and rank senior to any future subordinated debt. The Notes are guaranteed by some of our subsidiaries. The Notes are unsecured. Prior to June 1, 2003, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings by the Company at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest. Otherwise, the Company may not redeem the Notes prior to June 1, 2005. On or after that date, the Company may redeem the Notes, in whole or in part, at a redemption price (expressed as percentages of principal amount), (plus accrued and unpaid interest) multiplied by the following percentages: 106.5% if redeemed prior to June 1, 2006; 104.333% if redeemed prior to June 1, 2007; 102.167% if redeemed prior to June 1, 2008. The Note Warrants became exercisable on August 29, 2000, and expire on June 1, 2010.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     The Credit Facilities and the indentures relating to the Senior Subordinated Notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities.

Interest Rate Risk and Derivative Instruments

     Certain of our borrowings, including borrowings under our Credit Facilities, are at variable rates of interest, exposing us to the risk of increased interest rates. Our leveraged position and the covenants contained in our debt instruments may also limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, thus putting us at a competitive disadvantage. We may be vulnerable to a downturn in general economic conditions or in our business or be unable to carry out capital spending that is important to our growth and productivity improvement programs.

     Effective January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS No. 138. In accordance with the statements, we recognize the fair value of derivatives as either assets or liabilities in the balance sheet. To the extent that the derivatives qualify as a hedge, gains or losses associated with the effective portion are recorded as a component of other comprehensive income while the ineffective portion is recognized in income.

     At the adoption of this pronouncement, we had one interest rate cap agreement, which had been entered into during the fourth quarter of 2000. As a result, the initial adoption of this pronouncement did not result in a material effect to our financial statements.

     We have entered into six interest rate derivative agreements with financial institutions. We use our interest rate derivatives to manage interest rate risk associated with future interest payments on variable rate borrowings under our Credit Facilities. Our interest rate derivative agreements are considered cash flow hedges and consisted of the following as of December 31, 2002 (dollars in millions):

                       Notional   Variable       Fixed        Maturity
       Type             Amount      Rate*       Rate **         Dates
--------------------   --------   --------   -------------   ----------
Interest rate cap       $128.0      LIBOR       10.00%       12/31/2003
Interest rate cap         30.0      LIBOR        7.25%       02/09/2004
Interest rate collar      40.0      LIBOR    4.15% - 7.25%   02/13/2004
Interest rate swap        60.0      LIBOR        5.40%       02/13/2004
Interest rate swap        50.0      LIBOR        4.32%       12/24/2004
Interest rate swap        50.0      LIBOR        3.90%       01/18/2005

*    Three-month LIBOR, as defined; 1.38% as of December 31, 2002
** Strike for caps; floor and strike for collar; fixed LIBOR for swap agreements.

     The fair value of our interest rate derivative agreements is reported on our consolidated balance sheet at December 31, 2002 and 2001 in other liabilities of approximately $9.1 million and $3.0 million, respectively and in other assets of approximately $0.1 million in each of 2002 and 2001. The effective portion of the changes in fair value of these instruments is reported in other comprehensive income. As the hedged contract matures, the gain or loss is recorded as interest expense in the consolidated statement of operations. We monitor the effectiveness of these contracts each quarter. Any changes in fair value of the ineffective portion of the instruments is reported as interest expense in the consolidated statement of operations. The ineffective portion for the years ended December 31, 2002 and 2001 was not material.

     The change in accumulated derivative loss included as a part of accumulated other comprehensive loss as of December 31, is as follows (in thousands):

                                                            2002     2001
                                                           ------   ------

Beginning accumulated derivative loss                      $2,944   $   --
Change associated with current period hedge transactions    2,674    2,961
Amount reclassified into earnings                            (221)     (17)
                                                           ------   ------
Ending accumulated derivative loss, net of taxes           $5,397   $2,944
                                                           ======   ======

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     We are exposed to credit losses in the event of nonperformance by the counter-party to the financial instrument. We anticipate, however, that the counter-party will be able to fully satisfy its obligations under the contract. Market risk arises from changes in interest rates.

     Our extraordinary loss for 2000 consisted of a $6.0 million charge (net of tax) for the payment made pursuant to a tender offer for our previously issued senior subordinated notes and a $5.25 million charge (net of tax) for the write-off of capitalized loan fees associated with the early retirement of various debt facilities.

7.   Leases

     Capital Leases - We have acquired certain land, building, machinery and equipment under capital lease arrangements that expire at various dates through 2008. At December 31, the gross amounts of plant and equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

                                              2002     2001
                                             ------   ------
Land and building.........................   $  442   $  442
Machinery and equipment...................      829    2,375
                                             ------   ------
Total assets held under capital leases....    1,271    2,817
Less: accumulated amortization............     (276)    (381)
                                             ------   ------
                                             $  995   $2,436
                                             ======   ======

     The amortization expense is included in depreciation expense.

     Operating Leases - We have non-cancelable operating leases, primarily for vehicles, equipment, warehouse, and office space that expire through 2014, as well as month-to-month leases. The total expense recorded under all operating lease agreements in the accompanying consolidated statements of operations is approximately $10.5 million, $7.8 million and $6.7 million for the years ended December 31, 2002, 2001 and 2000, respectively. Future minimum lease payments under operating leases and the present value of future minimum capital lease payments (with interest rates between 7.5% and 10.25%) as of December 31, 2002 are as follows (in thousands):

                                                      Operating   Capital
                                                        Leases     Leases
                                                      ---------   -------
Year Ending December 31,

   2003............................................    $13,595     $  277
   2004............................................     12,103        287
   2005............................................     11,043        238
   2006............................................     10,262        243
   2007............................................      7,142        228
   Thereafter......................................     15,162         62

                                                       -------     ------
Total minimum lease payments                           $69,307     $1,335
                                                       =======
Amounts representing interest                                        (296)
                                                                   ------
Present value of net minimum capital lease payments                $1,039
                                                                   ======

     During the year ended December 31, 2001 the Company entered into a transaction in which production lines were sold for approximately $7.9 million and leased back to the Company under an operating lease agreement. The production lines were sold for their carrying values, thus no gain or loss was recorded on the transactions.

     During the year ended December 31, 2002, the Company entered into a transaction in which production lines were sold for approximately $15 million ($5 million of which was retained by the lessor as a required security deposit) and leased back to the Company under an operating lease agreement. These production lines were sold for their carrying values, thus no gain or loss was recorded on the transactions.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

8.   Income Taxes

     The components of income (loss) before income taxes and extraordinary loss for the years ended December 31 are as follows (in thousands):

                  2002       2001      2000
                --------   -------   --------
United States   $(46,477)  $(5,341)  $(62,528)
Foreign            1,585    10,059      8,752
                --------   -------   --------
Total           $(44,892)  $ 4,718   $(53,776)
                ========   =======   ========

     The following is a summary of domestic and foreign provisions for current and deferred income taxes and a reconciliation of the U.S. statutory income tax rate to the effective income tax rate.

     The provisions (benefits) for income taxes for the years ended December 31, are as follows (in thousands):

                                                     2002     2001      2000
                                                   -------   ------   --------
Current:
   Federal......................................   $    --   $   23   $   (112)
   State........................................       261      111        266
   Foreign......................................     3,719    4,070      3,990
                                                   -------   ------   --------
      Total current.............................     3,980    4,204      4,144
                                                   -------   ------   --------

Deferred:
   Federal......................................    (5,887)   2,021    (18,401)
   State........................................    (1,848)     179         18
   Foreign......................................     2,293      382         (4)
                                                   -------   ------   --------
      Total deferred............................    (5,442)   2,582    (18,387)
                                                   -------   ------   --------

Total income tax expense (benefit) (excluding
   income taxes applicable to  the extraordinary
   item)........................................   $(1,462)  $6,786   $(14,243)
                                                   =======   ======   ========

     The effective income tax rate reconciliations for the years ended December 31, are as follows (in thousands):

                                                     2002      2001      2000
                                                   --------   ------   --------
Income (loss) before income taxes and
   extraordinary item...........................   $(44,892)  $4,718   $(53,776)
                                                   ========   ======   ========

Expected income tax provision (benefit) at U.S.
   statutory rate of 35%........................    (15,712)  $1,652   $(18,822)

Increase (decrease) resulting from:
   Goodwill.....................................         --    1,726      1,636
   State taxes..................................     (1,092)     188        137
   Change in valuation allowance................      8,907    1,078       (174)
   Foreign rate difference and other, net.......      6,435    2,142      1,099
   Costs related to recapitalization............         --       --      1,881
                                                   --------   ------   --------

Total income tax expense (benefit) (excluding
   income taxes applicable to the extraordinary
   item.........................................   $ (1,462)  $6,786   $(14,243)
                                                   ========   ======   ========

Effective income tax rate.......................        3.3%   143.8%      26.5%
                                                   --------   ------   --------

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     Components of net deferred income tax assets and liabilities as of December 31, are as follows (in thousands):

                                                            2002       2001
                                                          --------   --------
Deferred income tax assets:
   Net operating loss carryforwards....................   $ 46,157   $ 30,627
   AMT and foreign tax credit carryforwards............      8,237      4,346
   Accrued pension costs...............................     10,531      4,893
   Accrued employee benefits...........................      3,374      6,114
   Accrued plant closing costs.........................      4,804        834
   Allowance for doubtful trade accounts receivable....        659        103
   Inventory related costs.............................      1,326        642
   Other...............................................      4,017        350
                                                          --------   --------
                                                            79,105     47,909
   Valuation Allowance.................................    (10,775)    (1,868)
                                                          --------   --------
      Total deferred income tax assets.................     68,330     46,041
                                                          --------   --------

Deferred income tax liabilities:
   Tax depreciation in excess of book depreciation.....    (70,419)   (62,595)
   Amortization of intangibles.........................    (11,002)    (5,123)
   Other...............................................     (2,563)    (1,916)
                                                          --------   --------

      Total deferred income tax liabilities............    (83,984)   (69,634)
                                                          --------   --------

Net deferred income tax liability......................   $(15,654)  $(23,593)
                                                          ========   ========

As reported on consolidated balance sheets:
   Net current deferred income tax asset...............   $  8,182   $  2,563
   Net non-current deferred income tax liability.......    (23,836)   (26,156)
                                                          --------   --------
   Net deferred income tax liability...................   $(15,654)  $(23,593)
                                                          ========   ========

     The net operating loss carryforwards for federal tax purposes are approximately $118.4 million. These losses expire in 2020 through 2022. Due to uncertainty regarding realization, a valuation allowance of approximately $3.8 million has been recorded in 2002 to offset the deferred tax asset related to the net operating losses.

     The foreign tax credit carryforwards for federal tax purposes are approximately $4.4 million expiring in 2005 through 2007, and $2.6 million with no set expiration date. Due to uncertainty regarding realization, valuation allowances of approximately $5.2 million and $1.8 million in 2002 and 2001, respectively have been recorded to offset the deferred tax asset related to the foreign tax credits.

9.   Employee Benefit Plans

     Defined Contribution Plan - We sponsor a salary deferral plan covering substantially all of our non-union domestic employees. Plan participants may elect to make voluntary contributions to this plan up to 15% of their compensation. We contribute up to 1% of the participants' compensation based on our profits and also match employee contributions up to 2% of the participants' compensation. We expensed approximately $2.4 million, $2.6 million and $2.6 million as our contribution to this plan for the years ended December 31, 2002, 2001 and 2000, respectively.

     Defined Benefit Plans - We sponsor three noncontributory defined benefit pension plans (the "United States Plans") covering domestic employees with 1,000 or more hours of service. We fund our plans in amounts to fulfill the funding requirements of the Employee Retirement Income Security Act of 1974. Contributions are intended to not only provide for benefits attributed to service to date but also for those expected to be earned in the future. We also sponsor a defined benefit plan in Germany (the "Germany Plan"). The consolidated accrued net pension expense for the years ended December 31, 2002, 2001 and 2000 includes the following components (in thousands):

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

United States Plans                                     2002      2001      2000
-------------------                                    -------   -------   -------
Service cost - benefits earned during the period....   $ 3,845   $ 3,707   $ 4,098
Interest cost on projected benefit obligation.......     4,582     4,101     4,192
Expected return on assets...........................    (3,698)   (4,183)   (4,348)
Other...............................................       160      (273)     (185)
                                                       -------   -------   -------
Total accrued pension expense.......................   $ 4,889   $ 3,352   $ 3,757
                                                       =======   =======   =======

Germany Plan
Service cost - benefits earned during the period....   $    82   $    66   $    62
Interest cost on projected benefit obligation.......        80        61        62
                                                       -------   -------   -------
Total accrued pension expense.......................   $   162   $   127   $   124
                                                       =======   =======   =======

     The following table sets forth the funded status of the United States Plans and the Germany Plan as of December 31, 2002, 2001 and 2000 and the amounts recognized in the consolidated balance sheets at those dates (in thousands):

United States Plans                                                       2002      2001      2000
-------------------                                                     --------   -------   -------
Change in benefit obligation:
   Obligation at January 1...........................................   $ 60,706   $58,036   $50,405
   Service cost......................................................      3,845     3,707     4,098
   Interest cost.....................................................      4,582     4,101     4,192
   Plan amendments...................................................        593       544       219
   Transfer of liability from Huntsman Corporation plan..............         --        --       138
   Actuarial (gain) loss.............................................      5,388    (3,602)      942
   Other.............................................................        152        --        --
   Benefits paid.....................................................     (2,263)   (2,080)   (1,958)
                                                                        --------   -------   -------
Obligation at December 31............................................   $ 73,003   $60,706   $58,036
                                                                        ========   =======   =======

Change in plan assets:
   Fair value of assets at January 1.................................    $41,872   $46,964   $49,290
   Actual return on plan assets......................................     (3,260)   (4,378)     (505)
   Transfer of assets from Huntsman Corporation plan.................         --        --       138
   Employer contributions............................................        569     1,367        --
   Other.............................................................        153        --        --
   Benefit payments..................................................     (2,263)   (2,081)   (1,958)
                                                                        --------   -------   -------
Fair value of plan assets at December 31.............................   $ 37,071   $41,872   $46,965
                                                                        ========   =======   =======

Underfunded status at December 31....................................   $ 35,932   $18,833   $11,071
Unrecognized net actuarial (gain)loss................................    (12,661)     (333)    5,011
Unrecognized prior service cost......................................     (2,469)   (2,017)   (1,584)
                                                                        --------   -------   -------
Accrued long-term pension liability included in other liabilities....   $ 20,802   $16,483   $14,498
                                                                        ========   =======   =======

     Amounts recognized in the balance sheet consist of:

                                                2002       2001
                                              --------   --------
     Accrued benefit cost                     $(20,802)  $(16,483)
     Additional minimum liability               (2,211)        --
     Intangible asset                              699         --
     Accumulated other comprehensive income      1,512         --
                                              --------   --------
     Accumulated pension liability            $(20,802)  $(16,483)
                                              ========   ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     For the above calculations, increases in future compensation ranging from 4.0% to 4.5% were used for the non-union plan. The benefit payments under the two union plans are not based on future compensation. For the 2002 calculations, the discount rate was 6.75% and expected rates of return on plan assets of 9.0% were used for all plans. For the 2001 calculations, the discount rates range from 7.25% to 7.5% and expected rates of return on plan assets of 9.0% were used for all plans. For the 2000 calculations, the discount rates range from 7.5% to 7.75% and expected rates of return on plan assets of 9.0% were used for all plans.

Germany Plan                                                             2002     2001
------------                                                            ------   ------
Change in benefit obligation:
   Obligation at January 1...........................................   $1,142   $1,168
   Service cost......................................................       82       66
   Interest cost.....................................................       80       61
   Benefits paid.....................................................      (16)     (11)
   Change due to exchange rate.......................................      303     (142)
                                                                        ------   ------

Obligation at December 31............................................   $1,591   $1,142
                                                                        ======   ======

Fair value of plan assets at December 31.............................     None     None
                                                                        ======   ======

Underfunded status at December 31....................................   $1,591   $1,142
Unrecognized net actuarial loss (gain)...............................      (96)      85
                                                                        ------   ------

Accrued long-term pension liability included in other liabilities....   $1,495   $1,227
                                                                        ======   ======

     Increases in future compensation ranging from 2.0% to 3.5% and discount rates ranging from 6.0% to 7.0% were used in determining the actuarially computed present value of the projected benefit obligation of the Germany Plan. The cash surrender value of life insurance policies for Germany Plan participants included in other assets in the consolidated balance sheets is approximately $0.5 million as of December 31, 2002 and 2001.

     Effective January 1, 2003 we revised the United States Plans to exclude the participation of new non-union employees in such plans.

     Foreign Plans Other Than Germany - Employees in other foreign countries are covered by various post employment arrangements consistent with local practices and regulations. Such obligations are not significant and are included in the consolidated financial statements in other liabilities.

     Other Plans - As part of the acquisition of Blessings Corporation in 1998, we assumed two supplemental retirement plans covering certain former employees of Blessings Corporation. The liability for these plans included in other liabilities at December 31, 2002 was approximately $2.0 million. This liability was frozen at the time of the acquisition.

10.  Redeemable Stock

     Common Stock -- Prior to the Recapitalization, we sold 50,611 shares of Class C nonvoting common stock to employees. As consideration, we received cash of approximately $2.5 million and secured promissory notes for approximately $2.6 million. We redeemed 1,100 of these shares prior to the Recapitalization. An additional 17,967 shares were redeemed in connection with the Recapitalization, and the remaining 31,544 shares were exchanged for the same number of common shares.

     As part of the Recapitalization, we entered into employment agreements with our executive officers serving at that time: Richard P. Durham, Jack E. Knott II, Scott K. Sorensen and Ronald G. Moffitt. The employment agreements established repurchase rights and put options for shares held by these executive officers following the Recapitalization. These repurchase rights allow us to repurchase these shares from the employee in the event of termination for any reason. The put options allow the employees to require us to purchase all of the shares held by the employee in the event of resignation for good reason, death, disability or retirement, subject to the restrictive provisions of our credit facilities or any other agreements. The purchase price under the repurchase rights and the put options is the fair market value of the common stock, as determined in good faith by our board of directors.

     The $2.6 million of notes receivable we originally received as partial consideration for the shares sold prior to the Recapitalization related to shares purchased by Mr. Durham, Mr. Sorensen and Mr. Moffitt. These secured promissory notes bore interest at 7% per annum. These notes were amended in connection with the Recapitalization and were further amended in connection

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

with certain severance arrangements and other events relating to the transition to a new management team. Pursuant to these amendments, interest ceased to accrue on Mr. Sorensen's note as of December 31, 2000, and interest ceased to accrue on Mr. Durham's note and Mr. Moffitt's note as of February 28, 2001. Interest accrued prior to these dates is payable in three annual installments beginning on May 31, 2006 and the principal is due May 31, 2008.

     In connection with the Recapitalization in May 2000, we sold an aggregate of 32,750 shares of additional restricted common stock to Messrs. Durham, Knott, Sorensen and Moffitt for $483.13 per share, the estimated fair market value. We received, as consideration, notes receivable totaling $15.8 million. Under the May 2000 restricted stock purchase agreements related to the restricted common stock, we have repurchase rights, which allow us to repurchase unvested shares from these individuals, if the individuals cease to be employees for any reason. The repurchase rights lapsed with respect to one-sixth of these shares on January 1, 2001. The repurchase rights lapsed with respect to an additional one-sixth of these shares in January 2002 based on the financial results for the year ended December 31, 2001. Vesting for the remainder of the shares is reviewed at the end of each calendar quarter as follows: (a) vesting in full if 100% or more of the applicable target market value of equity is achieved as of the end of the applicable calendar quarter and (b) partial vesting if more than 90% of the applicable target market of equity is achieved as of the end of the applicable calendar quarter. If the applicable targets are below 90% each year, vesting will automatically occur in full on December 31, 2009. The repurchase rights also terminate in the event of certain acceleration events as defined in the agreement. The repurchase price per share is the original price paid by the employee plus interest compounded annually at 7% commencing on the 181st day after the date of termination of the employee through the date on which the shares are actually repurchased. The foregoing repurchase rights with respect to the restricted stock apply only to unvested restricted shares. As discussed above, however, our employment agreements with Messrs. Durham, Knott, Sorensen and Moffitt established additional repurchase rights and put options applicable to all other shares held by these individuals.

     The $15.8 million of secured promissory notes received as consideration for the 32,750 shares of restricted common stock bore interest at 7% per annum. These notes were also modified in connection with the severance arrangements and other events relating to the transition to a new management team. These modifications are described below.

     On December 27, 2000, we entered into a severance agreement with Mr. Sorensen. Under the agreement, we cancelled approximately $133,000 of accrued interest on a note receivable. We repurchased 6,211 shares of restricted stock for $483.13 per share and offset the purchase price against $3.0 million of note principal. In addition, we agreed on January 2, 2001, to repurchase an additional 539 shares of restricted stock for $483.13 per share and offset the purchase price against $260,000 of note principal. The Company's repurchase rights were changed on the remaining 7,423 shares of common stock owned by Mr. Sorensen, whereby the Company agreed not to repurchase the shares until February 28, 2003 at a repurchase price of the greater of the fair market value or the balance on the note receivable. Interest ceased to accrue on the remaining $787,000 balance of the note related to Mr. Sorensen's purchase of stock in 1999. Further, the put option was cancelled. As a result of these modifications, a $323,000 discount on the note receivable balance was recorded as compensation expense. The discount will be amortized to interest income over the remaining term of the note. In the event we determine to repurchase the stock from Mr. Sorensen at an amount that is: (1) greater than the fair value of the stock (i.e. the note balance is greater than the fair value) or (2) greater than the note balance as a result of future increases in fair value of the stock, we will record additional expense.

     On January 22, 2001, we entered into a severance agreement with Mr. Moffitt. Under this agreement, we cancelled approximately $85,000 of accrued interest on a note receivable. We repurchased 3,125 shares of restricted stock for $483.13 per share and offset the purchase price against $1.5 million of note principal. We further agreed to cease charging interest on the remaining $302,000 principal balance of the note receivable related to 625 shares and to cease charging interest on the $262,000 principal balance related to Mr. Moffitt's purchase of stock in 1999. As a result of these interest modifications, a $208,000 discount on the note receivable balance was recorded as compensation expense in the first quarter of 2001. The discount will be amortized to interest income over the remaining term of the note. In addition, the Company's repurchase rights and Mr. Moffitt's put option were changed on the remaining 3,457 shares of common stock held by him. We agreed not to repurchase and Mr. Moffitt agreed not to exercise the put option on the shares until February 28, 2003. The repurchase price and the put option price were changed to be the greater of the fair value of the stock or the balance on the note receivable. Because the fair value of these shares was $483.13 per share on January 22, 2001, compensation expense of $1.0 million was recorded in the first quarter of 2001, which represents the difference between the carrying amount and the fair value of the 2,622 shares of common stock that are subject to the note receivable.

     On February 1, 2001, we amended Mr. Durham's promissory notes that were issued in connection with his purchases of stock in 1999 and 2000. Under the amended notes receivable, interest ceased to accrue, effective December 31, 2000, on one note with a principal balance of $1.6 million and another note with a principal balance of $7.0 million. Further, the notes were modified to remove the full recourse provisions and modify the related pledge agreement. As a result of these modifications, Mr. Durham's purchase of stock for promissory notes will now be accounted for as stock options and will be subject to variable accounting. Accordingly, changes in the fair value of the common stock in excess of the note balance will be recorded as compensation expense

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

until the note is paid in full. In addition, interest income will not be recorded on these notes. As a result of these modifications, a compensation expense of $6.0 million was recorded in the first quarter of 2001.

     On April 21, 2001, we amended the terms of Mr. Knott's promissory note issued in connection with his purchase of stock in 2000. Further, Mr. Knott's note was modified to remove the full recourse provisions and modify the related pledge agreement. As a result of these modifications and the modifications to the other officer's notes in the first quarter of 2001, Mr. Knott's purchase of stock for a promissory note in 2000 will be accounted for as stock options, subject to variable accounting. In addition, interest income will not be recorded on this note with a principal balance of $3.7 million.

     On June 10, 2002, we entered into a separation agreement with Mr. Durham. As of the date of the separation agreement, Mr. Durham owned 28,289 shares of common stock, 12,083 performance vested shares, 2,417 time vested shares, warrants to purchase 1,250.48 shares of common stock and 1,232 shares of preferred stock of Pliant. All of Mr. Durham's time vested shares and 2,416 of Mr. Durham's performance vested shares had vested as of the date of the separation agreement. Pursuant to the separation agreement, Mr. Durham agreed to convert one of his outstanding promissory notes issued as payment for a portion of his shares into two promissory notes. The first note (the "Vested Secured Note"), in the principal amount of $2,430,798, relates to Mr. Durham's time vested shares and the vested portion of his performance vested shares. The second note (the "Non-Vested Secured Note"), in the principal amount of $4,862,099, related to the 9,667 performance vested shares which had not vested as of the date of the separation agreement. In addition to these notes, Mr. Durham had an additional outstanding promissory note (the "Additional Note"), with a principal amount of $1,637,974, relating to a portion of the shares of common stock held by Mr. Durham. In accordance with the separation agreement, we repurchased and canceled Mr. Durham's 9,667 unvested shares in exchange for cancellation of the Non-Vested Secured Note on October 3, 2002.

     The separation agreement preserved the put option established by Mr. Durham's employment agreement with respect to his shares. For purposes of this put option, the separation agreement provides that the price per share to be paid by us is $483.13 with respect to common stock, $483.13 less any exercise price with respect to warrants, and the liquidation preference with respect to preferred stock. On July 9, 2002, Mr. Durham exercised his put option with respect to 28,289 shares of common stock, 1,232 shares of preferred stock and warrants to purchase 1,250.48 shares of common stock. Mr. Durham's put option is subject to any financing or other restrictive covenants to which we are subject at the time of the proposed repurchase. Restrictive covenants under our credit facilities limit the number of shares we can currently repurchase from Mr. Durham. On October 3, 2002, as permitted by the covenants contained in our credit facilities, we purchased 8,204 shares from Mr. Durham for a purchase price of $3,963,599 less the outstanding amount of the Additional Note, which was cancelled. In December 2002 we purchased an additional 1,885 shares of common stock from Mr. Durham for an aggregate purchase price of approximately $910,700. As of December 31, 2002, our total remaining purchase obligation to Mr. Durham was approximately $10,623,097, excluding accrued preferred dividends. We are limited to a maximum purchase from Mr. Durham of $5,000,000 of shares in 2003, which purchase may only be made if we meet certain leverage ratios.

     As of December 31, 2002, there were a total of 34,240 outstanding common shares subject to put options as described above, of which 12,765 shares were acquired by the employees for cash from 1997 through 1999. As a result of the put options, the carrying value of all shares subject to put options will be adjusted to fair value at each reporting period with a corresponding offset to shareholders' equity for amounts related to the 12,765 shares and compensation expense for amounts related to the remaining shares until the notes receivable are paid in full.

     Preferred Stock - We are authorized to issue up to 200,000 shares of preferred stock. As of December 31, 2002, 130,973 shares were issued and designated as Series A Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock"). In connection with the Recapitalization, we sold 100,000 shares of Preferred Stock and detachable warrants to purchase 43,242 shares of common stock for net consideration of $98.5 million, net of issuance costs of $1.5 million. We allocated approximately $80.0 million to Preferred Stock and $18.5 million to the warrants based on the relative fair values of the instruments. In connection with the Uniplast acquisition we issued 30,983 shares of Preferred stock (including 1,983 shares to employees) and detachable warrants to purchase shares of common stock for a consideration of $31.0 million, net of issue costs. We allocated $18.6 million to Preferred Stock, and $12.4 million to the warrants based on the relative fair values of the instruments. The common stock warrants have an exercise price of $0.01 per share and expire on May 31, 2011.


     Dividends on Preferred Stock accrue at an annual rate of 14%. We have the option to pay dividends in cash or to have the dividends accrue and compound quarterly. After May 31, 2005, however, the annual dividend rate increases to 16% unless we pay dividends in cash. The annual dividend rate also increases to 16% if we fail to comply with certain of our obligations or upon certain events of bankruptcy.

     The Preferred Stock is our most senior class of capital stock. We may, at our option, exchange the Preferred Stock for 14% senior subordinated exchange notes so long as such exchange and the associated debt incurrence is permitted by our existing debt

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

instruments. We must redeem the Preferred Stock at a price equal to its liquidation preference of $1,000 per share, plus accumulated dividends, on May 31, 2011. On or after May 31, 2003, we may redeem the Preferred Stock at our option, in whole or in part, at a redemption price equal to the sum of the liquidation preference plus accrued and unpaid dividends multiplied by the following percentages: 107% if redeemed prior to May 31, 2004; 103% if redeemed on or after May 31, 2004 and prior to May 31, 2005; and 100% if redeemed at any time on or after May 31, 2005.

     As a result of the mandatory redemption features, as of December 31, 2002, the carrying value of the Preferred Stock has been increased by $2.7 million to reflect accretion towards the $131.0 million redemption value at May 31, 2011. In addition, the preferred stock balance as of December 31, 2002 includes $49.6 million for accrued dividends.

11.  Stock Option Plans

     Pursuant to the Recapitalization, we adopted a 2000 stock incentive plan, which, as amended, allows us to grant to employees nonqualified options to purchase up to 65,600 shares of common stock. The option price must be no less than fair market value on the date of grant. Unvested options are forfeited upon the employee's termination of employment. Vested options are forfeited, if not exercised 90 days after the employee's termination of employment. The plan is administered by the board of directors who determines the quantity, terms and conditions of an award, including any vesting conditions. The plan expires on either May 31, 2010 or a date which the board of directors, in its sole discretion, determines that the plan will terminate.

     In August 2002, we adopted our 2002 Stock Incentive Plan. The 2002 plan authorizes grants of incentive stock options, nonqualified stock options and stock bonuses, as well as the sale of shares of common stock, to our employees, officers, directors and consultants of Pliant or any of its subsidiaries. A total of 4,793 shares are authorized for issuance under the 2002 plan. As of December 31, 2002, no options or shares had been granted or sold under the 2002 plan.

     A summary of stock option activity under the 2000 plan is as follows:

                                                   Weighted
                                       Option      Average
                                       Shares   Exercise Price
                                       ------   --------------
Outstanding at December 31, 1999....   10,489      $100.00
   Granted..........................   15,435       483.13
   Exercised........................   (1,587)      100.00
   Forfeited or cancelled...........   (1,635)      483.13
                                       ------      -------
Outstanding at December 31, 2000....   22,702       332.90
   Granted..........................   12,865       483.13
   Exercised........................       --           --
   Forfeited or cancelled...........     (730)      483.13
                                       ------      -------
Outstanding at December 31, 2001....   34,837       385.22
   Granted..........................   20,425       483.13
   Exercised........................       --           --
   Forfeited or cancelled...........   (3,920)      483.13
                                       ------      -------
Outstanding at December 31, 2002....   51,342       416.70
                                       ------      -------
Exercisable at December 31, 2002....   15,149      $258.00
                                       ======      =======

     The weighted average remaining contractual life of the options is 7.8 years at December 31, 2002. The options granted prior to January 1, 2001 pursuant to the 2000 plan, as amended, provide for vesting as follows: (1) one-sixth are "time-vested" options or shares, which vested on January 1, 2001, so long as the recipient was still our employee on such date, and (2) the remainder are "performance vested" options or shares, which vest in increments upon the achievement of performance targets as follows: (a) vesting in full, if 100% or more of the applicable performance target is achieved as of the end of any calendar quarter during the option term and (b) partial vesting if more than 90% of the applicable performance target is achieved as of the end of any calendar quarter during the option term. Moreover, all performance vested options or shares not previously vested in accordance with the preceding sentence will vest automatically in full on December 31, 2009 so long as the recipient is still our employee on such date. Options granted pursuant to the 2000 plan subsequent to January 1, 2001 vest similarly, except that all of the options are "performance vested" options, which vest in increments upon the achievement of performance targets.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     Subsequent to December 31, 2002, unvested options to purchase 116 shares were forfeited as a result of employee terminations and vested options to purchase 260 shares were forfeited. Additional vested options to purchase 24 shares will be forfeited if not exercised within 90 days from the termination date.

12.  Commitments and Contingencies

     Environmental Contingencies - Our operations are subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, and the generation, handling, storage, transportation, treatment, and disposal of waste materials, as adopted by various governmental authorities in the jurisdictions in which we operate. We make every reasonable effort to remain in full compliance with existing governmental laws and regulations concerning the environment.

     Royalty Agreements - We have entered into royalty agreements (the "Agreements") for the right to use certain patents in the production of our Winwrap stretch film. The Agreements require us to pay the patent holder a fee of $.05 for each pound of Winwrap produced and $.10 per pound for each pound of coreless Winwrap produced. The Agreements terminate upon the expiration of the related patents in 2009. During the years ended December 31, 2002, 2001 and 2000, we paid royalties of $1.5 million, $1.6 million and $1.1 million, respectively, under the Agreements.

     Litigation - On November 19, 2001, S.C. Johnson & Son, Inc. and S.C. Johnson Home Storage, Inc. (collectively, "S.C. Johnson") filed a complaint against us in the U.S. District Court for the District of Michigan, Northern Division (Case No. 01-CV-10343-BC). The complaint alleges misappropriation of proprietary trade secret information relating to certain componentry used in the manufacture of reclosable "slider" bags. We counterclaimed alleging that S.C. Johnson misappropriated certain of our trade secrets relating to the extrusion of flange zipper and unitizing robotics. Both the S.C. Johnson complaint and our counterclaim seek damages and injunctive and declaratory relief. Discovery in this proceeding is currently set to close on April 30, 2003. We intend to resist S.C. Johnson's claims and to pursue our counterclaim vigorously. We do not believe this proceeding will have a material adverse affect on our financial condition or results of operations.

     We are subject to other litigation matters and claims arising in the ordinary course of business. We believe, after consultation with legal counsel, that any liabilities arising from such litigation and claims will not have a material adverse effect on our financial position or results of operations.

13.  Acquisitions

     In May 2002, we acquired substantially all of the assets and assumed certain liabilities of Decora Industries, Inc. and its operating subsidiary, Decora Incorporated (collectively, "Decora"), a New York based manufacturer and reseller of printed, plastic films, including plastic films and other consumer products sold under the Con-Tact(R) brand name. Our purchase of Decora's assets was approved by the United States Bankruptcy Court. The purchase price was approximately $18 million. The purchase price was negotiated with the creditors committee and was paid in cash using borrowings from our existing revolving credit facility. The assets purchased consisted of one plant in Fort Edward, New York, and related equipment used by Decora primarily to print, laminate and convert films into adhesive shelf liner. We have commenced the process of closing the Decora plant in Fort Edward, New York and have moved the production to our facilities in Mexico and Danville, Kentucky. This purchase expands our product base to a new market. In addition, we expect to realize synergies from lower costs and administrative expenses. In addition to the purchase price of $18 million, we have accrued $5.2 million of liabilities related to acquisition costs and severance payments. We sold our Fort Edward, New York plant on September 30, 2002 for $2.1 million and leased it back for $1 for up to twelve months. Results of operations from the date of acquisition are included in the consolidated statement of operations.

     The aggregate purchase price of $23.2 million, including accrued liabilities related to acquisition costs and severance payments, has been allocated to assets and liabilities. The allocation is as follows (dollars in thousands):

Current Assets                  $15,805
Property Plant and Equipment      4,961
Goodwill                          3,794
Intangible Assets - Trademark     5,000
Current Liabilities              (6,312)
                                -------
Total Purchase Price            $23,248
                                =======

     Since the intangible assets have an indefinite life there is no amortization. The amortization of goodwill is deductible for tax purposes.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     The pro forma results of operations for the years ended December 31, (assuming the Decora acquisition had occurred on January 1, 2002 and January 1, 2001, respectively) are as follows (dollars in thousands):

             Year Ended December 31
             ----------------------
                 2002       2001
               --------   --------
Net sales      $894,505   $889,411
Net loss       $(44,653)  $(14,592)

     The pro forma results reflect certain non-recurring items. The net loss for the year ended December 31, 2001 include results from a division that was sold by Decora in 2001. The net loss reflects the write down of goodwill and long-lived assets and reorganization costs related to the bankruptcy that are considered non-recurring. The reorganization items were $0.6 million and $2.3 million for the years ended December 31, 2002 and 2001, respectively. The effective income tax rate for pre-acquisition results of operations of Decora was 0% due to the net operating losses and valuation allowances.

     On August 15, 2002, we purchased substantially all of the assets and assumed certain liabilities of the business of Roll-O-Sheets Canada Limited ("Roll-O-Sheets"). The Roll-O-Sheets business consists of one plant in Barrie, Canada primarily engaged in the conversion and sale of PVC and polyethylene film for the food industry. In addition, the business includes the distribution of polyester film and polypropylene food trays and other food service products. Detailed financial information and pro forma results are not presented as they are not material to our consolidated financial statements.

     Uniplast Holdings - On July 16, 2001, we acquired 100% of the outstanding stock of Uniplast Holdings, Inc. ("Uniplast") for an initial purchase price of approximately $56.0 million, consisting of the assumption of approximately $40.3 million of debt and the issuance of shares of our common stock valued at approximately $15.7 million to the selling shareholders of Uniplast. We believe that this acquisition resulted in significant synergies to the combined operations and increased the market share in a number of our market segments. At the closing of the acquisition, we refinanced approximately $37.0 million of assumed debt with the proceeds from a private placement of 29,000 shares of preferred stock at $1,000 per share and borrowings under our revolving credit facility. In connection with the Uniplast acquisition, we entered into an amendment of our credit facilities and incurred amendment fees of $1.4 million. In addition, we also issued 1,983 shares of our preferred stock at $1,000 per share, together with warrants to purchase 2,013 shares of common stock, to certain employees of the Company. We also incurred $0.9 million of legal and administrative expenses. We recorded $14.4 million as intangible assets and $21.9 million as goodwill as a result of this acquisition. The intangible assets are being amortized over 15 years while the goodwill is not being amortized. The operating results for Uniplast from July 16, 2001 are included in the statement of operations for the year ended December 31, 2001.

     During 2002 we made adjustments to the carrying value of Uniplast assets and the initial purchase price totaling $3.3 million. The final purchase price including adjustments made during 2002 to the initial purchase price of $56.0 million has been allocated to assets and liabilities as follows:

                               (in millions)
                               -------------

Current Assets                    $ 19.3

Property Plant and Equipment        20.6

Intangible Assets                   14.4

Goodwill                            21.9

Current Liabilities                (13.1)

Long-term Liabilities               (3.8)
                                  ------

Total Purchase Price              $ 59.3
                                  ======

     Our pro forma results of operations for the year ended December 31, 2001 (assuming the Uniplast acquisition had occurred as of January 1, 2001) are as follows (in thousands):

                                            2001
                                          --------
Revenues...............................   $882,860
Net income (loss)......................       (424)

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

14.  Operating Segments

     Operating segments are components of our business for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. This information is reported on the basis that it is used internally for evaluating segment performance.

     We have three operating segments: Pliant U.S., Pliant International and Pliant Solutions. In previous reporting periods, we had three operating segments classified by our primary product types. During the third quarter of 2002, we reorganized our operations under our three current operating segments. Segment information in this prospectus with respect to 2001 and 2000 has been restated for comparative purposes. Disclosures for each product line within operating segments are not required because amounts of net revenues are impracticable to obtain.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. Sales and transfers between our segments are eliminated in consolidation. We evaluate the performance of our operating segments based on net sales (excluding intercompany sales) and segment profit. The segment profit reflects income before discontinued operations, extraordinary items, interest expense, income taxes, depreciation, amortization, restructuring costs, all non-cash charges and certain other adjustments defined by our credit agreement. Our reportable segments are managed separately with separate management teams, because each segment has differing products, customer requirements, technology and marketing strategies.

     Segment profit and segment assets as of and for the years ended December 31, 2002, 2001 and 2000 are presented in the following table (in thousands). Certain reclassifications have been made to the prior year amounts to be consistent with the 2002 presentation.

                                    Pliant       Pliant         Pliant    Corporate/
                                     U.S.     International   Solutions     Other       Total
                                   --------   -------------   ---------   ----------   --------
2002
Net sales to customers..........   $742,644     $108,263       $28,290           --    $879,197
Intersegment sales..............   $ 25,516        1,104            --      (26,620)         --
                                   --------     --------       -------     --------    --------
Total net sales.................    768,160      109,367        28,290      (26,620)    879,197
Depreciation and amortization...     26,390        6,246         1,195       13,081      46,912
Interest expense................        125        2,122            23       73,014      75,284
Segment profit..................    117,989       15,591         2,768      (14,731)    121,617
Segment total assets............    659,757      103,971        27,625       61,850     853,203
Capital expenditures............     34,508        9,004            43        5,639      49,194

2001
Net sales to customers..........   $736,067     $104,293       $    --     $     --    $840,360
Intersegment sales..............     19,230          101            --      (19,331)         --
                                   --------     --------       -------     --------    --------
Total net sales.................    755,297      104,394            --      (19,331)    840,360
Depreciation and amortization...     25,998        6,043            --       14,976      47,017
Interest expense................         59        3,302            --       72,627      75,988
Segment profit..................    136,497       19,359            --      (14,024)    141,832
Segment total assets............    684,982      113,417            --       53,284     851,683
Capital expenditures............     48,549        2,684            --        5,185      56,418

2000
Net sales to customers..........   $753,216     $ 90,581       $    --     $     --    $843,797
Intersegment sales..............     17,406           --            --      (17,406)         --
                                   --------     --------       -------     --------    --------
Total net sales.................    770,622       90,581            --      (17,406)    843,797
Depreciation and amortization...     23,132        6,037            --       10,377      39,546
Interest expense................        303        3,618            --       64,613      68,534
Segment  profit.................    110,437       17,072            --      (19,922)    107,587
Segment total assets............    626,580       90,650            --       67,804     785,034
Capital expenditures............     46,160        6,443            --       13,041      65,644

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     A reconciliation of the totals reported for the operating segments to the totals reported in the consolidated financial statements is as follows (in thousands):


                                                2002       2001       2000
                                              --------   --------   --------
Profit or Loss
Total segment profit.......................   $121,617   $141,832   $107,587
Depreciation and amortization..............    (46,912)   (47,017)   (39,546)
Restructuring and other costs..............    (43,143)     4,588    (19,368)
Interest expense...........................    (75,284)   (75,988)   (68,534)

Other expenses and adjustments for
   non-cash charges and certain adjustments
      defined by our credit agreement......     (1,170)   (18,697)   (33,915)
                                              --------   --------   --------
   Income (loss) from continuing operations
      before taxes.........................   $(44,892)  $  4,718   $(53,776)
                                              ========   ========   ========

Assets
Total assets for reportable segments.......   $791,353   $798,399   $717,230
Other unallocated assets...................   $ 61,850     53,284     67,804
                                              --------   --------   --------
Total consolidated assets..................   $853,203   $851,683   $785,034
                                              ========   ========   ========

     Our sales to a single customer and its affiliates represented approximately 13% and 12% of consolidated net sales in 2001 and 2000, respectively.

15.  Warrants Outstanding

     The following warrants were issued and outstanding as of December 31:

                                                             2002     2001
                                                            ------   ------
Issued with the senior subordinated notes                   18,532   18,532
Issued in connection with recapitalization transaction      43,242   43,242
Issued in connection with Uniplast acquisition              31,003   31,003
                                                            ------   ------
Total outstanding                                           92,777   92,777
                                                            ======   ======

     As of December 31, 2002, 92,777 warrants were exercisable at an exercise price of $0.01 per share. The Company has reserved up to 92,777 shares of common stock for issuance upon the exercise of issued and outstanding warrants.

16.  Estimated Fair Value of Financial Instruments

     The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. In the case of cash and cash equivalents, accounts receivable and accounts payable, the carrying amount is considered a reasonable estimate of fair value. The fair value of fixed and floating rate debt in 2002 and 2001 was obtained from market quotes. Fair value estimates are made at a specific point in time. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, interest rate levels, and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined or relied on with any degree of certainty. Changes in assumptions could significantly affect the estimates.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

     Below is a summary of our financial instruments' carrying amounts and estimated fair values as of December 31, (in thousands):

                                           2002                    2001
                                   ---------------------   ---------------------
                                   Carrying   Estimated    Carrying   Estimated
                                    Amount    Fair Value    Amount    Fair Value
                                   --------   ----------   --------   ----------
Financial assets:
   Cash and cash equivalents....   $  1,635    $  1,635    $  4,818    $  4,818
   Accounts receivable..........    104,157     104,157     111,768     111,768
                                   --------    --------    --------    --------
Total financial assets..........   $105,792    $105,792    $116,586    $116,586
                                   ========    ========    ========    ========

Financial liabilities:
   Floating rate debt...........   $422,979    $422,979    $503,311    $503,311
   Fixed rate debt..............    313,402     288,000     210,012     228,800
   Accounts payable.............    113,988     113,988     101,508     101,508
                                   --------    --------    --------    --------

Total financial liabilities.....   $850,369    $824,967    $814,831    $833,619
                                   ========    ========    ========    ========

17.  Related-Party Transactions

     The accompanying consolidated financial statements for the year ended December 31, 2000 includes the following transactions with companies affiliated with Jon M. Huntsman, our majority stockholder prior to our Recapitalization (in thousands). All related-party transactions have been recorded at estimated fair market values for the related products and services.

                                                                           2000
                                                                         -------
With Huntsman Corporation and affiliates (HC)
   Inventory purchases................................................   $20,363
   Rent expense under operating lease.................................       377
   Administrative expenses............................................       796

     Insurance Coverage - Prior to the Recapitalization, we obtained most of our insurance coverage under policies of HC. Reimbursement payments to HC were based on premium allocations, which were determined in cooperation with an independent insurance broker and are not included in the above amounts.

     Administrative Expenses - Administrative expenses were allocated to us under a cancelable services agreement which was cancelled upon completion of the Recapitalization.

     Rent Expense - We were obligated to pay rent calculated as a pro rata portion (based on our percentage occupancy) of the mortgage principal and interest payments related to the HC headquarters facility. In November 2000, we relocated and paid no further rent payments.

     Stockholders' Notes Receivable - Notes receivable were issued to various employees in connection with the sale of stock (see Note 10).

     J.P. Morgan Partner and Affiliates - JPMorgan Chase Bank is the syndication agent, and its affiliate, J.P. Morgan Chase & Co., is a lender under our credit facilities. Both JPMorgan Chase Bank and J.P. Morgan Chase & Co. receive customary fees under the credit facilities for acting in such capacities including approximately $1.2 million in 2002. JPMorgan Chase Bank was also a lender under our prior credit facility, and as a result, received a portion of the proceeds from the financing for the recapitalization and related transactions. Chase Securities Inc. was one of the initial purchasers in the offering of the $220.0 million aggregate principal amount of 13% senior subordinated notes due 2010, and was also the dealer manager for the debt tender offer and consent solicitation relating to our 9 1/8% senior subordinated notes due 2007 and received customary fees for acting in such capacities. Each of JPMorgan Chase Bank, J.P. Morgan Chase & Co. and Chase Securities Inc. are affiliates of Southwest Industrial Films, LLC, which owns approximately 55% of our outstanding common stock and currently has the right under the stockholders' agreement to appoint

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

four of our directors, and of Flexible Films, LLC, which, together with affiliates, owns approximately 59% of our Preferred Stock, subject to certain preemptive rights with respect to 10,000 shares of Preferred Stock issued on March 25, 2003.

18.  Accumulated Other Comprehensive Income/(Loss)

     The components of accumulated other comprehensive income/(loss) as of December 31, were as follows (in thousands):

                                                              2002       2001
                                                            --------   -------
Minimum pension liability, net of taxes of $575             $   (937)  $    --
Fair value change in interest rate derivatives
   classified as cash flow hedges, net of taxes of $3,450     (5,397)   (2,944)
Foreign currency translation adjustments                     (11,510)   (6,704)
                                                            --------   -------
Accumulated other comprehensive income/(loss)               $(17,844)  $(9,648)
                                                            ========   =======

19.  Condensed Consolidating Financial Statements

     The following condensed consolidating financial statements present, in separate columns, financial information for (i) Pliant Corporation (on a parent only basis) with its investment in its subsidiaries recorded under the equity method, (ii) guarantor subsidiaries (as specified in the Indenture dated May 31, 2000 (the "2000 Indenture") relating to Pliant Corporation's $220 million senior subordinated notes due 2010 (the "2000 Notes") and the Indenture, dated April 10, 2002 (the "2002 Indenture" and, together with the 2000 Indenture, the "Indentures"), relating to Pliant's $100 million senior subordinated notes due 2010 (the "2002 Notes" and, together with the 2000 Notes, the "Notes") on a combined basis, with any investments in non-guarantor subsidiaries specified in the Indentures recorded under the equity method, (iii) direct and indirect non-guarantor subsidiaries on a combined basis, (iv) the eliminations necessary to arrive at the information for Pliant Corporation and its subsidiaries on a consolidated basis, and (v) Pliant Corporation on a consolidated basis, in each case as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000. The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary and each guarantor subsidiary is wholly owned, directly or indirectly, by Pliant Corporation. There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to Pliant Corporation except from our Alliant joint venture. The condensed consolidating financial statements are presented herein, rather than separate financial statements for each of the guarantor subsidiaries, because management believes that separate financial statements relating to the guarantor subsidiaries are not material to investors.

     In 2001, our Blessings subsidiary was merged with and into Pliant. Accordingly, this former guarantor subsidiary company is now included as part of the "Pliant Corporation Parent Only" column for all periods presented.

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                      CONDENSED CONSOLIDATING BALANCE SHEET
                     As of December 31, 2002 (In Thousands)

                                                     Pliant                   Combined                   Consolidated
                                                  Corporation    Combined       Non-                        Pliant
                                                  Parent Only   Guarantors   Guarantors   Eliminations   Corporation
                                                  -----------   ----------   ----------   ------------   ------------
Assets
Current assets:
   Cash and cash equivalents...................    $      --      $    --     $  1,635      $     --       $   1,635
   Receivables.................................       82,421       13,444       23,158            --         119,023
   Inventories.................................       71,586       15,832       10,604            --          98,022
   Prepaid expenses and other..................        2,842          899          408            --           4,149
   Income taxes receivable.....................        1,145            4        1,219            --           2,368
   Deferred income taxes.......................        6,909        1,522         (249)           --           8,182
                                                   ---------      -------     --------      --------       ---------
      Total current assets.....................      164,903       31,701       36,775            --         233,379
Plant and equipment, net.......................      283,638       17,919       48,922            --         350,479
Goodwill.......................................      189,106           --       14,891            --         203,997
Intangible assets, net.........................       26,964           --           70            --          27,034
Investment in subsidiaries.....................       52,813           --           --       (52,813)             --
Other assets...................................       34,871           17        3,426            --          38,314
                                                   ---------      -------     --------      --------       ---------
Total assets...................................    $ 752,295      $49,637     $104,084      $(52,813)      $ 853,203
                                                   =========      =======     ========      ========       =========
Liabilities and stockholders' equity(deficit)
Current liabilities:
Trade accounts payable.........................    $  83,918      $ 8,675     $ 21,395      $     --       $ 113,988
Accrued liabilities............................       48,091        4,818        5,968            --          58,877
Current portion of long-term debt..............       14,117           --          628            --          14,745
Due to (from) affiliates.......................      (28,373)      15,316       13,057            --              --
                                                   ---------      -------     --------      --------       ---------
Total current liabilities......................      117,753       28,809       41,048            --         187,610
Long-term debt, net of current portion.........      697,472           --       24,164            --         721,636
Other liabilities..............................       25,101           --        1,876            --          26,977
Deferred income taxes..........................       19,017        1,751        3,068            --          23,836
                                                   ---------      -------     --------      --------       ---------
      Total liabilities........................      859,343       30,560       70,156            --         960,059
                                                   ---------      -------     --------      --------       ---------

Minority interest..............................           --           --          192            --             192

Redeemable stock:
   Preferred stock.............................      150,816           --           --            --         150,816
   Common stock................................       13,008           --           --            --          13,008
                                                   ---------      -------     --------      --------       ---------
Total redeemable stock.........................      163,824           --           --            --         163,824
                                                   ---------      -------     --------      --------       ---------
Stockholders' (deficit):
   Common stock................................      103,376       14,020       29,240       (43,260)        103,376
   Warrants to purchase common stock...........       38,676           --           --            --          38,676
   Retained earnings (deficit).................     (394,420)       5,067       14,489       (19,556)       (394,420)
   Stockholders' notes receivable..............         (660)          --           --            --            (660)
   Accumulated other comprehensive loss........      (17,844)         (10)      (9,993)       10,003         (17,844)
                                                   ---------      -------     --------      --------       ---------
      Total stockholders' (deficit)............     (270,872)      19,077       33,736       (52,813)       (270,872)
                                                   ---------      -------     --------      --------       ---------
Total liabilities and stockholders' (deficit)..    $ 752,295      $49,637     $104,084      $(52,813)      $ 853,203
                                                   =========      =======     ========      ========       =========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
               For the Year Ended December 31, 2002 (In Thousands)

                                                     Pliant                   Combined                   Consolidated
                                                  Corporation    Combined       Non-                        Pliant
                                                  Parent Only   Guarantors   Guarantors   Eliminations   Corporation
                                                  -----------   ----------   ----------   ------------   ------------
Net sales......................................     $695,002      $75,360     $135,455      $(26,620)      $879,197
Cost of sales..................................      567,702       61,809      111,572       (26,620)       714,463
                                                    --------      -------     --------      --------       --------
Gross profit...................................      127,300       13,551       23,883            --        164,734
Total operating expenses.......................      108,307        6,264       22,047            --        136,618
                                                    --------      -------     --------      --------       --------

Operating income...............................       18,993        7,287        1,836            --         28,116
Interest expense...............................      (73,033)         (23)      (2,228)           --        (75,284)
Equity in earnings of subsidiaries.............       (5,159)          --           --         5,159             --
Other income (expense), net....................       10,715       (5,697)      (2,742)                       2,276
                                                    --------      -------     --------      --------       --------
Income (loss) before income taxes and
   extraordinary loss..........................      (48,484)       1,567       (3,134)        5,159        (44,892)
Income tax expense.............................       (5,054)          --        3,592            --         (1,462)
                                                    --------      -------     --------      --------       --------

Net income (loss)..............................     $(43,430)     $ 1,567     $ (6,726)     $  5,159       $(43,430)
                                                    ========      =======     ========      ========       ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
               For the Year Ended December 31, 2002 (In Thousands)

                                                       Pliant                   Combined                   Consolidated
                                                    Corporation    Combined       Non-                        Pliant
                                                    Parent Only   Guarantors   Guarantors   Eliminations   Corporation
                                                    -----------   ----------   ----------   ------------   ------------
Cash flows from operating activities:............     $ 10,186     $  9,013     $ 24,397         $--         $ 43,596
                                                      --------     --------     --------         ---         --------
Cash flows from investing activities:
   Capital expenditures for plant and equipment..      (35,181)      (4,764)      (9,249)         --          (49,194)
   Decora acquisition, net of cash acquired             (8,794)     (14,370)          --          --          (23,164)
   Asset transfer................................       (9,116)       9,762         (646)         --               --
   Proceeds from sale of assets..................       15,033        3,589       (1,500)         --           17,122
                                                      --------     --------     --------         ---         --------
      Net cash used in investing activities......      (38,058)      (5,783)     (11,395)         --          (55,236)
                                                      --------     --------     --------         ---         --------
Cash flows from financing activities:
   Payment of capitalized fees...................       (7,439)          --           --          --           (7,439)
   Net proceeds from issuance of common and
      preferred stock............................       (3,227)          --           --          --           (3,227)
   Borrowings/(payments) on long-term debt.......       31,266           --       (8,208)         --           23,058
                                                      --------     --------     --------         ---         --------
      Net cash provided by (used in) financing
         activities..............................       20,600           --       (8,208)         --           12,392
                                                      --------     --------     --------         ---         --------

Effect of exchange rate changes on cash and
   cash equivalents..............................        7,272       (4,197)      (7,010)         --           (3,935)
                                                      --------     --------     --------         ---         --------

Net (decrease)/increase in cash and cash
   equivalents...................................           --         (967)      (2,216)         --           (3,183)

Cash and cash equivalents at beginning of the
   year..........................................           --          967        3,851          --            4,818
                                                      --------     --------     --------         ---         --------

Cash and cash equivalents at end of the year.....     $     --     $     --     $  1,635          --         $  1,635
                                                      ========     ========     ========         ===         ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                     CONDENSED CONSOLIDATING BALANCE SHEET
                     As of December 31, 2001 (In Thousands)

                                                       Pliant                   Combined                   Consolidated
                                                    Corporation    Combined       Non-                        Pliant
                                                    Parent Only   Guarantors   Guarantors   Eliminations    Corporation
                                                    -----------   ----------   ----------   ------------   ------------
Assets
Current assets:
   Cash and cash equivalents.....................    $      --     $   967      $  3,851      $     --      $   4,818
   Receivables...................................       94,163       7,321        23,952            --        125,436
   Inventories...................................       65,135       9,087         9,726            --         83,948
   Prepaid expenses and other....................        1,856         398           772            --          3,026
   Income taxes receivable.......................          361           7           617            --            985
   Deferred income taxes.........................        4,670        (314)       (1,793)           --          2,563
                                                     ---------     -------      --------      --------      ---------
      Total current assets.......................      166,185      17,466        37,125            --        220,776
Plant and equipment, net.........................      293,628      26,386        49,310            --        369,324
Goodwill, net....................................      185,808       2,122        16,496            --        204,426
Intangible assets, net...........................       25,138       1,506           129            --         26,773
Investment in subsidiaries.......................       62,837          --            --       (62,837)            --
Other assets.....................................       27,188         182         3,014            --         30,384
                                                     ---------     -------      --------      --------      ---------
Total assets.....................................    $ 760,784     $47,662      $106,074      $(62,837)     $ 851,683
                                                     =========     =======      ========      ========      =========

Liabilities and stockholders' equity(deficit)
Current liabilities:
   Trade accounts payable........................    $  81,099     $ 4,678      $ 15,731      $     --      $ 101,508
Accrued liabilities..............................       36,541       1,703         4,853            --         43,097
   Current portion of long-term debt.............       17,767          --            --            --         17,767
   Due to (from) affiliates......................      (24,978)     22,147         2,831            --             --
                                                     ---------     -------      --------      --------      ---------
      Total current liabilities..................      110,429      28,528        23,415            --        162,372
Long-term debt, net of current portion...........      662,556          --        33,000            --        695,556
Other liabilities................................       17,411          --         1,533            --         18,944
Deferred income taxes............................       22,108       1,625         2,423            --         26,156
                                                     ---------     -------      --------      --------      ---------
      Total liabilities..........................      812,504      30,153        60,371            --        903,028
                                                     ---------     -------      --------      --------      ---------

Minority interest................................         (104)         --           375            --            271

Redeemable stock:
   Preferred stock...............................      126,149          --            --            --        126,149
   Common stock..................................       16,778          --            --            --         16,778
                                                     ---------     -------      --------      --------      ---------
Redeemable  stock................................      142,927          --            --            --        142,927
                                                     ---------     -------      --------      --------      ---------

Stockholders' (deficit):
   Common stock..................................      103,362      14,020        29,616       (43,636)       103,362
   Warrants to purchase common stock.............       38,715          --            --            --         38,715
   Retained earnings (deficit)...................     (326,356)      3,500        21,215       (24,715)      (326,356)
   Stockholders' notes receivable................         (616)         --            --            --           (616)
   Accumulated other comprehensive loss..........       (9,648)        (11)       (5,503)        5,514         (9,648)
                                                     ---------     -------      --------      --------      ---------
      Total stockholders' (deficit)..............     (194,543)     17,509        45,328       (62,837)      (194,543)
                                                     ---------     -------      --------      --------      ---------
Total liabilities and stockholders' (deficit)....    $ 760,784     $47,662      $106,074      $(62,837)     $ 851,683
                                                     =========     =======      ========      ========      =========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
              For the Year Ended December 31, 2001 (In Thousands)

                                            Pliant                   Combined                   Consolidated
                                         Corporation    Combined       Non-                        Pliant
                                         Parent Only   Guarantors   Guarantors   Eliminations    Corporation
                                         -----------   ----------   ----------   ------------   ------------
Net sales.............................     $687,349      $45,088     $127,254      $(19,331)      $840,360
Cost of sales.........................      546,541       38,423       99,459       (19,331)       665,092
                                           --------      -------     --------      --------       --------
Gross profit..........................      140,808        6,665       27,795            --        175,268
Total operating expenses..............       89,117          690       11,280            --        101,087
                                           --------      -------     --------      --------       --------
Operating income......................       51,691        5,975       16,515            --         74,181
Interest expense......................      (72,563)         (82)      (3,343)           --        (75,988)
Equity in earnings of subsidiaries....       12,756           --           --       (12,756)            --
Other income (expense), net...........        8,382        1,464       (3,321)           --          6,525
                                           --------      -------     --------      --------       --------

Income (loss) before income taxes and
   extraordinary loss.................          266        7,357        9,851       (12,756)         4,718
Income tax expense....................        2,334           --        4,452            --          6,786
                                           --------      -------     --------      --------       --------

Net income (loss).....................     $ (2,068)     $ 7,357     $  5,399      $(12,756)      $ (2,068)
                                           ========      =======     ========      ========       ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
              For the Year Ended December 31, 2001 (In Thousands)

                                                         Pliant                   Combined                   Consolidated
                                                      Corporation    Combined       Non-                        Pliant
                                                      Parent Only   Guarantors   Guarantors   Eliminations    Corporation
                                                      -----------   ----------   ----------   ------------   ------------
Cash flows from operating activities:..............     $  3,574     $ 13,290     $ 13,480          --         $ 30,344
                                                        --------     --------     --------         ---         --------

Cash flows from investing activities:
   Proceeds from sale of assets....................        2,966        4,948           --          --            7,914
   Uniplast acquisition, net of cash acquired......      (14,945)     (14,020)      (9,813)         --          (38,778)
   Capital expenditures for plant and equipment....      (49,640)      (3,490)      (3,288)         --          (56,418)
                                                        --------     --------     --------         ---         --------
      Net cash used in investing activities........      (61,619)     (12,562)     (13,101)         --          (87,282)
                                                        --------     --------     --------         ---         --------

Cash flows from financing activities:
   Payment of capitalized fees.....................       (1,932)          --           --          --           (1,932)
   (Payment) receipt of dividends..................          150           --         (150)         --               --
   Net proceeds from issuance of common and
      preferred stock..............................       30,991           --           --          --           30,991
   Borrowings / (payments) on long-term debt.......       29,035           --       (3,105)         --           25,930
                                                        --------     --------     --------         ---         --------
      Net cash provided by (used in) financing
         activities................................       58,244           --       (3,255)         --           54,989
                                                        --------     --------     --------         ---         --------

Effect of exchange rate changes on cash and cash
   equivalents.....................................         (658)         229        4,136          --            3,707
                                                        --------     --------     --------         ---         --------

Net (decrease)/ increase in cash and cash
   equivalents.....................................         (459)         957        1,260          --            1,758

Cash and cash equivalents at beginning of the
   year............................................          459           10        2,591          --            3,060
                                                        --------     --------     --------         ---         --------

Cash and cash equivalents at end of the year.......     $     --     $    967     $  3,851          --         $  4,818
                                                        ========     ========     ========         ===         ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
              For the Year Ended December 31, 2000 (In Thousands)

                                                 Pliant                   Combined                   Consolidated
                                              Corporation    Combined       Non-                        Pliant
                                              Parent Only   Guarantors   Guarantors   Eliminations    Corporation
                                              -----------   ----------   ----------   ------------   ------------
Net sales..................................     $707,218      $40,670     $113,315      $(17,406)      $843,797
Cost of sales..............................      587,281       39,628       87,213       (17,406)       696,716
                                                --------      -------     --------      --------       --------

Gross profit...............................      119,937        1,042       26,102            --        147,081
Total operating expenses...................      108,386        9,489       14,780            --        132,655
                                                --------      -------     --------      --------       --------

Operating income (loss)....................       11,551       (8,447)      11,322                       14,426
Interest expense...........................      (64,638)          27       (3,923)           --        (68,534)
Equity in earnings of subsidiaries.........        1,209           --           --        (1,209)
Other income (expense), net................       (6,601)       5,580        1,353            --            332
                                                --------      -------     --------      --------       --------

Income (loss) before income taxes and
   extraordinary item......................      (58,479)      (2,840)       8,752        (1,209)       (53,776)

Income tax expense (benefit)...............      (18,946)         718        3,985                      (14,243)
                                                --------      -------     --------      --------       --------

Income (loss) before extraordinary item....      (39,533)      (3,558)       4,767        (1,209)       (39,533)

Extraordinary loss.........................      (11,250)          --           --            --        (11,250)
                                                --------      -------     --------      --------       --------

Net income (loss)..........................     $(50,783)     $(3,558)    $  4,767      $ (1,209)      $(50,783)
                                                ========      =======     ========      ========       ========

                       PLIANT CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
              For the Year Ended December 31, 2000 (In Thousands)

                                                          Pliant                   Combined                   Consolidated
                                                       Corporation    Combined       Non-                       Pliant
                                                       Parent Only   Guarantors   Guarantors   Eliminations   Corporation
                                                       -----------   ----------   ----------   ------------   ------------
Cash flows from operating activities:...............    $  38,398      $ 4,895     $ 16,973          --         $  60,266
                                                        ---------      -------     --------         ---         ---------

Cash flows from investing activities:
   Capital expenditures for plant and equipment.....      (52,042)      (6,506)      (7,096)         --           (65,644)
                                                        ---------      -------     --------         ---         ---------
      Net cash used in investing activities.........      (52,042)      (6,506)      (7,096)         --           (65,644)
                                                        ---------      -------     --------         ---         ---------

Cash flows from financing activities:
   Payment of capitalized loan fees.................      (22,303)          --           --          --           (22,303)
   Payment of fees for tender offer.................      (10,055)          --           --          --           (10,055)
   Proceeds from issuance of stock..................      161,820           --           --          --           161,820
   (Payment) receipt of dividends...................          750           --         (750)                           --
   Redemption of common stock.......................     (314,034)          --           --          --          (314,034)
   Payments received from stockholder on note
      receivable....................................          165           --           --          --               165
   Proceeds from long-term debt.....................      691,684           --           --          --           691,684
   Principal payments on long-term debt.............     (497,296)          --       (9,706)         --          (507,002)
                                                        ---------      -------     --------         ---         ---------
      Net cash provided by (used in) financing
         activities.................................       10,731           --      (10,456)         --               275
                                                        ---------      -------     --------         ---         ---------

Effect of exchange rate changes on cash and cash
   equivalents......................................        2,141        1,104       (4,179)         --              (934)
                                                        ---------      -------     --------         ---         ---------

Net decrease in cash and cash equivalents...........         (772)        (507)      (4,758)         --            (6,037)

Cash and cash equivalents at beginning of the
   year.............................................        1,231          517        7,349          --             9,097
                                                        ---------      -------     --------         ---         ---------

Cash and cash equivalents at end of the year........    $     459      $    10     $  2,591          --         $   3,060
                                                        =========      =======     ========         ===         =========

20.  OTHER INCOME

     Other income for the year ended December 31, 2001 includes the proceeds and assets received from a settlement with a potential new customer and other less significant items.

                       PLIANT CORPORATION AND SUBSIDIARIES
                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
              For the Years Ended December 31, 2002, 2001 and 2000
                                 (In Thousands)
--------------------------------------------------------------------------------

                                                  Additions
                                    Balance at    Charged to                 Balance
                                   Beginning of   Costs and                   at End
           Description                 Year        Expenses       Other      of Year
           -----------             ------------   ----------   -----------   -------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
2002                                  $2,438        $2,635      $510(1)       $5,583
2001                                   2,166           155       117(2)(3)     2,438
2000                                   2,115                      51(2)        2,166

(1)  Represents allowance acquired in the Decora acquisition.
(2) Represents the net of accounts written off against the allowance and recoveries of previous write-offs.
(3)  Represents an allowance acquired in the Uniplast acquisition.

                         Report of Independent Auditors

To the Board of Directors of
Decora Industries, Inc.

We have audited the accompanying consolidated balance sheet of Decora Industries, Inc. and its subsidiaries as of March 31, 2002 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Decora Industries, Inc. and subsidiaries at March 31, 2002 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Decora Industries, Inc. and subsidiaries (the Company) will continue as a going concern. As more fully described in Note 1, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). The Company is currently operating its business under the jurisdiction of Chapter 11 of the United States Bankruptcy Court in Wilmington, Delaware (the Bankruptcy Court) and continuation of the Company as a going concern is contingent upon, among other things, the ability to raise a significant amount of cash or sell the business. In addition, the Company has experienced operating losses, and is in default of its prepetition debt arrangements as well as its debtor-in-possession financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.


                                                         /s/ ERNST & YOUNG LLP
                                                         -----------------------

July 19, 2002

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

                           Consolidated Balance Sheet
                             (Dollars in Thousands)

                                                             March 31
                                                               2002
                                                            ---------
                       Assets
Current assets:
   Cash and cash equivalents, including
      restricted cash of $1,698                             $   2,244
   Accounts receivable, less allowance for doubtful
      accounts of $1,049                                        7,400
   Inventories                                                  8,065
   Prepaid expenses and other current assets                      402
                                                            ---------
Total current assets                                           18,111

Property, plant and equipment, net                              7,292
Deferred financing costs                                        2,774
Other assets                                                    1,781
                                                            ---------
Total assets                                                $  29,958
                                                            =========

Liabilities and shareholders' deficit
Current liabilities:
   Accounts payable                                         $   5,608
   Accrued liabilities                                          1,874
   Debtor in possession financing                              15,097
                                                            ---------
Total current liabilities                                      22,579
Liabilities subject to compromise                             121,169
                                                            ---------
Total liabilities                                             143,748

Shareholders' deficit:
   Preferred stock, $.01 par value; 5,000,000 shares
      authorized, none issued                                      --
   Common stock, $.01 par value; 20,000,000 shares
      authorized, 7,823,887 shares issued and outstanding          78
   Additional paid-in capital                                  33,144
   Accumulated deficit                                       (147,012)
                                                            ---------
Total shareholders' deficit                                  (113,790)
                                                            ---------
Total liabilities and shareholders' deficit                 $  29,958
                                                            =========

See accompanying notes.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

                      Consolidated Statement of Operations
                             (Dollars in Thousands)

                                                        Year ended
                                                         March 31
                                                           2002
                                                        ----------

Net sales                                                $ 49,051
Cost of goods sold                                         37,789
                                                         --------
Gross profit                                               11,262

Selling, general, and administrative expenses              15,601
Write-down of impaired goodwill and long-lived assets       6,612
                                                         --------
Loss from operations                                      (10,951)
Interest expense, net                                       2,936
                                                         --------
Loss before reorganization items and income taxes         (13,887)
Reorganization expense items                                1,356
                                                         --------
Loss before income taxes                                  (15,243)
Income tax provision                                           --
                                                         --------
Net loss                                                 $(15,243)
                                                         ========

See accompanying notes.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

                Consolidated Statement of Shareholders' Deficit
                                 (In Thousands)

                              Common Stock    Additional                     Total
                            ---------------     Paid-In    Accumulated   Shareholders'
                            Shares   Amount     Capital      Deficit        Deficit
                            ------   ------   ----------   -----------   -------------
Balance at March 31, 2001    7,824     $78      $33,144     $(131,769)     $ (98,547)
Net loss                        --      --           --       (15,243)       (15,243)
                             -----     ---      -------     ---------      ---------
Balance at March 31, 2002    7,824     $78      $33,144     $(147,012)     $(113,790)
                             =====     ===      =======     =========      =========

See accompanying notes.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

                      Consolidated Statement of Cash Flows
                             (Dollars in Thousands)

                                                            Year ended
                                                             March 31
                                                               2002
                                                            ----------
Operating activities
Net loss                                                     $(15,243)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
      Depreciation and amortization                             1,815
      Other                                                        65
      Loss on fixed asset disposal                                120
      Write-down of goodwill and long-lived assets              6,612
      Changes in operating assets and liabilities:
         Accounts receivable                                      243
         Inventory                                              3,869
         Prepaid and other assets                                 541
         Accounts payable                                       2,549
         Accrued liabilities                                      598
         Liabilities subject to compromise                       (162)
                                                             --------
Net cash provided before reorganization items                   1,007
Net cash used for reorganization items                           (419)
                                                             --------
Net cash provided by operating activities                         588

Investing activities
Proceeds from the sale of fixed assets                            105
Purchase of equipment                                             (42)
                                                             --------
Net cash provided by investing activities                          63

Financing activities
Debtor in possession financing proceeds                        43,500
Debtor in possession financing payments                       (42,917)
                                                             --------
Net cash provided by financing activities                         583
                                                             --------
Net increase in cash and cash equivalents                       1,234
Cash and cash equivalents at beginning of year                  1,010
                                                             --------
Cash and cash equivalents at end of year                     $  2,244
                                                             ========
Supplemental cash flow information is as follows:
   Cash paid during the year for interest                    $  2,753

See accompanying notes.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

                   Notes to Consolidated Financial Statements

                           Year ended March 31, 2002

1.   Proceedings Under Chapter 11 of the Bankruptcy Code

General

Decora Industries, Inc. and subsidiaries (the Company), debtors and debtors-in possession (collectively, the Debtors) commenced a reorganization case (the Reorganization Case) by filing a petition for relief under Chapter 11 (Chapter
11), Title 11 of the United States Code, (as amended, the Bankruptcy Code) on December 5, 2000 (the Petition Date) in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court). The Reorganization Case is being jointly administered, for procedural purposes only, before the Bankruptcy Court under Case No.00-4459 (JJF). Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Company, as debtor-in-possession, has continued to manage and operate its assets and businesses subject to the supervision and orders of the Bankruptcy Court, pending confirmation of the plan of reorganization (the Reorganization Plan) contained in the disclosure statement (the Disclosure Statement) filed with the Bankruptcy Court on December 5, 2000, pursuant to
Section 1125 of the Bankruptcy Code. Because the Company is operating as debtor-in-possession under the Bankruptcy Code, the existing directors and officers of the Company continue to govern and manage the operations of the Company, respectively, subject to the supervision and orders of the Bankruptcy Court.

The Disclosure Statement filed at the inception of the bankruptcy did not provide any recovery to the Company's equity security holders. Accordingly, management believes that current equity security holders will not receive any distribution under any reorganization plan as a result of the issuance of new equity to existing creditors. The Company needs to raise a significant amount of debt or equity in order to emerge from bankruptcy. The extent to which equity needs to be raised may result in the sale of the Company. Any such sale of the Company will require the requisite vote of impaired creditors entitled to vote under the Bankruptcy Code and confirmation of the plan by the Bankruptcy Court.

See Note 11 for subsequent sale of Company assets.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

1. Proceedings under Chapter 11 of the Bankruptcy Code (continued)

Basis of Financial Statement Presentation

The consolidated financial statements have been presented in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7), and have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the ordinary course of business. As a result of the Reorganization Case and circumstances relating to this event, and default on Decora Industries' prepetition debt, such realization of assets and liquidation of liabilities are subject to significant uncertainty. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets, and liquidate or settle liabilities for amounts other than those reflected in the financial statements. Additionally, the amounts reported on the consolidated balance sheet could materially change because of changes in business strategies and the effects of any proposed plan of reorganization.

The appropriateness of using the going concern basis is dependent upon, among other things, the ability to raise a significant amount of debt or equity, future profitable operations, the ability to comply with the terms of the debtor-in-possession financing facility (see Note 5 for additional discussion of the default on the debtor in possession financing) and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

In the Reorganization Case, substantially all unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan of reorganization which must be confirmed by the Bankruptcy Court after submission to vote by affected parties. For financial reporting purposes, pending the outcome of the Reorganization Case, all unsecured and undersecured prepetition liabilities have been segregated and classified as liabilities subject to compromise under reorganization proceedings in the consolidated balance sheet. Generally, all actions to enforce or otherwise effect repayment of prepetition liabilities as well as all pending litigation against the Debtors are stayed while the debtors continue their business operations as debtors-in-possession. Unaudited schedules have been filed by the Debtors with the Bankruptcy Court setting forth the assets and liabilities of the debtor as of the Petition Date as reflected in the Debtors' accounting records. The ultimate amount of and settlement terms for such liabilities are

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

1. Proceedings under Chapter 11 of the Bankruptcy Code (continued)

subject to an approval plan of reorganization and accordingly are not presently determinable.

Under the Bankruptcy Code, the Debtors may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts and other prepetition executory contracts, subject to Bankruptcy Court approval. The debtors have not reviewed all leases for assumption or rejection but will analyze their leases and executory contracts and may assume or reject leases or contracts. Such rejections could result in additional liabilities subject to compromise.

Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the business are reported in the consolidated statement of operations separately as reorganization items. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the Reorganization Case or that it is probable that it will be an allowed claim. Reorganization items are also reported separately within the operating, investing and financing categories of the consolidated statement of cash flows, as applicable.

2.   Description of Business and Summary of Significant Accounting Policies

Description of Business

The Company is a leading manufacturer and marketer of self-adhesive consumer decorative and surface coverings. The Company is a holding company with operations primarily conducted by its wholly owned subsidiary Decora, Inc. (Decora) based in the United States. The Company's principal products are sold under the Con-Tact brand. The Company owns Decora Industries Deutschland GmbH (DI Deutschland), which is now a dormant operating company with no assets or operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

2. Description of Business and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Under the terms of the Reorganization Case the Company had $1,698,000 of restricted cash at March 31, 2002.

Accounts Receivable

The Company sells to a large number of customers. Credit evaluations are ongoing, and collateral or other security is generally not required on trade accounts receivable. An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential credit losses.

Inventories

Inventories are stated at the lower of cost (first in, first out method) or market.

Property, Plant and Equipment

Property, plant and equipment are carried at cost, less accumulated depreciation determined by the straight-line method over the estimated useful lives of the assets, generally three to thirty years.

Goodwill and Impairment

The excess of the aggregate purchase price over the fair values of the net assets of businesses and product lines acquired has been recorded as goodwill and was being amortized on a straight-line basis over forty years. Goodwill amortization was $379,000 for the year ended March 31, 2002.

In accordance with Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (FAS 121), the Company assesses impairment losses to be recorded on long-lived assets when indications of impairment are present. As a result of the Company's operating losses for fiscal 2002 and the filing under Chapter 11, the Company performed an impairment analysis as required under FAS 121 and concluded an impairment had to be recognized. The estimated fair value of the impaired assets (used in measuring the impairment loss) was determined by reference to the sales price in

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

2. Description of Business and Summary of Significant Accounting Policies (continued)

the transaction that occurred subsequent to March 31, 2002 (see Note 11). The impairment resulted in the Company writing off its entire goodwill balance totaling $6,100,000 and $512,000 of its net property, plant and equipment balance.

Revenue Recognition

The Company records revenues when all of the following criteria are met: (i) terms of the sale are evidenced by a binding purchase order or on-line authorization; (ii) shipment has occurred; (iii) the price is fixed or determinable; and (iv) collection of amounts owed for goods shipped is reasonably assured.

Shipping and Handling Costs

Shipping and handling costs are classified in cost of sales in the accompanying statement of operations.

Advertising Costs

Advertising costs expensed as incurred were approximately $3,104,000 in 2002. The Company also provides in-store displays to its customers which are capitalized and amortized over 3 years. At March 31, 2002, the balance of these displays totaled $1,781,000 and is classified as "other assets" on the accompanying balance sheet and the related amortization was $1,043,000 for the year ended March 31, 2002 which is classified as selling, general and administrative expenses in the accompanying statement of operations.

Research and Development Costs

The Company expenses all research and development costs as incurred which amounted to $381,000 for the year ended March 31, 2002.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

2. Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax expense is measured by the change in the deferred tax asset or liability during the year. A valuation allowance is recorded when, based upon available evidence it is more likely than not that deferred tax assets will not be realized.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options rather than the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock Based Compensation. Under APB No. 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

3.   Inventories

Inventories at March 31, 2002, consist of the following (in thousands):

Raw materials     $1,641
Work-in-process    1,343
Finished goods     5,081
                  ------
                  $8,065
                  ======

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

4.   Property, Plant and Equipment

Property, plant and equipment at March 31, 2002, consists of the following (in thousands):

Land                              $    379
Buildings                            2,841
Machinery and equipment             14,341
Furniture and fixtures                 615
Leasehold improvements               4,665
Construction-in-progress                74
                                  --------
                                    22,915
Less: Accumulated depreciation     (15,623)
                                  --------
                                  $  7,292
                                  ========

5.   Debt

In Apri1 1998, the Company issued $112,750,000 of 11.0% senior secured notes (the Notes). The Notes were issued with an original issue discount of $2,664,000 with interest payable semi-annually and no principal payments required prior to maturity on May 1, 2005. The fair value of the Notes at March 31, 2002, was approximately $18,000, which was determined by the Company using market information provided by an investment banking firm as to the market value of similar debt amounts. The estimated fair value of the Notes does not necessarily reflect the amount at which the debt could be settled.

On December 5, 2000 the Company entered into an agreement with its senior secured lender to provide up to $19 million debtor in possession financing during the duration of its bankruptcy. It was subsequently reduced to $18 million. The proceeds were used to refinance a portion the term notes and revolving credit facility described above. In January 2001 the Company failed to comply with certain covenants of this financing. As with its previous financing, Decora has been able to continue to draw under the revolving facility subject to restricted availability and payment of interest at the default rate of the prime rate plus 5.5% as defined in the agreement. The outstanding balance on this facility at March 31, 2002, was $15,097,000 and is classified as a current liability.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

6.   Liabilities Subject to Compromise

The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under Reorganization Cases are identified below. The amounts below in total may vary from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and maybe subject to future adjustment depending on the Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

Additional claims may arise from the rejection of additional real estate leases and executory contracts by the debtors.

At March 31, 2002, liabilities subject to compromise consisted of the following (in thousands):

11.0% senior secured notes (Note 5)   $106,398
Trade payables                           7,219
Accrued interest                         7,050
Other accrued expenses                     502
                                      --------
                                      $121,169
                                      ========

As a result of the Reorganization Case, no principal or interest payments will be made on the unsecured and undersecured prepetition debt without Bankruptcy Court approval or until a plan of reorganization providing for the repayment terms has been confirmed by the Bankruptcy Court and becomes effective. Therefore, interest on prepetition unsecured and undersecured obligations has not been accrued after the Petition Date.

7.   Employee Benefit Plans

Decora and its union have executed an agreement to provide retirement benefits to qualified union employees through the Paper Industry Union - Management Pension Fund (the Fund). Based upon this agreement, Decora contributes a contractually agreed upon amount for each qualifying hour that a union employee works. Total contributions to the Fund were $295,185 for the year ended March 31, 2002 and this amount was expensed in 2002.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

7. Employee Benefit Plans (continued)

The Company also has a profit sharing plan and a 401(k) plan covering its U.S. salaried employees. The plan includes a contribution portion that is at a rate of 10% of the employee contribution level capped at a 6% of salary limit. No profit sharing contributions were made in fiscal year 2002. Total expense related to plan fees and company contributions equaled $15,040 for the year ended March 31, 2002.

8.   Stock Options

The Company has several domestic long-term incentive plans under which shares of the Company's common stock may be sold to directors, officers and key employees. Certain other parties have been granted stock options by the Company in connection with various transactions.

The Company adopted a Stock Option Plan in fiscal 1987 (the 1987 Plan) pursuant to which 340,000 shares of common stock were available for grant. The 1987 Plan terminated on July 8, 1997. The 1987 Plan is administered by a committee of directors of the Company who are not covered by the 1987 Plan. All options granted under the 1987 Plan terminate either five or ten years after the date of grant and vest quarterly over a three-year period subsequent to the date of the grant, unless modified by the Company.

In fiscal 2000, the shareholders of the Company approved the Decora Industries, Inc. 1999 Stock Option Plan (the 1999 Plan) pursuant to which 1,000,000 shares of common stock were available for grant. The Plan is administered by a committee of directors of the Company. All options granted under the 1999 Plan terminate five or ten years after the date of grant.

There were no options issued under either the 1987 Plan or the 1999 Plan during the year ended March 31, 2002.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

8.   Stock Options (continued)

A summary of stock option activity under both plans for the year ended March 31, 2002, follows (in thousands except average exercise price data):

                               Average
                 Options   Exercise Price
                 -------   --------------
March 31, 2001    2,270         $6.11
Granted              --            --
Exercised            --            --
Expired              --            --
                  -----         -----
March 31, 2002    2,270         $6.11
                  =====         =====

The following table summarized information about stock options outstanding at March 31, 2002:

                     Options Outstanding         Options Exercisable
                ------------------------------   -------------------
  Exercise                  Average     Term                 Average
   Price          Shares     Price    (Months)     Shares     Price
-------------   ---------   -------   --------   ---------   -------
$4.50 - $4.95      50,000    $4.63      10.20       16,667    $4.63
$5.00 - $5.50     818,000     5.33      23.01      605,000     5.42
$5.55 - $5.95     354,800     5.64      16.55      254,800     5.60
$6.00 - $6.99     730,000     6.36      16.04      540,000     6.37
$7.00 - $7.99     177,000     7.46       7.03       54,000     7.45
$8.00 - $9.30     140,000     8.03       2.36       44,000     8.09
                ---------                        ---------
   Total        2,269,800                        1,514,467

Pro Forma information regarding net income under SFAS No.123 is not included as it is not materially different from the amounts reported.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

9.   Income Taxes

Net deferred tax assets (liabilities) are comprised of the following at March 31, 2002 (in thousands):

Current deferred tax assets (liabilities):

   Nondeductible reserves                       $  1,116
   Other                                             (12)
                                                --------
                                                   1,104

Noncurrent deferred tax assets (liabilities):
   Depreciation                                     (268)
   Tax credits                                       294
   Net operating loss carryforwards               31,339
   Intangibles                                    17,195
   Other, net                                        297
                                                --------
                                                  48,857

Total deferred tax assets                         49,961
Valuation allowance                              (49,961)
                                                --------
                                                $     --
                                                ========

The provision for (benefit from) income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income due to nondeductible items and the valuation allowance.

Approximately $79,138,000 of the Company's net operating loss carryforwards remain available at March 31, 2002. The net operating losses are limited to future taxable earning and may be subject to certain limitations if the Company were to experience a change in ownership. The net operating carryforwards expire over the period 2003-2022.

The Company has recorded a valuation allowance against the entire amount of net deferred tax assets as management believes that based upon available evidence, it is more likely than not that these benefits will not be realized.

                             Decora Industries, Inc.
                  (Debtor in Possession as of December 5, 2000)

             Notes to Consolidated Financial Statements (continued)

10.  Commitments and Contingencies

The Company uses certain equipment under lease arrangements, all of which are accounted for as operating leases. Rent expense was approximately $574,000 for the year ended March 31, 2002. The Company has no rental commitments under long-term noncancelable operating leases. During the bankruptcy period, no leases were assumed.

11.  Subsequent Event

On May 20, 2002, substantially all of the assets and certain liabilities of the Company were purchased for approximately $18 million by Pliant Solutions Corporation, a wholly-owned subsidiary of Pliant Corporation. This transaction was approved by the Bankruptcy Court on May 17, 2002.

Report of Independent Accountants

To the Board of Directors and Shareholders of Decora Industries, Inc.

In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the financial position of Decora Industries, Inc. and its subsidiaries at March 31, 2001 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company and its subsidiary Decora, Inc. filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). The Company is currently operating its business under the jurisdiction of Chapter 11 of the United States Bankruptcy Court in Wilmington, Delaware (the "Bankruptcy Court"), and continuation of the Company as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the requisite parties under the United States Bankruptcy Court and confirmation of the Bankruptcy Court. In addition, the Company has experienced operating losses, negative operating cash flows and is currently in default of its prepetition debt arrangements as well as its debtor-in-possession financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP
------------------------------
June 20, 2001

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Consolidated Balance Sheet
March 31, 2001 (Amounts in thousands except share data)
--------------------------------------------------------------------------------

                                                                                 2001
                                                                              ---------
                                     Assets
Current Assets:
   Cash and cash equivalents                                                  $   1,010
   Accounts receivable, less allowance for doubtful accounts of $423              7,643
   Inventories                                                                   11,934
   Prepaid expenses and other current assets                                        291
                                                                              ---------

         Total current assets                                                    20,878

Property and equipment, net                                                       9,510
Goodwill, net                                                                     6,392
Deferred financing costs, net                                                     2,839
Other assets                                                                      2,433
                                                                              ---------

         Total assets                                                         $  42,052
                                                                              =========

                      Liabilities and Shareholders' Deficit

Liabilities not subject to compromise
Current liabilities:
   Accounts payable                                                           $   3,478
   Accrued liabilities                                                            1,276
   Debtor in possession financing                                                14,514
                                                                              ---------

         Total current liabilities                                               19,268

Liabilities subject to compromise                                               121,331
                                                                              ---------

         Total liabilities                                                      140,599

Shareholders' deficit:
   Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued         --
   Common stock, $.01 par value; 20,000,000 shares authorized,
      7,823,887 shares issued and outstanding                                        78
   Additional paid-in capital                                                    33,144
   Accumulated deficit                                                         (131,769)
                                                                              ---------

         Total shareholders' deficit                                            (98,547)
                                                                              ---------

         Total liabilities and shareholders' deficit                          $  42,052
                                                                              =========

   The accompanying notes are an integral part of these financial statements.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Consolidated Statement of Operations
For the Year Ended March 31, 2001 (Amounts in thousands except share data)
--------------------------------------------------------------------------------

Net Sales                                                                  $ 54,524

Cost of goods sold                                                           42,942
                                                                           --------

   Gross profit                                                              11,582

Selling, general and administrative expenses                                 21,781
Write-down of impaired goodwill                                              57,000
Nonrecurring credit, net                                                     (7,224)
                                                                           --------

   Loss from operations                                                     (59,975)

Loss on the disposal of German subsidiary                                    24,307
Interest expense, net                                                        12,723
                                                                           --------

   Loss before reorganization items, income taxes and extraordinary item    (97,005)

Reorganization items                                                          2,194
                                                                           --------

   Loss before income taxes and extraordinary item                          (99,199)

Income tax provision                                                              7
                                                                           --------

   Loss before extraordinary item                                           (99,206)

Extraordinary gain                                                            2,790
                                                                           --------

   Net loss                                                                $(96,416)
                                                                           ========

   The accompanying notes are an integral part of these financial statements.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Consolidated Statement of Changes in Shareholders' Deficit
For the Year Ended March 31, 2001
(Amounts in thousands except share data)
--------------------------------------------------------------------------------

                                             Additional                     Total
                                              Paid-in     Accumulated   Shareholders'
                            Shares   Value    Capital       Deficit        Deficit
                            ------   -----   ----------   -----------   -------------
Balance at March 31, 2000    7,824    $78      $33,144    $ (35,353)      $ (2,131)

Net loss                        --     --           --      (96,416)       (96,416)
                             -----    ---      -------    ---------       --------

Balance at March 31, 2001    7,824    $78      $33,144    $(131,769)      $(98,547)
                             =====    ===      =======    =========       ========

   The accompanying notes are an integral part of these financial statements.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Consolidated Statement of Cash Flows
For the Year Ended March 31, 2001 (Amounts in thousands except share data)
--------------------------------------------------------------------------------

                                                                                   2001
                                                                                 --------
Cash flows from operating activities:
   Net loss                                                                      $(96,416)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Extraordinary item, net of income taxes                                      (2,790)
      Depreciation and amortization                                                 3,685
      Amortization of debt discount and fees                                          956
      Loss on the sale of German Subsidiary                                        24,307
      Writedown of impaired goodwill                                               57,000
      Net changes in assets and liabilities:
         Accounts receivable                                                        2,915
         Inventory                                                                  2,826
         Other assets                                                                (162)
         Accounts payable                                                           3,612
         Accrued liabilities                                                          630
         Net change in amount due from Hornschuch                                   3,306
                                                                                 --------

            Net cash used in operating activities                                    (131)
                                                                                 --------

Cash flows from investing activities:
   Proceeds from the sale of fixed assets                                              60
   Proceeds from the sale of subsidiary                                             1,197
   Purchase of property and equipment                                                (219)
                                                                                 --------

            Net cash provided by investing activities                               1,038
                                                                                 --------

Cash flows from financing activities:
   Payment of debt issue costs                                                       (275)
   Repurchase of senior undersecured notes                                         (1,812)
   Issuance of long-term debt                                                      79,186
   Repayment of long-term debt                                                    (77,529)
                                                                                 --------

            Net cash used in financing activities                                    (430)
                                                                                 --------

Net increase in cash and cash equivalents                                             477
Cash and cash equivalents at beginning of year                                        533
                                                                                 --------

Cash and cash equivalents at end of year                                         $  1,010
                                                                                 ========

Supplemental cash flow information is as follows:
   Cash paid during the year for interest                                        $  9,142
                                                                                 ========
   Cash paid during the year for reorganization items                            $  1,323
                                                                                 ========

   The accompanying notes are an integral part of these financial statements.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Description of Business and Summary of Significant Accounting Policies

     Decora Industries, Inc. ("DII" or the "Company") is a leading manufacturer and marketer of self-adhesive consumer decorative and surface coverings. The Company is comprised of a holding company operating primarily through its wholly-owned subsidiary Decora, Inc. ("Decora") based in the United States of America. The Company's principal products are sold under the Con-Tact brand. Until February 8, 2001 the Company also owned Konrad Hornschuch AG ("Hornschuch") a German based company 99% owned by Decora Industries Deutschland GmbH ("DI Deutschland") which, in turn, is wholly owned by DII. On February 8, 2001 the Company sold its interest in Hornschuch for total consideration of DM 86.9 million (approximately $41.2 million). In connection with the sale the Company recorded a loss of $24.3 million. The Company continues to own DI Deutschland, which is now a dormant operating company with no assets or operations. For purposes of these consolidated financial statements the equity of DII in the earnings of Hornschuch are netted against the loss on disposal of German subsidiary and shown on the consolidated statement of operations.

     DII and Decora (collectively "Decora Industries"), debtors and debtors-in possession (collectively, the "Debtors") commenced a reorganization case (the "Reorganization Case") by filing a petition for relief under chapter 11 ("Chapter 11"), title 11 of the United States Code, (as amended, the "Bankruptcy Code") on December 5, 2000 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Reorganization Case is being jointly administered, for procedural purposes only, before the Bankruptcy Court under Case No. 00-4459 (JJF). Pursuant to sections 1107 and 1108 of the Bankruptcy Code, the Company, as debtor-in-possession, has continued to manage and operate its assets and businesses subject to the supervision and orders of the Bankruptcy Court, pending confirmation of the plan of reorganization (the "Reorganization Plan") contained in the disclosure statement (the "Disclosure Statement") filed with the Bankruptcy Court on December 5, 2000, pursuant to Section 1125 of the Bankruptcy Code. Because the Company is operating as debtor-in-possession under the Bankruptcy Code, the existing directors and officers of the Company continue to govern and manage the operations of the Company, respectively, subject to the supervision and orders of the Bankruptcy Court.

     The debtors contemplate emergence from bankruptcy in 2001; however, there can be no assurance at this time that a Reorganization Plan will be proposed by the Debtors or approved and confirmed by the Bankruptcy Court, or that the Reorganization Plan will be consummated. The Disclosure Statement filed at the inception of the bankruptcy did not provide any recovery to the Company's equity security holders. Accordingly, management believes that current equity security holders will not receive any distribution under any reorganization plan as a result of the issuance of new equity to existing creditors. As a result of the lower than expected price obtained for the Company's German operations which were sold on February 8, 2001, the Company needs to raise a significant amount of debt or equity in order to emerge from bankruptcy. The extent to which equity needs to be raised may result in the sale of the Company. Any such sale of the Company will require the requisite vote of impaired creditors entitled to vote under the Bankruptcy Code and confirmation of the plan by the Bankruptcy Court.

     The financial statements have been presented in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), and have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the ordinary course of

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     business. As a result of the Reorganization Case and circumstances relating to this event, default on Decora Industries' prepetition debt and negative cash flows, such realization of assets and liquidation of liabilities are subject to significant uncertainty. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets, and liquidate or settle liabilities for amounts other than those reflected in the financial statements. Additionally, the amounts reported on the consolidated balance sheet could materially change because of changes in business strategies and the effects of any proposed plan of reorganization.

     The appropriateness of using the going concern basis is dependent upon, among other things, confirmation of a plan of reorganization, future profitable operations, the ability to comply with the terms of the debtor-in-possession financing facility (see Note 7 for additional discussion of the default on the debtor in possession financing) and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

     In the Reorganization Case, substantially all unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan of reorganization which must be confirmed by the Bankruptcy Court after submission to vote by affected parties. For financial reporting purposes, pending the outcome of the Reorganization Case, all unsecured and undersecured prepetition liabilities have been segregated and classified as liabilities subject to compromise under reorganization proceedings in the balance sheet. Generally, all actions to enforce or otherwise effect repayment of prepetition liabilities as well as all pending litigation against the Debtors are stayed while the debtors continue their business operations as debtors-in-possession. Unaudited schedules have been filed by the Debtors with the Bankruptcy Court setting forth the assets and liabilities of the debtor as of the Petition Date as reflected in the Debtors' accounting records.

     Under the Bankruptcy Code, the Debtors may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts and other prepetition executory contracts, subject to Bankruptcy Court approval. The debtors have not reviewed all leases for assumption or rejection but will analyze their leases and executory contracts and may assume or reject leases or contracts. Such rejections could result in additional liabilities subject to compromise.

     Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the business are reported in the statement of operations separately as reorganization items. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the cases or that it is probable that it will be an allowed claim.

     Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Decora. For purposes of these consolidated financial statements Hornschuch has been deconsolidated and the equity of DII in the earnings of Hornschuch are netted against the loss on disposal of German subsidiary and shown on the consolidated statement of operations.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     Fair Value of Financial Instruments

     The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying values. Financial instruments, when acquired, are held for purposes other than trading.

     Cash and Cash Equivalents

     Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair values.

     Revenues and Receivables

     The Company records revenues when all of the following criteria are met:
     (i) terms of the sale are evidenced by a binding purchase order or on-line authorization; (ii) shipment has occurred; (iii) the price is fixed or determinable; and (iv) collection of amounts owed for goods shipped is reasonably assured.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to thirty years.

     Goodwill

     The excess of the aggregate purchase price over the fair values of the net assets of businesses and product lines acquired has been recorded as goodwill and is being amortized on the straight-line method over forty years.

     In accordance with Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("FAS 121"), the Company assesses impairment losses to be recorded on long-lived assets when indications of impairment are present. As a result of the Company's operating losses for fiscal 2001 and the filing under Chapter 11, the Company performed an impairment analysis as required under FAS 121. The estimated fair value of the impaired assets was determined by comparing expected future cash flows to the combined recorded value of the net property, plant and equipment and goodwill. The impairment analysis resulted in the Company recording a charge of $57 million for fiscal 2001, relating to the write-down of goodwill.

     Income Taxes

     Income taxes are provided based on the liability method pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recorded to reflect expected future tax consequences of events that have been recognized in the Company's financial statements or its tax returns, but not both. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to reverse.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock Based Compensation (see Note 10).

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues, costs and expenses during the reporting period. Actual results may differ from those estimates.

2.   Acquisitions

     On April 29, 1998, DII acquired certain assets, which had constituted Rubbermaid's Decorative Coverings Group, for an adjusted purchase price of approximately $60.5 million.

     The assets acquired included inventory, manufacturing equipment, tradenames (including the ConTact trademark) and all other rights to three product lines: (i) the Con-Tact self-adhesive coverings line that was manufactured exclusively for Rubbermaid by Decora; (ii) Shelf Liner, a proprietary product line that was manufactured by Rubbermaid; and (iii) the Grip Liner non-adhesive covering line which is manufactured by a third party pursuant to the terms of an exclusive manufacturing agreement.

     DII completed the Rubbermaid Acquisition pursuant to the terms of an asset purchase agreement. DII and Rubbermaid entered into a service agreement pursuant to which Rubbermaid agreed to provide certain logistics services for a nine-month transition period following the acquisition (the "Transition Services Agreement"). On or about April 1, 1999, the Company commenced a proceeding against Rubbermaid with the American Arbitration Association. The Company alleged causes of action for breach of contract, breach of fiduciary duty, fraud and deceit, conversion, breach of the covenant of good faith and fair dealing, constructive fraud, and money had and received. The Company's claims arose from Rubbermaid's failure to perform its obligations as set forth in the Transition Services Agreement.

     On October 16, 2000, all claims against Rubbermaid were settled. As a result of this settlement the Company received an arbitration award totaling approximately $9.8 million (approximately $8 million net of related legal expenses and amounts previously recorded). This amount is included in the statement of operations as a nonrecurring credit.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

3.   Inventories

     Inventories at March 31, 2001 consist of (000s):

     Raw materials     $ 1,533
     Work-in-process     2,741
     Finished goods      7,660
                       -------

                       $11,934
                       =======

4.   Property and Equipment

     Property and equipment at March 31, 2001 consist of (000s except useful life data):

                                       Useful
                                        Life
                                       ------
     Land                                       $    379
     Buildings                           30        6,889
     Machinery and equipment            8-10      12,929
     Furniture and fixtures              3-8       2,919
     Leasehold improvements               5          617
     Construction-in-progress                         85
                                                --------

                                                  23,818
     Less - Accumulated depreciation             (14,308)
                                                --------

                                                $  9,510
                                                ========

     Depreciation expense was $1,483,000 for fiscal 2001.

5.   Goodwill

     Goodwill at March 31, 2001 consist of the following (000s):

     Goodwill                          $15,408
     Less - Accumulated amortization    (9,016)
                                       -------

                                       $ 6,392
                                       =======

     Goodwill amortization was $2,202,000 for fiscal 2001. See Note 1 for discussion of write-down of goodwill recorded during fiscal 2001.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

6.   Employee Benefit Plans

     Decora and its union have executed an agreement to provide retirement benefits to qualified union employees through the Paper Industry Union -- Management Pension Fund (the "Fund"). Based upon this agreement, Decora contributes a contractually agreed upon amount for each qualifying hour that a union employee works. Total contributions to the Fund were $289,593 in fiscal 2001.

     The Company has a profit sharing plan and a 401k plan covering its U.S. salaried employees. The Company converted its plan November 2000 to include a contribution portion that is at a rate of 10% of the employee contribution level capped at a 6% of salary limit. No profit sharing contributions were made in fiscal year 2001. Total expense related to plan fees and company contributions equated to $11,516 in fiscal 2001.

7.   Debt

     In April 1998, in order to finance the Rubbermaid Acquisition the Company issued $112,750,000 of 11.0% senior secured notes (the "Notes"). The Notes were issued with an original issue discount of $2,664,000 with interest payable semi-annually and no principal payments required prior to maturity on May 1, 2005. The fair value of the Notes at March 31, 2001 was approximately $8 million, which was determined by the Company using market information provided by an investment banking firm as to the market value of similar debt amounts. The estimated fair value of the Notes does not necessarily reflect the amount at which the debt could be settled. During the year, the company repurchased $4.5 million face value of these notes (see note 8). The remaining notes have been classified as liabilities subject to compromise.

     On November 13, 1996, Decora borrowed $2,460,000 through the issuance of Tax-Exempt Industrial Development Revenue Bonds (Decora Project), Series 1996 by the Counties of Warren and Washington, New York Industrial Development Agency. These bonds had an original maturity date of November 1, 2004. However, they were refinanced during fiscal 2001.

     On May 5, 2000, Decora completed the refinancing of its existing revolving credit facility and Industrial Revenue Bonds (retired July 2001) and the implementation of a secured term financing. This financing consisted of a revolving credit agreement as well as three individual term notes. Subsequently, on June 12, 2000, Decora was informed by its new lender of an event of default under the terms of these secured financings. The new lender collected interest at the default rate during the continuation of the default. While the default permitted the lender to accelerate the maturity of these secured financings and to prohibit the borrower from drawing under the revolving facility, Decora was able to continue to draw under the revolving facility.

     In September 2000, the Company borrowed $5,000,000 through DI Deutschland to be repaid upon the earlier of the sale of Hornschuch or 1 year. In conjunction with this financing, DI Deutschland repurchased $4,500,000 of the Company's 11% senior secured notes for $1,800,000 from one of the bond holders. This resulted in the write-off of a portion of the previously established unamortized debt acquisition costs as an extraordinary gain (net of taxes) in the amount of $2,790,000.

     On December 5, 2000 the Company entered into an agreement with its senior secured lender to provide up to $19 million debtor in possession financing during the duration of its bankruptcy. It was subsequently reduced to

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     $18 million. The proceeds were used to refinance the term notes and revolving credit facility described above. In January 2001 the Company failed to comply with certain covenants of this financing. As with its previous financing, Decora has been able to continue to draw under the revolving facility subject to restricted availability and payment of interest at the default rate as defined in the agreement. The outstanding balance on this facility at March 31, 2001 was $14,514,000 and is classified as a current liability.

8.   Liabilities Subject to Compromise

     The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under Reorganization Cases are identified below. The amounts below in total may vary from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on the Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

     Additional claims may arise from the rejection of additional real estate leases and executory contracts by the debtors.

     As of March 31, 2001, liabilities subject to compromise consisted of the following (000s):

     11.0% senior secured notes (Note 7)   $106,398
     Trade payables                           7,382
     Accrued interest                         7,049
     Other accrued expenses                     502
                                           --------
                                           $121,331
                                           ========

     As a result of the Reorganization Case, no principal or interest payments will be made on the unsecured and undersecured prepetition debt without Bankruptcy Court approval or until a plan of reorganization providing for the repayment terms has been confirmed by the Bankruptcy Court and becomes effective. Therefore, interest on prepetition unsecured and undersecured obligations has not been accrued after the Petition Date.

9.   Stock Options

     The Company has several domestic long-term incentive plans under which shares of the Company's common stock may be sold to directors, officers and key employees. Certain other parties have been granted stock options by the Company in connection with various transactions.

     The Company adopted a Stock Option Plan in fiscal 1987 (the "1987 Plan") pursuant to which 340,000 shares of common stock were available for grant. The 1987 Plan terminated on July 8, 1997. The 1987 Plan is administered by a committee of directors of the Company who are not covered by the 1987 Plan. All options granted under the 1987 Plan terminate either five or ten years after the date of grant and vest quarterly over a three-year period subsequent to the date of the grant, unless modified by the Company.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     In fiscal 2000, the shareholders of the Company approved the Decora Industries, Inc. 1999 Stock Option Plan (the "1999 Plan") pursuant to which 1,000,000 shares of common stock were available for grant. The Plan is administered by a committee of directors of the Company. All options granted under the 1999 Plan terminate five or ten years after the date of grant.

     There were no options issued under either the 1987 Plan or the 1999 Plan during fiscal 2001.

     A summary of stock option activity under both plans for the year ended March 31, 2001 follows (000 except average price data):

                                Average
                      Options    Price
                      -------   -------

     March 31, 2000    2,270     $6.11
        Granted           --        --
        Exercised         --        --
        Expired           --        --
                      ------     -----

     March 31, 2001    2,270     $6.11
                       =====     =====

     The following table summarizes information about stock options outstanding at March 31, 2001:

                      Options outstanding        Options exercisable
                      -------------------   ----------------------------
                                 Average      Term               Average
     Exercise Price     Shares    Price     (Months)    Shares    Price
     --------------    -------   -------    --------   -------   -------
      $4.50 - $4.95     50,000    $4.63       22.20     16,667    $4.63
      $5.00 - $5.50    818,000     5.33       35.01    605,000     5.42
      $5.55 - $5.95    354,800     5.64       28.55    254,800     5.60
      $6.00 - $6.99    730,000     6.36       28.04    540,000     6.37
      $7.00 - $7.99    177,000     7.46       19.03     54,000     7.45
      $8.00 - $9.30    140,000     8.03       14.36     44,000     8.09

10.  Income Taxes

     Income taxes are summarized as follows (000s):

     Current provision:
        United States:
           Federal         $--
           State             7
                           ---

                           $ 7
                           ===

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

     Net deferred tax assets (liabilities) are comprised of the following
     (000s):

                                                     March 31,
                                                        2001
                                                     ---------

     Current deferred tax assets (liabilities):
        Non-deductible reserves                      $    909
        Other                                               8
                                                     --------

                                                          917
                                                     --------

     Noncurrent deferred tax assets (liabilities):
        Capital loss carryover                          5,980
        Depreciation                                     (304)
        Net operating loss carryforwards               30,986
        Tax credits                                       294
        Intangibles                                    16,130
        Other, net                                        419
                                                     --------

                                                       53,505

        Total deferred tax asset                       54,422
        Valuation allowance                           (54,422)
                                                     --------

                                                     $     --
                                                     --------

     The provision for (benefit from) income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income as a result of the following (000s):

                                                        2001
                                                     --------

        Provision at statutory rate                  $(39,283)
        State tax expense                                   7
        Effect of permanent items                         751
        Valuation allowance                            38,532
                                                     --------

           Provision for income taxes                $      7
                                                     --------

     Approximately $67,900,000 and $4,100,000 of the Company's net operating loss carryforwards remain available at March 31, 2001 in the United States and Germany, respectively. The United States net operating loss will be reduced by $17,200,000 on April 1, 2001 due to the Company's bankruptcy status. The net operating losses are also limited to future taxable earnings in the respective countries. In the United States, the carryforwards expire over the period 2003-2021, while in Germany the carryforwards have an unlimited life.

     The Company has recorded a valuation allowance against the entire amount of net deferred tax assets since management believes that based upon available evidence, it is more likely than not that these assets will not be realized.

Decora Industries, Inc.
(Debtor in Possession as of December 5, 2000)

Notes to Financial Statements
--------------------------------------------------------------------------------

11.  Nonrecurring Credit

     The statement of operations for fiscal 2001 reflects a net non-recurring credit totaling $7,224,000. Of this credit $8,017,000 was income recorded in conjunction with the settlement with Rubbermaid and $793,000 related to severance costs for U.S. work force reductions.

12.  Commitments and Contingencies

     The Company uses certain equipment under lease arrangements, all of which are accounted for as operating leases. Rent expense was $738,000 for fiscal 2001. Rental commitments under long-term noncancelable operating leases are as follows (000s):

     Fiscal 2002   $495
     Fiscal 2003    246
     Fiscal 2004     66
     Fiscal 2005     --
     Fiscal 2006     --
     Thereafter      --

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Decora Industries, Inc.

In our opinion, the accompanying consolidated statements of income and cash flows present fairly, in all material respects, the net income, cash flows and other data shown therein of Decora Industries, Inc., and its subsidiaries at March 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform an audit to obtain reasonable assurance about whether the statements of income and cash flow are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income and cash flows, assessing the accounting principles used and significant estimates made by management, and evaluating the overall income statement and statement of cash flows presentation. We believe that our audit of the statements of income and cash flow provides a reasonable basis for the opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 1, the Company incurred a net loss of $22 million for the year ended March 31, 2000, and had a net capital deficit as of March 31, 2000 of $6 million. In addition, the Company is in default of covenants under certain of its secured financings, and has disclosed that its ability to pay interest due in November 2000 on its 11% senior secured notes is uncertain. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Stamford, Connecticut
June 30, 2000

                             Decora Industries, Inc.
                        Consolidated Statement of Income
                            Year ended March 31, 2000
                     Amounts in 000s (except per share data)

Net sales                                                              $162,450
Cost of goods sold                                                      114,912
                                                                       --------

Gross profit                                                             47,538

Selling, general and administrative expenses                             45,553
                                                                       --------

Operating income                                                          1,985
Interest expense, net                                                    16,011
                                                                       --------

Loss before income taxes, minority interest and extraordinary item      (14,026)
Income tax provision                                                      7,761
                                                                       --------

Loss before minority interest and extraordinary item                    (21,787)
Minority interest in earnings of subsidiary                                 259
                                                                       --------

Net loss                                                               $(22,046)
                                                                       ========

Per share of common stock
   Net loss

      Basic                                                              $(2.87)
      Diluted                                                             (2.87)

          See accompanying notes to consolidated financial statements.

                             Decora Industries, Inc.
                      Consolidated Statement of Cash Flows
                            Year ended March 31, 2000
                                 Amounts in 000s

Cash flows from operating activities

Net loss                                                               $(22,046)
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation and amortization                                            9,090
 Amortization of debt discount and fees                                   1,082
 Minority interest in earnings of subsidiary                                259
 Deferred income tax provision                                            5,844
 Net changes in current assets and liabilities                            6,580
 Other, net                                                              (2,304)
                                                                       --------
Net cash used in operating activities                                    (1,495)

Cash flows from investing activities
   Rubbermaid acquisition                                                (2,307)
   Acquisition of Hornschuch shares                                        (928)
   Acquisition of Etch Art                                                 (350)
   Purchase of property and equipment                                    (5,723)
                                                                       --------
Net cash used in investing activities                                    (9,308)

Cash flows from financing activities
   Issuance of long-term debt                                            14,021
   Repayment of long-term debt                                           (8,284)
   Increase (decrease) in short-term borrowings                           1,303
   Proceeds from issuance of stock options                                  120
   Payment of warrant exchange obligation                                (1,054)
   Payment of debt penalties and fees                                         -
                                                                       --------
Net cash provided by financing activities                                 6,106

Effect of exchange rate fluctuations on cash and cash equivalents        (1,186)
                                                                       --------

Net decrease in cash and cash equivalents                                (5,883)
Cash and cash equivalents at beginning of year                            6,662
                                                                       --------
Cash and cash equivalents at end of year                               $    779
                                                                       ========

          See accompanying notes to consolidated financial statements.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Decora Industries, Inc. ("DII" and, together with its subsidiaries, the "Company") is a leading manufacturer and marketer of self-adhesive consumer decorative and surface coverings and other specialty industrial products. The Company is a holding company and operates primarily through two subsidiaries, Decora, Incorporated ("Decora"), a wholly-owned subsidiary based in the U.S., and Konrad Hornschuch AG ("Hornschuch"), which is based in Germany and 90% owned by Decora Industries Deutschland GmbH ("DI Deutchland"), which, in turn, is wholly-owned by DII. Hornschuch's results have been included since its acquisition on October 1, 1997 (see Note 2). The Company's principal products are sold under the Con-Tact and d-e-fix brands. The Company operates in two business segments, consumer and industrial.

     GOING CONCERN MATTERS. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $22,046,000 for the year ended March 31, 2000 and had a net capital deficit (excess of liabilities over assets) of $6,323,000 as of March 31, 2000. In addition, as described in
     Note 4, the Company was in default of covenants under certain of its secured financings outstanding as of March 31, 2000. Also, as disclosed in
     Note 5, the Company refinanced one of the aforementioned secured financings as of May 15, 2000, but was informed of an event of default by its new lender on June 12, 2000. As further disclosed in Note 5, relying solely on the results of operations of Decora, the Company may not be able to pay the interest due on November 1, 2000 under the 11% senior secured notes. The company is reviewing Decora's business plan with its financial advisors and lenders with the objective of seeking appropriate accommodations. The Company is also evaluating potential changes in its capital structure and additional financial resources. The Company's continuation as a going concern is dependent, among other factors, upon its ability to comply with the terms of its financing agreements and to obtain additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company. All significant intercompany transactions have been eliminated in consolidation.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying values. Financial instruments, when acquired, are held for purposes other than trading.

     The fair value of the Company's senior secured notes has been determined based upon current market rates (see Note 4). The balance of the Company's debt, in combination with interest rate swap agreements, bears current market rates of interest or is payable on demand. Accordingly, the carrying amount is considered a reasonable approximation of fair value.

     REVENUES. Sales are recognized when products are shipped. Returns are accounted for on the accrual basis. A portion of the sales made outside of Germany are covered by confirmed letters of credit or credit insurance. The Company does not generally require collateral for sales made within the United States.

     INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to fifty years. Depreciation expense was $5,983,000 for fiscal 2000.

     GOODWILL AND OTHER INTANGIBLES. The excess of the aggregate purchase price over the fair values of the net assets of businesses and product lines acquired has been recorded as goodwill and is being amortized on the straight-line method over forty years. Other intangibles are amortized over periods ranging from three to forty years. Goodwill amortization was $954,000 for fiscal 2000. Amortization of other intangibles was $1,928,000 for fiscal 2000.

     LONG-LIVED ASSETS. The Company assesses impairment losses to be recorded on long-lived assets when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

     INCOME TAXES. Income taxes are provided based on the liability method pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recorded to reflect expected future tax consequences of events that have been recognized in the Company's financial statements or its tax returns, but not both. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to reverse.

     RESEARCH AND DEVELOPMENT. Research and development costs related to both present and future products are expenses as incurred and amounted to $3,090,000 in fiscal 2000.

     STOCK-BASED COMPENSATION. The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expenses is recorded. The Company has adopted the disclosure only provisions of SFAS No.123, Accounting for Stock-Based Compensation (see Note 6).

     FOREIGN CURRENCY. The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a separate component of shareholders' equity. Exchange rate gains and losses on intercompany balances of a long-term investment nature are also recorded as a component of shareholders' equity. Foreign currency transaction gains and losses, which historically have been immaterial, are included in net income. In addition, the Company also will occasionally enter into foreign currency hedges.

     INTEREST RATE HEDGES. The Company is party to four interest rate cap agreements as of March 31, 2000 for DM 7.0 million, DM 5.6 million, DM 3.0 million and DM 3.0 million which are used to hedge against fluctuations in interest rates for existing debt balances. As these instruments are used to hedge existing debt, there is no requirement to record these agreements fair value.

     The Company is also party to three interest rate swap agreements as of March 31, 2000 for DM 6.0 million, DM 5.0 million and DM 3.1 million. These agreements were used to convert variable rate debt to fixed rate debt. For the DM 5.0 million instrument, the related debt had been repaid early. However, Hornschuch was obliged to maintain the swap and pay (receive) the difference between Hornschuch's fixed rate and the original variable rate.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues, costs and expenses during the reporting period. Actual results may differ from those estimates.

2.   ACQUISITIONS

     HORNSCHUCH ACQUISITION. On October 1, 1997, the Company acquired 73.2% of the voting stock (the "Shares") of Hornschuch through a newly formed subsidiary, DI Deutschland. The Shares and other intangible assets were acquired directly from Hornschuch's two largest shareholders (the "Hornschuch Acquisition") in private transactions for total consideration of DM 61,582,280, or approximately $35,000,000. Since October 1, 1997, the Company has increased its ownership to approximately 90% through open market purchases and the completion of a tender offer in March 1999.

     The purchase of the Shares and other intangible assets was funded by a combination of debt and equity, including a loan (secured by the Shares) of approximately $21,205,000 to DI Deutschland from a German bank (the "Bank Loan"), a subordinated loan of $18,000,000 in the United States (the "Subordinated Loan") provided by a pension fund (the "Pension Fund") and a private placement of the Company's common stock in the amount of $750,000. The Pension Fund was also granted Series A warrants which are currently exercisable for the purchase of 1,818,000 shares of common stock of the Company at an exercise price of $5.00 per share. The total amount raised was sufficient to fund the purchase of the other intangible assets and up to 75% of the shares of Hornschuch, repay an existing subordinated debt of $2.9 million and pay a portion of the $2.8 million in closing costs associated with the transaction.

     RUBBERMAID DECORATIVE COVERINGS GROUP ACQUISITION. On April 29, 1998, the Company acquired certain assets, which had constituted Rubbermaid's Decorative Coverings Group (the "DCG"), for an initial purchase price (subject to a purchase price contingency of $2.5 million based upon calendar 1998 DCG sales levels) of approximately $62.5 million (the "Rubbermaid Acquisition"). Based upon final 1998 calendar sales of the DCG, the purchase price was adjusted downward to approximately $60.5 million.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

     The assets acquired included inventory, manufacturing equipment, tradenames (including the Con-Tact trademark) and all other rights to three product lines: (i) the Con-Tact self-adhesive coverings line that was manufactured exclusively for Rubbermaid by Decora, (ii) Shelf Liner, a proprietary product line that was manufactured by Rubbermaid, and (iii) the Grip Liner non-adhesive covering line which is manufactured by a third party pursuant to the terms of an exclusive manufacturing agreement.

     In order to finance the Rubbermaid Acquisition and to improve its capital structure, the Company issued $112,750,000 of 11.0% senior secured notes (the "Notes"). The Notes were issued with an original issue discount of $2,664,000 with interest payable semi-annually and no principal payments required prior to maturity on May 1, 2005. In addition, Hornschuch borrowed under its secured credit facilities approximately $10.0 million. Of the total amount raised, approximately $60,800,000 (includes approximately $300,000 of accrued interest) was paid to Rubbermaid, approximately $32,100,000 was used to refinance existing debt and related fees (including an $18.0 million 13% subordinated loan (the "Subordinated Loan") which had been used to finance the Hornschuch Acquisition), approximately $5,800,000 was used to acquire additional Hornschuch shares (which increased DI Deutschland's ownership from 76% to 90%) and approximately $8,800,000 was used to pay acquisition and financing related transaction fees and expenses. The remaining net proceeds were intended to be used to finance a portion of the acquisition of the remaining 10% equity interest in Hornschuch and for general corporate purposes, including working capital requirements. At the same time Decora entered into a three year, $15.0 million secured revolving line of credit. Its availability was based on a factor of the amount of Decora's accounts receivable and inventory. As of March 31, 2000, the revolving line of credit had been fully utilized, and as described in Note 7(f), this credit facility was in default. In May 2000, this Credit Facility was refinanced (see Note 5).

     Direct financing transaction costs incurred of approximately $4.7 million were deferred and are being amortized, using the effective interest rate method, over the term of the respective financings.

     The Company is vigorously pursuing legal action against Rubbermaid (see
     Note 9).

     ETCHART INC. ACQUISITION. In April 1999, Decora acquired certain assets from EtchArt Inc., a manufacturer of "wallpaper" for Windows TM, a line of window and glass coverings, including a customer list and inventory for approximately $850,000.

3.   EMPLOYEE BENEFIT PLANS

     Hornschuch maintains two noncontributory defined benefit pension plans in Germany. Both pension plans are unfunded as the laws requiring pension funding in Germany are considerably different than those in the U.S. Plan A represents a combination of individual pension arrangements negotiated with approximately 36 participants representing past and present management individuals and is open to additional participants based on individually negotiated employment contracts. The pension benefits under Plan A may vary to include only a specified annual benefit amount or may be based on compensation level and years of service. Plan B covers all employees of the Company with 1,652 active and retired participants. Plan B provides for a fixed monthly retirement benefit after 10 years of service with benefit increases based on additional years of service. Plan B was closed effective January 1, 1989, and any active participant at that time was permitted to accrue up to 10 more years of creditable service through December 31, 1998.

     The following provides a reconciliation of the projected benefit obligation ("PBO") for Hornschuch's defined benefit plans (000s):

            Balance at beginning of year                    $16,007
            Service cost                                        127
            Interest cost                                       849
            Net amortization and deferral                       (89)
            Total benefits paid                               1,299
            Adjustment for the minimum liability                 68
            Other                                            (1,944)
                                                            -------
            Balance at end of year                          $13,719
                                                            =======

     Based on the purchase accounting for the Hornschuch Acquisition, the full PBO liability of $15,740,000 was recognized at the acquisition date. The projected benefit obligations at the end of fiscal 2000 and fiscal 1999 use a discount rate of 6.5% and a salary increase assumption of 1.5% in the actuarial valuation.

     The Company has a profit sharing plan and a 401K plan covering its U.S. salaried employees. The Company does not contribute to the 401K plan. The Company contributes to the profit sharing plan based upon Company performance. Total expense relative to the profit sharing contributions amounted to $54,000 in fiscal 2000.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

4.   DEBT

     Debt, at March 31, 2000, consists of (000s):

          DII Senior Secured Notes (a)                            $112,750
          DI Deutschland Credit Facility (b)                        15,441
          Hornschuch Lines of Credit (c)                            11,299
          Decora Term Loans (d)                                         42
          Hornschuch Term Loans (e)                                  3,466
          Decora Lines of Credit (f)                                10,854
          Decora Industrial Development Revenue Bonds (g)            1,960
                                                                  --------
                                                                   155,812

          Less:

          Amounts due within one year                              (31,434)
          Unamortized debt discount                                 (2,125)
                                                                  --------
                                                                  $122,253
                                                                  ========

(a) In April 1998, in order to finance the Rubbermaid Acquisition and to improve its capital structure, the Company issued $112,750,000 of 11.0% senior secured notes (the "Notes"). The Notes were issued with an original issue discount of $2,664,000 with interest payable semi-annually and no principal payments required prior to maturity on May 1, 2005. The fair value of the Notes at March 31, 2000 was approximately $45,000,000, which was determined by the Company using market information provided by an investment banking firm as to the market value of similar debt amounts. The estimated fair value of the Notes does not necessarily reflect the amount at which the debt could be settled.

(b) On September 29, 1997, DI Deutschland entered into a loan agreement with a German bank for approximately DM 37.3 million (approximately $18.3 million at March 31, 2000) to provide a portion of the financing for the Hornschuch Acquisition. The loan bears interest at the German interbank borrowing rate plus 2.50%. In addition, DI Deutschland will be charged a fee of 0.50% per annum on the average daily balance of the difference between the original loan amount and the then current balance. The interest rate at March 31, 2000 was 5.6%.

     The DI Deutschland Credit Facility is being repaid in semiannual installments of approximately DM 3.0 million (approximately $1.5 million) which commenced March 30, 1999. The final installment is due and payable on September 30, 2004. The DI Deutschland Credit Facility is secured by a pledge of all the capital stock of Hornschuch owned by DI Deutschland.

     On March 30, 2000, the DI Deutschland failed to make principal and interest payments due in the amount of DM 3.8 million (approximately $1.9 million ) and were informed by its lender that it was in default under the DI Deutschland Credit Facility. Accordingly, the entire outstanding obligation of $15,441,000 is included in current liabilities as of March 31, 2000.

(c) Hornschuch has separate lines of credit with its primary lender and certain other financial institutions. Interest rates under the lines of credit range from 4.05% to 7.24% at March 31, 2000. At March 31, 2000, the availability under these lines was DM 14.0 million ($6.9 million).

(d) In September, 1995, Decora borrowed $375,000 from the Washington County Local Development Corporation. The loan bears interest at 5.00% and is payable in monthly installments ending September 1, 2000. It is secured by certain of Decora's property and equipment. As of March 31, 2000, the outstanding balance of this note was $42,000.

     Effective April 1, 1997, Decora entered into an interest rate swap agreement with its primary bank lender which expired on May 31, 1999. The agreement effectively converted $8,523,000 of its variable rate borrowings into fixed rate obligations. Under the terms of the agreement, Decora makes payments at a fixed rate of 8.58% and receives variable rate payments at LIBOR plus 200 basis points, repriced at the beginning of each month. While the underlying debt obligations have been repaid, Decora continued to make payments under the agreement until expiration in May 1999. The net amount which was paid or received is included in interest expense.

(e) Hornschuch has two term loans aggregating approximately DM 7,050,000 (approximately $3,455,000) at March 31, 2000. The first term loan has a balance of DM 2,850,000 (approximately $1,397,000), matures in March 2006, bears interest at 4.8% and is secured by certain assets. The first loan requires payments of DM 238,000 ($117,000) semiannually. The

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

     second term loan of DM 4,200,000 (approximately $2,058,000) matures in March 2003, bears interest at LIBOR plus 0.9% (4.1% at March 31, 2000) is payable in semiannual installments of DM 700,000 (approximately $343,000) and is secured by a new printing press.

(f) On April 28, 1998, Decora entered into a $15.0 million revolving line of credit which matures in May 2001 and is secured by various accounts receivable and inventory. The amount outstanding under the facility, at the borrower's election, bears interest at either the lender's prime rate or LIBOR plus 2.25 basis points. As of March 31, 2000, Decora was unable to comply with certain covenants under this line of credit. Accordingly, the entire outstanding obligation of $10,854,000 is classified as a current liability as of March 31, 2000. See Note 5 regarding the refinancing of the revolving credit facility with a new lender.

     Decora had a revolving line of credit of up to $6,000,000 which would have matured in August 1998 and was secured by various accounts receivable, inventory and equipment. The amount outstanding under the facility bore interest at prime plus 1-1/4%. On March 27, 1997, Decora established a second line of credit of up to $1,000,000 which also would have matured in August 1998, bore interest at prime plus 1.0% and was secured by certain accounts receivable. Availability under this credit facility was limited by specified percentages of certain international trade accounts receivable. At March 31, 1998, the amount outstanding under these lines of credit of $2,500,000 was repaid in full with the proceeds of the Notes.

(g) On November 13, 1996, Decora borrowed $2,460,000 through the issuance of Tax-Exempt Industrial Development Revenue Bonds (Decora Project), Series 1996 by the Counties of Warren and Washington, New York Industrial Development Agency. These bonds mature on November 1, 2004 and require sinking fund payments of $20,833 per month beginning November 1997 and bear interest at a floating rate which is adjusted weekly based on the remarketing agent's ability to re-market the bonds at par. As of March 31, 2000, the interest rate on the bonds was 3.05%. The bonds are credit enhanced through a letter of credit issued by Decora's primary lender and, in addition to interest on the bonds, Decora pays its primary lender an annual letter of credit fee equal to 1.50% of the outstanding balance of the letter of credit.

5.   SUBSEQUENT EVENTS

     On May 5, 2000, Decora completed the refinancing of the revolving credit facility (see Note 4(f)) and the implementation of a secured term financing. Subsequently, on June 12, 2000, Decora was informed by its new lender of an event of default under the terms of these secured financings.

     The new lender has advised Decora that it will collect interest at the default rate during the continuation of the default. While the default permits the lender to accelerate the maturity of these secured financings and to prohibit the borrower from drawing under the revolving facility, to date Decora has been able to continue to draw under the revolving facility and the lender has not notified Decora of its intention to accelerate payments under the financing. At June 30, 2000, Decora is not able to comply with the covenants of these secured financings and Decora does not believe that prospectively it will be able to comply with these covenants without significant accommodation from its lender. While success in any of these endeavors cannot be assured, the Company is currently negotiating with Decora Deutschland's lenders to permit Decora Duetschland to fund the interest payment on the 11% senior secured notes. Relying solely on the results of operations of Decora operations, management believes the Company will not be able to pay the interest due in November 2000 under the 11% senior secured notes.

     The Company is reviewing Decora's business plan with its financial advisers and lenders with the objective of seeking appropriate accommodations and to ascertain what actions can be taken to restore profitability. The Company is also evaluating potential changes in its capital structure and additional financial resources. There can be no assurance that the Company will be able to successfully implement the changes necessary for the Company to remain a going concern.

6.   STOCK OPTIONS

     The Company has several domestic long-term incentive plans under which shares of the Company's common stock may be sold to directors, officers and key employees. Certain other parties have been granted stock options by the Company in connection with various transactions.

     The Company adopted a Stock Option Plan in fiscal 1987 (the "1987 Plan") pursuant to which 340,000 shares of common stock were available for grant. The 1987 Plan terminated on July 8, 1997. The 1987 Plan is administered by a committee of Directors of the Company who are not covered by the 1987 Plan. All options granted under the 1987 Plan terminate either five or ten years after the date of grant and vest quarterly over a three-year period subsequent to the date of the grant, unless modified by the Company.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

     In fiscal 1988, the shareholders of the Company approved the Decora Industries, Inc. 1988 Employee Stock Purchase Plan (the "1988 Plan") pursuant to which a total of 100,000 shares of the Company's Common Stock could be issued to participants during the term of the 1988 Plan at an issue price of 85% of the fair market value at the date of the purchase. The 1988 Plan was administered by the Board of Directors provided that a majority were not covered by the 1988 Plan, or by a committee appointed by the Board of Directors. The 1988 Plan terminated on December 31, 1998; no shares were purchased pursuant to the 1988 Plan.

     In fiscal 2000, the shareholders of the Company approved the Decora Industries, Inc. 1999 Stock Option Plan (the "1999 Plan") pursuant to which 1,000,000 shares of common stock were available for grant. The Plan is administered by a committee of directors of the Company. All options granted under the 1999 Plan terminate five or ten years after the date of grant.

     A summary of stock option activity under all plans for the year ended March 31, 2000 follows (000s except average price data):

                                                            Average
                                              Options        Price
                                             ---------      -------
            Outstanding at:
                March 31, 1999                  1,939        $6.19
                  Granted                       1,515        $5.83
                  Exercised                      (24)        $5.00
                  Expired                     (1,160)        $5.90
                                              -------
                March 31, 2000                  2,270        $6.11
                                              -------

     The following table summarizes information about stock options outstanding at March 31, 2000:

                             Options Outstanding        Options Exercisable
                        ------------------------------  -------------------
        Exercise                   Average      Term               Average
         Price          Shares      Price     (months)  Shares      Price
     -------------      -------    -------    --------  -------    -------
     $4.50 - $4.95       50,000     $ 4.63     34.20     16,667     $ 4.63
     $5.00 - $5.50      818,000       5.33     47.01    605,000       5.42
     $5.55 - $5.95      354,800       5.64     40.55    254,800       5.60
     $6.00 - $6.99      730,000       6.36     40.04    540,664       6.37
     $7.00 - $7.99      177,000       7.46     31.03     54,000       7.45
     $8.00 - $9.30      140,000       8.03     26.36     44,000       8.09

     Had compensation cost for the Company's stock-based compensation plans been determined based on the fair values on the fiscal 2000 grant dates for those awards, consistent with the requirements of SFAS No. 123. Accounting for Stock-Based Compensation, the Company's net income and earnings per common share would have been reduced to the pro forma amounts indicated below (000s except per share data):

     Net income (loss)                       - As Reported         $(22,046)
                                             - Pro Forma            (23,559)

     Basic and diluted earnings per share    - As Reported            (2.87)
                                             - Pro Forma              (3.07)

     The fair value of each stock option grant has been estimated on the date of each grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

        Risk-free interest rate                5.83%
        Expected life (months)                 50.0
        Expected volatility                    .510
        Expected dividend yield                  --

     The weighted average grant date fair values of options granted during fiscal 2000 was $1.01.

     The Company reserved 95,000 shares of common stock for the future possible exercise of warrants, which can be exercised at prices ranging from $2.50 to $7.00 and expire on November 3, 2000.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

7.   INCOME TAXES

     Income taxes are summarized as follows (000s):

        Current provision:
            United States:
              Federal                                   $   --
              State                                         16
            Foreign                                      1,758
                                                        ------
                                                         1,774
                                                        ------
        Deferred provision (benefit):
            United States:
              Federal                                    6,383
              State                                         --
            Foreign                                       (396)
                                                        ------
                                                         5,987
                                                        ------
                                                        $7,761
                                                        ======

     The foreign provision for income taxes is based on foreign pre-tax earnings of approximately $3.1 million for fiscal year 2000. Domestic operations accounted for ($17.1) million of pre-tax loss in fiscal 2000.

     The provision for (benefit from) income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income as a result of the following (000s):

        Provision at statutory rate                     $(4,909)
        State tax expenses                                   16
        Effect of nondeductible items                       274
        Change in valuation allowance                    12,355
        Other                                                25
                                                        -------
        Income tax provision (benefit)                  $ 7,761
                                                        =======

     Approximately $32,546,000 and $4,100,000 of the Company's net operating loss carryforwards remain available at March 31, 2000 in the United States and Germany, respectively. Their use is limited to future taxable earnings in the respective countries. In the United States, the carryforwards expire over the period 2003 through 2020, while in Germany the carryforwards have an unlimited life.

     At March 31, 2000, foreign subsidiary earnings of $9,489,000 were considered permanently invested in those businesses. Accordingly, U.S. income taxes have not been provided on these earnings. Foreign withholding taxes would be payable to the foreign taxing authorities if these earnings were remitted. Subject to certain limitations, the withholding taxes would then be available for use as credits against the U.S. tax liability.

     At fiscal year end 2000, the Company determined that it was appropriate to record a full valuation allowance against its U.S. deferred income tax assets as a result of its assessment of the probability of realizing those assets in the ordinary course of business. This $6,370,000 valuation allowance represents substantially all of the $7,761,000 year 2000 tax provision, the remainder being attributable to non-U.S. operations.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

8.   NET INCOME PER SHARE

     The number of shares of common stock and common stock equivalents used in the computation of net income per common share, assuming dilution for each period, is the weighted average number of common shares outstanding during the periods and, if dilutive, common stock options, warrants and convertible securities which are considered common stock equivalents. The following is a reconciliation of the denominators for determining basic and diluted net income per common share for fiscal 2000 (000s):

         Weighted average shares
         Shares outstanding at beginning of year             7,342
         Shares issued on a weighted average-basis             341
                                                             -----
         Shares used in the calculation of basic EPS         7,683

         Effect of dilutive securities:
             Contingently issuable shares                       --
             Options/warrants                                   --
                                                             -----
         Shares used in the calculation of diluted EPS       7,683
                                                             =====

     The total number of shares of common stock and common stock equivalents that were not included in the computation of diluted income per common share because they were anti-dilutive was approximately 2,685,000 for fiscal 2000.

9.   COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company uses certain equipment under lease arrangements, all of which are accounted for as operating leases. Rent expense was $1,977,000 for fiscal 2000. Rental commitments under long-term noncancelable operating leases are as follows (000s):

                   Fiscal 2001                              $1,520
                   Fiscal 2002                               1,002
                   Fiscal 2003                                 327
                   Fiscal 2004                                  37
                   Fiscal 2005                                  --
                   Thereafter                                   --

     LEGAL PROCEEDINGS
     The Company made the Rubbermaid Acquisition pursuant to the terms of an asset purchase agreement (the "Asset Purchase Agreement"). Decora and Rubbermaid entered into a service agreement pursuant to which Rubbermaid agreed to provide certain logistics services for a nine-month transition period following the acquisition (the "Transition Services Agreement"). On or about April 1, 1999, the Company commenced a proceeding against Rubbermaid with the American Arbitration Association. The Company has alleged causes of action for breach of contract, breach of fiduciary duty, fraud and deceit, conversion, breach of the covenant of good faith and fair dealing, constructive fraud, and money had and received. The Company's claims arise from Rubbermaid's failure to perform its obligations as set forth in the Transition Services Agreement. The Company seeks damages in excess of $5,000,000 as a result of Rubbermaid's wrongful acts. The Company is proceeding with the prosecution of its claims in arbitration.

     On July 19, 1999, Rubbermaid filed a "counterclaim" against the Company in connection with the parties' rights and obligation under the Transition Services Agreement. Rubbermaid claims an entitlement to an amount in excess of $1,280,000 as a result of services it allegedly performed and/or payments it allegedly made in connection with the Transition Services Agreement. The Company intends to continue to vigorously defend itself against these claims, which it believes to be unfounded.

     The date of the arbitration hearing with respect to the above matter is August 28, 2000.

     On September 16, 1999, the Company commenced a legal action against Rubbermaid in the United States District Court for the Northern District of Ohio. In the action, the Company has alleged causes of action for fraud and negligent misrepresentation in connection with the Asset Purchase Agreement. The Company claims that Rubbermaid fraudulently induced Decora into acquiring Rubbermaid's Decorative Coverings Group by means of certain material misrepresentations, including misrepresentations with respect to the status of certain of the Decorative Covering Group's major customer

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

     accounts. The Company seeks damages in excess of $14,000,000 as a result of Rubbermaid's wrongful acts. In response, Rubbermaid generally has denied the allegations in the Company's complaint but has not asserted any affirmative claims, such as a cross-complaint, against the Company, except that in its prayer for relief, Rubbermaid requests that it be awarded costs and attorney's fees to which it may be entitled under the terms of the Asset Purchase Agreement if it were the prevailing party in the action. The parties have stipulated and the federal court has ordered that the claims asserted in the federal action are to be arbitrated and that the arbitration is to commence no later than August 28, 2000.

     The Company also has asserted claims in federal court against Rubbermaid on account of Rubbermaid's alleged fraud and negligent misrepresentation in connection with the Asset Purchase Agreement. In response, Rubbermaid generally has denied the allegations in Decora's complaint but has not asserted any affirmative claims, such as a cross-complaint, against Decora, except that in its prayer for relief, Rubbermaid requests that it be awarded costs and attorney's fees to which it may be entitled under the terms of the Asset Purchase Agreement if it were the prevailing party in the action. The parties have stipulated and the federal court has ordered that the claims asserted in the federal action are to be arbitrated and that the arbitration is to commence no later than August 28, 2000.

     The Company and its subsidiaries are defendants in pending actions which, in the opinion of management of the Company, are not material to the Company's financial condition or results of operations. Although no assurances can be given regarding the ultimate outcome of such matters, the Company has accrued amounts for defense and settlement costs which the Company considers adequate.

     GUARANTEE OF SUBSIDIARY DEBT

     As part of the Hornschuch Acquisition, the Company acquired Hornschuch's wholly-owned real estate subsidiaries. Management identified these subsidiaries as noncore operations upon acquisition and decided to sell them. The subsidiaries carry approximately $11.4 million in debt, with Hornschuch made a guarantor of the debt by virtue of its profit pooling agreement with the subsidiaries. The Company has estimated that the debt exceeds the net realizable value of these subsidiaries by approximately $2.9 million.

     ARRANGEMENT WITH A PRIOR LENDER

     On June 28, 1996, as part of an exchange, a lender (the "Holder") received 200,000 shares of the Company's common stock (the "new common stock"). The new common stock contained a guaranty (the "Guaranty") requiring that the Company deliver to the Holder (i) additional shares of the Company's common stock, (ii) cash or (iii) a combination of additional shares of the Company's common stock and cash if the Company's common stock price did not exceed $15.00 per share on the valuation date in April 1998 (the "Shortfall Amount").

     On July 9, 1998, the Company and the Holder entered into a payment and deferral agreement (the "Agreement") relative to the Shortfall Amount. As a result, the Company paid $200,000 in cash to the Holder leaving an adjusted Shortfall Amount of approximately $2.0 million. The adjusted Shortfall Amount is accruing interest at 11.5% per annum until June 30, 1999. At that time the Company will deliver to the Holder (i) additional shares of the Company's common stock; (ii) cash.

     The July 1998 agreement was amended and restated in its entirety pursuant to the terms of an amended and restated payment deferral agreement dated September 23, 1999. Pursuant to the terms of the September 1999 agreement, the Company agreed to pay the entire Shortfall Amount in stock or cash by November 30, 1999. However, the Company has not yet paid the entire Shortfall Amount and is in negotiations with the Holder to obtain an extension of the time for payment, or (iii) a combination of additional shares of the Company's common stock and cash equal to the adjusted Shortfall Amount plus accrued interest.

     MINIMUM PURCHASE AGREEMENT

     In conjunction with the Rubbermaid Acquisition, the Company entered into an exclusive manufacturing agreement in which the Company was required to purchase at least $6 million of product annually. In December 1999, the agreement was terminated. However, the Company continues to make purchases under an informal arrangement.

     CHANGE IN CONTROL AGREEMENTS

     The Company has granted to certain key executives compensation arrangements such that a change in control of the Company and their subsequent termination would result in a payment of a multiple of annual compensation.

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

10.  MAJOR CUSTOMERS

     Since the acquisition of Hornschuch on October 1, 1997, the Company's sales reflect a broader range of customers. Prior to the acquisition of the DCG (see Note 2), Decora's primary customer was Rubbermaid, which accounted for 31% of net sales in fiscal 1998. The Company has no other unusual credit risks or concentrations. The Company estimates an allowance for doubtful accounts based upon the credit worthiness of its customers as well as general economic conditions.

11.  SEGMENT FINANCIAL DATA

     The Company's operating subsidiaries design, develop, manufacture and sell products, classified in two principal operating segments. The Company's operating segments were generally determined on the basis of strategic business units within the operating subsidiaries which require different marketing strategies.

     Consumer products include global sales of self-adhesive, decorative and surface protection products sold in a wide variety of retail stores worldwide.

     Industrial products primarily include converted films for use in the manufacture of cabinets, furniture, automobiles, luggage and shoes which are sold to users and OEM's in diversified markets, principally in Europe.

     OPERATING SEGMENTS

         Net sales (000s)

          Consumer                                       $108,931
          Industrial                                       53,519
                                                        ---------
          Consolidated                                  $ 162,450
                                                        =========

         Operating profits (000s)

          Consumer                                         $4,856
          Industrial                                        1,848
                                                        ---------
          Total segment                                     6,704
          General corporate expenses                        4,719
                                                        ---------
                                                            1,985
                                                           16,011
                                                        ---------
          Interest expense, net
            minority interest and extraordinary item    $(14,026)
                                                        =========

         Depreciation and amortization (000s)
          Consumer                                         $6,055
          Industrial                                        3,035
                                                        ---------
          Consolidated                                     $9,090
                                                        =========

     GEOGRAPHIC AREAS

         Net sales (000s)

          United States                                   $57,829
          International:
             Germany                                       45,402
             Other                                         59,219
                                                        ---------
          Consolidated                                  $ 162,450
                                                        =========

                            Decora Industries, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000

12.  SUPPLEMENTAL CASH FLOW INFORMATION

     Changes in current assets and liabilities, exclusive of acquisitions, were as follows (000s):

          Increase in accounts receivable                          $(3,825)
          (Increase) decrease in inventory                           3,170
          Increase in other assets                                    (173)
          Increase in accounts payable                               1,413
          Increase (decrease) in accrued liabilities                 5,092
          Decrease in other current liabilities                        903
                                                                   -------
                                                                   $ 6,580
                                                                   =======
          Supplemental cash flow information is as follows (000s):
              Cash paid during the year for interest               $14,627
              Cash paid during the year for income taxes           $   193

                               Pliant Corporation
                       Introduction to Unaudited Pro Forma
                        Consolidated Financial Statements

     The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 give effect to the Decora acquisition as if it occurred on January 1, 2002.

                               Pliant Corporation
            Unaudited Pro Forma Consolidated Statements of Operations
                      for the year ended December 31, 2002
                             (Dollars in Thousands)

                                                                                            Pliant
                                         Pliant                                           Corporation
                                       Corporation         Decora                              and
                                           and            business         Pro forma      Subsidiaries
                                      Subsidiaries      (January-May)     adjustments       Pro Forma
                                      ------------      -------------     -----------     ------------

Net sales                               $879,197           $15,308         $                $894,505
Cost of sales                            714,463            10,946            (750)          724,659
                                        --------           -------         -------          --------
         Gross profit                    164,734             4,362             750           169,846
Selling, general and administrative       85,351             4,466            (917)           88,900
Research and development                   8,124                                               8,124
Plant closing costs, net                  43,143                                              43,143
                                        --------           -------         -------          --------
         Total operating expenses        136,618             4,466            (917)          140,167
                                        --------           -------         -------          --------
Operating income                          28,116              (104)          1,667            29,679
Interest expense                         (75,284)             (991)         (1,152)          (77,427)
Reorganization items                                          (600)                             (600)
Other income, net                          2,276               143                             2,419
                                        --------           -------         -------          --------
Income before income taxes               (44,892)           (1,552)            515           (45,929)
         Income tax expense               (1,462)                              185            (1,277)
                                        --------           -------         -------          --------
Net income                              $(43,430)          $(1,552)        $   329          $(44,653)
                                        ========           =======         =======          ========

                               PLIANT CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) The reduction to cost of sales reflects the reduction in raw material costs and freight expense. The Company will internally produce a major portion of the plastic film that was previously purchased by Decora. The Company has sufficient unused capacity to produce the required raw material for Decora. The Company has contracts with carriers for freight at rates that are substantially lower than the rates paid by Decora.

(b) The reduction in selling, general and administrative expense reflect reduction in administrative staff due to the duplication of duties between the Pliant employees and the Decora employees. The employees that were terminated were listed in the purchase agreement and were approved by the bankruptcy courts. In addition, these savings relate to a liability established pursuant to EITF 95-3.

(c) The adjustment to interest expense reflects incremental interest at current borrowing rates of 6.4% on the $18 million of debt incurred for the purchase.

(d) The adjustment to income taxes reflect the income tax adjustment for the total pre-tax adjustments at an average statutory income tax rate of 36%.

  [LOGO]
  PLIANT
CORPORATION

Films. Packaging. Results.

Pliant Corporation

$320,000,000 Principal Amount of 13% Senior Subordinated Notes due 2010 Which Are Guaranteed on a Senior Subordinated Basis by Substantially All of Our Domestic Subsidiaries

                                     Part II

                     Information not required in prospectus

Item 20. Indemnification of Directors and Officers.

Article IV of Pliant Corporation's Third Amended and Restated Articles of Incorporation, as amended, provides that Pliant Corporation shall indemnify and advance expenses to its directors and officers and to any person who is or was serving at its request as a director or officer of another domestic or foreign corporation (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law. In addition, pursuant to Article IV of the Third Amended and Restated Articles of Incorporation, as amended, the personal liability of the directors and officers of Pliant Corporation to Pliant Corporation or its shareholders, or to any third person, is eliminated or limited to the fullest extent as from time to time permitted by Utah law. Sections 16-10a-902 and 16-10a-907 of the Utah Revised Business Corporation Act provide that a corporation may indemnify its directors and officers who are made parties to a legal proceeding because of their positions with the corporation against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the Utah Revised Business Corporation Act, Pliant Corporation may not indemnify its directors or officers in connection with a proceeding by, or in the right of, Pliant Corporation in which the individual was adjudged liable to it or in any proceeding in which the individual was adjudged liable on the basis that he derived an improper personal benefit.

As authorized by Section 16-10a-841(1) of the Utah Revised Business Corporation Act, the Second Amended and Restated Bylaws of Pliant Corporation provide that Pliant Corporation's directors shall not be personally liable to Pliant Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for: (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on Pliant Corporation or its shareholders; (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act for unlawful distributions; or (d) an intentional violation of criminal law. The Second Amended and Restated Bylaws also provide for indemnification of Pliant Corporation's directors and officers and advancement of their expenses to the fullest extent as from time to time permitted by applicable law, including, without limitation, Section 16-10a-902 of the Utah Revised Business Corporation Act.

Item 21. Exhibits and Financial Statement Schedules.

(a) EXHIBITS

      2.1 Recapitalization Agreement, dated as of March 31, 2000 (the "Recapitalization Agreement"), among Pliant Corporation, Chase Domestic Investments, L.L.C., Richard P. Durham as Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant Corporation on April 12, 2000).

      2.2 Amendment No. 1, dated as of April 3, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit
                2.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      2.3       Amendment No. 2, dated as of May 31, 2000, to the
                Recapitalization Agreement (incorporated by reference to Exhibit
                2.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.1 Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.2 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.2 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2,
                2001).

      3.3 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.4 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
                2003).

      3.5 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
                2003).

      3.6 Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

      3.7 Articles of Amendment to the Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit
                3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.8 Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

      3.9 Articles of Amendment to the Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit
                3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.10 Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.11 Articles of Amendment to the Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.21 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.12 Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.13 Certificate of Amendment to the Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit
                3.18 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.14 Certificate of Incorporation of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.15 Certificate of Incorporation of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.16 Certificate of Incorporation of Turex, Inc (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.17 Articles of Organization of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.18 Certificate of Incorporation of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.18 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.19      Amended and Restated Bylaws of Pliant Corporation
                (incorporated by reference to Exhibit 3.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.20 Second Amended and Restated Bylaws of Pliant Corporation (incorporated by reference to Exhibit 3.6 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      3.21 Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.24 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

      3.22 Bylaws of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

      3.23 Bylaws of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit
                3.16 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.24 Operating Agreement of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      3.25 Bylaws of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.25 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.26 Bylaws of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.27 Bylaws of Turex, Inc. (incorporated by reference to Exhibit 3.27 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.28 Bylaws of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.28 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      3.29 Code of Bylaws of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.29 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      4.1 Indenture, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      4.2       Form of 2000 Note (incorporated by reference to Exhibit B to
                Exhibit 4.1).

      4.3 First Supplemental Indenture, dated as of July 16, 2001, among Pliant Corporation, the New Note Guarantors party thereto, the existing Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      4.4* Indenture, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee.

      4.5*      Form of New Note (incorporated by reference to Exhibit B to
                Exhibit 4.4).

      4.6 Exchange and Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto, and Chase Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      4.7* Exchange and Registration Rights Agreement, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers.

      5.1*      Opinion of O'Melveny & Myers LLP (formerly, O'Sullivan LLP).

      10.1 Note Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and The Bank of New York, as Warrant Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.2 Stockholders' Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.3 Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.4 Amendment No. 2, dated as of December 19, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.5 Amendment No. 3, dated as of March 25, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.6 Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.7 Amendment No. 1, dated as of June 13, 2000, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.8 Amendment No. 2, dated as of March 25, 2003, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.9 Securities Purchase Agreement, dated as of May 31, 2000, among Pliant Corporation and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.10 Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Securities Purchase Agreement dated as of May 31, 2000 among Pliant Corporation, and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.11 Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and Chase Domestic Investments, L.L.C. (incorporated by reference to Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.12 Amendment No. 1, dated as of July 16, 2001, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.13 Amendment No. 2, dated as of March 25, 2003, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.14 Securities Purchase Agreement, dated as of July 16, 2001, among Pliant Corporation and the purchasers of Pliant Corporation's preferred stock listed on the schedules thereto (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.15 Securities Purchase Agreement, dated as of March 25, 2003, among Pliant Corporation and the Purchasers named therein (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.16 Securities Purchase Agreement, dated as of March 25, 2003, between Pliant Corporation and J.P. Morgan Partners (BHCA), L.P. (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.17 Credit Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, the subsidiary guarantors party thereto, the various lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and Collateral Agent, and The Chase Manhattan Bank, as Syndication Agent, and The Bank of Nova Scotia, as the Documentation Agent (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.18 Amendment No. 1, dated as of September 30, 2000, to Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

      10.19 Amendment No. 2, dated as of July 10, 2001, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.20 Amendment No. 3, dated as of April 2, 2002, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).

      10.21 Amendment No. 4, dated as of September 30, 2002, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002).

      10.22 Amendment No. 5, dated as of March 24, 2003, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.23 Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.24 Supplement No. 1, dated as of July 19, 2001, to the Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Administrative Agent (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.25 Security Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.26 Supplement No. 1, dated as of July 19, 2001, to the Security Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.27 Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.28 Supplement No. 1, dated as of July 19, 2001, to the Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.29 Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.11 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.30 Supplement No. 1, dated as of July 19, 2001, to the Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

      10.31 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to
                Exhibit 10.12 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.32 Amendment No. 1, dated as of February 1, 2001, to the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit
                10.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

      10.33 Separation Agreement, dated as of June 10, 2002, between Pliant Corporation and Richard P. Durham (incorporated by reference to
                Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

      10.34 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to
                Exhibit 10.13 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.35 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
                Exhibit 10.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.36 Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
                Exhibit 10.17 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

      10.37 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
                Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.38 Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
                Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

      10.39 Employment Agreement, dated as of March 30, 2001, between Pliant Corporation and Brian E. Johnson (incorporated by reference to
                Exhibit 10.30 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.40 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.41 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.42 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.18 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.43 Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

      10.44 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.45 Stock Redemption Agreement, dated as of February 1, 2001, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

      10.46 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.47 Amendment No. 1, dated as of March 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.48 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Jack E. Knott (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.49 Amendment No. 1, dated as of April 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.50 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.51 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.52 1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

      10.53 Pliant Corporation Management Incentive Plan for Senior Divisional Management (1999) (incorporated by reference to
                Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

      10.54 Pliant Corporation 2000 Stock Incentive Plan (as amended and restated through April 17, 2002) (incorporated by reference to
                Exhibit 10.54 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      10.55 Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

      10.56 Pliant Corporation Management Incentive Plan (2000) (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

      10.57 Pliant Corporation Management Incentive Plan (2001) (incorporated by reference to Exhibit 10.48 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.58 Pliant Corporation Management Incentive Plan (2002) (incorporated by reference to Exhibit 10.49 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.59 Pliant Corporation 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

      12.1 Statement re: computation of ratios of earning to fixed charges (incorporated by reference to Exhibit 12.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      21.1      Subsidiaries of Pliant Corporation (incorporated by reference to
                Exhibit 21.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

      23.1* Consent of O'Melveny & Myers LLP (formerly, O'Sullivan LLP) (included in Exhibit 5.1).

      23.2      Consent of Ernst & Young LLP.

      23.3      Consent of PricewaterhouseCoopers LLP.

      24.1*     Powers of Attorney (included on the signature pages).

      25.1* Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee.

      99.1*     Letter of Pliant Corporation regarding Arthur Andersen LLP.

      99.2*     Form of Letter of Transmittal.

      99.3*     Form of Notice of Guaranteed Delivery.

      99.4* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

      99.5*     Form of Letter to Clients.

----------
*    Filed previously.

(b) FINANCIAL STATEMENT SCHEDULES

Pliant Corporation and Subsidiaries--Schedule II--Valuation and Qualifying Accounts for the years ended December 31, 2002, 2001 and 2000 (included on page F-43 of the prospectus filed pursuant to Part I of this registration statement).

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the forgoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PLIANT CORPORATION


                                      By: /s/ Jack E. Knott II
                                          --------------------------------------
                                              Jack E. Knott II
                                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Jack E. Knott II                  Chief Executive Officer              April 30, 2003
-----------------------------------   (Principal Executive Officer)
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and Chief   April 30, 2003
-----------------------------------   Financial Officer (Principal
Brian E. Johnson                      Financial and Accounting Officer)


/s/ Richard P. Durham                 Director                             April 30, 2003
-----------------------------------
Richard P. Durham


/s/ Donald J. Hofmann, Jr.            Director                             April 30, 2003
-----------------------------------
Donald J. Hofmann, Jr.


/s/ Timothy J. Walsh                  Director                             April 30, 2003
-----------------------------------
Timothy J. Walsh


/s/ John M.B. O'Connor                Director                             April 30, 2003
-----------------------------------
John M.B. O'Connor


/s/ Edward A. Lapekas                 Director                             April 30, 2003
-----------------------------------
Edward A. Lapekas


/s/ Albert MacMillan                  Director                             April 30, 2003
-----------------------------------
Albert MacMillan

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PLIANT CORPORATION INTERNATIONAL


                                      By: /s/ Jack E. Knott II
                                          --------------------------------------
                                              Jack E. Knott II
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Jack E. Knott II                  President and Director               April 30, 2003
-----------------------------------   (Principal Executive Officer)
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and Chief   April 30, 2003
-----------------------------------   Financial Officer (Principal
Brian E. Johnson                      Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PLIANT FILM PRODUCTS OF MEXICO, INC.


                                      By: /s/ Jack E. Knott II
                                          --------------------------------------
                                              Jack E. Knott II
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Jack E. Knott II                  President and Director               April 30, 2003
-----------------------------------   (Principal Executive Officer)
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and Chief   April 30, 2003
-----------------------------------   Financial Officer (Principal
Brian E. Johnson                      Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PLIANT SOLUTIONS CORPORATION


                                      By: /s/ Jack E. Knott II
                                          --------------------------------------
                                              Jack E. Knott II
                                              Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Executive
Jack E. Knott II                      Officer)


/s/ Brian E. Johnson                  Executive Vice President and
-----------------------------------   Director (Principal Financial and    April 30, 2003
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PLIANT PACKAGING OF CANADA, LLC


                                      By: /s/ Jack E. Knott II
                                          --------------------------------------
                                              Jack E. Knott II
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Jack E. Knott II                  President and Manager                April 30, 2003
-----------------------------------   (Principal Executive Officer)
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Manager (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      UNIPLAST HOLDINGS INC.


                                      By: /s/ Stanley B. Bikulege
                                          --------------------------------------
                                              Stanley B. Bikulege
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Stanley B. Bikulege               President                            April 30, 2003
-----------------------------------   (Principal Executive Officer)
Stanley B. Bikulege


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      UNIPLAST U.S., INC.


                                      By: /s/ Stanley B. Bikulege
                                          --------------------------------------
                                              Stanley B. Bikulege
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Stanley B. Bikulege               President                            April 30, 2003
-----------------------------------   (Principal Executive Officer)
Stanley B. Bikulege


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      TUREX, INC.


                                      By: /s/ Stanley B. Bikulege
                                          --------------------------------------
                                              Stanley B. Bikulege
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Stanley B. Bikulege               President                            April 30, 2003
-----------------------------------   (Principal Executive Officer)
Stanley B. Bikulege


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      PIERSON INDUSTRIES, INC.


                                      By: /s/ Stanley B. Bikulege
                                          --------------------------------------
                                              Stanley B. Bikulege
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Stanley B. Bikulege               President                            April 30, 2003
-----------------------------------   (Principal Executive Officer)
Stanley B. Bikulege


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, in the State of Illinois, on the 30th day of April, 2003.

                                      UNIPLAST MIDWEST, INC.


                                      By: /s/ Stanley B. Bikulege
                                          --------------------------------------
                                              Stanley B. Bikulege
                                              President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                                Date
---------                             -----                                ----


/s/ Stanley B. Bikulege               President                            April 30, 2003
-----------------------------------   (Principal Executive Officer)
Stanley B. Bikulege


/s/ Jack E. Knott II                  Executive Vice President and         April 30, 2003
-----------------------------------   Director
Jack E. Knott II


/s/ Brian E. Johnson                  Executive Vice President and         April 30, 2003
-----------------------------------   Director (Principal Financial and
Brian E. Johnson                      Accounting Officer)

                               INDEX TO EXHIBITS

2.1 Recapitalization Agreement, dated as of March 31, 2000 (the "Recapitalization Agreement"), among Pliant Corporation, Chase Domestic Investments, L.L.C., Richard P. Durham as Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant Corporation on April 12, 2000).

2.2 Amendment No. 1, dated as of April 3, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

2.3 Amendment No. 2, dated as of May 31, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.1 Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.2 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.2 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

3.3 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.4 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

3.5 Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

3.6 Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

3.7 Articles of Amendment to the Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.8 Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

3.9 Articles of Amendment to the Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.10 Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to
          Exhibit 3.7 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.11 Articles of Amendment to the Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.21 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.12 Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.13 Certificate of Amendment to the Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.14 Certificate of Incorporation of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.15 Certificate of Incorporation of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.16 Certificate of Incorporation of Turex, Inc (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.17 Articles of Organization of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.18 Certificate of Incorporation of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.18 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.19 Amended and Restated Bylaws of Pliant Corporation (incorporated by reference to Exhibit 3.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.20 Second Amended and Restated Bylaws of Pliant Corporation (incorporated by reference to Exhibit 3.6 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
          2003).

3.21 Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to
          Exhibit 3.24 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

3.22 Bylaws of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to
          Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).

3.23 Bylaws of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.16 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.24 Operating Agreement of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to
          Exhibit 3.18 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.25 Bylaws of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.25 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.26 Bylaws of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.27 Bylaws of Turex, Inc. (incorporated by reference to Exhibit 3.27 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.28 Bylaws of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.28 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

3.29      Code of Bylaws of Uniplast Midwest, Inc. (incorporated by reference to
          Exhibit 3.29 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

4.1 Indenture, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

4.2       Form of 2000 Note (incorporated by reference to Exhibit B to Exhibit
          4.1).

4.3 First Supplemental Indenture, dated as of July 16, 2001, among Pliant Corporation, the New Note Guarantors party thereto, the existing Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

4.4* Indenture, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee.

4.5*      Form of New Note (incorporated by reference to Exhibit B to Exhibit
          4.4).

4.6 Exchange and Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto, and Chase Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

4.7* Exchange and Registration Rights Agreement, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers.

5.1*      Opinion of O'Melveny & Myers LLP (formerly, O'Sullivan LLP).

10.1 Note Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and The Bank of New York, as Warrant Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.2 Stockholders' Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.3 Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.4 Amendment No. 2, dated as of December 19, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

10.5 Amendment No. 3, dated as of March 25, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
          2003).

10.6 Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.7 Amendment No. 1, dated as of June 13, 2000, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.8 Amendment No. 2, dated as of March 25, 2003, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
          2003).

10.9 Securities Purchase Agreement, dated as of May 31, 2000, among Pliant Corporation and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.10 Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Securities Purchase Agreement dated as of May 31, 2000 among Pliant Corporation, and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.11 Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and Chase Domestic Investments, L.L.C. (incorporated by reference to
          Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.12 Amendment No. 1, dated as of July 16, 2001, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.13 Amendment No. 2, dated as of March 25, 2003, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

10.14 Securities Purchase Agreement, dated as of July 16, 2001, among Pliant Corporation and the purchasers of Pliant Corporation's preferred stock listed on the schedules thereto (incorporated by reference to Exhibit
          10.10 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.15 Securities Purchase Agreement, dated as of March 25, 2003, among Pliant Corporation and the Purchasers named therein (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
          2003).

10.16 Securities Purchase Agreement, dated as of March 25, 2003, between Pliant Corporation and J.P. Morgan Partners (BHCA), L.P. (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28,
          2003).

10.17 Credit Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, the subsidiary guarantors party thereto, the various lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and Collateral Agent, and The Chase Manhattan Bank, as Syndication Agent, and The Bank of Nova Scotia, as the Documentation Agent (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.18 Amendment No. 1, dated as of September 30, 2000, to Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

10.19 Amendment No. 2, dated as of July 10, 2001, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.20 Amendment No. 3, dated as of April 2, 2002, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).

10.21 Amendment No. 4, dated as of September 30, 2002, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002).

10.22 Amendment No. 5, dated as of March 24, 2003, to the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

10.23 Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.24 Supplement No. 1, dated as of July 19, 2001, to the Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Administrative Agent (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.25 Security Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.26 Supplement No. 1, dated as of July 19, 2001, to the Security Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.27 Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.28 Supplement No. 1, dated as of July 19, 2001, to the Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on
          Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.29 Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.11 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.30 Supplement No. 1, dated as of July 19, 2001, to the Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).

10.31 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to
          Exhibit 10.12 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.32 Amendment No. 1, dated as of February 1, 2001, to the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

10.33 Separation Agreement, dated as of June 10, 2002, between Pliant Corporation and Richard P. Durham (incorporated by reference to
          Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

10.34 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit
          10.13 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.35 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
          Exhibit 10.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.36 Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
          Exhibit 10.17 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

10.37 Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
          Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.38 Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
          Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

10.39 Employment Agreement, dated as of March 30, 2001, between Pliant Corporation and Brian E. Johnson (incorporated by reference to Exhibit
          10.30 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

10.40 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to
          Exhibit 10.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.41 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit
          10.17 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.42 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
          Exhibit 10.18 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.43 Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to
          Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

10.44 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
          Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.45 Stock Redemption Agreement, dated as of February 1, 2001, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to
          Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).

10.46 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.47 Amendment No. 1, dated as of March 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.48 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Jack E. Knott (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.49 Amendment No. 1, dated as of April 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.50 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.51 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.52 1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

10.53 Pliant Corporation Management Incentive Plan for Senior Divisional Management (1999) (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

10.54 Pliant Corporation 2000 Stock Incentive Plan (as amended and restated through April 17, 2002) (incorporated by reference to Exhibit 10.54 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

10.55 Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.56 Pliant Corporation Management Incentive Plan (2000) (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

10.57 Pliant Corporation Management Incentive Plan (2001) (incorporated by reference to Exhibit 10.48 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

10.58 Pliant Corporation Management Incentive Plan (2002) (incorporated by reference to Exhibit 10.49 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).

10.59 Pliant Corporation 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

12.1 Statement re: computation of ratios of earning to fixed charges (incorporated by reference to Exhibit 12.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

21.1      Subsidiaries of Pliant Corporation (incorporated by reference to
          Exhibit 21.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

23.1* Consent of O'Melveny & Myers LLP (formerly, O'Sullivan LLP) (included in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP.

23.3      Consent of PricewaterhouseCoopers LLP.

24.1*     Powers of Attorney (included on the signature pages).

25.1* Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee.

99.1*     Letter of Pliant Corporation regarding Arthur Andersen LLP.

99.2*     Form of Letter of Transmittal.

99.3*     Form of Notice of Guaranteed Delivery.

99.4* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*     Form of Letter to Clients.

----------
*    Filed previously.